UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PLC SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, no par value, of PLC Systems Inc.

(2)	Aggregate number of securities to which transaction applies:

471,800,900 shares of common stock, no par value, of PLC Systems Inc.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the maximum aggregate value of the transaction was calculated as 471,800,900 shares of common stock of PLC Systems Inc. (on a pre-split basis), multiplied by $0.028 per share (the last sale reported on the OTCQB tier of the OTC Markets Group Inc. on May 12, 2014). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001288 by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction:

$13,210,425

(5)	Total fee paid:

$1,702

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED JULY 25, 2014

PLC SYSTEMS INC.
459 Fortune Boulevard
Milford, Massachusetts 01757

Dear PLC Systems Inc. Shareholders:

You are cordially invited to attend the annual and special meeting of the shareholders of PLC Systems Inc., which we refer to as “PLC”, the “Company,” “we,” “our” or “us,” at              , Eastern time on        , 2014, at                     .

At the annual and special meeting, you will be asked to consider and vote upon proposals to approve (i) the sale of the Company’s RenalGuard business to GCP IV LLC, a Delaware limited liability company, pursuant to a reorganization agreement, which we refer to as the “RenalGuard Reorganization Agreement,” to be entered into at the closing by and between the Company, RenalGuard Solutions, Inc., certain subsidiaries of RenalGuard Solutions, Inc., and GCP IV LLC in exchange for the cancellation or transfer of 95% of our outstanding 5% Senior Secured Convertible Debentures, which we refer to as “Debentures,” a release of liens on substantially all of our assets and the cancellation of warrants to purchase 39,122,807 shares of common stock of the Company, which we refer to as the “GCP Warrants,” which transaction we refer to as the “RenalGuard Spin-Off,” which we refer to as the “Spin-Off Proposal,” and (ii) an agreement and plan of merger and reorganization providing for the acquisition by us of Viveve, Inc., which we refer to as “Viveve,” and which acquisition we refer to as the “Viveve Merger,” and the related change of control of PLC which will result from the Viveve Merger, which we refer to as the “Merger Proposal.” Pursuant to the agreement and plan of merger and reorganization, which we refer to as the “Viveve Merger Agreement,” a wholly owned subsidiary of the Company will merge with and into Viveve, with Viveve surviving the merger, as a result of which, Viveve’s equity holders will be entitled to receive an aggregate of 4,718,009 shares of common stock of the Company (on a post-reverse split basis as described below) at the closing. Immediately prior to the closing of the Viveve Merger, in connection with the RenalGuard Spin-Off, we will transfer certain assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc. in exchange for the cancellation or transfer of 95% of our outstanding Debentures, a release of liens by GCP IV LLC on substantially all of our assets, and the GCP Warrants which will result in RenalGuard Solutions, Inc. being a private company wholly-owned by GCP IV LLC. We refer to the Viveve Merger and the RenalGuard Spin-Off collectively herein as the “Proposed Transaction.” The holders of the remaining 5% of our outstanding Debentures will exchange the Debentures for shares of our common stock prior to the closing of the Proposed Transaction. A copy of the Viveve Merger Agreement and the form of RenalGuard Reorganization Agreement are attached to the accompanying proxy statement as Annexes A and B, respectively.

It is anticipated that, upon the closing of the RenalGuard Spin-Off and the Viveve Merger (without giving effect to the private placement transaction described below), current PLC equity holders will own approximately 36.9%, and the former equity holders of Viveve and their designees will own approximately 63.1% of our issued and outstanding common stock on a fully diluted basis. As contemplated by the Viveve Merger Agreement, immediately following the closing of the Proposed Transaction, PLC will complete a private placement transaction, which we refer to as the “Offering,” pursuant to the sale of approximately $6,000,000 worth of shares of PLC common stock at a per share price of $0.53, which we refer to as PLC Shares, to certain accredited investors and warrants to purchase PLC Shares to certain of the accredited investors. After the closing of the Offering, it is anticipated that the current PLC shareholders will own 14.7%, the former equity holders of Viveve will own 25.1% and the investors participating in the Offering will own 60.2% of the 18,801,325 issued and outstanding shares of our capital stock after the Offering.

You will also be asked to consider and vote upon proposals (a) to approve and adopt an amendment to our articles of continuance to change the name of the Company to Viveve Medical, Inc., a copy of which is attached as Annex C to the accompanying proxy statement, which we refer to as the “Name Change Proposal,” (b) to approve and adopt an amendment to our articles of continuance, a copy of which is attached as Annex C to the accompanying proxy statement, and to confirm and ratify the amendment to our bylaws, to declassify the Company’s Board of Directors, which we refer to as the “Board Declassification Proposal”, (c) to elect five (5) directors to serve on our Board of Directors, subject to the closing of the Proposed Transaction, which we refer to as the “Director Election Proposal,” (d) to approve and adopt an amendment to the Company’s 2013 Stock Option and Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex E, which we refer to as the “Incentive Plan Proposal,” (e) to approve and adopt an amendment to our articles of continuance to effect a share consolidation (a reverse stock split) of the issued and outstanding PLC Shares on the basis of one post-consolidation PLC Share for every one hundred (100) PLC Shares outstanding immediately prior to the Share Consolidation, which we refer to as the “Share Consolidation Proposal,” a copy of which is attached to the accompanying proxy statement as Annex C, (f) to approve the selection by the audit committee of our Board of Directors of Burr Pilger Mayer, Inc., which we refer to as “BPM”, as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and to authorize the audit committee to fix the remuneration to be paid to BPM, which we refer to as the “Auditor Proposal,” and (g) to approve a proposal to adjourn the annual and special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual and special meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote, which we refer to as the “Adjournment Proposal”.

Each of these proposals is more fully described in the accompanying proxy statement.

Our common stock is traded on the OTCQB tier of the OTC Markets Group Inc. under the symbol “PLCSF”. On July 24, 2014, the last sale price of our common stock was $0.01 per share.

We are providing this proxy statement and accompanying proxy card to our shareholders in connection with the solicitation of proxies to be voted at the annual and special meeting and at any adjournments or postponements of the annual and special meeting. Whether or not you plan to attend the annual and special meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 21.

Our Board of Directors has unanimously approved and adopted the Spin-Off Proposal, the Merger Proposal, the Name Change Proposal, the Board Declassification Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Share Consolidation Proposal, the Auditor Proposal and the Adjournment Proposal, and unanimously recommends that our shareholders vote FOR all of the proposals presented to our shareholders. When you consider the Board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See the section entitled “Proposal Nos. 1 and 2 — Approval of the Merger and Approval of the Spin-Off— Certain Benefits of PLC’s Directors and Officers and Others in the Proposed Transaction” beginning on page 50.

Approval of the Spin-Off Proposal, the Merger Proposal, the Name Change Proposal, the Board Declassification Proposal and the Share Consolidation Proposal requires the affirmative vote of holders of not less than two-thirds of the shares of common stock voting on the matter. Approval of the Incentive Plan Proposal, the Auditor Proposal, the Director Election Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of common stock voting on the matter. The board of directors and shareholders of Viveve have approved the Viveve Merger.

Your vote is very important. If you are a registered shareholder, please complete your proxy as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the annual and special meeting in person: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your proxy is counted or that your shares are represented and voted at the annual and special meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the annual and special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the annual and special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual and special meeting and, if a quorum is present, will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter.

Any proxy may be revoked by a shareholder of record at any time before it is exercised by delivering to our Secretary a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the annual and special meeting. If you are a shareholder of record and you attend the annual and special meeting and wish to vote in person, you may withdraw your proxy and vote in person. Attendance at the annual and special meeting will not itself be deemed to revoke a proxy unless the shareholder of record gives affirmative notice at the annual and special meeting that the shareholder intends to revoke the proxy and vote in person. Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder’s behalf at the annual and special meeting by crossing out the names of the proxies that are currently listed and inserting the name of the replacement proxy in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

On behalf of our Board of Directors, I thank you for your support and look forward to the successful completion of the Proposed Transaction.

Sincerely,

[signature]

, 2014	Mark R. Tauscher
President, Chief Executive Officer
and Chairman of the Board

This proxy statement is dated           , 2014, and is first being mailed to shareholders of the Company on or about           , 2014.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE PROPOSED TRANSACTION OR RELATED TRANSACTIONS, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED JULY 25, 2014

PLC SYSTEMS INC.
459 Fortune Boulevard
Milford, Massachusetts 01757

NOTICE OF THE 2014 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held On                , 2014

To the Shareholders of PLC Systems Inc.:

NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders (the “annual meeting”) of PLC Systems Inc., a Yukon Territory corporation (“PLC”, the “Company,” “we,” “our” or “us,”), will be held at Eastern time, on            , 2014, at                     . You are cordially invited to attend the annual meeting for the following purposes:

(1) The Merger Proposal — to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 9, 2014, as it may be amended, by and among the Company, PLC Systems Acquisition Corporation, a Delaware corporation, and Viveve, Inc., a Delaware corporation (the “Viveve Merger Agreement”), the transactions contemplated thereby and the related change of control of PLC which will result from the Viveve merger (this proposal is referred to herein as the “Merger Proposal”);

(2) The Spin-Off Proposal — to consider and vote upon a proposal to approve the sale of the Company’s RenalGuard business to GCP IV LLC, a Delaware limited liability company, pursuant to a reorganization agreement to be entered into at the closing by and between the Company, RenalGuard Solutions, Inc., certain subsidiaries of RenalGuard Solutions, Inc., and GCP IV LLC (the “RenalGuard Reorganization Agreement”) and the transactions contemplated thereby (the “RenalGuard Spin-off”) (this proposal is referred to herein as the “Spin-Off Proposal”);

(3) The Name Change Proposal — to consider and vote upon a proposal to approve and adopt an amendment to the Company’s articles of continuance to change the name of the Company to Viveve Medical, Inc. (this proposal is referred to herein as the “Name Change Proposal”);

(4) The Board Declassification Proposal — to consider and vote upon an amendment to our articles of continuance, and to confirm and ratify an amendment to our bylaws, to declassify the Company’s Board of Directors (the “Board Declassification Proposal”);

(5) The Director Election Proposal — to consider and vote upon a proposal to elect five (5) directors to serve on PLC’s Board of Directors upon consummation of the Proposed Transaction (the “Director Election Proposal”);

(6) The Incentive Plan Proposal — to consider and vote upon an amendment to the Company’s 2013 Stock Option and Incentive Plan (the “Incentive Plan Proposal”);

(7) The Share Consolidation Proposal — to consider and vote upon a proposal to file an amendment to the Company’s articles of continuance to effect a share consolidation (reverse stock split) (the “Share Consolidation”) of outstanding PLC shares on the basis of one post-consolidation PLC Share for every 100 PLC Shares outstanding immediately prior to the Share Consolidation (the “Share Consolidation Proposal”);

(8) The Auditor Proposal — to approve the selection by the audit committee of our Board of Directors of Burr Pilger Mayer, Inc., which we refer to as “BPM”, as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and to authorize the audit committee to fix the remuneration to be paid to BPM (the “Auditor Proposal”);

(9) The Adjournment Proposal — to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the “Adjournment Proposal”); and

(10) to consider and transact such other procedural matters as may properly come before the annual meeting or any adjournment or postponement thereof.

At the annual meeting, the shareholders will also have the opportunity to consider and ask questions regarding the financial statements of the Company for the fiscal year ended December 31, 2013 and the auditors' report therein.

Only holders of record of our common stock at the close of business on              , 2014 (the “Record Date”) are entitled to notice of the annual meeting of shareholders and to vote at the annual meeting and any adjournments or postponements of the annual meeting. However, to the extent that any shareholder has transferred any of his shares after the Record Date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing ownership of such shares, demands not later than ten (10) days before the annual meeting that his name be included in the list of shareholders of record entitled to vote at the annual meeting, the transferee alone shall be entitled to vote the transferred shares at the annual meeting. A complete list of our shareholders of record entitled to vote at the annual meeting will be available beginning ten days after the Record Date through the date of the annual meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the annual meeting.

The transactions contemplated by the Viveve Merger Agreement and the RenalGuard Spin-Off will be consummated only if (i) the holders of not less than two-thirds of the shares of common stock voting on such proposals are voted in favor of both the Merger Proposal and Spin-Off Proposal, and (ii) the other proposals to be voted upon at the annual meeting (other than the Adjournment Proposal) are approved. Approval of the Incentive Plan Proposal, the Auditor Proposal, the Director Election Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of common stock voting on such proposals. Approval of the Name Change Proposal, the Board Declassification Proposal and the Share Consolidation Proposal requires the affirmative vote of holders of not less than two-thirds of the shares of common stock voting on such proposal.

The PLC Board of Directors has determined that the Proposed Transaction and the transactions contemplated thereby, including the corresponding RenalGuard Spin-Off and change of control of PLC, are fair to, advisable and in the best interests of PLC and its shareholders. The PLC Board of Directors recommends that PLC shareholders vote “FOR” the approval of the Merger Proposal, “FOR” the approval of the Spin-Off Proposal, “FOR” the approval of the Name Change Proposal, “FOR” the approval of the Board Declassification Proposal, “FOR” the approval of the Director Election Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the approval of the Share Consolidation Proposal, “FOR” the approval of the Auditor Proposal and “FOR” the approval of the Adjournment Proposal.

Your vote is important. Whether or not you expect to attend the annual meeting, please sign and return the enclosed proxy card promptly in the envelope provided or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card. You may revoke your proxy and vote in person at the annual meeting if you desire. All shareholders are cordially invited to attend the annual meeting.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the Proposed Transaction and related transactions and each of our proposals. The proxy statement accompanying this notice is deemed to be incorporated into and forms part of this notice. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our Chief Financial Officer, Gregory Mann at (508) 541-8800 x145.

By Order of the Board of Directors,

[signature]

, 2014	Mark R. Tauscher
Chairman of the Board

SUMMARY TERM SHEET	1

FREQUENTLY USED TERMS	3

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR SHAREHOLDERS	4

SUMMARY OF THE PROXY STATEMENT	12

SELECTED FINANCIAL INFORMATION	17

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	19

RISK FACTORS	21

2014 ANNUAL AND SPECIAL MEETING OF PLC SHAREHOLDERS	40

General	40
Date, Time and Place of Annual Meeting	40
Voting Power; Record Date	40
Proxies	40
Quorum and Required Vote for Shareholder Proposals	41
Recommendation to PLC Shareholders	41
Broker Non-Votes and Abstentions	42
Submitting Your Proxy; Voting Your Shares	42
Revoking Your Proxy	42
Other Matters	43
Who Can Answer Your Questions About Voting Your Shares	43
Appraisal Rights	43

PROPOSAL NOS. 1 AND 2 — APPROVAL OF THE MERGER AND APPROVAL OF THE SPIN-OFF	44

Vote Required for Approval	44
Structure of the Proposed Transaction	44
Consideration for RenalGuard Spin-Off and Viveve Merger	44
Background of the Proposed Transaction	44
PLC’s Board of Directors’ Reasons for the Approval of the Proposed Transaction	47
Certain Benefits of PLC’s Directors and Officers and Others in the Proposed Transaction	50
Total PLC Shares to be Issued in the Proposed Transaction	50
Board of Directors of PLC following the Viveve Merger	51
Articles of Continuance; Bylaws	51
Name; Headquarters	51
Appraisal Rights	51
Accounting Treatment	51
Regulatory Matters	51
Recommendation of the Board	51

PROPOSAL NO. 3 — THE NAME CHANGE PROPOSAL	52

PROPOSAL NO. 4 — THE BOARD DECLASSIFICATION PROPOSAL	52

PROPOSAL NO. 5 — ELECTION OF DIRECTORS TO THE BOARD	53

PROPOSAL NO. 6 — THE AMENDMENT TO THE 2013 STOCK OPTION AND INCENTIVE PLAN	55

PROPOSAL NO. 7 — THE SHARE CONSOLIDATION PROPOSAL	64

PROPOSAL NO. 8 — THE AUDITOR PROPOSAL	68

PROPOSAL NO. 9 — THE ADJOURNMENT PROPOSAL	69

THE PROPOSED TRANSACTION AGREEMENTS	70

The Viveve Merger Agreement	70
The RenalGuard Reorganization Agreement	79
Related Agreements to the Proposed Transaction	80

INFORMATION ABOUT VIVEVE	82

VIVEVE MANAGEMENT’S DISCUSSION AND ANALYSIS	105

MANAGEMENT AFTER THE PROPOSED TRANSACTION	109

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	113

DESCRIPTION OF SECURITIES	121

BENEFICIAL OWNERSHIP OF SECURITIES	123

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	127

PRICE RANGE OF SECURITIES AND DIVIDENDS	129

INDEPENDENT PUBLIC ACCOUNTING FIRMS	130

APPRAISAL RIGHTS	131

DELIVERY OF DOCUMENTS TO SHAREHOLDERS	132

TRANSFER AGENT AND REGISTRAR	132

SHAREHOLDER PROPOSALS	132

WHERE YOU CAN FIND MORE INFORMATION	132

INDEX TO FINANCIAL STATEMENTS	F-1

ANNEX A—Agreement and Plan of Merger

ANNEX B—RenalGuard Reorganization Agreement

ANNEX C—Amendment to Articles of Continuance

ANNEX D—Special Resolutions

ANNEX E—The First Amendment and 2013 Stock Option and Incentive Plan

*

The schedules and exhibits to the Agreement and Plan of Merger and the RenalGuard Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. PLC hereby agrees to furnish supplementally a copy of any omitted schedules or exhibits to the staff of the SEC upon request.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Shareholders” and “Summary of the Proxy Statement,” summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the annual and special meeting (the “annual meeting”). In this proxy statement, the terms “we”, “us”, “our”, the “Company” and “PLC” refer to PLC Systems Inc., the term “Merger Sub” refers to PLC Systems Acquisition Corporation, the term “Viveve” refers to Viveve, Inc. and the term “GCP” refers to GCP IV LLC. For purposes of this proxy statement, we have assumed that the Share Consolidation will be approved by the shareholders and, unless stated otherwise, all share amounts herein reflect the 1 for 100 reverse stock split.

•

PLC Systems Inc., a Yukon Territory corporation, was formed in 1987. The Company manufactures and markets its RenalGuard® product, designed to reduce the potentially toxic effects that contrast media can have on the kidneys when it is administered to high-risk patients during certain medical imaging procedures.

•

Viveve, Inc. is a Delaware corporation that was incorporated in 2005 by Jonathon Parmer, MD, an OBGYN physician and Edward Knowlton, the holder of patents covering the use of radiofrequency (“RF”) energy to tighten tissue. Viveve designs, develops, manufactures and markets medical devices for the non-invasive treatment of vaginal introital laxity.

•

GCP IV LLC, a Delaware limited liability company, is managed by Genesis Capital Advisors LLC, a New York based asset management firm. GCP is the holder of, among other things, 95% of the Company’s outstanding 5% Senior Secured Convertible Debentures (the “Debentures”) and warrants to purchase 39,122,807 shares of common stock of the Company (the “GCP Warrants”).

•

Pursuant to the agreement and plan of merger and reorganization, which we refer to as the “Viveve Merger Agreement,” Merger Sub, a wholly owned subsidiary of the Company, will merge with and into Viveve, with Viveve surviving the merger, as a result of which Viveve’s equity holders will be entitled to receive 4,718,009 shares of common stock of the Company (on a post-Share Consolidation basis) at the closing.  Immediately prior to the closing of the Viveve Merger, pursuant to a reorganization agreement to be entered into at the closing with, RenalGuard Solutions, Inc., certain subsidiaries of RenalGuard Solutions, Inc., and GCP, which we refer to as the “RenalGuard Reorganization Agreement,” we will transfer certain of our assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., our wholly-owned subsidiary which will own the RenalGuard business through acquisition of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, in exchange for the cancellation or transfer of 95% of our outstanding Debentures, a release of liens by GCP on substantially all of our assets, and the cancellation of the GCP Warrants which will result in RenalGuard Solutions, Inc. being a private company wholly-owned by GCP, which transaction we refer to as the “RenalGuard Spin-Off.” We refer to the Viveve Merger and the RenalGuard Spin-Off collectively herein as the “Proposed Transaction.”  The holders of the remaining 5% of our outstanding Debentures will exchange the Debentures for PLC Shares prior to the closing of the Proposed Transaction. For more information about the transactions contemplated by the Viveve Merger Agreement and the RenalGuard Reorganization Agreement, see the sections entitled “Proposal Nos. 1 and 2— Approval of the Merger and Approval of the Spin-Off” beginning on page 44, “The Proposed Transaction Agreements” beginning on page 70 and the copies of the Viveve Merger Agreement and the form of RenalGuard Reorganization Agreement attached to this proxy statement as Annexes A and B, respectively.

•

It is anticipated that, upon the closing of the Viveve Merger (without giving effect to the private placement transaction described below), current PLC shareholders and their designees will own approximately 36.9% of the issued and outstanding PLC shares of common stock (“PLC Shares”), and the former equity holders of Viveve and their designees will own approximately 63.1% of the issued and outstanding PLC Shares on a fully diluted basis. As contemplated by the Viveve Merger Agreement immediately following the closing of the Proposed Transaction, PLC will complete a private placement transaction (the “Offering”) pursuant to which the Company will sell approximately 11,320,365 PLC Shares at a price of $0.53 per share to certain accredited investors and warrants to purchase up to 940,189 PLC Shares to certain of the investors for gross proceeds of $4,500,000 in cash payments and the conversion of up to approximately $1,500,000 outstanding amount of principal and interest of certain Viveve bridge notes. After the closing of the Offering, it is anticipated that the current PLC shareholders will own 14.7%, the former equity holders of Viveve will own 25.1% and the investors participating in the Offering will own 60.2% of the 18,801,325 issued and outstanding PLC Shares after the Offering.

•

Our management and Board of Directors considered various factors in determining whether to approve the Proposed Transaction and the transactions contemplated thereby. For more information about our decision-making process, see the section entitled “Proposals NoProposal Nos. 1 and 2— Approval of the Merger and Approval of the Spin-Off — PLC’s Board of Directors Reasons for Approval of the Proposed Transaction” beginning on page 47.

•

In addition to voting on the Merger Proposal and Spin-Off Proposal at the annual meeting, the shareholders of PLC will be asked to vote on proposals to approve an amendment to the articles of continuance for PLC to change the Company’s name, to declassify the Board of Directors, to elect five (5) directors to the Board of PLC, to adopt an amendment to the 2013 Stock Option and Incentive Plan, to approve a 1 for 100 share consolidation, to approve the Company’s independent registered accounting firm for the year ending December 31, 2014, all subject to the closing of the Proposed Transaction, and to adjourn the annual meeting, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposed Transaction. See the sections entitled “Proposal No. 3 — The Name Change Proposal,” beginning on page 52, “Proposal No. 4 — The Board Declassification Proposal,” beginning on page 52, “Proposal No. 5 – Election of Directors to the Board,” beginning on page 53, “Proposal No. 6 — The Incentive Plan Proposal,” beginning on page 55, “Proposal No. 7 — The Share Consolidation Proposal,” beginning on page 64, “Proposal No. 8 — The Auditor Proposal,” beginning on page 68 and “Proposal No. 9 — The Adjournment Proposal” beginning on page 69, and “2014 Annual and Special Meeting of PLC Shareholders” beginning on page 40.

•

Upon the closing of the Proposed Transaction, our Board of Directors will consist of five (5) directors, all of whom will be voted upon by our shareholders at the annual meeting. If all director nominees are elected, our Board will consist of one director who is the current Chairman of the board of directors of Viveve and four current members of the board of directors of Viveve, one of whom is also the Chief Executive Officer of Viveve. See the sections entitled “Proposal No. 5 — Election of Directors to the Board” and “Management After the Proposed Transaction” on pages 53 and 109, respectively.

•

The closing of the Proposed Transaction is subject to a number of conditions set forth in the Viveve Merger Agreement including, among others, receipt of the requisite shareholder approval of the Viveve Merger and RenalGuard Spin-Off contemplated by this proxy statement, approval of the Viveve Merger Agreement by the Viveve shareholders (which approval has already been obtained), the closing of the RenalGuard Spin-Off, the exchange of Viveve’s outstanding convertible debt for shares of Viveve common stock or warrants to purchase PLC Shares, the termination of certain of Viveve’s outstanding convertible debt and warrants, the exchange of our outstanding warrants for shares of our common stock, the exchange of the remaining 5% of our outstanding 5% Senior Secured Convertible Debentures into shares of our common stock, holders of not more than 35% of PLC Shares shall have elected to become dissenting shares, Viveve, as of the closing, shall have no more than $1,500,000 of accounts payable and accrued expenses (excluding accrued interest on any outstanding notes) and a principal balance on its outstanding senior secured notes of no more than $1,500,000, and each of the officers and directors of the Company shall have delivered resignations from their respective positions at the Company that will become effective immediately after the Effective Time of the Viveve Merger. For more information about the closing conditions to the Proposed Transaction, see the section entitled “The Proposed Transaction Agreements” beginning on page 70.

•

The Viveve Merger Agreement may be terminated at any time prior to the consummation of the Viveve Merger in specified circumstances, including if it is apparent to either Viveve or PLC that, as a result of a breach of the Viveve Merger Agreement by the other, a condition to closing for such party will be unable to be satisfied or waived by October 31, 2014. For more information about the termination rights under the Viveve Merger Agreement, see the section entitled “The Proposed Transaction Agreements” beginning on page 70.

•	The Proposed Transaction involves numerous risks. For more information about these risks, see the section entitled “Risk Factors” beginning on page 21.

•

In considering the recommendation of PLC’s Board of Directors to vote for the proposals presented at the annual meeting, you should be aware that our executive officers and members of our Board of Directors have interests in the Proposed Transaction that are different from, or in addition to, the interests of our shareholders generally. The members of our Board of Directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our shareholders that they vote in favor of the proposals presented at the annual meeting. These interests include, among other things:

•

RenalGuard Solutions, Inc., upon the closing of the RenalGuard Spin-Off, intends to hire or to engage as consultants certain of PLC’s current officers, including Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer;

•

if Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer, are not engaged by RenalGuard Solutions, Inc., Mr. Tauscher and Mr. Mann may be entitled to certain severance payments from RenalGuard Solutions, Inc.;

•

as current shareholders of PLC, certain of PLC’s directors and officers will retain an ownership stake in the Company after the closing of the Viveve Merger, at which time the Viveve business will be the Company’s sole business; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Proposed Transaction.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

The financial and other information included in this proxy statement regarding PLC and Viveve is presented in accordance with the scaled disclosure provisions under the Exchange Act that are available to “smaller reporting companies” as defined thereunder.

FREQUENTLY USED TERMS

In this document:

“closing” refers to the consummation of the Proposed Transaction.

“closing date” refers to the date on which the closing occurs.

“Code” refers to the Internal Revenue Code of 1986, as amended.

“Combined Company” means PLC and Viveve, as the surviving wholly owned subsidiary of PLC, collectively after consummation of the Proposed Transaction.

“Debentures” means the outstanding 5% Senior Secured Convertible Debentures issued by PLC.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“GCP” means GCP IV LLC, a Delaware limited liability company managed by Genesis Capital Advisors LLC, a New York based asset management firm.

“GCP Warrants” means warrants to purchase 39,122,807 shares of common stock of PLC issued to GCP.

“PLC” refers to PLC Systems Inc., a Yukon Territory corporation.

“proposed articles” means the proposed amendments to the articles of continuance of PLC Systems Inc. which will become the Combined Company’s articles of continuance upon the consummation of the Proposed Transaction. A copy of the proposed articles is attached hereto as Annex C.

“RenalGuard” refers to PLC’s RenalGuard business, its sole business line.

“RenalGuard Reorganization Agreement” means the RenalGuard reorganization agreement to be entered into between the Company, RenalGuard Solutions, Inc., certain subsidiaries of RenalGuard Solutions, Inc., and GCP to effect the RenalGuard Spin-Off. A copy of the form of RenalGuard Reorganization Agreement is attached to this proxy statement as Annex B.

“RenalGuard Spin-Off” means the sale of certain of the asset and liabilities of the Company and of all of the issued and outstanding equity securities of RenalGuard Solutions, Inc., our wholly owned subsidiary, to GCP, where RenalGuard Solutions, Inc. will own the RenalGuard business.

“RF” means radiofrequency.

“SEC” refers to the Securities and Exchange Commission.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Viveve” means Viveve, Inc., a Delaware corporation.

“Viveve Merger” refers to the merger pursuant to the Viveve Merger Agreement, whereby Merger Sub will merge with and into Viveve, which will become our wholly owned subsidiary, and we will issue 4,718,009 shares of our common stock to Viveve equity holders.

“Viveve Merger Agreement” refers to the Agreement and Plan of Merger and Reorganization, dated May 9, 2014, by and among the Company and Merger Sub, on the one hand, and Viveve, Inc., a Delaware corporation, on the other hand. A copy of the Viveve Merger Agreement is attached to this proxy statement as Annex A.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
FOR SHAREHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the annual meeting of shareholders, including with respect to the Proposed Transaction. The following questions and answers may not include all the information that is important to our shareholders. We urge shareholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:

The Company, Merger Sub and Viveve have agreed to consummate the Viveve Merger, and the Company and GCP have agreed to consummate the RenalGuard Spin-Off under the terms of the Viveve Merger Agreement and a RenalGuard Reorganization Agreement to be negotiated and entered into by the parties thereto, respectively that are described in this proxy statement. Copies of the Viveve Merger Agreement and the form of RenalGuard Reorganization Agreement are attached to proxy statement as Annexes A and B, respectively.

In order to complete the Proposed Transaction, the PLC shareholders must vote to approve the Viveve Merger and the RenalGuard Spin-Off, as required by the Yukon Business Corporations Act (“YBCA”). PLC is requesting its shareholders to approve the Viveve Merger and the RenalGuard Spin-Off at the annual meeting. Accordingly, you are receiving this proxy statement in connection with the solicitation of proxies to be voted at the annual meeting or at any adjournments or postponements thereof.

This proxy statement and its annexes contain important information about the Proposed Transaction and the other matters to be acted upon at the annual meeting. The enclosed voting materials allow you to vote your shares without attending the annual meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on?

A:	Below are the proposals on which our shareholders are being asked to vote.

1.

To approve and adopt the Viveve Merger Agreement, the transactions contemplated thereby and the related change of control of PLC, which will result from the Viveve Merger (this proposal is referred to herein as the “Merger Proposal”);

2.	To approve the RenalGuard Spin-Off and the transactions contemplated thereby (this proposal is referred to herein as the “Spin-Off Proposal”);

3.

To consider and vote upon a proposal to approve and adopt an amendment to the Company’s articles of continuance to change the name of the Company to Viveve Medical, Inc. (this proposal is referred to herein as the “Name Change Proposal”);

4.

To consider and vote upon an amendment to our articles of continuance, and to confirm and ratify the amendment to our bylaws, to declassify the Company’s Board of Directors (this proposal is referred to herein as the “Board Declassification Proposal”);

5.	To elect five (5) directors to our Board of Directors, subject to the consummation of the Proposed Transaction (this proposal is referred to herein as the “Director Election Proposal”);

6.	To approve and adopt an amendment to the 2013 Stock Option and Incentive Plan (the “Incentive Plan”) (this proposal is referred to herein as the “Incentive Plan Proposal”);

7.

To approve the filing of an amendment to our articles of continuance to effect a consolidation (or reverse stock split) (the “Share Consolidation”) of outstanding PLC Shares on the basis of one post-consolidation PLC Share for every 100 PLC Shares outstanding immediately prior to the Share Consolidation (this proposal is referred to herein as the “Share Consolidation Proposal”);

8.

To approve the selection by the audit committee of our Board of Directors of Burr Pilger Mayer, Inc., which we refer to as “BPM”, as our registered independent public accounting firm for the fiscal year ending December 31, 2014 and to authorize the audit committee to fix the remuneration to be paid to BPM (this proposal is referred to herein as the “Auditor Proposal”); and

9.

To approve the adjournment of the annual meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve one or more shareholder proposals presented at the annual meeting (this proposal is referred to herein as the “Adjournment Proposal”). This proposal will only be presented at the annual meeting if there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

Q:	Are the proposals conditioned on one another?

A:

The proposals are all conditioned on each other, except for the Adjournment Proposal. The Adjournment Proposal does not require the approval of any other proposal to be effective. It is important for you to note that in the event that any proposal other than the Adjournment Proposal does not receive the requisite vote for approval, then we will not consummate either the RenalGuard Spin-Off or the Viveve Merger, or any other proposal.

Q:	Why is PLC proposing the Merger Proposal and the RenalGuard Spin-Off Proposal?

A:

After due consideration of all other alternatives reasonably available to PLC, the Board of Directors of PLC believes that the RenalGuard Spin-Off and the Viveve Merger will create more value for PLC’s shareholders in the long-term than PLC could achieve as an independent, stand-alone company. As PLC noted in its Annual Report on Form 10-K for the year ended December 31, 2013, the Company will require significant additional financing in 2014 due to the lack of revenue from RenalGuard and its capital needs for clinical trials for RenalGuard, among other reasons. Due to the liabilities incurred by PLC, and the costs of remaining a reporting company, the Board of Directors of PLC has determined that the Proposed Transaction is the most attractive alternative for PLC’s shareholders which will potentially create long-term value for the PLC shareholders.

Q:	What will happen in the Proposed Transaction?

A:

The Proposed Transaction consists of the RenalGuard Spin-Off and the Viveve Merger. At the closing of the RenalGuard Spin-Off which will occur immediately prior to the closing of the Viveve Merger, we will transfer certain of our assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., our wholly-owned subsidiary which will own the RenalGuard business through its holdings of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, in exchange for the cancellation or transfer of 95% of our outstanding Debentures. The holders of the remaining 5% of the outstanding Debentures will convert their Debentures into PLC Shares concurrently with the RenalGuard Spin-Off. As a result, the liens on substantially all of our assets will be released by the holders of the Debentures and RenalGuard Solutions, Inc. will be a private company, wholly-owned by GCP. At the closing of the Viveve Merger, Merger Sub will merge with and into Viveve, with Viveve surviving the merger as a wholly-owned subsidiary of the Company.

Q:	What equity stake will current PLC shareholders and former Viveve stockholders hold in the Company after the closing of the Proposed Transaction?

A:

It is anticipated that, after the closing of the Proposed Transaction (without giving effect to the Offering described herein), current PLC shareholders will own approximately 36.9% and former equity holders of Viveve will own approximately 63.1% of the issued and outstanding PLC Shares, on a fully diluted basis. As contemplated by the Viveve Merger Agreement, immediately following the closing of the Proposed Transaction, PLC will complete the Offering with gross proceeds of $4,500,000 in cash payments and the conversion of up to approximately $1,500,000 outstanding amount of principal and interest of certain Viveve bridge notes. After the closing of the Offering, it is anticipated that the current PLC shareholders will own 14.7%, the former equity holders of Viveve will own 25.1% and the investors participating in Offering will own 60.2% of the 18,801,325 issued and outstanding PLC Shares after the Offering.

Q:	Is the Proposed Transaction the first step in a “going-private” transaction?

A:

The Company does not intend for the Proposed Transaction to be the first step in a “going-private” transaction for the Company. Indeed, one of the primary purposes of the Proposed Transaction is to provide a platform for Viveve to access the U.S. public markets. The RenalGuard Spin-Off will result in the RenalGuard business being in a privately held company, wholly-owned by GCP.

Q:	What conditions must be satisfied to complete the Proposed Transaction?

A:

There are a number of closing conditions in the Viveve Merger Agreement, including that our shareholders have approved and adopted the RenalGuard Spin-Off and the Viveve Merger, that the Viveve shareholders have approved the Viveve Merger (which approval has already been obtained), that the RenalGuard Spin-Off has been consummated, that certain of Viveve’s outstanding convertible debt and warrants have been exchanged for shares of Viveve common stock or warrants to purchase PLC Shares terminated, that our outstanding warrants and certain of our Debentures have been exchanged for PLC Shares, holders of not more than 35% of PLC Shares shall have elected to become dissenting shares and , Viveve, as of the closing, shall have no more than $1,500,000 of accounts payable and accrued expenses and a principal balance on its outstanding senior secured notes of no more than $1,500,000, and each of the officers and directors of the Company shall have delivered resignations from their respective positions at the Company that will become effective immediately after the Effective Time of the Viveve Merger. For a summary of the conditions that must be satisfied or waived prior to completion of the Proposed Transaction, see the section entitled “The Proposed Transaction Agreements” beginning on page 70.

Q:	Is there a break-up fee under the Viveve Merger Agreement?

A:	Yes. Under certain circumstances, we are required to pay Vivive a termination fee of $150,000 upon termination of the Viveve Merger Agreement.

Q:	Why is PLC proposing the Name Change Proposal?

A:

The proposed amendment to our articles of continuance to change the Company’s name to “Viveve Medical, Inc.” that we are asking our shareholders to approve in connection with the Proposed Transaction better reflects the change in the Company’s business as a result of the Proposed Transaction.

Q:	Why is PLC proposing the Board Declassification Proposal?

A:

The proposed amendment to our articles of continuance would eliminate the classification of the Board and provide instead for the annual election of directors commencing with the Company’s 2014 annual meeting. The Board is recommending the declassification of the Board in light of the growing sentiment among the investment community in favor of annual elections and to promote increased accountability to shareholders. See the section entitled “Proposal No. 4 — The Board Declassification Proposal” beginning on page 52 for additional information.

Q:	Why is PLC proposing the Director Election Proposal?

A:

The Viveve Merger Agreement provides that effective immediately after the closing of the Viveve Merger, the Board of Directors of the Company will consist of five (5) members, each of whom will serve a one year term until the next annual meeting if elected. If all nominated directors are elected, the Board will consist of one director who is the current Chairman of the board of Viveve and four current members of the board of directors of Viveve, one of whom is also the Chief Executive Officer of Viveve.  See the sections entitled “Proposal No. 5 — Election of Directors to the Board of Directors” and “Management After the Proposed Transaction” beginning on pages 53 and 109, respectively, for additional information.

Q:	Why is PLC proposing the Incentive Plan Proposal?

A:

The purpose of the amendment to the Incentive Plan is to increase the number of PLC Shares available under the Incentive Plan to provide a means through which the Combined Company and its affiliates may attract and retain key personnel going forward and provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the shareholders. See the section entitled “Proposal No. 6 — The Incentive Plan Proposal” for additional information.

Q:	Why is PLC proposing the Share Consolidation Proposal?

A:

The principal purpose of the Share Consolidation is to increase the per share market price of PLC Shares and to reduce the number of PLC Shares outstanding, which we believe will have several benefits to PLC and its shareholders. The PLC Board of Directors believes that increasing the market price of PLC Shares will generate greater investor interest in the Combined Company, facilitate trading and liquidity in the shares of the Combined Company, enhance the prestige of the shares of the Combined Company in the marketplace and better enable the Combined Company to raise funds to finance its planned operations.

Investors may be less interested in purchasing low-priced securities, because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities. Also, institutional investors (other than those which focus on small-capitalization companies or low-priced securities) are less likely to invest in low-priced securities. In light of the foregoing, the PLC Board of Directors believes that it is in the best interests of PLC’s shareholders to approve the Share Consolidation. See the section entitled “Proposal No. 7 — The Share Consolidation Proposal” for additional information.

Q:	What happens if I sell my shares of PLC common stock before the annual meeting?

A:

Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of the annual meeting of shareholders and to vote at the annual meeting and any adjournments or postponements of the annual meeting. However, to the extent that any shareholder has transferred any of his shares after the Record Date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing ownership of such shares, demands not later than ten (10) days before the annual meeting that his name be included in the list of shareholders of record entitled to vote at the annual meeting, the transferee alone shall be entitled to vote the transferred shares at the annual meeting. A complete list of our shareholders of record entitled to vote at the annual meeting will be available beginning ten days after the Record Date through the date of the annual meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the annual meeting.

Q:	What vote is required to approve the proposals presented at the annual meeting of shareholders?

A:

The approval of the Merger Proposal, the Spin-Off Proposal, the Name Change Proposal, the Board Declassification Proposal and the Share Consolidation Proposal requires the affirmative vote of holders of not less than two-thirds of the shares of common stock voting on the matter. Approval of the Incentive Plan Proposal, the Auditor Proposal, the Director Election Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of common stock voting on the matter. Accordingly, a PLC shareholder’s failure to vote by proxy or to vote in person at the annual meeting, an abstention from voting, or the failure of a PLC shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote on such proposals.

Q:	How many votes do I have?

A:

Our shareholders are entitled to one vote at the annual meeting for each PLC Share held of record as of the Record Date. As of the close of business on the Record Date, there were              outstanding PLC Shares.

Q:	What constitutes a quorum?

A:

Pursuant to our by-laws, two shareholders, or proxy holders representing two shareholders, holding not less than 10% of the outstanding shares of our common stock entitled to vote at the annual meeting, shall constitute a quorum with respect to that matter at the annual meeting. Shareholders of common stock present in person or represented by proxy (including shareholders who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. “Broker non-votes,” which are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter, will not be counted for purposes of determining whether a quorum is present.

Pursuant to our by-laws, if within one-half hour from the time appointed for the annual meeting, a quorum in not present, the annual meeting shall be adjourned to the same day in the following week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time appointed, the shareholders present in person or by proxy shall constitute a quorum. As of the Record Date for the annual meeting, shares of our common stock would be required to achieve a quorum.

Q:	How does the PLC Board of Directors recommend that I vote on the proposals?

A:

 The PLC Board of Directors has determined that the Proposed Transaction and the other transactions contemplated by the Viveve Merger Agreement and RenalGuard Reorganization Agreement are fair to, advisable to and in the best interests of PLC’s shareholders and unanimously recommends that you vote “FOR” the Merger Proposal, the Spin-Off Proposal, the Name Change Proposal, the Board Declassification Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Share Consolidation Proposal, the Auditor Proposal and the Adjournment Proposal.

Q:	What interests do PLC’s current officers and directors have in the Proposed Transaction?

A:	Our directors and executive officers may have interests in the Proposed Transaction that are different from, or in addition to or in conflict with, yours. These interests include:

•

RenalGuard Solutions, Inc., upon the closing of the RenalGuard Spin-Off, intends to hire or engage as consultants certain current officers of PLC, including Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer;

•

if Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer, are not engaged by RenalGuard Solutions, Inc., Mr. Tauscher and Mr. Mann may be entitled to certain severance payments from RenalGuard Solutions, Inc.;

•

as current shareholders of PLC, certain of PLC’s directors and officers will retain an ownership stake in the Company after the closing of the Viveve Merger, at which time the Viveve business will be the Company’s sole business; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Proposed Transaction.

These interests may influence our directors in making their recommendation that you vote in favor of the Merger Proposal, Spin-Off Proposal and other proposals.

Q:	Do I have appraisal rights if I object to the RenalGuard Spin-Off?

A:

Yes, you will have appraisal rights with respect to the RenalGuard Spin-Off, as a sale of all or substantially all of the Company’s assets, pursuant to Section 193 of the Yukon Business Corporations Act, provided you satisfy the annual criteria and conditions set forth in the Yukon Business Corporations Act. For more information on appraisal rights, see “Appraisal Rights” on page 131.

Q:	What happens if the Proposed Transaction is not consummated or is terminated?

A:

There are certain circumstances under which the Viveve Merger Agreement. See the section entitled “The Proposed Transaction Agreements” beginning on page 70 for information regarding the parties’ specific termination rights. If either agreement is terminated pursuant to its terms, the Proposed Transaction will not be consummated.

Q:	When is the Proposed Transaction expected to be completed?

A:

We currently anticipate that the Proposed Transaction will be consummated promptly following the annual meeting of shareholders, provided that all other conditions to the consummation of the Proposed Transaction have been satisfied or waived. It is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the Proposed Transaction at a later time or not at all. For a description of the conditions for the completion of the Proposed Transaction, see the section entitled “The Proposed Transaction Agreements” beginning on page 70.

Q:	Who is paying for the solicitation of proxies?

A:

PLC will bear the cost of the solicitation of proxies by us. In addition to soliciting stockholders by mail, PLC directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. PLC will not pay these individuals for their solicitation activities. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and PLC will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by PLC’s directors, officers and employees may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation.

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Proposed Transaction will affect you as a shareholder. You should then submit your proxy as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:

If you were a holder of record of our common stock on               , the Record Date for the annual meeting of shareholders, you may vote with respect to the applicable proposals in person at the annual meeting of shareholders or you may submit a proxy by (1) calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted, (2) accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, or (3) completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the annual meeting of shareholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the annual meeting of shareholders?

A:

We will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will have no effect on any of the proposals.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

All proxies will be voted in accordance with the instructions contained therein. Signed and dated proxies received by us without an indication of how the shareholder intends to vote on a proposal will be voted in favor of each of the Merger Proposal, the Spin-Off Proposal, the Name Change Proposal, the Board Declassification Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Share Consolidation Proposal, the Auditor Proposal and the Adjournment Proposal.

Q:	If I am not going to attend the annual meeting of shareholders in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the annual meeting of shareholders or not, please read the enclosed proxy statement carefully, and submit your proxy by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or the number of votes cast at the annual meeting of shareholders. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I revoke my proxy after I have mailed my signed proxy card?

A:

Yes. You may revoke your proxy by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the annual meeting of shareholders or attend the annual meeting of shareholders in person and vote. Attendance at the meeting will not itself be deemed to revoke a proxy unless the shareholder of record gives affirmative notice at the meeting that the shareholder intends to revoke the proxy and vote in person. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the annual meeting of shareholders.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

PLC Systems Inc.
459 Fortune Boulevard
Milford, Massachusetts 01757
Attention: Gregory W. Mann
Tel: (508) 541-8800 x145
Email: gmann@plcmed.com

To obtain timely delivery, our shareholders must request the materials no later than five business days prior to the annual meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 132.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Proposed Transaction and the proposals to be considered at the annual meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find More Information” beginning on page 132.

Parties to the Proposed Transaction

PLC

PLC Systems Inc., a Yukon Territory corporation, was formed in 1987. The Company manufactures and markets medical technology for the cardiac and vascular markets, including its RenalGuard® product, designed to reduce the potentially toxic effects that contrast media can have on the kidneys when it is administered to high-risk patients during certain medical imaging procedures.

The mailing address of our principal executive office is 459 Fortune Boulevard, Milford, Massachusetts 01757.

PLC Systems Acquisition Corporation

PLC Systems Acquisition Corporation, a Delaware corporation, which we refer to as Merger Sub, is a wholly owned subsidiary formed by us in 2014 to consummate the Viveve Merger. In the Viveve Merger, Merger Sub will merge with and into Viveve, with Viveve surviving as our wholly-owned subsidiary, and Merger Sub will cease to exist.

Viveve

Viveve, Inc. is a Delaware corporation that was incorporated in 2005 by Jonathon Parmer, MD, an OBGYN physician, and Edward Knowlton, the holder of patents covering the use of RF energy to tighten tissue. Viveve designs, develops, manufactures and markets medical devices for the non-invasive treatment of vaginal introital laxity.

GCP IV LLC

GCP IV LLC is a Delaware limited liability company that is managed by Genesis Capital Advisors LLC, a New York based asset management firm. GCP is the holder of 95% the Company’s outstanding Debentures.

Structure of the Proposed Transaction (Page 44)

The Viveve Merger Agreement provides for the combination of the Company and Viveve through a merger of Merger Sub with and into Viveve, whereby Viveve will become a wholly-owned subsidiary of the Company, and the Company will issue the Viveve equity holders 4,718,009 PLC Shares. The RenalGuard Spin-Off will be consummated immediately prior to the closing of the Viveve Merger and consists of the transfer of certain of our assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., our wholly-owned subsidiary which will own the RenalGuard business through its holdings of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, to GCP in exchange for the cancellation or transfer of all of our outstanding Debentures held by GCP and a release of liens on substantially all of our assets, whereby RenalGuard Solutions, Inc. will become a private company wholly-owned by GCP.

Organizational Structure

The following diagrams illustrate the structure of the Company before and after the closing of the Proposed Transaction and Offering.

Pre-Merger Organizational Chart:

Post-Merger Organizational Chart:

Total PLC Shares to be Issued in the Proposed Transaction (Page 50)

Pursuant to the Viveve Merger Agreement, upon the effectiveness of the Viveve Merger, all shares of capital stock (including common and preferred stock) of Viveve then outstanding, along with certain outstanding warrants and convertible notes, will be converted into the right to receive PLC Shares (collectively referred to herein as the Closing Net Merger Shares). The aggregate number of Closing Net Merger Shares to be issued at closing of the Viveve Merger is based on an exchange ratio of 0.0080497 of one PLC Share for every one share of Viveve. We currently expect that, at the closing, we will issue 4,718,009 PLC Shares to the Viveve equity holders pursuant to the terms of the Viveve Merger Agreement.

Consideration for Viveve Merger and RenalGuard Spin-Off (Page 44)

Pursuant to the terms of the RenalGuard Reorganization Agreement, all of PLC’s Debentures owned by GCP will be canceled or transferred, the related liens on substantially all of PLC’s assets will be released and all of the GCP Warrants will be canceled in exchange for all of the outstanding equity in RenalGuard Solutions, Inc.

Total PLC Shares Outstanding after the Proposed Transaction

Based on the number of PLC Shares outstanding as of July 25, 2014, and assuming completion of the Share Consolidation, the total number of PLC Shares outstanding after the closing of the Viveve Merger and all related transactions will be approximately 7,480,560, including 4,718,009 PLC Shares issued to former Viveve equity holders prior to the Offering. Based on these assumptions (and without giving effect to the Offering described below), current PLC shareholders and their designees will own approximately 36.9%, and the former equity holders of Viveve and their designees will own approximately 63.1% of the issued and outstanding PLC Shares, on a fully diluted basis. As contemplated by the Viveve Merger Agreement, immediately following the closing of the Proposed Transaction, PLC will complete the Offering for gross proceeds of $4,500,000 in cash payments and the conversion of up to approximately $1,500,000 outstanding amount of principal and interest of certain Viveve bridge notes. After the closing of the Offering, it is anticipated that the current PLC shareholders will own 14.7% of the issued and outstanding PLC Shares, the former equity holders of Viveve will own 25.1% of the issued and outstanding PLC Shares and the investors participating in Offering will own 60.2% of the issued and outstanding PLC Shares, based on 18,801,325 PLC Shares outstanding after the Offering.

Board of Directors of PLC following the Viveve Merger (Pages 53 and 109)

The Viveve Merger Agreement provides that effective immediately after the closing of the Viveve Merger, the Board of Directors of the Company will consist of five (5) directors, all of whom will be voted upon by our shareholders at the annual meeting. If all director nominees are elected, our Board will consist of one director who is the current Chairman of the board of Viveve and four current members of the board of directors of Viveve, one of whom is also the Chief Executive Officer of Viveve. See the sections entitled “Proposal No. 5 — Election of Directors to the Board” and “Management After the Proposed Transaction” beginning on pages 53 and 109 respectively, for additional information.

Accounting Treatment (Page 51)

Based on the terms of the Viveve Merger Agreement, Viveve is deemed to be the accounting acquirer because the former Viveve shareholders, board of directions and management will have voting and operating control of the Combined Company. The RenalGuard Spin-Off will occur prior to the Viveve Merger Agreement, resulting in Viveve merging with PLC’s public shell. The Viveve Merger will be accounted for as capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

Appraisal Rights (Page 131)

Our shareholders will have appraisal rights with respect to the RenalGuard Spin-Off, as a sale of all or substantially all of the Company’s assets, pursuant to Section 193 of the Yukon Business Corporations Act, provided you satisfy the annual criteria and conditions set forth in the Yukon Business Corporations Act. For more information on appraisal rights, see “Appraisal Rights” on page 131.

PLC’s Board of Directors’ Reasons for the Approval of the Proposed Transaction (Page 47)

Our Board of Directors considered a wide variety of factors in connection with its evaluation of the Proposed Transaction. In light of the complexity of those factors, our Board of Directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of our Board of Directors may have given different weight to different factors.

In considering the Proposed Transaction, PLC’s Board of Directors considered the following factors, although not weighted or in any order of significance:

•	a review of strategic alternatives, including the possibility of remaining independent, combinations with other partners, and the possibility of equity or debt public or private offerings;

•

the possibility that if a strategic alternative were not available, PLC would likely default on its debt obligations related to its outstanding Debentures, which could result in the holders of the Debentures, foreclosing on substantially all of PLC’s assets, including RenalGuard, securing the obligations under the Debentures, which would deprive PLC shareholders of any return on their ownership of equity securities of PLC;

•	a review of the business and financial prospects of other potential merger targets;

•	its belief that Viveve has the appropriate infrastructure in place and is competitively positioned to achieve growth;

•

its belief that the Proposed Transaction and our status as a publicly traded company will provide Viveve with greater access to capital to grow its business, thus enhancing Viveve’s potential for growth and maximizing shareholder returns;

•

the terms and conditions of the Viveve Merger Agreement and the RenalGuard Reorganization Agreement and the agreements contemplated by such agreements, including the form and amount of the consideration and the representations, warranties, covenants, conditions to closing and termination rights contained in those agreements;

•

the relative ownership interests of Viveve stockholders and PLC shareholders in the Combined Company immediately following the transaction, based on the shares of Viveve common stock and PLC common stock outstanding at approximately the time the Viveve Merger Agreement was executed;

•	its assessment of the likelihood that the transaction would be completed in a timely manner and that management would be able to successfully operate the Viveve business after the transaction;

•	the regulatory and other approvals required in connection with the transaction and the likelihood such approvals would be received in a timely manner and without unacceptable conditions; and

•	Viveve’s management team’s significant experience in its industry, all of which are expected to continue with the Combined Company.

Quorum and Required Vote for Shareholder Proposals (Page 41)

Pursuant to our by-laws, two shareholders, or proxy holders representing two shareholders, holding not less than 10% of the outstanding shares of our common stock entitled to vote at the annual meeting, shall constitute a quorum with respect to that matter at the annual meeting. Shareholders of common stock present in person or represented by proxy (including shareholders who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. “Broker non-votes,” which are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter, will not be counted for purposes of determining whether a quorum is present.

Pursuant to our by-laws, if within one-half hour from the time appointed for the annual meeting, a quorum is not present, the annual meeting shall be adjourned to the same day in the following week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time appointed, the shareholders present in person or by proxy shall constitute a quorum. As of the Record Date for the annual meeting,               shares of our common stock would be required to achieve a quorum.

Recommendation to PLC Shareholders (Page 41)

Our Board of Directors believes that each of the Merger Proposal, the Spin-Off Proposal, the Name Change Proposal, the Board Declassification Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Share Consolidation Proposal, the Auditor Proposal and the Adjournment Proposal to be presented at the annual meeting is in the best interests of the Company and our shareholders, and unanimously recommends that our shareholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board of Directors in favor of approval of the Merger Proposal and Spin-Off Proposal, you should keep in mind that our directors and officers have interests in the Proposed Transaction that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•

RenalGuard Solutions, Inc., upon the closing of the RenalGuard Spin-Off, intends to hire or to engage as consultants certain current officers of PLC, including Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer;

•

if Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer, are not engaged by RenalGuard Solutions, Inc., Mr. Tauscher and Mr. Mann may be entitled to certain severance payments from RenalGuard Solutions, Inc.

•

as current shareholders of PLC, certain of PLC’s directors and officers will retain an ownership stake in the Company after the closing of the Viveve Merger, at which time the Viveve business will be the Company’s sole business; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Proposed Transaction.

Risk Factors (Page 21)

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and annually consider the factors discussed in the section entitled “Risk Factors” beginning on page 21.

SELECTED FINANCIAL INFORMATION

Selected Historical Financial Information of PLC

The following table sets forth selected historical financial information derived from PLC’s unaudited condensed consolidated financial statements for the quarter ended March 31, 2014 included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, and consolidated audited financial statements for the years ended December 31, 2013 and 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by reference. Historical results are not necessarily indicative of results to be expected in any future period. You should read the following selected financial information in conjunction with the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations and consolidated financial statements and the related notes appearing in our Quarterly Report for the period ended March 31, 2014 on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by reference.

	Quarter Ended	Years Ended December 31,
	March 31, 2014	2013	2012
	(unaudited)
(in thousands, except per share data)

Statements of Operations Information:
Revenues	$54	$1,274	$1,080
Net income (loss)	$(2,412)	$3,499	$(8,387)
Income (loss) per share:
Basic	$(0.02)	$0.05	$(0.27)
Diluted	$(0.02)	$0.03	$(0.27)
Weighted average number of shares outstanding:
Basic	125,000	77,061	31,139
Diluted	125,000	112,728	31,139
Balance Sheet Information (at period end):
Total assets	$604	$1,558	$1,091
Total debt including accrued maturities	$4,904	$4,537	$8,098
Other long-term liabilities	$3,691	$2,680	$3,800
Total stockholders’ deficit	$(9,016)	$(6,642)	$(11,947)
Total liabilities and stockholders’ deficit	$604	$1,558	$1,091

Selected Historical Financial Information of Viveve

The following table sets forth selected historical financial information derived from Viveve’s unaudited condensed financial statements included elsewhere in this proxy statement for the quarter ended March 31, 2014 and Viveve’s audited financial statements included elsewhere in this proxy statement for the years ended December 31, 2013 and 2012. Historical results are not necessarily indicative of results to be expected in any future period. You should read the following selected financial information in conjunction with the section entitled “Viveve’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and Viveve’s financial statements and the related notes appearing elsewhere in this proxy statement.

	Three Months Ended	Years Ended December 31,
(in thousands)	March 31, 2014	2013	2012
	(unaudited)
Statements of Operations Information:
Revenue	$47	$152	$249
Net loss	$(802)	$(4,317)	$(4,960)
Balance Sheet Information (at period end):
Total assets	$689	$1,138	$1,061
Total debt	$6,541	$6,338	$2,581
Other long-term liabilities	$602	$624	$726
Total redeemable preferred stock	$195	$195	$195
Total stockholders’ deficit	$(8,096)	$(7,308)	$(3,078)
Total liabilities and stockholders’ deficit	$689	$1,138	$1,061

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial data is intended to show how the Viveve Merger and RenalGuard Spin-Off and Offering might have affected historical financial statements if the transactions had been completed on January 1, 2013 for the purposes of the statements of operations and as of March 31, 2014 for the purposes of the balance sheet.  This information was prepared based on the historical financial results reported by PLC and Viveve. The following should be read in conjunction with the section entitled "Unaudited Pro Forma Combined Financial Statements" beginning on page 113, PLC's unaudited and audited historical financial statements and notes thereto included in PLC’s Quarterly Report on Form 10-Q, Annual Report on Form 10-K, and Viveve's unaudited and audited historical financial statements and the notes thereto beginning on page F-1.

Viveve is deemed to be the accounting acquirer because the former Viveve shareholders, board of directions and management will have voting and operating control of the Combined Company. The RenalGuard Spin-Off will occur prior to the Viveve Merger Agreement, resulting in Viveve merging with PLC’s public shell.  The merger will be accounted for as capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission. The pro forma adjustments reflecting the completion of the Proposed Transaction and Offering are based upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

(in thousands)	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Consolidated Statement of Operations Data:
Total revenue	$47	$152
Gross profit	$25	$(30)
Total operating costs and expenses	$690	$3,901
Loss from operations	$(665)	$(3,931)
Net loss	$(726)	$(4,151)

Selected Balance Sheet Data (at period end):
Cash and cash equivalents	$4,306
Working capital	$1,522
Total assets	$4,939
Notes payable and accrued interest (net)	$1,466
Total liabilities	$3,274
Total stockholders’ equity	$1,665

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Proposed Transaction;

•	the future financial performance of the Company following the Proposed Transaction;

•	changes in the market for Viveve products and services;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing PLC’s views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Viveve Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against the Company or Viveve following announcement of the Proposed Transaction and transactions contemplated thereby;

•

the inability to complete the transactions contemplated by the Viveve Merger and the RenalGuard Spin-Off due to the failure to obtain approval of the shareholders of the Company, or other conditions to closing in the Viveve Merger Agreement;

•

delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Viveve Merger Agreement and the RenalGuard Reorganization Agreement;

•	the risk that the Proposed Transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•

the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability to integrate the Viveve businesses, and the ability of the Combined Company to grow and manage growth profitably;

•	costs related to the Proposed Transaction;

•	changes in applicable laws or regulations;

•	the possibility that the Company or Viveve may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those under “Risk Factors” beginning on page 21.

RISK FACTORS

In addition to the other information contained in this proxy statement, the following risks impact the business and operations of each of Viveve and PLC. These risk factors are not exhaustive and all investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of both Viveve and PLC.

Risks Related to Viveve’s Business

Viveve is dependent upon the success of its Viveve System, which has a limited commercial history. If the Viveve System fails to gain or loses market acceptance, Viveve’s business will suffer.

In 2012, Viveve began marketing its Viveve System in Canada, Hong Kong and Japan, and Viveve expects that sales of its Viveve System, including its single-use Viveve treatment tips, will account for substantially all of its revenue for the foreseeable future. Viveve’s Viveve System may not significantly penetrate current or new markets, including the U.S. and elsewhere. If demand for the Viveve System does not increase as Viveve anticipates, or declines, Viveve’s business, financial condition and results of operations will be harmed.

Performing clinical studies on, and collecting data from, the Viveve Treatment is inherently subjective, and Viveve has limited data regarding the efficacy of the Viveve System. If future data is not positive or consistent with Viveve’s prior experience, rates of physician adoption will likely be harmed.

Viveve believes that in order to significantly grow its business, it will need to conduct future clinical studies of the effectiveness of the Viveve System. Clinical studies of vaginal laxity and sexual function are subject to a number of limitations. First, these studies do not involve objective standards for measuring the effectiveness of treatment. Subjective, patient reported outcomes (PRO) are the most common method of evaluating effectiveness. As a result, clinical studies may conclude that a treatment is effective even in the absence of objective measures. Second, as with other non-invasive, energy-based devices, the effect of the Viveve Treatment varies from patient to patient and can be influenced by a number of factors, including the age, ethnicity and level of vaginal laxity and sexual function of the patient among other things.

Current published studies of the Viveve System, conducted in the U.S. and Japan have investigated the tissue-tightening effect of Viveve’s monopolar RF technology using single-arm studies, which were not randomized, blinded or controlled. Clinical studies designed in a randomized, blinded and controlled fashion represent the gold-standard in clinical trial design, which most effectively assess the efficacy of a product or therapy versus a placebo group. Future clinical studies, which may be required by Viveve to drive physician adoption or support regulatory clearance or approval, may require randomized, blinded and controlled trial designs. Since Viveve has not tested the Viveve procedure under these trial design conditions, Viveve cannot be certain that the outcomes will be positive, which would have a material impact on Viveve’s business.

Additionally, Viveve has not conducted any head-to-head clinical studies that compare results from treatment with the Viveve System to surgery or treatment with other therapies. Without head-to-head studies against competing alternative treatments, which Viveve has no current plans to conduct, potential customers may not find clinical studies of Viveve’s technology sufficiently compelling to purchase the Viveve System. If Viveve decides to pursue additional studies in the future, such studies could be expensive and time consuming, and the data collected may not produce favorable or compelling results. If the results of such studies do not meet physicians’ expectations, the Viveve System may not become widely adopted, physicians may recommend alternative treatments for their patients, and Viveve’s business may be harmed.

Viveve currently does not have the ability to market the Viveve System in the U.S. If Viveve wants to sell the Viveve System and single-use treatment tips in the U.S., it will need to obtain FDA clearance or approval, which may not be granted.

Developing and promoting the Viveve System in additional areas, including the U.S., is a key element of Viveve’s future growth strategy. Viveve currently does not have U.S. Food and Drug Administration, or FDA, clearance or approval in the U.S. to market the Viveve System for the non-invasive treatment of vaginal laxity or sexual dysfunction. Viveve is in the process of seeking, and intends to continue to seek, clearance or approval from the FDA to expand its marketing efforts. Viveve cannot predict whether it will receive such clearances or approvals. The FDA will require Viveve to conduct clinical trials to support regulatory clearance or approval, which trials may be time-consuming and expensive, and may produce results that do not result in clearance or approval of Viveve’s FDA application. In the event that Viveve does not obtain FDA clearance or approval, Viveve will be unable to promote the Viveve System in the U.S. and its ability to grow Viveve’s revenue may be adversely affected.

Viveve’s business is not currently profitable, and Viveve may not be able to achieve profitability even if it is able to generate significant revenue.

Through March 31, 2014, Viveve incurred losses since inception of approximately $30.7 million. In 2013, Viveve incurred a loss of $4.3 million and in 2012 a loss of $5.0 million. Despite increasing revenue, Viveve expects to incur significant additional losses in order to grow and expand its business. Viveve cannot predict if and when it will achieve profitability. Viveve’s failure to achieve and sustain profitability could negatively impact the market price of its common stock and may require it to seek additional financing for its business. There are no assurances that Viveve will be able to obtain any additional financing or that any such financing will be on terms that are favorable to Viveve. If Viveve fails to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending, it could have a material adverse effect on Viveve’s ability to achieve its intended business objectives. These factors raise substantial doubt about Viveve’s ability to continue as a going concern.

Viveve has received a qualified audit opinion on its ability to continue as a going concern.

The audit report issued by Viveve’s independent auditors on Viveve’s audited financial statements for the fiscal year ended December 31, 2013, contains a matter of emphasis regarding Viveve’s ability to continue as a going concern. This matter of emphasis indicates there is substantial doubt on the part of its auditors as to Viveve’s ability to continue as a going concern due to the risk that Viveve may not have sufficient cash and liquid assets as of December 31, 2013, to cover its operating capital requirements for the next twelve-month period and if sufficient cash cannot be obtained Viveve would have to substantially alter its operations, or it may be forced to discontinue operations. Such an opinion from the independent registered public accounting firm limits Viveve’s ability to access certain types of financing, or may prevent it from obtaining financing on acceptable terms. There can be no assurance that Viveve’s accounting firm will not qualify its opinion in the future.

It is difficult to forecast future performance, which may cause Viveve’s financial results to fluctuate unpredictably.

Viveve’s limited operating history makes it difficult to predict future performance. Additionally, the demand for the Viveve System may vary from quarter to quarter. A number of factors, over which Viveve has limited or no control, may contribute to fluctuations in its financial results, such as:

•	delays in receipt of anticipated purchase orders;
•	seasonal variations in patient demand for procedures;
•	performance of Viveve’s independent distributors;
•	positive or negative media coverage of the Viveve System, the Viveve Treatment or products of Viveve’s competitors or industry;
•	Viveve’s ability to obtain further regulatory clearances or approvals;
•	delays in, or failure of, product and component deliveries by Viveve’s subcontractors and suppliers;
•	changes in the length of the sales process;
•	customer response to the introduction of new product offerings; and
•	fluctuations in foreign currency.

Viveve’s limited operating history has limited its ability to determine an appropriate sales price for its products.

Viveve’s historical operating performance has limited its ability to determine the proper sales prices for the Viveve System and Viveve’s single-use treatment tips. Establishing appropriate pricing for Viveve’s capital equipment and components has been challenging because there have not existed directly comparable competitive products. Viveve may experience similar pricing challenges in the future as it enters new markets or introduces new products, which could have an unanticipated negative impact on Viveve’s financial performance.

If there is not sufficient patient demand for Viveve treatments, practitioner demand for the Viveve System, including Viveve’s single-use treatment tips, sales could drop, resulting in unfavorable operating results.

Most procedures performed using the Viveve System are elective procedures, the cost of which must be borne by the patient, and are not reimbursable through government or private health insurance. The decision to undergo a Viveve Treatment is thus driven by consumer demand, which may be influenced by a number of factors, such as:

•	Viveve’s sales and marketing efforts directed toward consumers, for which Viveve has limited experience and resources;
•	the extent to which physicians recommend Viveve’s procedures to their patients;
•	the cost, safety and effectiveness of a Viveve Treatment versus alternative treatments;
•	general consumer sentiment about the benefits and risks of such procedures; and
•	consumer confidence, which may be impacted by economic and political conditions.

Viveve’s financial performance could be materially harmed in the event that any of the above factors discourage patients from seeking Viveve procedures.

Negative publicity regarding the Viveve Treatment could harm demand, which would adversely affect sales and Viveve’s financial performance.

Viveve expects that in the future it may experience negative media exposure. Such publicity may present negative individual physician or patient experience regarding the safety or effectiveness of the Viveve Treatment. Competitors could attempt to use such publicity to harm Viveve’s reputation and disrupt current or potential future customer relationships. While, to date, Viveve has not observed any negative publicity, future financial results could be negatively impacted. Additionally, while Viveve believes that obtaining positive publicity is important to its success, and it is an important component of Viveve’s marketing efforts, Viveve has also not yet observed a material impact on its financial results of operations from positive publicity.

Viveve’s reputation and competitive position may be harmed not only by negative media exposure, but also by other publicly-available information suggesting that the Viveve Treatment is not safe or effective. For example, Viveve expects that it will have to file adverse event reports, or Medical Device Reports (MDRs), with the FDA that are publicly available on the FDA’s website if its product may have caused or contributed to a serious injury or malfunctioned in a way that would likely cause or contribute to a serious injury if it were to occur. To date, there are no such MDRs on the FDA’s website related to the Viveve Treatment nor have any patients who have undergone the procedure, in either clinical trials or commercial use, experienced a device related serious adverse event. Despite this safety record, competitors may attempt to harm Viveve’s reputation by pointing to future adverse events that may be reported or publicized, or by claiming that their product is superior because they have not filed as many adverse event reports with the FDA. Such negative publicity and competitor behavior could harm Viveve’s reputation and future sales.

The failure of the Viveve System to meet patient expectations or the occurrence of unpleasant side effects from the Viveve Treatment could impair Viveve’s financial performance.

Viveve’s future success depends upon patients having a positive experience with the Viveve Treatment in order to increase physician demand for Viveve’s products, as a result of positive feedback and word-of-mouth referrals. Patients may be dissatisfied if their expectations of the procedure, side effects and results, among other things, are not met. Despite the safety of the Viveve Treatment, patients may experience undesirable side-effects such as temporary swelling or reddening of the treated tissue. Experiencing any of these side effects could discourage a patient from completing a Viveve Treatment or discourage a patient from having future procedures or referring Viveve Treatments to others. In order to generate referral business, Viveve also believes that patients must be satisfied with the effectiveness of the Viveve Treatment. Results obtained from a Viveve Treatment are subjective and may be subtle. The Viveve Treatment may produce results that may not meet patients’ expectations. If patients are not satisfied with the procedure or feel that it is too expensive for the results obtained, Viveve’s reputation and future sales will suffer.

Viveve’s success depends on growing physician adoption of the Viveve System and continued use of Viveve’s treatment tips.

Some of Viveve’s target physician customers already own self-pay device products. Viveve’s ability to grow its business and convince physicians to purchase the Viveve System depends on the success of Viveve’s sales and marketing efforts. Viveve’s business model involves both a capital equipment purchase of the Viveve System and continued purchases by Viveve’s customers of single-use treatment tips and ancillary consumables. This may be a novel business model for many potential customers who may be used to competing products that are either exclusively capital equipment, such as many laser-based systems. Viveve must be able to demonstrate that the cost of the Viveve System and the revenue that the physician can derive from performing procedures using Viveve’s product are compelling when compared to the cost and revenue associated with alternative products or therapies. When marketing to plastic surgeons, Viveve must also, in some cases, overcome a bias against non-invasive procedures. If Viveve is unable to increase physician adoption of the Viveve System and use of Viveve’s treatment tips, Viveve’s financial performance will be adversely affected.

To successfully market and sell the Viveve System internationally, Viveve must address many issues with which Viveve has limited experience.

International sales accounted for 100% of Viveve’s revenue in 2013 and 2012. Viveve believes that a significant portion of its business will continue to come from international sales through increased penetration in countries where Viveve currently sells the Viveve System, combined with expansion into new international markets. However, international sales are subject to a number of risks, including:

•	difficulties in staffing and managing international operations;
•	difficulties in penetrating markets in which Viveve’s competitors’ products may be more established;
•	reduced or no protection for intellectual property rights in some countries;
•	export restrictions, trade regulations and foreign tax laws;
•	fluctuating foreign currency exchange rates;
•	foreign certification and regulatory clearance or approval requirements;
•	difficulties in developing effective marketing campaigns for unfamiliar, foreign countries;
•	customs clearance and shipping delays;
•	political and economic instability; and
•	preference for locally produced products.

If one or more of these risks were realized, it could require Viveve to dedicate significant resources to remedy the situation, and even if Viveve is able to find a solution, Viveve’s revenue may still decline.

To market and sell the Viveve System internationally, Viveve depends on distributors, and they may not be successful.

Viveve currently depends exclusively on third-party distributors to sell and service the Viveve System internationally and to train Viveve’s international customers, and if these distributors terminate their relationships with Viveve or under-perform, Viveve may be unable to maintain or increase its level of international revenue. Viveve will also need to engage additional international distributors to grow its business and expand the territories in which it sells the Viveve System. Distributors may not commit the necessary resources to market, sell and service the Viveve System to the level of Viveve’s expectations. If current or future distributors do not perform adequately, or if Viveve is unable to engage distributors in particular geographic areas, Viveve’s revenue from international operations will be adversely affected.

Viveve currently has limited sales and marketing resources or experience and failure to build and manage a sales force or to market and distribute the Viveve System effectively could have a material adverse effect on Viveve’s business.

Viveve expects to rely on a direct sales force to sell the Viveve System in the U.S. In order to meet Viveve’s future anticipated sales objectives, Viveve expects to grow its domestic sales organization significantly over the next several years. There are significant risks involved in building and managing Viveve’s sales organization, including risks related to Viveve’s ability to:

•	hire qualified individuals as needed;
•	provide adequate training for the effective sale of the Viveve System; and
•	retain and motivate sales employees.

In addition, the Viveve System competes with products that are well-established in the market. Accordingly, it is difficult to predict how well Viveve’s sales force will perform. Viveve’s failure to adequately address these risks could have a material adverse effect on its ability to sell the Viveve System, causing Viveve’s revenue to be lower than expected and harming Viveve’s results of operations.

Viveve competes against companies that have more established products, longer operating histories and greater resources, which may prevent Viveve from achieving significant market penetration or increased operating results.

The medical device and aesthetics markets are highly competitive and dynamic, and are marked by rapid and substantial technological development and product innovations. Demand for the Viveve System could be diminished by equivalent or superior products and technologies offered by competitors. Specifically, the Viveve System competes against other offerings in these markets, including laser and other light-based medical devices, pharmaceutical and consumer products, surgical procedures and exercise therapies.

Competing in these markets could result in price-cutting, reduced profit margins and loss of market share, any of which would harm Viveve’s business, financial condition and results of operations. Viveve’s ability to compete effectively depends upon its ability to distinguish its company and the Viveve System from Viveve’s competitors and their products, and on such factors as:

•	safety and effectiveness;
•	product pricing;
•	success of Viveve’s marketing initiatives;
•	compelling clinical data;
•	intellectual property protection;
•	quality of customer support; and
•	development of successful distribution channels, both domestically and internationally.

Some of Viveve’s competitors have more established products and customer relationships than Viveve, which could inhibit Viveve’s market penetration efforts. For example, Viveve may encounter situations where, due to pre-existing relationships, potential customers decided to purchase additional products from Viveve’s competitors. Potential customers also may need to recoup the cost of expensive products that they have already purchased from Viveve’s competitors and thus may decide not to purchase the Viveve System, or to delay such purchase. If Viveve is unable to achieve continued market penetration, Viveve will be unable to compete effectively and its business will be harmed.

In addition, some of Viveve’s current and potential competitors have significantly greater financial, research and development, manufacturing, and sales and marketing resources than Viveve. Viveve’s competitors could utilize their greater financial resources to acquire other companies to gain enhanced name recognition and market share, as well as new technologies or products that could effectively compete with Viveve’s existing product. Given the relatively few competitors currently in the market, any Proposed Transaction could exacerbate any existing competitive pressures, which could harm Viveve’s business.

Competition among providers of devices for the medical device and aesthetics markets is characterized by rapid innovation, and Viveve must continuously innovate the Viveve System and develop new products or Viveve’s revenue may decline.

While Viveve attempts to protect the Viveve System through patents and other intellectual property rights, there are few barriers to entry that would prevent new entrants or existing competitors from developing products that compete directly with Viveve’s products. For example, while Viveve believes its monopolar RF technology maintains a strong intellectual property position, there may be other companies employing competing technologies which claim to have a similar clinical effect to Viveve’s. Additionally, there are others who may market monopolar RF technology for competing purposes in a direct challenge to Viveve’s intellectual property position. As Viveve continues to create market demand for a non-surgical, non-invasive way to treat vaginal laxity and sexual dysfunction, competitors may enter the market with other products making similar or superior claims. Viveve expects that any competitive advantage it may enjoy from its current and future innovations may diminish over time, as companies successfully respond to Viveve’s innovations, or create their own. Consequently, Viveve believes that it will have to continuously innovate and improve the Viveve System and technology or develop new products to compete successfully. If Viveve is unable to develop new products or innovate successfully, the Viveve System could become obsolete and Viveve’s revenue will decline as Viveve’s customers purchase competing products.

Viveve outsources the manufacturing and repair of key elements of the Viveve System to a single manufacturing partner.

Viveve outsources the manufacture and repair of the Viveve System to a single contract manufacturer, Stellartech. If Stellartech’s operations are interrupted or if Stellartech is unable to meet Viveve’s delivery requirements due to capacity limitations or other constraints, Viveve may be limited in its ability to fulfill new customer orders or to repair equipment at current customer sites. Stellartech has limited manufacturing capacity, is itself dependent upon third-party suppliers and is dependent on trained technical labor to effectively repair Viveve’s system. In addition, Stellartech is a medical device manufacturer and is required to demonstrate and maintain compliance with the FDA’s Quality System Regulation, or QSR. If Stellartech fails to comply with the FDA’s QSR, its manufacturing and repair operations could be halted. In addition, both the availability of Viveve’s product to support the fulfillment of new customer orders as well as Viveve’s ability to repair those products installed at current customer sites would be impaired. In addition, as of the date of this Proxy Statement, the development and manufacturing agreement under which Viveve and Stellartech operate has expired without any subsequent extension or renewal by the parties and the minimum conditions to the licenses granted therein have not been satisfied by Viveve. Although the parties continue to operate under the terms of this agreement, Viveve’s manufacturing operations could be adversely impacted if Viveve is unable to enforce Stellartech’s performance under this agreement, or enter into a new agreement with Stellartech upon favorable terms.

Viveve’s manufacturing operations and those of its key manufacturing subcontractors are dependent upon third-party suppliers, making Viveve vulnerable to supply shortages and price fluctuations, which could harm Viveve’s business.

The single source supply of the Viveve System from Stellartech could not be replaced without significant effort and delay in production. Also, several other components and materials that comprise the Viveve System are currently manufactured by a single supplier or a limited number of suppliers. In many of these cases, Viveve has not yet qualified alternate suppliers and relies upon purchase orders, rather than long-term supply agreements. A supply interruption or an increase in demand beyond Viveve’s current suppliers’ capabilities could harm Viveve’s ability to manufacture the Viveve System until new sources of supply are identified and qualified. Viveve’s reliance on these suppliers subjects it to a number of risks that could harm its business, including:

•	interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;
•	delays in product shipments resulting from uncorrected defects, reliability issues or a supplier’s variation in a component;
•	a lack of long-term supply arrangements for key components with Viveve’s suppliers;
•	inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;
•	difficulty locating and qualifying alternative suppliers for Viveve’s components in a timely manner;
•	production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;
•	delay in delivery due to Viveve’s suppliers prioritizing other customer orders over Viveve’s;
•	damage to Viveve’s brand reputation caused by defective components produced by Viveve’s suppliers;
•	increased cost of Viveve’s warranty program due to product repair or replacement based upon defects in components produced by Viveve’s suppliers; and
•	fluctuation in delivery by Viveve’s suppliers due to changes in demand from Viveve or their other customers.

Any interruption in the supply of components or materials, or Viveve’s inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair Viveve’s ability to meet the demand of its customers, which would have an adverse effect on Viveve’s business.

If, in the future, Viveve decides to perform additional manufacturing functions internally that it currently outsources, Viveve’s business could be harmed by its limited manufacturing experience and related capabilities.

In the future, for financial or operational purposes, Viveve may elect to perform additional component or System manufacturing functions internally. Viveve’s limited experience with manufacturing processes could lead to difficulties in producing sufficient quantities of manufactured items that meet Viveve’s quality standards and that comply with applicable regulatory requirements in a timely and cost-effective manner. In addition, if Viveve experiences these types of manufacturing difficulties, it may be expensive and time consuming to engage a new or previous subcontractor or supplier to fulfill Viveve’s replacement manufacturing needs. The occurrence of any of these events could harm Viveve’s business.

If the Viveve System malfunctions or if Viveve discovers a manufacturing defect that could lead to a malfunction, Viveve may have to initiate a product recall or replace components, which could adversely impact Viveve’s business.

Problems in Viveve’s manufacturing processes, or those of Viveve’s manufacturing partners or subcontractors, which lead to an actual or possible malfunction in any of the components of the Viveve System, may require Viveve to recall product from customers or replace components and could disrupt Viveve’s operations. For example, in December 2012, Viveve began replacing handpiece assemblies that were causing system malfunctions due to fiber optic damage that occurred during the manufacturing process. Viveve subsequently worked with its manufacturing partner to redesign and test the reliability of the newly designed handpiece. The problem was resolved within several weeks and did not have a significant impact on Viveve’s ability to supply products to its customers or, more generally, on Viveve’s results of operations. However, Viveve’s results of operations, its reputation and market acceptance of its products could be harmed if Viveve encounters difficulties in manufacturing that result in a more significant issue or significant patient injury, and delays Viveve’s ability to fill customer orders.

Viveve may not be able to develop an alternative cooling module that will be in compliance with changing environmental regulations in a timely or cost-effective manner.

Viveve’s cooling module relies upon a hydroflurocarbon, or HFC, called R134a, to protect the outer layer of the tissue from over-heating while Viveve’s device delivers RF energy to the submucosal tissue. New environmental regulations phasing out HFCs over the next decade have been adopted or are under consideration in a number of countries, and recent European Union directives require the phase-out of HFCs and prohibit the introduction of new products incorporating HFCs beginning in 2007. If Viveve is unable to develop an alternative cooling module for its device which is not dependent on HFCs in a timely or cost-effective manner, the Viveve System may not be in compliance with environmental regulations, which could result in fines, civil penalties and the inability to sell Viveve’s products in certain major international markets.

In addition, the impending restrictions on HFCs have reduced their current availability, as suppliers have lower incentive to expand production capacity or maintain existing capacity. This change in supply could expose Viveve to supply shortages or increased prices for R134a, which could impair Viveve’s ability to manufacture the Viveve System and adversely affect Viveve’s results or operations. HFCs may also be classified by some countries as a hazardous substance and subject to significant shipping surcharges that may negatively impact profit margins.

Viveve forecasts sales to determine requirements for components and materials used in the Viveve System, and if Viveve’s forecasts are incorrect, Viveve may experience delays in shipments or increased inventory costs.

Viveve keeps limited materials, components and finished product on hand. To manage its manufacturing operations with its suppliers, Viveve forecasts anticipated product orders and material requirements to predict its inventory needs up to six months in advance and enter into purchase orders on the basis of these requirements. Viveve’s limited historical experience may not provide it with enough data to accurately predict future demand. If Viveve’s business expands, its demand for components and materials would increase and Viveve’s suppliers may be unable to meet its demand. If Viveve overestimates its component and material requirements, Viveve will have excess inventory, which would increase Viveve’s expenses. If Viveve underestimates its component and material requirements, it may have inadequate inventory, which could interrupt, delay or prevent delivery of the Viveve System to Viveve’s customers. Any of these occurrences would negatively affect Viveve’s financial performance and the level of satisfaction that Viveve’s customers have with its business.

Even though Viveve requires training for users of the Viveve System and does not sell the Viveve System to non-physicians, there exists a potential for misuse, which could harm Viveve’s reputation and its business.

Internationally, Viveve’s independent distributors sell in many jurisdictions that do not require specific qualifications or training for purchasers or operators of the Viveve System. Viveve does not supervise the procedures performed with the Viveve System, nor can Viveve be assured that direct physician supervision of its equipment occurs according to Viveve’s recommendations. Viveve, and its distributors, require purchasers of the Viveve System to undergo an initial training session as a condition of purchase, but do not require ongoing training. In addition, Viveve prohibits the sale of the Viveve System to companies that rent the Viveve System to third parties, but it cannot prevent an otherwise qualified physician from contracting with a rental company in violation of their purchase agreement with Viveve.

In the U.S., Viveve intends to only sell the Viveve System to licensed physicians who have met certain training requirements. However, current Federal regulations will allow Viveve to sell the Viveve System to “licensed practitioners.” The definition of “licensed practitioners” varies from state to state. As a result, the Viveve System may be operated by licensed practitioners with varying levels of training, and in many states by non-physicians, including physician assistants, registered nurses and nurse practitioners. Thus, in some states, the definition of “licensed practitioner” may result in the legal use of the Viveve System by non-physicians.

The use of the Viveve System by non-physicians, as well as noncompliance with the operating guidelines set forth in Viveve’s training programs, may result in product misuse and adverse treatment outcomes, which could harm Viveve’s reputation and expose it to costly product liability litigation.

Product liability suits could be brought against Viveve due to defective design, labeling, material or workmanship, or misuse of the Viveve System, and could result in expensive and time-consuming litigation, payment of substantial damages and an increase in Viveve’s insurance rates.

If the Viveve System is defectively designed, manufactured or labeled, contains defective components or is misused, Viveve may become subject to substantial and costly litigation by Viveve’s customers or their patients. Misusing the Viveve System or failing to adhere to operating guidelines could cause serious adverse events. In addition, if Viveve’s operating guidelines are found to be inadequate, it may be subject to liability. Viveve may, in the future, be involved in litigation related to the use of the Viveve System. Product liability claims could divert management’s attention from Viveve’s core business, be expensive to defend and result in sizable damage awards against Viveve. Viveve may not have sufficient insurance coverage for all future claims. Viveve may not be able to obtain insurance in amounts or scope sufficient to provide Viveve with adequate coverage against all potential liabilities. Any product liability claims brought against Viveve, with or without merit, could increase Viveve’s product liability insurance rates or prevent it from securing continuing coverage, could harm Viveve’s reputation in the industry and reduce product sales. Product liability claims in excess of Viveve’s insurance coverage would be paid out of cash reserves, harming Viveve’s financial condition and reducing its operating results.

After-market modifications to Viveve’s treatment tips by third parties and the development of counterfeit products could reduce Viveve’s sales, expose it to product liability litigation and dilute its brand quality.

Third parties may introduce adulterated after-market modifications to Viveve’s treatment tips, which enable re-use of Viveve’s treatment tips in multiple procedures. Because Viveve’s treatment tips are designed to withstand a finite number of pulses, modifications intended to increase the number of pulses could result in patient injuries caused by the use of worn-out or damaged treatment tips. In addition, third parties may seek to develop counterfeit products that are compatible with the Viveve System and available to practitioners at lower prices than Viveve’s. If security features incorporated into the design of the Viveve System are unable to prevent after-market modifications to Viveve’s treatment tips or the introduction of counterfeit products, Viveve could be subject to reduced sales, product liability lawsuits resulting from the use of damaged or defective goods and damage to Viveve’s reputation.

Viveve depends on skilled and experienced personnel to operate its business effectively. If Viveve is unable to recruit, hire and retain these employees, Viveve’s ability to manage and expand its business will be harmed, which would impair its future revenue and profitability.

Viveve’s success largely depends on the skills, experience and efforts of its officers and other key employees. While Viveve has employment contracts with many of its officers and other key employees, Viveve’s officers and other key employees may terminate their employment at any time. The loss of any senior management team members could weaken Viveve’s management expertise and harm its business.

Viveve’s ability to retain its skilled labor force and its success in attracting and hiring new skilled employees will be a critical factor in determining whether Viveve will be successful in the future. Viveve may not be able to meet its future hiring needs or retain existing personnel. Viveve will face particularly significant challenges and risks in hiring, training, managing and retaining engineering and sales and marketing employees, as well as independent distributors, most of whom are geographically dispersed and must be trained in the use and benefits of the Viveve System. Failure to attract and retain personnel, particularly technical and sales and marketing personnel, would materially harm Viveve’s ability to compete effectively and grow its business.

Any acquisitions that Viveve makes could disrupt its business and harm its financial condition.

Viveve expects to evaluate potential strategic acquisitions of complementary businesses, products or technologies. Viveve may also consider joint ventures and other collaborative projects. Viveve may not be able to identify appropriate acquisition candidates or strategic partners, or successfully negotiate, finance or integrate acquisitions of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from Viveve’s core business and disrupt its operations. Viveve does not have any experience with acquiring companies or products. If Viveve decides to expand its product offerings beyond radiofrequency technologies, Viveve may spend time and money on projects that do not increase its revenue.

Viveve Risks Related to Regulatory Matters

Viveve may be unable to obtain or maintain international regulatory qualifications or approvals for its current or future products and indications, which could harm its business.

Sales of the Viveve System internationally are subject to foreign regulatory requirements that vary widely from country to country. In addition, the FDA regulates exports of medical devices from the U.S. Complying with international regulatory requirements can be an expensive and time-consuming process, and approval is not certain. The time required to obtain clearances or approvals, if required by other countries, may be longer than that required for FDA clearance or approvals, and requirements for such clearances or approvals may significantly differ from FDA requirements. Viveve may rely upon third-party distributors to obtain all regulatory clearances and approvals required in other countries, and these distributors may be unable to obtain or maintain such clearances or approvals. Viveve’s distributors may also incur significant costs in attempting to obtain and in maintaining foreign regulatory approvals or qualifications, which could increase the difficulty of attracting and retaining qualified distributors. If Viveve’s distributors experience delays in receiving necessary qualifications, clearances or approvals to market its products outside the U.S., or if they fail to receive those qualifications, clearances or approvals, Viveve may be unable to market its products or enhancements in international markets effectively, or at all.

If Viveve fails to maintain regulatory approvals and clearances, or is unable to obtain, or experience significant delays in obtaining, FDA clearances or approvals for the Viveve System or Viveve’s future products or product enhancements, its ability to commercially distribute and market these products could suffer.

The Viveve System and Viveve’s future products are subject to rigorous regulation by the FDA and numerous other federal, state and foreign governmental authorities. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time consuming, and Viveve may not be able to obtain these clearances or approvals on a timely basis, if at all. In particular, the FDA permits commercial distribution of a new medical device only after the device has received clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, approval of a de novo reclassification petition, or is the subject of an approved premarket approval application, or PMA unless the device is specifically exempt from those requirements. The FDA will clear marketing of a lower risk medical device through the 510(k) process if the manufacturer demonstrates that the new product is substantially equivalent to other 510(k)-cleared products. High risk devices deemed to pose the greatest risk, such as life-sustaining, life-supporting, or implantable devices, or devices not deemed substantially equivalent to a previously cleared device, require the approval of a PMA. The PMA process is more costly, lengthy and uncertain than the 510(k) clearance process. A PMA application must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use.

If there is no known predicate for a device, a company can request a de novo reclassification of the product. De novo generally applies where there is no predicate device and the FDA believes the device is sufficiently safe so that no PMA should be required. FDA’s de novo process has just been streamlined to allow a company to request that a new product classification be developed based on information provided by the requesting company. Viveve intends to utilize the Direct De Novo process for the Viveve System. However, Viveve cannot predict when or if such approval will be obtained, or whether FDA will create a new product code. Failure to approve the de novo petition, or establishment of a new product code could require Viveve to seek a PMA for the Viveve System. Delays in receipt or failure to receive clearances or approvals could reduce Viveve’s sales, profitability and future growth prospects.

Foreign governmental authorities that regulate the manufacture and sale of medical devices have become increasingly stringent and, to the extent Viveve markets and sells its products internationally, it may be subject to rigorous international regulation in the future. In these circumstances, Viveve would rely significantly on its foreign independent distributors to comply with the varying regulations, and any failures on their part could result in restrictions on the sale of Viveve’s products in foreign countries.

If Viveve modifies an FDA-cleared device, Viveve may need to seek and obtain new clearances, which, if not granted, would prevent Viveve from selling its modified product or require Viveve to redesign its product.

Any modifications to an FDA-cleared device that could significantly affect its safety or effectiveness or that would constitute a major change in its intended use would require a new 510(k) clearance or possibly a premarket approval. Viveve may not be able to obtain additional 510(k) clearances or premarket approvals for new products or for modifications to, or additional indications for, Viveve’s existing product in a timely fashion, or at all. Delays in obtaining future clearances would adversely affect Viveve’s ability to introduce new or enhanced products in a timely manner, which in turn could harm Viveve’s revenue and potential future profitability. Viveve has made modifications to its device in the past and may make additional modifications in the future that Viveve believes do not or will not require additional clearances or approvals. If the FDA disagrees, and requires new clearances or approvals for the modifications, Viveve may be required to recall and to stop marketing the modified device, which could harm its operating results and require Viveve to redesign its product.

If Viveve modifies a PMA approved device, Viveve may need to seek and obtain approval of a PMA Supplement, which, if not granted, would prevent Viveve from selling its modified product or require it to redesign its product.

New PMAs or PMA Supplements are required for modifications that affect the safety or effectiveness of the device, including, for example, certain types of modifications to the device’s indication for use, manufacturing process, labeling and design. PMA Supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. There is no guarantee that the FDA will grant PMA approval of Viveve’s future products, if one is required, and failure to obtain necessary approvals for Viveve’s future products would adversely affect its ability to grow its business. Delays in receipt or failure to receive approvals could reduce Viveve’s sales, profitability and future growth prospects.

Clinical trials necessary to support a 510(k) or a PMA application will be expensive and will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in Viveve’s clinical trials will prevent Viveve from commercializing any modified or new products and will adversely affect Viveve’s business, operating results and prospects.

The FDA has asked Viveve to conduct an investigational device exemption, or IDE, study to support a future product submission for the Viveve System. Initiating and completing clinical trials necessary to support a 510(k) or a PMA application for the Viveve System, as well as other possible future product candidates, will be time consuming and expensive and the outcome uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product Viveve advances into clinical trials may not have favorable results in later clinical trials.

Conducting successful clinical studies will require the enrollment of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient participation and follow-up depends on many factors, including the size of the patient population, the nature of the trial protocol, the attractiveness of, or the discomforts and risks associated with, the treatments received by enrolled subjects, the availability of appropriate clinical trial investigators, support staff, and proximity of patients to clinical sites and ability to comply with the eligibility and exclusion criteria for participation in the clinical trial and patient compliance. For example, patients may be discouraged from enrolling in Viveve’s clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and effectiveness of Viveve’s products or if they determine that the treatments received under the trial protocols are not attractive or involve unacceptable risks or discomforts.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy are required and Viveve may not adequately develop such protocols to support clearance and approval. Further, the FDA may require Viveve to submit data on a greater number of patients than Viveve originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis applicable to Viveve’s clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may cause an increase in costs and delays in the approval and attempted commercialization of Viveve’s products or result in the failure of the clinical trial. In addition, despite considerable time and expense invested in Viveve’s clinical trials, the FDA may not consider Viveve’s data adequate to demonstrate safety and efficacy. Such increased costs and delays or failures could adversely affect Viveve’s business, operating results and prospects.

If the third parties on which Viveve relies to conduct its clinical trials and to assist Viveve with pre-clinical development do not perform as contractually required or expected, Viveve may not be able to obtain regulatory clearance or approval for or commercialize its products.

Viveve does not have the ability to independently conduct its pre-clinical and clinical trials for its products and Viveve must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to Viveve’s clinical protocols or regulatory requirements or for other reasons, Viveve’s pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and Viveve may not be able to obtain regulatory approval for, or successfully commercialize, Viveve’s products on a timely basis, if at all, and Viveve’s business, operating results and prospects may be adversely affected. Furthermore, Viveve’s third-party clinical trial investigators may be delayed in conducting Viveve’s clinical trials for reasons outside of their control.

The results of Viveve’s clinical trials may not support its proposed product claims or may result in the discovery of adverse side effects.

Even if Viveve’s clinical trials are completed as planned, it cannot be certain that the results of the clinical trials will support Viveve’s proposed claims for the Viveve System or that the FDA or foreign authorities will agree with Viveve’s conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and Viveve cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that Viveve’s product candidates are safe and effective for the proposed indicated uses, which could cause Viveve to abandon a product candidate and may delay development of others. Any delay or termination of Viveve’s clinical trials will delay the filing of Viveve’s product submissions and, ultimately, Viveve’s ability to commercialize its product candidates and generate revenues.

Even if Viveve’s products are approved by regulatory authorities, if Viveve or its suppliers fail to comply with ongoing FDA or other foreign regulatory authority requirements, or if Viveve experiences unanticipated problems with Viveve’s products, these products could be subject to restrictions or withdrawal from the market.

Any product for which Viveve obtains clearance or approval, and the manufacturing processes, reporting requirements, post-approval clinical data and promotional activities for such product, will be subject to continued regulatory review, oversight and periodic inspections by the FDA and other domestic and foreign regulatory bodies, such as the Food and Drug Branch of the California Department of Health Services, or CDHS. In particular, Viveve and its suppliers are required to comply with the FDA’s Quality System Regulations, or QSR, and International Standards Organization, or ISO, regulations for the manufacture of its products and other regulations which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which Viveve obtains clearance or approval. Regulatory bodies, such as the FDA, enforce the QSR and other regulations through periodic inspections. In the past, Viveve’s facility has been inspected by the FDA and CDHS, and observations were noted. The FDA and CDHS have accepted Viveve’s responses to these observations, and Viveve believes that it is in substantial compliance with the QSR. Any future failure by Viveve or one of its suppliers to comply with applicable statutes and regulations administered by the FDA and other regulatory bodies, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in, among other things, any of the following enforcement actions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	unanticipated expenditures to address or defend such actions
•	customer notifications for repair, replacement, refunds;
•	recall, detention or seizure of Viveve’s products;
•	operating restrictions or partial suspension or total shutdown of production;
•	refusing or delaying Viveve’s requests for 510(k) clearance or premarket approval of new products or modified products;
•	operating restrictions;
•	withdrawing 510(k) clearances on PMA approvals that have already been granted;
•	refusal to grant export approval for Viveve’s products; or
•	criminal prosecution.

If any of these actions were to occur it would harm Viveve’s reputation and cause Viveve’s product sales and profitability to suffer and may prevent Viveve from generating revenue. Furthermore, Viveve’s third party manufacturers may not currently be or may not continue to be in compliance with all applicable regulatory requirements which could result in Viveve’s failure to produce its products on a timely basis and in the required quantities, if at all.

Even if regulatory clearance or approval of a product is granted for the Viveve System or future products, such clearance or approval may be subject to limitations on the intended uses for which the product may be marketed and reduce Viveve’s potential to successfully commercialize the product and generate revenue from the product. If the FDA determines that Viveve’s promotional materials, labeling, training or other marketing or educational activities constitute promotion of an unapproved use, it could request that Viveve cease or modify its training or promotional materials or subject Viveve to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider Viveve’s training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

In addition, Viveve may be required to conduct costly post-market testing and surveillance to monitor the safety or effectiveness of its products, and Viveve must comply with medical device reporting requirements, including the reporting of adverse events and malfunctions related to its products. Later discovery of previously unknown problems with Viveve’s products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as QSR, may result in changes to labeling, restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recalls, a requirement to repair, replace or refund the cost of any medical device Viveve manufactures or distributes, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties which would adversely affect Viveve’s business, operating results and prospects.

The Viveve System may also be subject to state regulations which are, in many instances, in flux. Changes in state regulations may impede sales. For example, federal regulations may allow the Viveve System to be sold to, or on the order of, “licensed practitioners,” as determined on a state-by-state basis. As a result, in some states, non-physicians may legally purchase and operate the Viveve System. However, a state could change its regulations at any time, disallowing sales to particular types of end users. Viveve cannot predict the impact or effect of future legislation or regulations at the federal or state levels.

If Viveve or its third-party manufacturers fail to comply with the FDA’s Quality System Regulation, Viveve’s business would suffer.

Viveve’s and its third-party manufacturers are required to demonstrate and maintain compliance with the FDA’s Quality System Regulation, or QSR. The QSR is a complex regulatory scheme that covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of Viveve’s product. The FDA enforces the QSR through periodic unannounced inspections. Viveve anticipates that in the future it will be subject to such inspections. Viveve’s failure, or the failure of its third-party manufacturers, to take satisfactory corrective action in response to an adverse QSR inspection could result in enforcement actions, including a public warning letter, a shutdown of Viveve’s manufacturing operations, a recall of Viveve’s product, civil or criminal penalties or other sanctions, which would cause Viveve’s sales and business to suffer.

If Viveve’s products cause or contribute to a death or a serious injury, or malfunction in certain ways, Viveve will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of Viveve’s similar devices were to recur. If Viveve fails to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against Viveve. Any such adverse event involving the Viveve System or future products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending itself in a lawsuit, will require the dedication of Viveve’s time and capital, distract management from operating Viveve’s business, and may harm Viveve’s reputation and financial results.

The Viveve System may in the future be subject to product recalls that could harm Viveve’s reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of Viveve’s products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by Viveve or one of its distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of Viveve’s products would divert managerial and financial resources and have an adverse effect on Viveve’s financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. Viveve may initiate voluntary recalls involving its products in the future that it determines do not require notification to the FDA. If the FDA disagrees with Viveve’s determinations, they could require Viveve to report those actions as recalls. A future recall announcement could harm Viveve’s reputation with customers and negatively affect Viveve’s sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted.

Federal and state regulatory reforms may adversely affect Viveve’s ability to sell its products profitably.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a medical device. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect Viveve’s business and its products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

For example, in August 2010, the FDA issued its preliminary recommendations on reform of the 510(k) premarket notification process for medical devices. On January 19, 2011, the FDA announced its “Plan of Action” for implementing these recommendations. The Plan of Action included 25 action items, including revising existing guidance or developing guidance to clarify various aspects of the 510(k) process and to streamline the review process for innovative, lower risk products (the “de novo” process); improving training for the Center for Devices and Radiological Health (“CDRH”) staff and industry; increasing reliance on external experts; and addressing and improving internal processes. The FDA has already begun implementing many of these reforms, and may implement other reforms in the future, which could have the effect of making it more difficult and expensive for Viveve to obtain 510(k) clearance.

In addition, a state could change its regulations at any time, disallowing sales to particular types of end users. Viveve cannot predict the impact or effect of future legislation or regulations at the federal or state levels.

Failure to comply with the U.S. Foreign Corrupt Practices Act and similar laws associated with Viveve’s activities outside the U.S. could subject it to penalties and other adverse consequences.

A significant portion of Viveve’s revenues is and will be from jurisdictions outside of the U.S. As a result, Viveve is subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits U.S. companies and their intermediaries from making corrupt payments to foreign officials for the purpose of directing, obtaining or keeping business, and requires companies to maintain reasonable books and records and a system of internal accounting controls. The FCPA applies to companies and individuals alike, including company directors, officers, employees and agents. Under the FCPA, U.S. companies may be held liable for the corrupt actions taken by employees, strategic or local partners or other representatives. In addition, the government may seek to rely on a theory of successor liability and hold Viveve responsible for FCPA violations committed by companies or associated with assets which Viveve acquires.

In many foreign countries where Viveve operates, particularly in countries with developing economies, it may be a local custom for businesses to engage in practices that are prohibited by the FCPA or other similar laws and regulations. In contrast, Viveve has implemented a company policy requiring its employees and consultants to comply with the FCPA and similar laws. Although Viveve has not conducted formal FCPA compliance training, Viveve is in the process of devising a training schedule for certain of its employees, agents and partners. Nevertheless, there can be no assurance that Viveve’s employees, partners and agents, as well as those companies to which Viveve outsources certain of its business operations, will not take actions in violation of the FCPA or Viveve’s policies for which Viveve may be ultimately held responsible. As a result of its anticipated growth, Viveve’s development of infrastructure designed to identify FCPA matters and monitor compliance is at an early stage. If Viveve or its intermediaries fail to comply with the requirements of the FCPA or similar legislation, governmental authorities in the U.S. and elsewhere could seek to impose civil and/or criminal fines and penalties which could have a material adverse effect on Viveve’s business, operating results and financial conditions. Viveve may also face collateral consequences such as debarment and the loss of its export privileges.

Viveve Risks Related to Its Intellectual Property

Intellectual property rights may not provide adequate protection for the Viveve System, which may permit third parties to compete against Viveve more effectively.

Viveve relies on patent, copyright, trade secret and trademark laws and confidentiality agreements to protect its technology and the Viveve System. Viveve has an exclusive license to 8 issued U.S. patents primarily covering the Viveve System and methods of use, the earliest of which expire in 2015; 3 pending U.S. patent applications, 12 issued foreign patents and 17 pending foreign patent applications, some of which foreign applications preserve an opportunity to pursue patent rights in multiple countries. Some of Viveve’s system components are not, and in the future may not be, protected by patents. Additionally, Viveve’s patent applications may not issue as patents or, if issued, may not issue in a form that will be advantageous to Viveve. Any patents Viveve obtains may be challenged, invalidated or legally circumvented by third parties. Consequently, competitors could market products and use manufacturing processes that are substantially similar to, or superior to, Viveve’s. Viveve may not be able to prevent the unauthorized disclosure or use of its technical knowledge or other trade secrets by consultants, vendors, former employees or current employees, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized uses and disclosures of Viveve’s intellectual property is difficult, and Viveve does not know whether the steps it has taken to protect its intellectual property will be effective. Moreover, Viveve does not have patent rights in all foreign countries in which a market may exist, and where Viveve has applied for foreign patent rights, the laws of many foreign countries will not protect Viveve’s intellectual property rights to the same extent as the laws of the U.S.

In addition, competitors could purchase the Viveve System and attempt to replicate some or all of the competitive advantages Viveve derives from Viveve’s development efforts, willfully infringe Viveve’s intellectual property rights, design around Viveve’s protected technology or develop their own competitive technologies that fall outside of Viveve’s intellectual property rights. If Viveve’s intellectual property is not adequately protected so as to defend Viveve’s market against competitors’ products and methods, Viveve’s competitive position could be adversely affected, as could Viveve’s business.

Viveve may be involved in future costly intellectual property litigation, which could impact its future business and financial performance.

Viveve’s industry has been characterized by frequent intellectual property litigation. Viveve’s competitors or other patent holders may assert that the Viveve System and the methods Viveve employs are covered by their patents. If the Viveve System or methods are found to infringe, Viveve could be prevented from marketing the Viveve System. In addition, Viveve does not know whether its competitors or potential competitors have applied for, or will apply for or obtain, patents that will prevent, limit or interfere with Viveve’s ability to make, use, sell, import or export the Viveve System. Viveve may also initiate litigation against third parties to protect its own intellectual property that may be expensive, protracted or unsuccessful. In the future there may be companies that market products for competing purposes in direct challenge to Viveve’s intellectual property position, and Viveve may be required to initiate litigation in order to stop them. If Viveve initiates litigation to protect its rights, it runs the risk of having its patents invalidated, which would undermine Viveve’s competitive position.

Litigation related to infringement and other intellectual property claims, with or without merit, is unpredictable, can be expensive and time-consuming and could divert management’s attention from Viveve’s core business. If Viveve loses this kind of litigation, a court could require Viveve to pay substantial damages, and prohibit it from using technologies essential to the Viveve System, any of which would have a material adverse effect on Viveve’s business, results of operations and financial condition. Viveve does not know whether necessary licenses would be available to it on satisfactory terms, or whether it could redesign the Viveve System or processes to avoid infringement.

Competing products may also appear in other countries in which Viveve’s patent coverage might not exist or be as strong. If Viveve loses a foreign patent lawsuit, it could be prevented from marketing the Viveve System in one or more countries.

In addition, Viveve may hereafter become involved in litigation to protect its trademark rights associated with its company name or the names used with the Viveve System. Names used with the Viveve System and procedures may be claimed to infringe names held by others or to be ineligible for proprietary protection. If Viveve has to change the name of its company or Viveve System, Viveve may experience a loss in goodwill associated with its brand name, customer confusion and a loss of sales.

Risks Related to PLC and the Proposed Transaction

Our shareholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the Proposed Transaction and will be further diluted as a result of the Offering. Having a minority share position may reduce the influence that our current shareholders have on the management of the Company.

We will issue 4,718,009 shares of our capital stock at the closing of the Proposed Transaction to the Viveve equity holders and their designees, after giving effect to the Share Consolidation. As a result, our current shareholders will hold 2,762,551 shares after giving effect to the Share Consolidation or (without giving effect to the Offering described below) approximately 36.9% of the issued and outstanding PLC Shares on a fully diluted basis. Consequently, the ability of our current shareholders following the Proposed Transaction to influence management of the Company through the election of directors will be substantially reduced.

As contemplated by the Viveve Merger Agreement, immediately following the closing of the Proposed Transaction, PLC will complete the Offering for aggregate gross proceeds of $4,500,000 in cash payments and the conversion of up to approximately $1,500,000 outstanding amount of principal and interest of certain Viveve bridge notes. After the closing of the Offering and after giving effect to the Share Consolidation, it is anticipated that the current PLC shareholders will own 14.7%, the former equity holders of Viveve will own 25.1% and the investors participating in the Offering will own 60.2% of the 18,801,325 issued and outstanding PLC Shares after the Offering. This Offering will further dilute our shareholders’ ownership in the Company and further reduce their ability to influence management of the Company through election of directors.

Because we are incorporated in Canada, you may not be able to enforce judgments against us and our Canadian directors.

Under Canadian law, you may not be able to enforce a judgment issued by courts in the U.S. against us or our Canadian directors. The status of the law in Canada is unclear as to whether a U.S. citizen can enforce a judgment from a U.S. court in Canada for violations of U.S. securities laws. A separate suit may need to be brought directly in Canada.

Our stock price has historically fluctuated and may continue to fluctuate significantly in the future which may result in losses for our investors.

Our stock price has been and may continue to be volatile. Some of the factors that can affect our stock price are:

•	the announcement of new products, services or technological innovations by us or our competitors;
•	actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings, and changes in our business, operations or prospects;
•	announcements relating to strategic relationships or mergers;
•	conditions or trends in the medical device industry;
•	changes in the economic performance or market valuations of other medical device companies; and
•	general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to our performance.

The market price of our stock may fall if shareholders sell their stock.

Certain current shareholders hold large amounts of our stock, which they could seek to sell in the public market from time to time. Sales of a substantial number of shares of our common stock within a short period of time would cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Proposed Transaction.

Viveve is not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the Proposed Transaction, when the officers and employees of Viveve will become the officers and employees of PLC and PLC’s current officers and employees will terminate their relationship with PLC, we will be subject to Section 404. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of Viveve, as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the Company after the Proposed Transaction. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our common stock.

Subsequent to the consummation of the Proposed Transaction, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Viveve, we cannot assure you that this diligence revealed all material issues that may be present in Viveve’s businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Viveve’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure Viveve’s operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

Concentration of ownership after the Proposed Transaction may have the effect of delaying or preventing a change in control.

If the Proposed Transaction and Offering are consummated, 5AM Ventures II (in conjunction with 5AM Co-investors II), and GBS Venture Partners Limited (“GBS Venture”), equity and convertible debenture holders of Viveve, will own 58.3% of the outstanding Common Stock of the Company. As a result, these shareholders, if acting together, have the ability to determine the outcome of corporate actions of the Company requiring shareholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

There is, at present, only a limited market for our common stock and we cannot ensure investors that an active market for our common stock will ever develop or be sustained.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect our relative value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price and investors may not be able to liquidate their investment in us at all or at a price that reflects the value of the business. In addition, our common stock currently trades on the OTCQB tier of the OTC Markets Group Inc., which generally lacks the liquidity, research coverage and institutional investor following of a national securities exchange like the NYSE MKT, the New York Stock Exchange or the Nasdaq Stock Market. While we intend to list our common stock on a national securities exchange once we satisfy the initial listing standards for such an exchange, we currently do not, and may not ever, satisfy such initial listing standards.

If the Proposed Transaction’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Proposed Transaction do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Proposed Transaction may decline. The market values of our securities at the time of the Proposed Transaction may vary significantly from their prices on the date the Viveve Merger Agreement was executed, the date of this proxy statement, or the date on which our shareholders vote on the Proposed Transaction. Because the exchange ratio in the Viveve Merger Agreement will not be adjusted to reflect any changes in the market price of our common stock, the market value of the Company common stock issued in the Proposed Transaction may be higher or lower than the values of these shares on earlier dates.

In addition, following the Proposed Transaction, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Proposed Transaction, there has not been a public market for Viveve’s stock, and trading in the shares of the Company’s common stock has not been active. Accordingly, the valuation ascribed to Viveve and our common stock in the Proposed Transaction may not be indicative of the price that will prevail in the trading market following the Proposed Transaction. If an active market for our securities develops and continues, the trading price of our securities following the Proposed Transaction could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	success of competitors;
•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•

changes in financial estimates and recommendations by securities analysts concerning the Company, the market for our products, the health services industry, or the healthcare and health insurance industries in general;

•	operating and stock price performance of other companies that investors deem comparable to the Company;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business;
•	commencement of, or involvement in, litigation involving the Company;
•	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of our common stock available for public sale;
•	any major change in our Board or management;
•	sales of substantial amounts of common stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and
•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If, following the Proposed Transaction, securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We will be a holding company with no business operations of our own and will depend on cash flow from Viveve to meet our obligations.

Following the Proposed Transaction, we will be a holding company with no business operations of our own or material assets other than the stock of our subsidiaries. All of our operations will be conducted by our subsidiary, Viveve. As a holding company, we will require dividends and other payments from our subsidiaries to meet cash requirements. The terms of any agreements governing indebtedness that we may enter into may restrict our subsidiaries from paying dividends and otherwise transferring cash or other assets to us. If there is an insolvency, liquidation or other reorganization of any of our subsidiary, our shareholders likely will have no right to proceed against their assets. Creditors of our subsidiary will be entitled to payment in full from the sale or other disposal of the assets of our subsidiary before the Company, as an equity holder, would be entitled to receive any distribution from that sale or disposal. If Viveve is unable to pay dividends or make other payments to the Company when needed, we will be unable to satisfy our obligations.

Directors of the Company have potential conflicts of interest in recommending that securityholders vote in favor of approval of the Merger Proposal and Spin-Off Proposal and approval of the other proposals described in this proxy statement.

When considering our Board of directors’ recommendation that the our shareholders vote in favor of the approval of the Merger Proposal and Spin-Off Proposal, our shareholders should be aware that directors and executive officers of the Company have interests in the Proposed Transaction that may be different from, or in addition to, the interests of our shareholders. These interests include:

•

RenalGuard Solutions, Inc., upon the closing of the RenalGuard Spin-Off, intends to hire or engage as consultants certain current officers of PLC, including Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer;

•	if Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer, are not engaged by RenalGuard Solutions, Inc., Mr. Tauscher and Mr. Mann may be entitled to certain severance payments from RenalGuard Solutions, Inc.;

•

as current shareholders of PLC, certain of PLC’s directors and officers will retain an ownership stake in the Company after the closing of the Viveve Merger, at which time the Viveve business will be the Company’s sole business; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Proposed Transaction.

These interests may influence our directors in making their recommendation that you vote in favor of the Merger Proposal and Spin-Off Proposal, and the transactions contemplated thereby.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of the Viveve Merger Agreement and the RenalGuard Reorganization Agreement, or waivers of closing conditions in the Viveve Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Viveve Merger Agreement or the RenalGuard Reorganization Agreement or waivers of conditions are appropriate and in PLC’s securityholders’ best interest.

In the period leading up to the closing of the Proposed Transaction, events may occur that, pursuant to the Viveve Merger Agreement, would require the Company to agree to amend the Viveve Merger Agreement, to consent to certain actions taken by Viveve or to waive rights that we are or may be entitled to under such agreement. Such events could arise because of changes in the course of Viveve’s business, a request by Viveve to undertake actions that would otherwise be prohibited by the terms of the Viveve Merger Agreement or the occurrence of other events that would have a material adverse effect on Viveve’s business and would entitle the Company to terminate the Viveve Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through its Board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for the Company and our securityholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after shareholder approval of the Proposed Transaction has been obtained. While certain changes could be made without further shareholder approval, if there is a change to the terms of the transaction that would have a material impact on the shareholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our shareholders with respect to the Merger Proposal and Spin-Off Proposal.

The PLC Board of Directors did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Proposed Transaction.

Our Board of Directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Viveve Merger and the RenalGuard Spin-Off. In analyzing the Proposed Transaction, our Board and management conducted due diligence on Viveve, researched the industry in which Viveve operates, and developed a long-range financial model and concluded that the Proposed Transaction was in the best interest of our shareholders. The lack of a third-party valuation or fairness opinion may lead an increased number of our shareholders to vote against the Merger Proposal and the Spin-Off Proposal, which could potentially impact our ability to consummate the Proposed Transaction.

The Company and Viveve will be subject to business uncertainties and contractual restrictions while the Proposed Transaction is pending.

Uncertainty about the effect of the Proposed Transaction on employees and customers may have an adverse effect on the Company and Viveve. These uncertainties may impair our or Viveve’s ability to retain and motivate key personnel and could cause customers and others that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Proposed Transaction, our or Viveve’s business could be harmed.

We will incur significant transaction and transition costs in connection with the Proposed Transaction.

We expect to incur significant, non-recurring costs in connection with consummating the Proposed Transaction and integrating the operations of Viveve and operating as a public company. We may incur additional costs to maintain employee morale and to retain key employees. We will also incur significant fees and expenses relating to financing arrangements and legal, accounting, financial advisory and other transaction fees and costs associated with the Proposed Transaction. Some of these costs are payable regardless of whether the Proposed Transaction is completed.

The unaudited pro forma financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Proposed Transaction been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 113 for more information.

2014 ANNUAL AND SPECIAL MEETING OF PLC SHAREHOLDERS

General

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our Board of Directors for use at the annual meeting of shareholders to be held on         , 2014, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about             , 2014. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the annual meeting of shareholders, as applicable.

A copy of our Quarter Report on Form 10-Q for the three months ended March 31, 2014, our Annual Report on Form 10-K for the year ended December 31, 2013 and the financial statements for the fiscal year ended December 31, 2013 contained therein and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, or SEC, will be placed before the annual meeting and will be mailed to each shareholder along with this proxy statement. Shareholders can receive additional copies of the proxy statement or Annual Report upon written or oral request to: PLC Systems Inc., Attention: Gregory Mann, 459 Fortune Boulevard, Milford, MA 01757, telephone: (508) 541-8800.

You should rely only on the information contained in this proxy statement in deciding how to vote. No one has been authorized to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated            , 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Date, Time and Place of Annual Meeting

The annual meeting of shareholders of PLC will be held at            Eastern time, on            , 2014, at                      , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the annual meeting of shareholders if you owned shares of our common stock at the close of business on           , 2014, which is the Record Date for the annual meeting of shareholders. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. PLC warrants do not have voting rights. On the Record Date, there were           shares of PLC common stock outstanding. Notice of the Record Date, as required by the Business Corporations Act of the Yukon Territory, which we refer to as Yukon law, was published in the Whitehorse Star newspaper on            , 2014.

Proxies

All proxies will be voted in accordance with the instructions contained therein. Signed and dated proxies received by us without an indication of how the shareholder intends to vote on a proposal will be voted in favor of each of the Merger Proposal, the Spin-Off Proposal, the Name Change Proposal, the Board Declassification Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Share Consolidation Proposal, the Auditor Proposal and the Adjournment Proposal. Any proxy may be revoked by a shareholder of record at any time before it is exercised by delivering to our Secretary a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the meeting. Attendance at the meeting will not itself be deemed to revoke a proxy unless the shareholder of record gives affirmative notice at the meeting that the shareholder intends to revoke the proxy and vote in person.

Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder’s behalf at the meeting by crossing out the names of the proxies that are currently listed and inserting the name of the replacement proxy in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

Quorum and Required Vote for Shareholder Proposals

Pursuant to our by-laws, two shareholders, or proxy holders representing two shareholders, holding not less than 10% of the outstanding shares of our common stock entitled to vote at the annual meeting, shall constitute a quorum with respect to that matter at the annual meeting. Shareholders of common stock present in person or represented by proxy (including shareholders who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. “Broker non-votes,” which are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter, will not be counted for purposes of determining whether a quorum is present.

Pursuant to our by-laws, if within one-half hour from the time appointed for the annual meeting, a quorum is not present, the annual meeting shall be adjourned to the same day in the following week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time appointed, the shareholders present in person or by proxy shall constitute a quorum. As of the Record Date for the annual meeting,           shares of our common stock would be required to achieve a quorum.

The approval of the Merger Proposal, the Spin-Off Proposal, the Name Change Proposal, the Board Declassification Proposal and the Share Consolidation Proposal requires the affirmative vote of holders of not less than two-thirds of the shares of common stock voting on the matter. Approval of the Incentive Plan Proposal, the Auditor Proposal, the Director Election Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of common stock voting on the matter. Accordingly, a PLC shareholder’s failure to submit a proxy or to vote in person at the annual meeting, an abstention from voting, or the failure of a PLC shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote on such proposals.

Recommendation to PLC Shareholders

Our Board of Directors believes that each of the Merger Proposal, the Spin-Off Proposal, the Name Change Proposal, the Board Declassification Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Share Consolidation, the Auditor Proposal and the Adjournment Proposal to be presented at the annual meeting of shareholders is in the best interests of the Company and our shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board of Directors in favor of approval of the Merger Proposal and Spin-Off Proposal, you should keep in mind that our directors and officers have interests in the Proposed Transaction that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•

RenalGuard Solutions, Inc., upon the closing of the RenalGuard Spin-Off, intends to hire or to engage as consultants certain current officers of PLC, including Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer;

•

if Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer, are not engaged by RenalGuard Solutions, Inc., Mr. Tauscher and Mr. Mann may be entitled to certain severance payments from RenalGuard Solutions, Inc.;

•

as current shareholders of PLC, certain of the PLC’s directors and officers will retain an ownership stake in the Company after the closing of the Viveve Merger, at which time the Viveve business will be the Company’s sole business; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Proposed Transaction.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum, or for purposes of determining the number of votes cast at the annual meeting of shareholders. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Submitting Your Proxy; Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals. Your one or more proxy cards show the number of shares of our common stock that you own. There are several ways to ensure that your vote is counted:

•

You can submit a proxy for your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual meeting. If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted, as recommended by our Board of Directors: “FOR” the Merger Proposal, “FOR” the Spin-Off Proposal, “FOR” the Name Change Proposal, “FOR” the Board Declassification Proposal, “FOR” the Director Election Proposal, “FOR” the Share Consolidation Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Auditor Proposal and “FOR” the Adjournment Proposal.

•

You can attend the annual meeting of shareholders and vote in person. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the annual meeting of shareholders, or at such meeting by doing any one of the following:

•	you may send another signed proxy card with a later date;

•	you may notify the Company’s Secretary, in writing before the annual meeting that you have revoked your proxy; or

•

you may attend the annual meeting, revoke your proxy, and vote in person, as indicated above. Attendance at the meeting will not itself be deemed to revoke a proxy unless the shareholder of record gives affirmative notice at the meeting that the shareholder intends to revoke the proxy and vote in person.

Other Matters

             As of the date of this proxy statement, the Board does not know of any business to be presented at the annual meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call our Chief Financial Officer, Gregory Mann at (508) 541-8800 x145.

Appraisal Rights

Our shareholders will have appraisal rights with respect to the RenalGuard Spin-Off, as a sale of all or substantially all of the Company’s assets, pursuant to Section 193 of the Yukon Business Corporations Act, provided you satisfy the criteria and conditions set forth in the Yukon Business Corporations Act. For more information on appraisal rights, see “Appraisal Rights” on page 131.

PROPOSAL NO. 1 — APPROVAL OF THE MERGER

AND

PROPOSAL NO. 2 — APPROVAL OF THE SPIN-OFF

We are asking our shareholders to approve and adopt the RenalGuard Spin-Off and the Viveve Merger, and the related transactions. Our shareholders should read carefully this proxy statement in its entirety for more detailed information concerning the RenalGuard Spin-Off and the Viveve Merger, including the Viveve Merger Agreement and the form of RenalGuard Reorganization Agreement attached to this proxy statement as Annexes A and B, respectively. Please see the section entitled “The Proposed Transaction Agreements” beginning on page 70 for additional information and a summary of certain terms of the RenalGuard Spin-Off and the Viveve Merger. You are urged to read carefully the Viveve Merger Agreement and the RenalGuard Reorganization Agreement in their entirety before voting on these proposals. Completion of the transactions contemplated by each of the Merger Proposal and the Spin-Off Proposal are conditioned upon the approval of the other proposal. Accordingly, if either the Merger Proposal or the Spin-Off Proposal is not approved, neither the Viveve Merger nor the RenalGuard Spin-Off will occur. This summary is qualified by reference to the complete text of the special resolutions concerning the Viveve Merger and the RenalGuard Spin-Off to be passed at the annual meeting, a copy of which is a part of this proxy statement and attached as Annex D.

Vote Required for Approval

The affirmative vote of the holders of not less than two-thirds of the shares of common stock voting on such proposal is required to approve each of the Merger Proposal and the Spin-Off Proposal. The consummation of the Viveve Merger and the RenalGuard Spin-Off are each conditioned on obtaining the requisite shareholder approval of the other.

Structure of the Proposed Transaction

The Proposed Transaction consists of the RenalGuard Spin-Off and the Viveve Merger. After the closing, Viveve will be a wholly-owned subsidiary of the Company.

The RenalGuard Reorganization Agreement provides for the transfer of certain of our assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., our wholly-owned subsidiary which will own the RenalGuard business through its holdings of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, to GCP in exchange for the cancellation or transfer of all of our outstanding Debentures held by GCP, a release of liens on substantially all of our assets, and the cancellation of all of the GCP Warrants, whereby RenalGuard Solutions, Inc. will become a private company wholly-owned by GCP. The Viveve Merger Agreement provides for the combination of the Company and Viveve through a merger of Merger Sub with and into Viveve, whereby Viveve will become a wholly-owned subsidiary of the Company, and the Company will issue the Viveve equity holders 4,718,009 shares of the Company’s common stock. The RenalGuard Spin-Off will be consummated immediately prior to the closing of the Viveve Merger. For additional information on the beneficial ownership of PLC common stock assuming that the Viveve Merger and RenalGuard Spin-Off are approved and the Offering is completed, see the section entitled “Beneficial Ownership of Securities” beginning on page 123.

Consideration for the RenalGuard Spin-Off and Viveve Merger

As consideration for RenalGuard, GCP’s Debentures will be canceled or transferred and the related liens on substantially all of PLC’s assets will be released by GCP. For information on how the purchase price for the RenalGuard Spin-Off is calculated, please see the section entitled “The Proposed Transaction Agreements — The RenalGuard Spin-Off Agreement” beginning on page 79.

As consideration for the Viveve Merger, the Company will issue to Viveve equity holders the Closing Net Merger Shares, consisting of 4,718,009 shares of common stock of the Company, as may be adjusted at closing pursuant to the terms of the Viveve Merger Agreement. For information on how the Closing Net Merger Shares is calculated and may be adjusted, please see the section entitled “The Proposed Transaction Agreements — The Viveve Merger Agreement” beginning on page 70.

Background of the Proposed Transaction

The terms of the Proposed Transaction are the result of negotiations between the representatives of PLC, Viveve and GCP. The following is a brief description of the background of these negotiations, the Proposed Transaction and related transactions.

PLC was formed in 1987. PLC, through its wholly owned operating subsidiary PLC Medical Systems, Inc., manufactures and markets its RenalGuard product, designed to reduce the potentially toxic effects that contrast media can have on the kidneys when it is administered to high-risk patients during certain medical imaging procedures. With the sale of PLC’s CO2 transmyocardial revascularization business in February 2011, its future prospects are solely dependent upon the successful commercialization of RenalGuard. In mid-2013, due to limited revenue generated by sales of RenalGuard, the costs of clinical trials for RenalGuard and limited sources of additional capital available to PLC, among other reasons, PLC began to explore strategic alternatives with respect to itself, including, but not limited to, a sale of some or all of its assets, licensing potentially valuable technologies to third parties and potential acquisitions. In addition, PLC also considered scaling back and/or ceasing some or all of its operations. GCP holds approximately $4.5 million of PLC’s Debentures and warrants issued in connection with the purchase of the Debentures, in addition to its ownership of other equity securities of PLC. GCP is PLC’s largest creditor and also holds liens on substantially all of PLC’s assets as a security for PLC’s obligations under the Debentures. In connection with the consummation of the Proposed Transaction, the other holders of PLC’s Debentures will exchange their Debentures for PLC Shares.

On July 16, and August 2, 5, 9, 14 and 28, 2013, meetings of the PLC Board of Directors were held in person or by telephone at which the directors were updated by management on the status of PLC’s operations, and the directors discussed the unwillingness of its current investors to provide additional capital to the Company, reductions in workforce and various potential strategic alternatives.

In September 2013, GCP and PLC engaged in initial discussions of Viveve as a potential merger candidate when Evolution Partners, LLC, a third-party consultant of Viveve, approached Bezalel Partners, LLP regarding the potential acquisition of Viveve by PLC. During the second half of 2013, representatives of PLC and GCP also met with other potential merger targets, all of whom were in the life science industry. PLC and GCP did not pursue any of the alternative potential merger targets beyond initial meetings because none of the potential merger targets had a product or business that was at the level of marketability as the products and business of Viveve.

On October 2, 2013, PLC and Viveve signed a non-disclosure agreement and commenced formal discussions to explore a potential transaction between the two parties. On October 7, 2013, representatives of PLC, Viveve, GCP, 5AM Ventures, one of the venture capital investors in Viveve, and Evolution Partners, LLC attended a meeting in New York City at GCP’s offices to further discuss a potential transaction between PLC and Viveve. As a result of that meeting, the parties determined that additional formal discussions were necessary to address terms of a potential acquisition by PLC of Viveve. On October 9, 2013, members of the management of PLC and Viveve had a teleconference call to begin negotiations of the terms of a potential acquisition by PLC of Viveve. On the same day, Viveve gave PLC access to its virtual data room and PLC commenced its due diligence of Viveve. In late October 2013, at the Transcatheter Cardiovascular Therapeutics (TCT) Conference in San Francisco, California, representatives of PLC and 5AM Ventures met to further discuss a potential acquisition of Viveve by PLC. In early November 2013, the chairman of the board of directors of Viveve contacted a member of the Board of Directors of PLC to discuss terms of a potential acquisition of Viveve by PLC. In mid-November 2013, Viveve sent a term sheet to PLC that described the terms of a potential acquisition of Viveve by PLC and contemplated a merger of equals. The term sheet provided for the merger of both the RenalGuard and Viveve businesses and for Viveve’s management team to manage the Combined Company. Members of the management and Board of Directors of PLC carefully reviewed the offered terms and determined that the acquisition of Viveve, along the terms set forth in the term sheet, were unacceptable to PLC. PLC did not believe that there were synergies between the two businesses and was unwilling to forgo participation in the management of the Combined Company. PLC rejected Viveve’s term sheet and the existing negotiations and discussions between PLC and Viveve terminated. PLC and GCP continued to explore all other potential strategic alternatives during this time.

Later in the fourth quarter of 2013, GCP reviewed the financial position of PLC and informed PLC that GCP would not provide any additional funding to PLC. Due to PLC’s difficult financial position and its inability to locate additional sources of capital, members of the management and Board of Directors of PLC determined that PLC would need to continue exploring strategic alternatives, including a potential transaction with GCP, as PLC’s largest creditor. Representatives of GCP discussed with PLC a potential spin-off of RenalGuard into a private company held by GCP in satisfaction of PLC’s obligations to GCP. Members of the management of PLC also began to again explore alternatives, including, but not limited to, initiating a bankruptcy proceeding. In the discussions between representatives of PLC and GCP concerning the possibility of initiating a bankruptcy proceeding, the GCP representatives indicated that it would prefer that PLC avoid bankruptcy, so as to preserve some value in PLC for its shareholders. Based upon its discussions with the GCP representatives, members of PLC’s management determined not to continue exploring the bankruptcy proceeding alternative. Representatives of PLC and GCP also determined that a spin-off of RenalGuard into a private company would need to be consummated immediately prior to a merger between PLC and a third party, in order to preserve some value for the shareholders of PLC. As the value of the assets of the RenalGuard business was significantly less than the $4,500,000 in Debentures owed to GCP, PLC determined that a spin-off of the RenalGuard business in exchange for the cancellation of the GCP Debentures and GCP Warrants in conjunction with the acquisition of Viveve was in the best interest of PLC and its shareholders.

In January 2014, representatives of GCP contacted representatives of Viveve to determine whether Viveve remained interested in exploring a transaction with PLC. It was explained that an acquisition of Viveve by PLC would be consummated immediately after the spin-off of PLC’s RenalGuard business, which would satisfy the most significant outstanding obligations of PLC. GCP and Barry Honig, investors of PLC, also indicated their commitment to provide Viveve with a bridge loan of $500,000 to complete the transaction. In late January 2014, discussions between representatives of PLC, Viveve and GCP recommenced. Shortly thereafter, Viveve sent to PLC a revised term sheet that set forth the new terms of PLC’s acquisition of Viveve and the spin-off of RenalGuard to GCP in exchange for the retirement of the outstanding Debentures held by GCP. Additional terms included the extinguishment of PLC warrants for shares of Common Stock and the conversion of Viveve debt and certain equity to common shares. After further negotiation of the terms of the transactions in late January and early February 2014, PLC, Viveve and GCP agreed in principle to the terms of the acquisition of Viveve by PLC and the spin-off by PLC of RenalGuard as a private company in exchange for the retirement of PLC’s outstanding Debentures held by GCP and the release of the related liens on substantially all of PLC’s assets by GCP. The terms also contemplated that immediately following the closing of the Viveve Merger, PLC would complete the Offering pursuant to which an aggregate of $6,000,000 of PLC common stock and warrants would be issued and sold for a combination of cash and the conversion of certain bridge notes. Representatives of Viveve proposed a pre-Offering valuation of Viveve of $4,000,000 to determine the PLC equity consideration for Viveve. After numerous discussions by representatives of Viveve, PLC, GCP and Alpha Capital Anstalt, Barry Honig and GRQ Consultants, Inc., current shareholders of PLC and potential investors in the Offering (the “PLC Investor Group”), in which GCP and the PLC Investor Group indicated their support for the transaction and valuation, PLC agreed to this valuation in determining the equity in PLC to be issued in exchange for the acquisition of Viveve. PLC’s Board of Directors believed that the valuation was fair based on the Company’s limited alternatives and in its efforts to avoid bankruptcy and preserve value for the PLC shareholders.

On February 13, 2014, PLC, Viveve and a new third-party investor, Alta Bioequities, L.P., that intended to participate as a significant investor in the Offering, executed the non-binding term sheet. Also, in early February 2014, PLC retained Haynes and Boone, LLP (“Haynes and Boone”) to serve as its counsel for the Proposed Transaction.

In late February 2014, the PLC Investor Group, who were significant shareholders of PLC that were investors in PLC’s February 2013 private placement (the “Palladium Investors”) introduced by Palladium Capital LLP, a financial advisor to PLC, in the course of their due diligence of Viveve, determined that the valuation of Viveve, based upon the post-Proposed Transaction capitalization table used in the term sheet dated February 13, 2014, overstated Viveve’s value as compared to PLC. As such, the PLC Investor Group indicated to PLC that they would not support the Proposed Transaction. After further discussions by representatives of Viveve, PLC, GCP and the PLC Investor Group, it was agreed that the Palladium Investors that participated in the Offering would receive warrants to purchase an aggregate of 5% of the outstanding shares of PLC post-Merger at an exercise price of $0.53 per share. On February 26, 2014, PLC, Viveve and GCP revised the terms of the Proposed Transaction to include the issuance of the warrants in the Offering to the participating Palladium Investors. In order for Viveve to obtain additional liquidity until the Offering and the Proposed Transaction, on March 5, 2014, Viveve entered into a note purchase agreement with GCP and another investor pursuant to which Viveve issued to each of GCP and such other investor a 9% convertible promissory note in the amount of $50,000, which is convertible into shares of PLC common stock upon consummation of the Viveve Merger. The note purchase agreement provided that Viveve may issue an aggregate of $500,000 of 9% convertible promissory notes.

On March 13, 2014, after further due diligence of Viveve, the PLC Investor Group communicated to PLC that the Palladium Investors would not support the Proposed Transaction because it believed that the existing equity holders of PLC should retain additional equity in PLC following the consummation of the Proposed Transaction. On March 18, 2014, Haynes and Boone, on behalf of PLC, communicated to Viveve that PLC would be unable to proceed with the Viveve Merger because it was unable to secure the necessary support for the transaction from the Palladium Investors. After communicating its inability to proceed with the Viveve Merger, PLC and GCP again approached other potential merger targets, but did not pursue any of the potential merger targets beyond initial meetings because none of the potential merger targets had a product or business that was at the level of marketability as the products and business of Viveve. In addition, during such time period, PLC, Viveve, GCP and the PLC Investor Group continued discussions on potential modifications to the terms of the Proposed Transaction that would be able to gain the support of PLC’s equity holders.

To ensure the participation of the Palladium Investors, in March 2014, GCP agreed to transfer a portion of its equity holdings in PLC to the Palladium Investors for nominal consideration. After further discussion between the parties, GCP agreed to transfer an aggregate of 720,000 PLC Shares or rights to shares held by GCP, on a post-Share Consolidation basis, to the Palladium Investors for nominal consideration. The members of PLC’s management presented the terms of the transactions to the Board of Directors of PLC, which the Board of Directors found to be in the best interests of PLC.

On March 25, 2014, PLC, GCP and Viveve modified certain terms that had been set forth in the February 13, 2014 term sheet, pursuant to which, among other things, GCP agreed to transfer its equity securities of PLC to members of the Palladium Investors in order to further increase the equity ownership percentage of PLC of such holders following the consummation of the Proposed Transaction.

On March 27, 2014, after discussion with PLC and Macdonald & Company, PLC’s Yukon Territory counsel, Haynes and Boone sent a draft of the agreement and plan of merger to Richardson & Patel, LLP (“Richardson & Patel”), counsel to Viveve. On March 28, 2014, pursuant to its note purchase agreement, Viveve issued GCP an additional 9% convertible promissory note in exchange for $100,000. On April 3, 2014, Richardson & Patel sent to Haynes and Boone comments to the agreement and plan of merger. The parties continued negotiations of the terms of the agreement and plan of merger and completed due diligence inquiries throughout April 2014. On April 7, 2014, representatives of PLC, Haynes and Boone, Viveve and Richardson & Patel attended a conference call to discuss outstanding issues in the transaction as well as in the latest draft of the agreement and plan of merger circulated by Richardson & Patel, which issues included closing conditions and survival of indemnification rights. It was agreed that neither PLC nor Viveve would have indemnification rights with respect to representations and warranties in the agreement and plan of merger survive the closing of the Proposed Transaction.

On April 9, 2014, Haynes and Boone sent Richardson & Patel and Viveve a revised agreement and plan of merger, in part, based on prior discussions. The principal commercial terms of the Proposed Transaction having been substantially settled, from April 9, 2014 to May 9, 2014, there were several additional exchanges of the agreement and plan of merger and ancillary agreements and related discussions among Haynes and Boone and Richardson & Patel to finalize the agreements that would effect the Proposed Transaction.

On November 13, 2013, and March 24, and April 14 and 28, 2014, meetings of the PLC Board of Directors were held in person or by telephone at which the directors were updated by management on the status of the contemplated transactions with Viveve and the Offering, including the terms being negotiated, analyses of the transaction, the tentative schedule of major events from the signing of the agreement and plan of merger to closing and the closing of the Offering.

On April 28, 2014, at the special meeting of the Board of Directors of PLC, the PLC Board of Directors approved the agreement and plan merger with Viveve substantially in the form of the Viveve Merger Agreement, the RenalGuard Spin-off and other ancillary agreements, directed the officers of PLC to complete negotiations of such agreements, and approved the filing of the preliminary proxy statement pursuant to which the PLC stockholders would be asked to approve the Proposed Transaction and the resulting change of control.

On May 9, 2014, PLC and Viveve executed the final Viveve Merger Agreement. On May 14, 2014, PLC filed the preliminary proxy statement and a Form 8-K with the SEC and issued a press release announcing the execution of the Viveve Merger Agreement and related transactions.

PLC’s Board of Directors’ Reasons for the Approval of the Proposed Transaction

On April 28, 2014, our Board of Directors unanimously (i) approved the Viveve Merger Agreement and the transactions contemplated thereby, (ii) approved the RenalGuard Spin-Off and the transactions contemplated thereby, (iii) determined that the Viveve Merger is in the best interests of PLC, and (iv) directed that the Viveve Merger Agreement and the RenalGuard Spin-Off be submitted to our shareholders for approval and adoption, and recommended that our shareholders approve and adopt the Viveve Merger Agreement and the RenalGuard Spin-Off.

Before reaching its decision, our Board of Directors reviewed the results of management’s due diligence, which included:

•	review of PLC’s business and liquidity situation, with respect to its capital raising needs for the current fiscal year;

•	review of availability (and specifically, the lack thereof) of additional capital from existing investors in PLC and from potential new investors;

•

extensive meetings and calls with Viveve’s management teams and representatives regarding operations, respective company products and services, major customers and vendors and financial prospects for Viveve, among other typical due diligence matters;

•	review of Viveve’s contracts and certain other legal diligence; and

•	financial and accounting diligence and certain tax diligence.

Our Board of Directors considered the wide variety of factors set forth below in connection with its evaluation of the Proposed Transaction. In light of the complexity of those factors, our Board of Directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of our Board of Directors may have given different weight to different factors.

In considering the Proposed Transaction, PLC’s Board of Directors considered the following factors, although not weighted or in any order of significance:

•	a review of strategic alternatives, including the possibility of remaining independent, combinations with other partners, and the possibility of equity or debt public or private offerings;

•

the possibility that if a strategic alternative were not available, PLC would likely default on its debt obligations related to its outstanding Debentures, which could result in the holders of PLC’s Debentures foreclosing on substantially all of PLC’s assets, including RenalGuard, securing the obligations under the Debentures, which would deprive PLC shareholders of any return on their ownership of equity securities of PLC;

•	a review of the business and financial prospects of other potential merger targets;

•	its belief that Viveve has the appropriate infrastructure in place and is competitively positioned to achieve growth;

•

its belief that the Proposed Transaction and our status as a publicly traded company will provide Viveve with greater access to capital to grow its business, thus enhancing Viveve’s potential for growth and maximizing shareholder returns;

•

the terms and conditions of the Viveve Merger Agreement and the RenalGuard Reorganization Agreement and the agreements contemplated by such agreements, including the form and amount of the consideration and the representations, warranties, covenants, conditions to closing and termination rights contained in those agreements;

•

the relative ownership interests of Viveve stockholders and PLC shareholders in the Combined Company immediately following the transaction, based on the shares of Viveve common stock and PLC common stock outstanding at approximately the time the Viveve Merger Agreement was executed;

•

its assessment of the likelihood that the transaction would be completed in a timely manner and that management would be able to successfully operate the Viveve business of the enterprise after the transaction;

•	the regulatory and other approvals required in connection with the transaction and the likelihood such approvals would be received in a timely manner and without unacceptable conditions; and

•	Viveve’s management team’s significant experience in its industry, all of which are expected to continue with the Combined Company.

Although PLC’s Board of Directors did not seek a third party valuation, and did not receive any report, valuation or opinion from any third party, in connection with the Proposed Transaction, the Board of Directors considered that PLC’s management collectively has significant experience in the healthcare technology, industry, international and public markets transactions, in constructing and evaluating financial models and financial projections and conducting valuations of businesses.

PLC does not intend as a matter of course to make public projections as to future sales, earnings or other results. The prospective financial information and share valuation was prepared solely for the purposes of estimating the enterprise value of Viveve for purposes of the Proposed Transaction. It was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of PLC’s and Viveve’s management, was prepared on a reasonable basis, reflects the best available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected future financial performance of the pro-forma consolidated Viveve and PLC, taking into consideration the RenalGuard Spin-Off. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. Neither Viveve’s or PLC’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Our Board of Directors also gave consideration to the following negative factors (which are more fully described in the “Risk Factors” section of this proxy statement), although not weighted or in any order of significance:

Our shareholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the Proposed Transaction and will be further diluted as a result of the Offering. Having a minority share position may reduce the influence that our current shareholders have on the management of the Company.

We will issue 4,718,009 shares of our capital stock at the closing of the Proposed Transaction to the Viveve equity holders and their designees, after giving effect to the Share Consolidation. As a result, our current shareholders will hold 2,762,551 shares after giving effect to the Share Consolidation or (without giving effect to the Offering described below) approximately 36.9% of the issued and outstanding PLC Shares on a fully diluted basis. Consequently, the ability of our current shareholders following the Proposed Transaction to influence management of the Company through the election of directors will be substantially reduced.

As contemplated by the Viveve Merger Agreement, immediately following the closing of the Proposed Transaction, PLC will complete the Offering for aggregate gross proceeds of $4,500,000 in cash payments and the conversion of up to approximately $1,500,000 outstanding amount of principal and interest of certain Viveve bridge notes. After the closing of the Offering and after giving effect to the Share Consolidation, it is anticipated that the current PLC shareholders will own 14.7%, the former equity holders of Viveve will own 25.1% and the investors participating in the Offering will own 60.2% of the 18,801,325 issued and outstanding PLC Shares after the Offering. This Offering will further dilute our shareholders’ ownership in the Company and further reduce their ability to influence management of the Company through election of directors.

Subsequent to the consummation of the Proposed Transaction, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Viveve, we cannot assure you that this diligence revealed all material issues that may be present in Viveve’s businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Viveve’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure Viveve’s operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

The PLC Board of Directors did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Proposed Transaction.

Our Board of Directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Viveve Merger and the RenalGuard Spin-Off. In analyzing the Proposed Transaction, our Board and management conducted due diligence on Viveve, researched the industry in which Viveve operates, and developed a long-range financial model and concluded that the Proposed Transaction was in the best interest of our shareholders. The lack of a third-party valuation or fairness opinion may lead an increased number of our shareholders to vote against the Merger Proposal and the Spin-Off Proposal, which could potentially impact our ability to consummate the Proposed Transaction.

Our management and directors may have different interests in the Proposed Transaction than the public shareholders

Our Board of Directors considered the fact that members of our management and Board of Directors may have interests in the Viveve Merger that are different from, or are in addition to, the interests of our shareholders generally, including the matters described under “— Certain Benefits of PLC’s Directors and Officers and Others in the Proposed Transaction” below. However, our Board of Directors concluded that the potentially disparate interests would be mitigated because (i) our Board of Directors believes that the Proposed Transaction represents the best alternative for PLC’s shareholders to retain value in their ownership of PLC’s equity securities, as opposed to PLC’s Debenture holders entering into foreclosure precedings to acquire ownership of substantially all of PLC’s assets, (ii) RenalGuard has not yet entered into any employment agreements or consulting agreements nor otherwise guaranteed offers of employment to any of PLC’s current officers, (iii) the members of our Board of Directors will not continue as directors of PLC upon the closing of the Viveve Merger, and (iv) RenalGuard does not intend to appoint any of the members of our Board of Directors as directors of RenalGuard after the closing of the RenalGuard Spin-Off.

Certain Benefits of PLC’s Directors and Officers and Others in the Proposed Transaction

When you consider the recommendation of our Board of Directors in favor of approval of the Viveve Merger and RenalGuard Spin-Off, you should keep in mind that our Board of Directors and officers have interests in the Proposed Transaction that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•

RenalGuard Solutions, Inc., upon the closing of the RenalGuard Spin-Off, intends to hire or to engage as consultants certain current officers of PLC, including Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer;

•

if Mark Tauscher, PLC’s current president and chief executive officer, and Gregory Mann, PLC’s current chief financial officer, are not engaged by RenalGuard Solutions, Inc., Mr. Tauscher and Mr. Mann may be entitled to certain severance payments from RenalGuard Solutions, Inc.;

•

as current shareholders of PLC, certain of PLC’s directors and officers will retain an ownership stake in the Company after the closing of the Viveve Merger, at which time the Viveve business will be the Company’s sole business; and

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Proposed Transaction.

Severance Payments

Tauscher Employment Agreement

PLC Medical Systems, Inc. entered into an employment agreement with Mr. Tauscher in December 1999, which was amended in June 2008, and again in August 2013, providing for an annual base salary of not less than $225,000. If Mr. Tauscher’s employment is terminated following a change of control without “cause” or “good reason” within twelve (12) months of the change of control, this agreement also provides for the payment to Mr. Tauscher of 50% of his base salary payable immediately upon termination of his employment, and the remaining 50% shall be paid in nine (9) equal monthly installments following such termination. Additionally, any severance amount over $300,000 shall be payable in unregistered common stock from the successor entity within ten days of the effective date of termination. As a wholly-owned subsidiary of RenalGuard Solutions, Inc., PLC Medical Systems, Inc. will retain these severance obligations in the RenalGuard Spin-Off.

Mann Employment Agreement

PLC Medical Systems, Inc. entered into an employment agreement with Mr. Mann in October 2011 providing for an annual base salary of not less than $120,000, benefits in accordance with our standard benefits package and stock options to purchase up to 150,000 shares of our common stock. On July 2, 2012, PLC Medical Systems, Inc. increased Mr. Mann’s annual base salary to be no less than $140,000, and approved in June 2012 the payment of severance to Mr. Mann in an amount equal to twelve (12) months’ salary in the event Mr. Mann's employment is terminated upon a change of control and is not retained for at least twelve (12) months following the date of such change of control. As a wholly-owned subsidiary of RenalGuard Solutions, Inc., PLC Medical Systems, Inc. will retain these severance obligations in the RenalGuard Spin-Off.

Total PLC Shares to be Issued in the Proposed Transaction

Based on the number of shares of our common stock outstanding as of July 25, 2014, the total number of outstanding shares of our capital stock after the closing and after giving effect to the Share Consolidation will be approximately 7,480,560, including 4,718,009 shares issued to former Viveve stockholders. Based on these assumptions, and without giving effect to the Offering, current PLC shareholders and their designees will own approximately 36.9% and the former stockholders of Viveve and their designees will own approximately 63.1% of the issued and outstanding PLC Shares, on a fully diluted basis. As contemplated by the Viveve Merger Agreement, immediately following the closing of the Proposed Transaction, PLC will complete the Offering through the sale of an aggregate of approximately 11,320,755 PLC Shares in exchange for gross proceeds of $4,500,000 in cash payments and the conversion of up to approximately $1,500,000 outstanding amount of principal and interest of certain Viveve bridge notes. After the closing of the Offering, it is anticipated that the current PLC shareholders will own 14.7%, the former equity holders of Viveve will own 25.1% and the investors participating in the Offering will own 60.2% of the 18,801,325 issued and outstanding shares of our capital stock.

Board of Directors of PLC following the Viveve Merger

The Viveve Merger Agreement provides that effective immediately after the closing of the Viveve Merger, the Board of Directors of the Company will consist of five (5) members, each to serve until the next annual meeting of shareholders. The Board will consist of Patricia Scheller, Brigitte Smith, Mark Colella, Carl Simpson and Daniel Janney. See the sections entitled “Proposal No. 5 — Election of Directors to the Board” and “Management After the Proposed Transaction” beginning on pages 53 and 109, respectively, for additional information.

Articles of Continuance; Bylaws

The Articles of Continuance and the Bylaws of PLC will remain unchanged, except pursuant to the Proposals that the shareholders are being asked to vote on herein including “Proposal No. 3 — The Name Change Proposal,” beginning on page 52, “Proposal No. 4 — The Board Declassification Proposal,” beginning on page 52 and “Proposal No. 7 — The Share Consolidation Proposal,” beginning on page 64.

Name; Headquarters

The name of the Company after the Proposed Transaction will be “Viveve Medical, Inc.” subject to the approval of the Name Change Proposal, and our headquarters is expected to be located at 150 Commercial Street, Sunnyvale, CA 94086

Appraisal Rights

Appraisal rights are available with respect to the RenalGuard Spin-Off, as a sale of all or substantially all of the Company’s assets, pursuant to Section 193 of the Yukon Business Corporations Act. Holders of PLC common stock will have no appraisal rights available to holders of PLC common stock in connection with the Viveve Merger. For more information on appraisal rights, see “Appraisal Rights” on page 131.

Accounting Treatment

Based on the terms of the Viveve Merger Agreement, Viveve is deemed to be the accounting acquirer because the former Viveve shareholders, board of directions and management will have voting and operating control of the Combined Company. The RenalGuard Reorganization Agreement will occur prior to the Viveve Merger Agreement, resulting in Viveve merging with PLC’s public shell. The merger will be accounted for as capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

Regulatory Matters

No regulatory approvals or requirements are required to be complied with in connection with the Proposed Transaction.

Recommendation of the Board

PLC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE SPIN-OFF PROPOSAL.

PROPOSAL NO. 3 — THE NAME CHANGE PROPOSAL

Assuming the Merger Proposal and Spin-Off Proposal are approved, our shareholders are also being asked to approve an amendment to the articles of continuance to change the name of the Company to “Viveve Medical, Inc.” The Company’s Board of Directors has determined that the name change is necessary to reflect the change in business of the Company following the Proposed Transaction and is in the best interest of the Company and its shareholders. This summary is qualified by reference to the complete text of the proposed articles reflecting the name change, a copy of which is a part of this proxy statement and attached as Annex C, and the complete text of the special resolution to be passed at the annual meeting, a copy of which is a part of this proxy statement and attached as Annex D.

This proposal is conditioned upon the approval of both the Merger Proposal and the Spin-Off Proposal. If either the Merger Proposal or the Spin-Off Proposal is not approved, this proposal will have no effect.

Vote Required for Approval

The affirmative vote of the holders of not less than two-thirds of the shares of common stock voting on such proposal is required to approve the Name Change Proposal.

Recommendation of the Board

PLC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE NAME CHANGE PROPOSAL.

PROPOSAL NO. 4 — THE BOARD DECLASSIFICATION PROPOSAL

General

After careful consideration, our Board of Directors voted to approve, and to recommend to our shareholders that they approve, an amendment to our articles of continuance to declassify the Board of Directors effective at this 2014 annual meeting. Our Board of Directors also voted to approve an amendment to our bylaws to provide for such declassification of the Board, which the Board is requesting that the shareholders confirm and ratify. Our Board of Directors currently has five authorized directors and currently consists of five members. We currently have a classified Board of Directors, which is divided into three classes. Each class is elected for a three year term, with the terms staggered so that approximately one third of the directors stand for election each year. If adopted, this proposal would approve the amendment to our articles of continuance and would confirm and ratify the amendment to our bylaws to eliminate the classification of the Board of Directors and requiring every director to stand for election each year at our annual meeting. This will allow our shareholders to vote on the election of our entire board of directors each year, rather than on a staggered basis as with our current classified Board structure. If approved by our shareholders, our articles of continuance and bylaws will be amended to provide for the annual election of all directors commencing immediately at this 2014 annual meeting (See “Proposal No. 5 — Election of Directors to the Board”).

Rationale for Declassification

While a classified Board may provide certain advantages, including promoting Board continuity and stability and encouraging directors to take a long-term perspective, in making the determination to propose declassifying the Board, the Board of Directors felt the benefits of an unclassified Board, namely, increasing director’s accountability to shareholders outweighed the benefits of a classified Board. Since the election of directors is one of the main avenues for shareholders to influence corporate governance and hold management accountable, the Board of Directors has determined that it is in the best interest of the Company and its shareholders. Moreover, many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies.

Proposed Declassification of the Board of Directors

Subject to approval of this Proposal No. 4 by the holders of two-thirds of the outstanding shares of our Common Stock voting on the matter, the declassification of the Board of Directors will require an amendment to our articles of continuance. This summary is qualified by reference to the complete text of the proposed articles reflecting the declassification of the Board of Directors, a copy of which is a part of this proxy statement and attached as Annex C, and the complete text of the special resolution to be passed at the annual meeting, a copy of which is a part of this proxy statement and attached as Annex D.

The Board of Directors has also approved an amendment to our bylaws declassifying the Board as described above. The Board of Directors is requesting that the shareholders confirm and ratify the amendment to the bylaws.

This proposal is conditioned upon the approval of both the Merger Proposal and the Spin-Off Proposal. If either the Merger Proposal or the Spin-Off Proposal is not approved, this proposal will have no effect.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of not less than two-thirds of the shares of common stock voting on such proposal is required to approve an amendment to the Company’s articles of continuance to declassify the Board of Directors. The affirmative vote of the holders of not less than a majority of the shares of common stock voting on such proposal is required to confirm and ratify the amendment to the bylaws to declassify the Board of Directors.

PLC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE ARTICLES OF CONTINUANCE AND THE RATIFICATION OF THE AMENDMENT TO OUR BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL NO. 5 — ELECTION OF DIRECTORS TO THE BOARD

Pursuant to the Viveve Merger Agreement, upon the closing of the Proposed Transaction, the Company’s Board will consist of five (5) members. Therefore, the Company is asking its shareholders to vote to elect a total of five (5) directors to the Company’s Board of Directors, each of whose terms will expire at the next annual meeting of shareholders. Our independent directors have nominated each of Patricia Scheller, Brigitte Smith, Mark Colella, Carl Simpson and Daniel Janney, with terms expiring at the annual meeting of shareholders in 2015 and until each of their respective successors is duly elected and qualified, or until their earlier resignation, removal or death. No proxy may be voted for more people than the number of nominees set forth below.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

This proposal is conditioned upon the approval of both the Merger Proposal and the Spin-Off Proposal. If either the Merger Proposal or the Spin-Off Proposal is not approved, this proposal will have no effect.

Set forth below is the name of each nominee to the Board of Directors, the nominees age, the positions and offices held by the nominee, the nominee’s principal occupation and business experience during at least the past five years and the names of other publicly-held companies of which the nominee has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our Board of Directors to conclude that he or she should serve as a director.

Nominees for Election to the Board of Directors

Patricia Scheller. Ms. Scheller has served as Chief Executive Officer of Viveve since May 2012 and as a director of Viveve since June 2012. Prior to joining Viveve, she served as the CEO of Prescient Medical, Inc. (“PMI”), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks, from September 2004 through April 2012 and as a director of PMI from July 2004 to September 2011. Prior to joining PMI, from August 2003 to September 2004, she was the CEO of SomaLogic, a biotechnology company focused on the development of diagnostic products using aptamer technology. From December 2000 to April 2003, Ms. Scheller also managed several business units at Ortho-Clinical Diagnostics, a Johnson & Johnson company, and from October 1997 to November 2000 served in key executive positions at Dade Behring, a clinical diagnostics firm. While at Dade Behring Holdings, Inc., she directed the commercialization of the hsCRP diagnostic test, a screening test for systemic inflammation, which has been shown to increase the risk of heart attacks.  The hsCRP test was the first diagnostic test added to the cardiac test panel by the Center for Disease Control and Prevention and American Heart Association in over 30 years.  As Director of cardiology systems at Cordis Corporation (a Johnson & Johnson company) from February 1994 to February 1996, Ms. Scheller managed the launch of the first Palmaz-Schatz® balloon-expandable coronary stent, the first major product entry into what became a $6 billion market.  Ms. Scheller received a B.S.E. degree in Biomedical Engineering from Duke University and completed executive business education programs at Harvard University, Massachusetts Institute of Technology, Columbia University and Northwestern University. As a result of Ms. Scheller’s commitment and dedication to the healthcare industry for more than 25 years, serving in various executive capacities, the Board of Directors of PLC nominated Ms. Scheller to serve as a director of PLC.

Brigitte Smith. Ms. Smith is co-founder and Managing Director of GBS Venture Partners, a leading Australian life science venture capital investor, founded in 1998 whose fund GBS Bioventures III owns 30.58% of Viveve’s outstanding common stock. GBS Venture Partners has completed more than 40 medical device and life science investments for companies based in Australia and the U.S. Before joining GBS Venture Partners, she worked with high-tech start-up companies in Australia and the U.S. in fundraising and business development roles. From 1990 to 1992 Ms. Smith also served as a consultant for Bain & Company, a strategic management consulting firm. Ms. Smith is on the board of GBS Venture Partners portfolio companies AirXpanders Inc., Endoluminal Sciences Pty Ltd, Neuromonics Pty Ltd, Proacta Inc., and Viveve Inc. Ms. Smith earned her Bachelor of Chemical Engineering with Honours from the University of Melbourne, her Master of Business Administration with Honours from the Harvard Business School and her Master of International Relations from the Fletcher School of Law and Diplomacy in Boston, Massachusetts, where she was also a Fulbright Scholar. Ms. Smith is a Fellow of The Australian Institute of Company Directors. As a result of Ms. Smith’s significant early-stage investing experience, the Board of Directors of PLC nominated Ms. Smith to serve as a director of PLC.

Mark S. Colella. Mr. Colella has been a director of Viveve since April 2012 and principal of 5AM Ventures, II, Inc., a leading life science venture capital investor, founded in 2002 which owns 30.58% of Viveve’s outstanding common stock, since October 2007. Mr. Colella annualizes in medical device and life science investing at 5AM Ventures and brings over 15 years of venture capital and operating experience within medical device and healthcare companies. Mr. Colella serves or has served in board or advisory roles with Biodesy, Ceterix, DVS (acquired by Fluidigm), Flexion (IPO), Incline (acquired by The Medicines Company), Pearl (acquired by AstraZeneca), Semprus (acquired by Teleflex), Viveve and WaveRx. He also sits on the Advisory Board for the Innovation and New Ventures Office at Northwestern University and The V Foundation Wine Celebration—a charity wine auction—which has raised over $30 million for cancer research. Before joining 5AM Ventures from 2007 to 2008 he was head of marketing for BÂRRX Medical, Inc. (“BÂRRX”), a Bay Area startup medical device company sold to Covidien for $413 million. Prior to BÂRRX, he held various management roles including with Stryker, Inc. from 2002 to 2007, focused in the fields of orthopedics, laparoscopy, urology, gynecology, and general minimally invasive surgery. In addition, he spent four years from 1996 to 2000 as an Executive Director managing healthcare facilities with Primrose Alzheimer’s Living, Inc., an early stage healthcare service startup company, and one year working for Versant Ventures. Mr. Colella holds a B.S. in Biology from Williams College and earned his M.B.A. from Northwestern University, the Kellogg School of Management. Prior to Williams College he spent two years at the U.S. Air Force Academy. Mr. Colella is based in the Menlo Park, CA office. As a result of Mr. Colella’s medical device industry experience, as well as his financial and early stage investing experience, the Board of Directors of PLC nominated Mr. Colella to serve as a director of PLC.

Carl Simpson. Mr. Simpson has served as a director of Viveve since its inception in September of 2005 and has worked in the medical/medical device arena for over 40 years. He is also a founder and Managing Director of Coronis Medical Ventures, LLC, a venture capital entity since 2005. From 2001 to 2004 Mr. Simpson was a partner for Versant Ventures. In 1993, he founded CardioGenesis Corp. a medical device company that designs, manufactures and distributes laser-based surgical products that promote cardiac angiogenesis and served as Vice President of Development until 1997. In 1979, Mr. Simpson founded Advanced Cardiovascular Systems (“ACS”) a medical device company that develops and markets medical devices for treatment of cardiovascular diseases and served as Senior Vice President of Research and Development until 2001. ACS was later sold to Eli Lilly in 1984 and spun-off into Guidant Vascular Intervention. Mr. Simpson currently serves on the board of Novobionics, Curant Medical, Uptake Medical and Entent. He also served on the board of directors of Silver Bullet from 2009 to 2012, CoRepair from 2007 to 2013, Revascular Therapeutics from 2004 to 2011, Conor MedSystems Inc. from 2003 to 2005, Thermage from 1997 to 2004, Interventional Thermodynamics (Innerdyne) from 1989 to 1991 and Interventional Technologies from 1985 to 1989. His undergraduate training is in Microbiology and Biochemistry. His graduate degree is in Electrical Engineering/Computer Science and he holds an MBA, both from the University of Santa Clara. As a result of Mr. Simpson’s prior experience with multiple start-up companies, an understanding of VC business models and 40 years of operational and clinical experience, the Board of Directors of PLC nominated Mr. Simpson to serve as a director of PLC.

Daniel Janney. Mr. Janney will be appointed as a director of Viveve prior to the closing of the Proposed Transaction. Mr. Janney currently serves as a director of Esperion Therapeutics, Inc. (NASDAQ: ESPR) since November 2012. Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities' healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Alba Therapeutics Corporation, Lithera, Inc., Prolacta Bioscience, Inc., Sutro Biopharma and ViroBay, Inc. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. As a result of Mr. Janney's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry, the Board of Directors of PLC nominated Mr. Janney to serve as a director of PLC.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock voting is required to elect each director. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our Board of Directors has no reason to believe that any nominee will be unable to serve if elected. Failure to vote by proxy or to vote in person at the annual meeting, an abstention from voting, or the failure of a PLC shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the vote.

Recommendation of the Board

PLC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FIVE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 6 — THE AMENDMENT TO THE 2013 STOCK OPTION AND INCENTIVE PLAN

Our Board has unanimously approved an amendment (the “First Amendment”) to the Company’s 2013 Stock Option and Incentive Plan (the “Incentive Plan”) to increase the number of shares reserved under the Incentive Plan from 113,826 to 3,111,587 on a post-Share Consolidation basis, and the Board has unanimously recommended that our shareholders approve and adopt the First Amendment to the Incentive Plan. Equity is a key component in our ability to attract, motivate and retain high quality employees. The increase in authorized shares in the Incentive Plan requested in this proposal will allow the Board of Directors to make additional equity grants that we believe align management and stockholder interests.

Set forth below is a description of the Incentive Plan. Our shareholders should read carefully the First Amendment and the entire Incentive Plan, which is attached as Annex E to this proxy statement, before voting on this proposal.

This proposal is conditioned upon the approval of both the Merger Proposal and the Spin-Off Proposal. If either the Merger Proposal or the Spin-Off Proposal is not approved, this proposal will have no effect.

Vote Required for Approval

The Incentive Plan will be approved and adopted if holders of at least a majority of the outstanding shares of our common stock voted at the annual meeting vote “FOR” this proposal.

2013 Stock Option and Equity Incentive Plan

Background

As of July 25, 2014, a total of 64,176 shares on a Post-Consolidation basis were available for issuance under the 2013 Stock Option and Incentive Plan (the “2013 Plan”). Under our current forecasts and taking into account our historical forfeiture rates, we expect that the number of shares still available for grant under the Incentive Plan will not provide a sufficient number of shares to meet the needs of our equity compensation program beginning this year. As a result, we may not be able to issue equity to our employees, directors and consultants in amounts that we believe are necessary to attract, retain and motivate them unless our shareholders approve the Incentive Plan.

The new Incentive Plan seeks an authorization of 3,111,587 shares.  The number of shares under the new Incentive Plan for which we are seeking authorization represents approximately 16.5% of our outstanding shares as of the closing of the Proposed Transaction on a post-Share Consolidation basis, which excludes all shares issuable on exercise of outstanding warrants, options and outstanding debenture conversions.

Long-Term Equity is a Key Component of our Compensation Philosophy

Our Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions within the Company. Our Board expects that the Incentive Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentives to these individuals to promote the success of the Company thereby aligning their interests with the interests of the Company’s shareholders.

The alternative to using equity for retention and incentive purposes would be to significantly increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practical or advisable because, as a high-technology company, we believe that equity awards provide a more effective compensation vehicle than cash for attracting, retaining and motivating our employees and that equity awards align employees and shareholder interests with a reduced impact on cash flow.

Flexibility to Fully Deduct Equity Compensation under Section 162(m)

The Incentive Plan also is designed to allow the Company the ability to grant equity awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company may be able to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Incentive Plan.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“162(m)”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) of the Code (“Section 162(m)”) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable the Company the ability to grant stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares, and performance units awarded under the Incentive Plan that qualify as “performance-based” within the meaning of Section 162(m), the Incentive Plan limits the sizes of such awards as further described below. By approving the Incentive Plan, the shareholders will be approving, among other things, eligibility requirements for participation in the Incentive Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares that could be made to participants, and the other material terms of the Incentive Plan and awards granted under the Incentive Plan. Notwithstanding the foregoing, the Company retains the ability to grant equity awards under the Incentive Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

Summary of the Plan

The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan as set forth in Annex E.

General

The purposes of the Incentive Plan are to attract and retain the best available personnel, to provide incentives to individuals who perform services to the Company, to align the interests of such individuals with the interests of the Company’s shareholders and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares, as the Plan Administrator (as defined below) may determine.

Authorized Shares

Subject to the adjustment provisions contained in the Incentive Plan, shareholders are being asked to approve 3,111,587 shares of Company Common Stock for issuance under the Incentive Plan.

If any award granted under the Incentive Plan expires or becomes unexercisable without having been exercised in full, or is forfeited to or repurchased by the Company, the expired, unexercised, forfeited or repurchased shares subject to such award will become available for future grant or sale under the Incentive Plan. With respect to the exercise of stock appreciation rights, the net number of shares covered by the portion of the exercised award will cease to be available under the Incentive Plan. If unvested shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company, such shares will become available for future grant under the Incentive Plan. Shares used to pay the tax and/or exercise price of an award will become available for future grant or sale under the Incentive Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Incentive Plan.

Adjustments to Shares Subject to the Incentive Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, will adjust the number and class of shares that may be delivered under the Incentive Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Limitations (including Non-Employee Directors Award Limitations)

The Incentive Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the initial value of any performance units issued to any one individual in any fiscal year of the Company pursuant to the Incentive Plan shall not exceed $1,000,000.

The Administrator will adjust the share limitations in this section in the event of any adjustment to the Company’s shares discussed above in the “Adjustment to Shares Subject to the Incentive Plan” section.

Additionally, subject to the terms of the Incentive Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

Administration

The Board has delegated administration of the Incentive Plan to the Board’s Compensation Committee. The Board and the Compensation Committee may further delegate administration of the Incentive Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the Incentive Plan. For purposes of this summary of the Incentive Plan, the term “Administrator” will refer to the Board or any committee designated by the Board to administer the Incentive Plan. To make grants to certain officers and key employees of the Company, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the service providers who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the repricing restrictions of the Incentive Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Incentive Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Incentive Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior shareholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to service providers of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.

Stock Options

Each option granted under the Incentive Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Incentive Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Shareholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price of our stock as reported on the OTCQB tier of the OTC Markets Group, Inc. or such other national securities exchange or automated inter-dealer quotation system on which the shares are listed.

The Incentive Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of no more than ten (10) years, and provided further that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five (5) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option following the participant’s cessation of service with the Company. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three (3) months following his or her cessation of service for reasons other than death or cause and (ii) one (1) year following his or her death (with all shares subject to the option becoming fully vested and exercisable); provided, however, that the option immediately will terminate upon a cessation of service for cause.

In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any shares previously acquired through the exercise of an option under the Incentive Plan.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Incentive Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Incentive Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than ten (10) years from the date of grant. The terms and conditions relating to the period of post-termination exercise and the Company repurchase rights with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Incentive Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specified, and the shares acquired may not be transferred by the participant until vested. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any vested shares previously acquired through an award of restricted stock under the Incentive Plan.

Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Incentive Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Incentive Plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any restrictions or vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of the Company’s Common Stock, or a combination of cash and shares.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Incentive Plan. Each award of performance units or shares granted under the Incentive Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Incentive Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest.

Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator, in its discretion. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

The granting and/or vesting of awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement (“performance goals”) including: earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before taxes and net earnings, earnings per share, gross margin, new product development or innovation, net income, operating income, quality, operating margin, return on capital, return on equity, revenue, revenue growth, and total shareholder return. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), on a per-share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, and/or other segment), and/or on a pre-tax or after-tax basis. Prior to latest date by which would meet the requirements under Section 162(m), the Administrator will determine whether any significant element(s) or item(s) will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator latest date by which would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with GAAP, or on a basis other than GAAP.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and no later than the latest possible date that could be used and still comply with the performance-based compensation provisions of Section 162(m), the Administrator will, in writing: (i) designate one or more participants, who would be considered a “covered employee” within the meaning of Code Section 162(m), to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Unless determined otherwise by the Administrator, awards granted under the Incentive Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Incentive Plan provides that, in the event of a merger or a “change in control” (as defined in the Incentive Plan), each award will be treated as the Administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The Administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director ceases to be a director prior to or on the closing of the merger or change in control or within twelve months following the merger or change in control, then his or her options and stock appreciation rights will fully vest and become immediately exercisable. In addition, all restrictions on restricted stock, restricted stock units, performance shares, or performance units held by such non-employee director will lapse, and all performance goals or other vesting requirements will be deemed achieved at 100%, and all other terms and conditions met.

Termination or Amendment

The Incentive Plan will automatically terminate ten (10) years from the date of its adoption by the Board, unless terminated at an earlier time by the Board. The Administrator may amend, alter, suspend or terminate the Incentive Plan at any time, provided that no amendment may be made without shareholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Annual rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no annual U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain new requirements for nonstatutory deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonstatutory deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Annual rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) shareholder approval of the Incentive Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Incentive Plan has been designed to permit (but not require) the Administrator to grant awards are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance other than with respect to the automatic grants to non-employee directors which have been approved by the Board. The following table sets forth on a pre-Share Consolidation basis (i) the aggregate number of shares of Common Stock subject to options granted under the 2013 Plan to our Named Executive Officers (“NEOs”) during the last fiscal year, and (ii) the average per share exercise price of such options.  No other awards have been issued to our named executive officers.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants
Mark R. Tauscher, Chief Executive Officer	1,908,565	$0.09
Gregory W. Mann, Chief Financial Officer	1,272,377	$0.09
All executive officers, as a group	3,180,942	$0.09
All directors who are not executive officers, as a group	589,300	$0.09
All employees who are not executive officers, as a group	1,345,901	$0.09

Grants under the Incentive Plan will be made at the discretion of the compensation committee. Except with respect to the options expected to be granted on the closing date of the Proposed Transaction as set forth in the table below, the grants under the Incentive Plan are not yet determinable. The value of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of PLC common stock on future dates, the exercise decisions made by the participants, and the extent to which any applicable performance goals necessary for vesting or payment are achieved. The closing price of PLC common stock on July 24, 2014 was $0.01.

Name of Individual or Group	Number of Shares Subject to Options Granted (1)	Average Per Share Exercise Price of Option Grants (1)
Patricia Scheller, Chief Executive Officer	221,682	$1.24
Scott Durbin, Chief Financial Officer	82,580	$1.24
All executive officers, as a group	304,262	$1.24
All directors who are not executive officers, as a group	1,812	$7.45
All employees who are not executive officers, as a group	14,744	$5.76

(1) Reflects adjustment based on the exchange ratio, as defined in the Merger Agreement, of 0.0080497 of one PLC Share for every one share of Viveve.

Recommendation of the Board

PLC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE INCENTIVE PLAN.

PROPOSAL NO. 7 — THE SHARE CONSOLIDATION PROPOSAL

Introduction

The PLC Board of Directors has unanimously approved and is recommending that PLC shareholders authorize the filing of an amendment to the articles of continuance to effect a consolidation (or reverse stock split) of outstanding PLC Shares on the basis of one post-consolidation PLC Share for every one hundred (100) PLC Shares outstanding immediately prior to the Share Consolidation. Assuming the proposal is approved, it is anticipated that articles of amendment to the articles of continuance will be filed to effect the Share Consolidation as soon as practicable following consummation of the Proposed Transaction. However, pursuant to the Share Consolidation Resolution, the PLC Board of Directors may, in its discretion, decide not to proceed with the Share Consolidation at any time prior to the filing of articles of amendment without further authorization from or notice to the PLC shareholders. This proposal is conditional upon PLC shareholder approval of the Merger Proposal and the Spin-Off Proposal. If either the Merger Proposal or the Spin-Off Proposal is not approved, this proposal will have no effect.

If this proposal is approved and the PLC Board of Directors implements the Share Consolidation, it will become effective immediately after articles of amendment to amend PLC’s articles of continuance are filed with the registrar under the YBCA. This summary is qualified by reference to the complete text of the proposed articles reflecting the Share Consolidation, a copy of which is a part of this proxy statement and attached as Annex C, and the complete text of the special resolution to be passed at the annual meeting, a copy of which is a part of this proxy statement and attached as Annex D.

If the Share Consolidation is implemented:

•

each of the issued and outstanding PLC Shares as of the Record Date will automatically be consolidated on the basis of one post-consolidation PLC Share for every one hundred (100) PLC Shares outstanding immediately prior to the Share Consolidation; and

•

the number of shares issuable pursuant to the Proposed Transaction, the number of PLC Shares issuable upon the exercise of any outstanding options and warrants, the exercise price thereof and the number of shares reserved for future issuances under the Incentive Plan will be adjusted as appropriate to reflect the Share Consolidation.

Vote Required for Approval

The affirmative vote of the holders of not less than two-thirds of the shares of common stock voting on such proposal is required to approve the Share Consolidation Proposal.

Purpose of the Proposed Share Consolidation

The principal purpose of the Share Consolidation is to increase the per share market price of PLC Shares and to reduce the number of PLC Shares outstanding, which we believe will have several benefits to PLC and its shareholders. The PLC Board of Directors believes that increasing the market price of PLC Shares will generate greater investor interest in the Combined Company, facilitate trading and liquidity in the shares of the Combined Company, enhance the prestige of the shares of the Combined Company in the marketplace and better enable the Combined Company to raise funds to finance its planned operations.

Investors may be less interested in purchasing low-priced securities, because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities. Also, institutional investors (other than those which focus on small-capitalization companies or low-priced securities) are less likely to invest in low-priced securities. In light of the foregoing, the PLC Board of Directors believes that it is in the best interests of PLC’s shareholders to approve the Share Consolidation.

While PLC expects that the Share Consolidation will increase the Combined Company’s share price, the long-term consequences are less predictable. The price of the Combined Company’s shares are likely to be affected by the Combined Company’s performance and by general market and economic conditions that cannot be predicted or evaluated by the PLC Board of Directors at this time. Accordingly, even if the Share Consolidation is successful in achieving a higher share price in the short-term, there is no assurance that the market value of the Combined Company’s shares will be greater after the Share Consolidation than it would be without ever effecting the Share Consolidation.

If the Share Consolidation proposal is approved, the PLC Board of Directors may nevertheless decide not to proceed with the Share Consolidation. Under this proposal, the PLC Board of Directors is retaining this discretion because the closing price of the Combined Company’s shares could substantially increase before or after the annual meeting therefore weakening the reasons for any share consolidation.

Material Effects of the Proposed Share Consolidation

If the Share Consolidation Resolution is approved at the Annual Meeting and the PLC Board of Directors elects to effect the proposed Share Consolidation, each PLC Share outstanding immediately prior to the Share Consolidation would automatically be changed, as of the effective time of the Share Consolidation, into one-hundredth of one PLC Share. In addition, subject to the terms and conditions of each optionholder’s option agreement with PLC and each warrantholder’s warrant certificate, the number of PLC Shares issuable upon the exercise of PLC’s outstanding options and warrants, the exercise price thereof and the number of shares reserved for future issuances under the Incentive Plan will be adjusted as appropriate to reflect the Share Consolidation.

The Share Consolidation will affect all PLC shareholders uniformly and will not affect any PLC shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the Share Consolidation results in any PLC shareholders owning a fractional PLC Share in which case each fractional PLC Share that is less than one-half of one PLC Share will be cancelled without any compensation therefor and each fractional PLC Share that is at least one-half of one PLC Share will be adjusted upward to one whole PLC Share. After the Share Consolidation, the PLC Shares will have the same voting rights and rights to dividends and distributions, if any, and will be identical in all other respects to the PLC Shares now authorized. The PLC Shares issued pursuant to the Share Consolidation will remain fully paid and non-assessable. The Share Consolidation is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 of the Exchange Act. Following the Share Consolidation, the Combined Company will remain subject to the reporting requirements of the Exchange Act.

PLC shareholders should recognize that if the Share Consolidation is effected, they would own fewer PLC Shares than they presently own. In addition, the Share Consolidation may increase the number of PLC shareholders who own odd-lots (less than 100 shares). Shareholders who hold odd-lots may experience an increase in the cost of selling their PLC Shares, as well as greater difficulty in effecting such sales.

Procedure for Effecting Share Consolidation and Exchange of Stock Certificates

If PLC shareholders authorize this proposal, PLC intends to file an amendment to the articles of continuance with the registrar under the YBCA as soon as practicable following consummation of the Proposed Transaction, at which time the Share Consolidation will take effect.

Effect on Beneficial Holders of PLC Shares (i.e., shareholders who hold in “street name”)

Upon the Share Consolidation, PLC intends to treat PLC Shares held by shareholders in “street name,” through a broker, investment dealer, bank, trust company or other nominee, in the same manner as registered shareholders whose PLC Shares are registered in their names. Brokers, investment dealers, banks, trust companies or other nominees will be instructed to effect the Share Consolidation for their beneficial holders holding the PLC Shares in “street name.” However, these brokers, investment dealers, banks, trust companies or other nominees may have different procedures than registered shareholders for processing the Share Consolidation. If a shareholder holds PLC Shares with a broker, investment dealer, bank, trust company or other nominee and has any questions in this regard, such shareholder is encouraged to contact his or her broker, investment dealer, bank, trust company or other nominee.

Share Certificates

The letter of transmittal (the “Letter of Transmittal”) which is being sent to registered PLC shareholders with this proxy statement sets out the procedure to be followed by registered PLC shareholders for use in transmitting their share certificates to PLC’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”) in exchange for new certificates reflecting (i) the number of PLC Shares to which such PLC shareholder is entitled as a result of the Share Consolidation and (ii) the change in the Company’s name to “Viveve Medical, Inc.”

In order to receive the new consolidated PLC Shares reflecting the Name Change and Share Consolidation, a registered PLC shareholder must deliver or send the Letter of Transmittal, properly completed and duly executed, together with certificate(s) representing its PLC Shares and all other required documents to Computershare at the address set forth in the Letter of Transmittal. It is each registered PLC shareholder’s responsibility to ensure that the Letter of Transmittal is received by Computershare. No certificates for fractional consolidated PLC Shares will be issued. PLC shareholders holding PLC shares in the name of a broker, bank or other nominee should contact that nominee for instructions and assistance in exchanging their PLC Shares pursuant to the Share Consolidation and Name Change.

If the Share Consolidation and Name Change are approved and effected, PLC shareholders are entitled to receive new share certificates reflecting both the Share Consolidation and the Name Change. If neither the Share Consolidation nor the Name Change are approved and effected, the existing certificate or certificates and all other ancillary documents submitted to Computershare will be returned forthwith to the PLC shareholder at the address set out in the Letter of Transmittal or, failing such address being specified, to the PLC shareholder at the last address of the undersigned as it appears on the securities register of PLC.

No Fractional Shares

No fractional PLC Shares will be issued if, as a result of the proposed Share Consolidation, a PLC shareholder would otherwise become entitled to a fractional PLC Share. Instead, each fractional PLC Share that is less than one-half of one PLC Share will be cancelled without any compensation therefor, and each fractional PLC Share that is at least one-half of one PLC Share will be adjusted upward to one whole PLC Share.

Dissenter’s Rights

Under the YBCA, PLC shareholders do not have any dissent and appraisal rights with respect to the proposed Share Consolidation.

Possible Disadvantages of the Proposed Share Consolidation

Even though the PLC Board of Directors believes that the potential advantages of the Share Consolidation (or reverse stock split) outweigh any disadvantages that might result, the following are some of the possible disadvantages:

•	The reduced number of PLC Shares resulting from the Share Consolidation could adversely affect the liquidity of PLC Shares.

•

There can be no assurance that the market price per PLC Share after the proposed Share Consolidation will remain unchanged or increase in proportion to the reduction in the number of PLC Shares outstanding before the Share Consolidation. For example, based on a closing price of the PLC Shares of $0.03 per share and the ratio of one post-consolidation PLC Share for every 100 PLC Shares outstanding immediately prior to the Share Consolidation, there can be no assurance that the post-Share Consolidation market price of the PLC Shares would be $3.00 per share or greater. Accordingly, the total market capitalization of the PLC Shares (the aggregate value of all the issued and outstanding PLC Shares at the prevailing market price) after the proposed Share Consolidation may be lower than the total market capitalization before the proposed Share Consolidation. Moreover, in the future, the market price of the PLC Shares following the Share Consolidation may not exceed the market price prior to the Share Consolidation.

•

A share consolidation may leave certain shareholders with one or more “odd lots,” which are holdings in amounts of less than 100 PLC Shares. These odd lots may be more difficult to sell than PLC Shares in even multiples of 100.

•

While the PLC Board of Directors believes that a higher share price may help generate investor interest, there can be no assurance that the proposed Share Consolidation will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the shares of the Combined Company may not necessarily improve.

Certain U.S. Federal Income Tax Consequences of the Proposed Share Consolidation

The following is a summary of certain U.S. federal income tax consequences relating to the proposed Share Consolidation as of the date hereof. This summary addresses only U.S. holders who hold their PLC Shares as a capital asset for U.S. federal income tax purposes (i.e., generally, property held for investment).

For purposes of this summary, a “U.S. holder” means a beneficial owner of PLC Shares who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular PLC shareholders or to PLC shareholders subject to annual treatment under U.S. federal income tax laws. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the Share Consolidation.

Each PLC shareholder should consult its own tax adviser concerning the particular U.S. federal tax consequences of the proposed Share Consolidation, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which the individual PLC shareholders may be subject. There can be no assurance that the Internal Revenue Service will agree with one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the United States federal income tax consequences of the Share Consolidation.

A share consolidation will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The U.S. holder’s aggregate adjusted bases of the post-Share Consolidation shares will be the same as the U.S. holder’s aggregate adjusted bases of the pre-Share Consolidation shares. The holding period of the post-Share Consolidation shares will include a U.S. holder’s holding periods for the pre-Share Consolidation shares.

The Combined Company will not recognize any gain or loss as a result of the proposed Share Consolidation.

Recommendation of the Board

PLC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SHARE CONSOLIDATION PROPOSAL.

PROPOSAL NO. 8 — THE AUDITOR PROPOSAL

To provide continuity and permit an orderly transition pursuant to the Viveve Merger, the audit committee of our Board of Directors has selected BPM as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2014. BPM is the independent registered public accounting firm of Viveve and audited the financial statements of Viveve as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 included in this proxy.

This proposal is conditioned upon the approval of both the Merger Proposal and the Spin-Off Proposal. If either the Merger Proposal or the Spin-Off Proposal is not approved, this proposal will have no effect.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the meeting is necessary to approve the selection of BPM as our independent registered public accounting firm and to authorize the audit committee to fix the remuneration to be paid to BPM. Although the audit committee has sole authority to appoint auditors, in the event of a negative vote, the audit committee may reconsider its selection. A representative of BPM is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. Representatives of McGladrey LLP, which served as PLC’s auditor during 2013 and audited PLC’s 2012 and 2013 financial statements are also expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Recommendation of the Board

OUR BOARD OF DIRECTORS BELIEVES THAT THE AUDITOR PROPOSAL IS IN OUR AND OUR SHAREHOLDERS’ BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

Audit Fees and Non-Audit Fees

The following table summarizes the fees incurred by McGladrey LLP, our independent registered public accounting firm for 2013 and 2012 and billed to us for each of the last two fiscal years:

Fee Category	2013	2012
Audit Fees(1)	$99,000	$76,500
Audit-Related Fees	$—	$—
Tax Fees(2)	$21,000	$23,500
All Other Fees	$—	$—

(1)

Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for tax compliance and tax planning services. Tax compliance services, which relate to the preparation of corporate tax returns, accounted for all fees paid in 2013 and 2012.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next twelve months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and must also be generally subject to a maximum dollar amount.

Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority must be reported on at the next meeting of the audit committee.

Change of Independent Public Accountants

On           , 2014, the PLC board of directors approved the dismissal of McGladrey LLP as PLC's independent registered public accounting firm, contingent on and to be effective as of the date of the closing of the Viveve Merger.

The reports of McGladrey LLP on PLC's consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, other than to include a qualification as to substantial doubt about PLC’s ability to continue as a going concern, audit scope or accounting principle, and included explanatory paragraphs.

During PLC’s fiscal years ended December 31, 2013 and 2012 and through        ,2014, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Securities and Exchange Commission Regulation S-K and the related instructions) between PLC and McGladrey LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of McGladrey LLC would have caused McGladrey LLC to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On         , 2014, the audit committee approved the appointment of BPM as PLC's independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2014. During PLC's fiscal years ending December 31, 2013, and 2012, and through            ,2014, neither PLC, nor anyone on its behalf, consulted BPM regarding either (i) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of PLC, in any case where a written report or oral advice was provided to PLC by BPM that BPM concluded was an important factor considered by PLC in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL NO. 9 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board of Directors to adjourn the annual meeting of shareholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the annual meeting of shareholders to approve one or more of the proposals presented at the annual meeting. In no event will our Board of Directors adjourn the annual meeting of shareholders or consummate the Proposed Transaction beyond the date by which it may properly do so under our articles of continuance and Yukon Territory law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our shareholders, our Board of Directors may not be able to adjourn the annual meeting of shareholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the annual meeting of shareholders to approve the other proposals.

Required Vote

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the shares voting at the annual meeting of shareholders and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

PLC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE PROPOSED TRANSACTION AGREEMENTS

This section of the proxy statement describes the material provisions of the RenalGuard Reorganization Agreement and the Viveve Merger, but does not purport to describe all of the terms of the RenalGuard Reorganization Agreement or the Viveve Merger. The following summary is qualified in its entirety by reference to the complete text of the Viveve Merger Agreement and the form of RenalGuard Reorganization Agreement, copies of which are attached as Annexes A and B hereto. You are urged to read the Viveve Merger Agreement and the RenalGuard Reorganization Agreement in their entirety as the primary legal documents that govern the Proposed Transaction.

Each of the RenalGuard Reorganization Agreement and the Viveve Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of each agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating each of those agreements. The representations, warranties and covenants in the Viveve Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

The Viveve Merger Agreement

Structure of Merger

The Viveve Merger Agreement provides for the merger of our wholly-owned subsidiary, Merger Sub, with and into Viveve, with Viveve surviving as a wholly-owned subsidiary of the Company. As result, each outstanding share of capital stock of Viveve will convert into the right to receive shares of our common stock, and each outstanding share of common stock of Merger Sub will convert into one share of common stock of Viveve.

PLC Shares to be Issued at Closing of the Viveve Merger

Pursuant to the Viveve Merger Agreement, upon the effectiveness of the Viveve Merger, all shares of capital stock (including common and preferred stock) of Viveve then outstanding will be exchanged for the right to receive shares of common stock of the Company (collectively referred to herein as the Closing Net Merger Shares). The aggregate number of Closing Net Merger Shares to be issued at closing of the Viveve Merger is based on an exchange ratio of 0.0080497 of one PLC Share for every one share of Viveve. We currently expect that, at the closing, we will issue 4,718,009 PLC Shares to the Viveve equity holders pursuant to the terms of the Viveve Merger Agreement. Viveve will not have any warrants or options issued and outstanding at the time of the Viveve Merger.

Closing and Effective Time of the Viveve Merger

The Viveve Merger is expected to be consummated at the earliest practicable time after the satisfaction or waiver of the conditions described below under the subsection below entitled “—Conditions to the Closing of the Viveve Merger,” but in no event later than ten business days following the satisfaction or waiver of the conditions described below under the subsection below entitled “—Conditions to the Closing of the Viveve Merger.”

Conditions to Closing of the Viveve Merger

Conditions to the Obligations of each of Company, Merger Sub and Viveve

The obligations of each of the Company, Merger Sub and Viveve to effect the Viveve Merger and otherwise consummate the transactions contemplated by the Viveve Merger Agreement are subject to the satisfaction (or waiver by each party), at or prior to the closing, of each of the following conditions:

•	There has been no government action or change of law that would prohibit or make illegal the transactions contemplated by the Viveve Merger Agreement.

•	The Company has received the requisite Company shareholder approval contemplated by this proxy statement, including approval of the Viveve Merger Agreement and the Viveve Merger.

Conditions to the Company’s and Merger Sub’s Obligations

The obligations of the Company and Merger Sub to effect the Viveve Merger and otherwise consummate the transactions contemplated by the Viveve Merger Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the closing, of each of the following conditions:

•

All of Viveve’s representations and warranties in the Viveve Merger Agreement that contain a materiality qualification are true and correct in all respects as of the date of the Viveve Merger Agreement and as of the closing date as if made on and as of the closing date and the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would reasonably be likely to not have a Material Adverse Effect.

•

All of Viveve’s representations and warranties in the Viveve Merger Agreement that do not contain a materiality qualification are true and correct in all material respects as of the date of the Viveve Merger Agreement and as of the closing date as if made on and as of the closing date and the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would reasonably be likely to not have a Material Adverse Effect.

•

Each of the covenants and obligations that Viveve or any of its subsidiaries is required to comply with or to perform at or prior to the closing has been complied with and performed in all material respects.

•

The Company has received a secretary’s certificate from Viveve, certifying as to (i) the proper corporate action by Viveve to approve the Viveve Merger and related transactions, and (ii) the incumbency of the signatories of Viveve and containing a certified certificate of incorporation and good standing certificate for Viveve.

•

No Material Adverse Effect with respect to Viveve has occurred, and no event has occurred or circumstance exists that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect on Viveve.

•	Viveve has completed the transactions contemplated by the Warrant Termination Agreements and the Viveve Convertible Note Termination Agreements.

•	At least 90% of the stockholders of Viveve have executed a stockholder questionnaire.

•	Viveve has paid the PLC Professional Fees (as defined below) related to the Viveve Merger and the related transactions.

•

Viveve has (i) no more than $1.5 million of liabilities in the form of accounts payable and accrued expenses, and (ii) a principal balance on its outstanding senior secured notes of no more than $1.5 million.

Conditions to Viveve’s Obligations

The obligations of Viveve to effect the Viveve Merger and otherwise consummate the transactions contemplated by the Viveve Merger Agreement are subject to the satisfaction (or waiver by Viveve), at or prior to the closing, of the following conditions:

•

All of the Company and Merger Sub’s representations and warranties in the Viveve Merger Agreement that contain a materiality qualification qualifiers are true and correct in all respects as of the date of the Viveve Merger Agreement and as of the closing date as if made on and as of the closing date and the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would reasonably be likely to not have a material adverse effect.

•

All of the Company and Merger Sub’s representations and warranties in the Viveve Merger Agreement that do not contain a materiality qualification are true and correct in all material respects as of the date of the Viveve Merger Agreement and as of the closing date as if made on and as of the closing date and the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would reasonably be likely to not have a material adverse effect

•	Each of the covenants and obligations that the Company and Merger Sub is required to comply with or to perform at or prior to the closing has been complied with and performed in all material respects.

•

Viveve has received a secretary’s certificate from the Company, certifying as to (i) the proper corporate action by the Company to approve the Viveve Merger and related transactions, and (ii) the incumbency of the signatories of the Company and containing a certified articles of continuance and good standing certificate for the Company.

•

No Material Adverse Effect with respect to either the Company or Merger Sub has occurred, and no event has occurred or circumstance exists that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on the Company or Merger Sub.

•	The Company has completed the transactions contemplated by the Warrant-Equity Exchange Agreements and the PLC Debenture-Common Stock Conversion Agreement.

•

The shareholders of the Company have elected to the Company’s Board of Directors the directors of Viveve, and the Company has appointed as officers of the Company the officers of Viveve to be effective upon the effective time of the Viveve Merger.

•	Each director and officer of the Company has delivered his or her resignation from all of his or her respective positions with the Company effective upon the effective time of the Viveve Merger.

•	The Company has consummated the RenalGuard Spin-Off immediately prior to the closing of the Viveve Merger.

•	Holders of no more than 35% of the PLC Shares have elected to become dissenting shares under the YBCA.

Representations and Warranties

Under the Viveve Merger Agreement, Viveve made customary representations and warranties, including those relating to: organization and qualification; authorization and non-contravention; no conflicts; capitalization; government approvals; litigation; brokers or finders; tax matters; affiliate transactions; financial statements; books and records; no undisclosed liabilities; material changes; compliance with laws; real property; insurance; environmental matters; employee matters; intellectual property; no investment company; foreign corrupt practices; application of takeover provisions; information; accredited investors; solvency; no other information and access to information and disclaimer.

Under the Viveve Merger Agreement, the Company and MergerSub made customary representations and warranties, including those relating to: organization and qualification; authorization and non-contravention; no conflicts; capitalization; government approvals; Exchange Act reports and financial statements; litigation; subsidiaries and Merger Sub; no brokers or finders; tax matters; affiliate transactions; compliance with laws; permits; validity of Company stock; books and records; real property; insurance; environmental matters; employee matters; intellectual property; no undisclosed liabilities; material changes; RegalGuard Spin-Off; no investment company; foreign corrupt practices; no integrated offering; application of takeover provisions; information; no other information; and access to information and disclaimer.

Materiality and Material Adverse Effect

Under the Viveve Merger Agreement, a “Material Adverse Effect,” with respect to an entity, means any event, occurrence, fact, condition or change is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise), or assets of such entity and its subsidiaries, taken as a whole, or (ii) the ability of such entity to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets; (b) the announcement of the transactions contemplated by the Viveve Merger Agreement; (c) any outbreak or escalation of war or any act of terrorism; (d) general conditions in the industry in which such entity and its subsidiaries operate; (e) changes after the date of the Viveve Merger Agreement in GAAP or regulatory accounting requirements, (f) changes after the date of the Viveve Merger Agreement in laws of general applicability to companies in the industry in which such entity and its subsidiaries operate; (g) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of such entity’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder; or (h) actions or omissions taken with the prior written consent of the other party hereto or expressly required by the Viveve Merger Agreement; provided further, however, that any event, change and effect referred to in clauses (a), (c), (d), (e) or (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on such entity and its subsidiaries, taken as a whole, compared to other participants in the industries in which such entity and its subsidiaries conduct their businesses.

Covenants of the Parties

The Company made the following covenants under the Viveve Merger Agreement:

•

Without the prior written consent of Viveve (not to be unreasonably withheld, conditioned or delayed), from the signing of the Viveve Merger Agreement until the closing, neither the Company nor Merger Sub will, directly or indirectly: (a) amend the Company’s organizational documents or Merger Sub’s organizational documents, as the case may be, except with respect to any actions necessary for a reverse stock split of the Company common stock and name change, (b) split, combine or reclassify any outstanding shares of the capital stock of the Company, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of the Company, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of the Company’s entry into the Viveve Merger Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company’s past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with the exercise or conversion of the Company’s securities outstanding on the date of the Viveve Merger Agreement or payment of stock dividends, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax returns of the Company, (i) adopt any compensatory plan or hire or materially increase the existing compensation of any employee, consultant, director or other service provider, (j) take any action that is intended or would reasonably be expected to result in any of the conditions to the Viveve Merger not being satisfied or in a violation of any provision of the Viveve Merger Agreement, except, in every case, as may be required by applicable law, or (k) commit or agree to take any of the above prohibited actions; provided, however, that no provision above will apply to the actions of the Company or any of its subsidiaries with respect to or in any way related to the Viveve Merger, the RenalGuard Spin-Off and the Offering or one or more debt financings in an aggregate principal amount up to $750,000 with GCP IV LLC or any person designated by GCP IV LLC so long as such debt is converted into or exchanged for an equity interest in RenalGuard as part of the RenalGuard Spin-Off.

•

The Company will file all necessary filings, reports, forms and other documents with the SEC on or prior to the closing date of the Viveve Merger, and such filings, reports, forms and other documents will materially comply with the applicable rules and regulations of the SEC.

•	No Solicitation by the Company

Until the Effective Time of the Viveve Merger or, if earlier, the termination of this Viveve Merger Agreement none of the Company and the Company shall use reasonable best efforts to cause its respective directors, officers, advisors and representatives not to, directly or indirectly, (A) initiate, solicit or knowingly encourage the submission of any inquiries, proposals or offers that constitute any alternative proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in any such inquiries, proposals, discussions or negotiations, or (B) approve or recommend, or publicly propose to approve or recommend, an alternative proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an alternative proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Viveve Merger or breach its obligations under the Viveve Merger Agreement or propose or agree to do any of the foregoing.

Notwithstanding the foregoing so solicit obligations of the Company, if at any time prior to obtaining the requisite shareholder vote of the Company’s shareholders to approve the Proposed Transaction, (i) the Company has not knowingly breached any material provision of the foregoing obligations and the Company receives a written alternative proposal from a third party which did not result from a breach of the Company’s foregoing no solicit obligations and (ii) the Board of Directors of the Company determines in good faith, after consultation with its outside counsel, that such alternative proposal constitutes or could reasonably be expected to lead to a superior proposal, then the Company may (A) furnish information with respect to the Company and its subsidiaries to the person making such alternative proposal and (B) participate in discussions or negotiations with the person making such alternative proposal regarding such alternative proposal; provided, that the Company will not, and will use reasonable best efforts not to allow the Company Representatives to, disclose any non-public information to such Person without entering into a confidentiality agreement on terms which are consistent with the confidentiality agreement between the Company and Viveve effective as of October 2, 2013. The Company shall promptly (within 48 hours) notify Viveve in the event it receives (i) an alternative proposal or written indication by any person that it is considering making an alternative proposal, (ii) any request for non-public information relating to the Company or any of its subsidiaries, other than requests for information in the ordinary course of business or unrelated to an alternative proposal or (iii) any inquiry or request for discussions or negotiations regarding any alternative proposal, and shall include in such notice the material terms and conditions thereof and the identity of the party making such proposal or inquiry, and shall keep Viveve reasonably apprised as to the status and any material developments, discussions and negotiations concerning the same. Without limiting the foregoing, the Company shall promptly (within 48 hours) notify Viveve orally and in writing if it determines to provide non-public information or to engage in discussions or negotiations concerning an alternative proposal in compliance with the foregoing.

The Board of Directors of the Company shall not directly or indirectly withdraw or modify its recommendation of the Proposed Transacaction to the Company’s shareholders in a manner adverse to Viveve, or publicly propose to do so; provided, that if at any time prior to obtaining the requisite approval of the Company’s shareholders of the Proposed Transaction, the Company receives an alternative proposal which the Board of Directors of the Company determines in good faith constitutes a superior proposal, then the Board of Directors of the Company may withdraw or modify its recommendation to the Company’s shareholders in a manner adverse to Viveve, including by failing to include its recommendation in this proxy statement (“Recommendation Withdrawal”) if such Board of Directors determines in good faith (after consultation with outside counsel) that failure to take such action likely would be inconsistent with its fiduciary duties under applicable law. In order for the Board of Directors of the Company to make the determination that an alternative proposal constitutes a superior proposal, the Company shall be required to provide Viveve with prior written notice, at least 48 hours in advance (or, in the event of a material modification of an alternative proposal with respect to which prior written notice of such intention to determine has previously been provided, the period shall be 24 hours in advance) of its intention to determine that such alternative proposal constitutes a superior proposal.

As used in the Viveve Merger Agreement, the term:

“alternative proposal” shall mean any inquiry, proposal or offer from any person or group of persons other than Viveve or its affiliates for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company and its subsidiaries, in each case other than the Viveve Merger.

“superior proposal” shall mean any Alternative Proposal (except the references therein to “20%” shall be replaced by “50%”) on terms which the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, to be more favorable to the shareholders of the Company than the transactions contemplated hereby or the terms of any other proposal made by Viveve after Viveve’s receipt of such alternative proposal.

•

The Company shall file this proxy statement as promptly as practicable after signing of the Viveve Merger Agreement, which proxy statement shall comply as to form in all material respects with the requirements of the Exchange Act and Yukon Territory law. The Company shall use commercially reasonable efforts to solicit from each of its shareholders a proxy to vote in favor of the matters described in this proxy statement.

•

The Company agrees, from and after the closing, (i) that all exculpation, indemnification and advancement of expenses rights for acts or omissions occurring though the closing of the Viveve Merger in favor of the current directors or officers of the Company as provided in the Company’s organizational documents or indemnification agreements will survive the Viveve Merger and continue in full force for a period of six (6) years, (ii) purchase and maintain fully pre-paid six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained by the Company for a period of six (6) years, and which tail policies shall contain at least the same coverage (including the scope and amount thereof) as, and contain terms and conditions that are equivalent to, the coverage set forth in the current policies to maintain directors’ and officers’ liability insurance for at least the same coverage for a period of six (6) years after the closing (subject to an annual cap of 200% of the annual premium therefor as of the closing), (iii) to amend its Incentive Plan to increase the number of shares available to grant pursuant to awards under the Incentive Plan, (iv) the Company will, and will cause Viveve, as the surviving corporation and any of the Company’s subsidiaries, not to use the PLC name or other marks, logos or devices related to the PLC name, (v) within one year from the closing of the Merger, to engage a registered broker-dealer to facilitate, and to use its reasonable best efforts to consummate, a registered public offering of PLC Shares resulting in aggregate gross proceeds of $8 million to $10 million and (vi) if the Company or Viveve, as the surviving corporation, undergoes a change of control or consolidation, proper provision shall be made so that the successors and assigns of the Company or Viveve, as the surviving corporation, as the case may be, assume the obligations set forth herein.

Viveve has made the following covenants under the Viveve Merger Agreement:

•

Without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), from the signing of the Viveve Merger Agreement until the closing, Viveve will not, directly or indirectly: (a) amend its organizational documents, (b) split, combine or reclassify any outstanding shares of the capital stock of Viveve, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Viveve, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Viveve’s entry into the Viveve Merger Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Viveve’s past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with the Viveve Merger, the RenalGuard Spin-Off and the Offering, the exercise of Viveve’s options outstanding on the date of the Viveve Merger Agreement or the issuance of awards under Viveve’s stock option plan, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax returns of Viveve, (i) adopt any compensatory plan or hire or materially increase the existing compensation of any employee, consultant, director or other service provider, (j) take any action that is intended or would reasonably be expected to result in any of the conditions to the Viveve Merger not being satisfied or in a violation of any provision of the Viveve Merger Agreement, except, in every case, as may be required by applicable law, or (k) commit or agree to take any of the above prohibited actions; provided, however, that no provision above will apply to the actions of Viveve or any of its subsidiaries with respect to or in any way related to the Viveve Merger, the RenalGuard Spin-Off and the Offering or one or more debt financings in an aggregate principal amount up to $1,500,000 with 5AM Partners II, LLC and GBS Venture Partners Limited, or any person designated by 5AM Partners II, LLC and GBS Venture Partners Limited so long as such debt is convertible into or exchangeable for Common Stock issued in the Offering.

•	Viveve will pay the Company up to $500,000 upon closing of the Viveve Merger Agreement for professional expenses incurred by the Company pursuant to the Viveve Merger Agreement and the Offering.

•

Viveve will deliver to the Company unaudited interim financial statements, prepared in accordance with GAAP, for all interim periods between the execution of the Viveve Merger Agreement and the closing of the Viveve Merger Agreement

•

Unless and until the termination of the Viveve Merger Agreement and except as related to negotiations between Viveve and the Company with respect to the Viveve Merger, the RenalGuard Spin-Off and the Offering, neither Viveve nor its officers, directors or agents will, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any “shell company” (as defined in the Exchange Act) concerning any merger, sale of capital stock, sale of substantial assets or other Proposed Transaction. Viveve will promptly notify the Company if it receives a proposal or inquiry with respect to the matters described above.

•

Viveve will use its reasonable best efforts to obtain the necessary vote of its stockholders to adopt the Viveve Merger Agreement and, after obtaining such vote, Viveve will send, pursuant to Sections 228 and 262(d) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), a written notice to all stockholders of Viveve that did not vote to adopt the Viveve Merger Agreement, informing them that the Viveve Merger Agreement was adopted and that appraisal rights are available for their capital stock of Viveve pursuant to Section 262 of the DGCL.

The Company and Viveve made the following mutual covenants under the Viveve Merger Agreement:

•

Each of Viveve and the Company will use its reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Viveve Merger Agreement. Each of Viveve and the Company will use its reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required to file under applicable laws, including the Exchange Act, in order to consummate the transactions contemplated by the Viveve Merger Agreement. Each of Viveve and the Company will use its reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

•

Each of Viveve and the Company will give the other party access to its documents, books and records and any other reasonably requested materials or personnel as part of such party’s due diligence and each of Viveve and the Company will keep confidential all due diligence materials.

•	Viveve and the Company will cooperate with respect to press releases and public announcements related to the Viveve Merger Agreement or the contemplated transactions.

•

If either Viveve or the Company determines that a condition to its respective obligations to consummate the transactions contemplated by the Viveve Merger Agreement cannot be fulfilled on or prior to the termination of the Viveve Merger Agreement, it will promptly notify the other party.

•

Each of the Company and Viveve will cooperate with each other and use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Viveve Merger Agreement.

Board of Directors of the Company following the Viveve Merger

The Board of Directors following the Viveve Merger shall include the individuals identified in the section entitled “Management After the Proposed Transaction” beginning on page 109.

Termination

The Viveve Merger Agreement may be terminated at any time prior to the consummation of the Viveve Merger (whether before or after the required Company and Viveve stockholder votes have been obtained) upon the occurrence of certain events, including::

•	by mutual written consent of the Company and Viveve;

•

by either the Company or Viveve if (i) the Viveve Merger has not been consummated by October 31, 2014 (unless the failure to consummate the Viveve Merger is attributable to a failure on the part of the party seeking to terminate the Viveve Merger Agreement to perform any material obligation required to be performed by such party at or prior to the consummation of the Viveve Merger); (ii) a court enters a final, non-appealable injunction or legal order or restraint, enjoining or prohibiting the consummation of the Merger; or (iii) the requisite approval of the Viveve Merger by the Company’s shareholders is not obtained at the annual meeting;

•

by the Company, if (i) Viveve breaches or fails to perform any of its representations, warranties, covenants or other agreements under the Viveve Merger Agreement such that any condition to Viveve’s obligations to consummate the Viveve Merger Agreement could not be satisfied by October 31, 2014, provided that the Company gives Viveve 30 days’ notice of its intention to terminate, or (ii) prior to receipt of the requisite Company shareholder approval, the Company receives a superior proposal, provided that (a) the Company gives Viveve three days written notice prior to termination, (b) the Company pays a termination fee of $150,000 to Viveve and (c) the Company enters into a definitive agreement in connection with the superior proposal;

•

by Viveve, if (i) the Company breaches or fails to perform any of its representations, warranties, covenants or other agreements under the Viveve Merger Agreement such that any condition to the Company’s obligations to consummate the Viveve Merger Agreement could not be satisfied by October 31, 2014, provided that Viveve gives the Company 30 days’ notice of its intention to terminate, or (ii) the Company’s Board withdraws its recommendation for the Viveve Merger based on a superior proposal.

If the Viveve Merger Agreement is terminated by the Company as a result of a breach or non-performance by Viveve of any of its representations, warranties, covenants or other agreements under the Viveve Merger Agreement, Viveve will reimburse the Company for up to $400,000 of professional expenses incurred by the Company pursuant to the Viveve Merger Agreement and the transactions contemplated thereunder.

Fees and Expenses

Viveve will pay up to $500,000 for actual, documented professional expenses (the “PLC Professional Fees”) incurred by the Company in connection with the Viveve Merger Agreement and the Offering upon closing of the Viveve Merger.

Survival of Representations, Warranties and Covenants

Viveve and the Company agreed that their respective representations, warranties, obligations, covenants and agreements will not survive the effective time of the Viveve Merger, except for certain specified covenants and those other covenants and agreements that by their terms are to be performed in whole or in part after the effective time of the Viveve Merger.

Amendments

The Viveve Merger Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties thereto.

Exchange of Certificates

At the closing, each Viveve stockholder entitled to receive shares of common stock of the Company pursuant to the Viveve Merger Agreement will surrender to the corporate secretary of the Company Viveve stock certificates representing all of such stockholder’s shares of common stock of Viveve, in exchange for the number of shares of common stock of PLC that such stockholder otherwise has the right to receive pursuant to the Viveve Merger Agreement.

Appraisal Rights

Appraisal rights are not available to Company shareholders in connection with the Viveve Merger.

For purposes of the Viveve Merger Agreement, “appraisal shares” refers to any shares of Viveve capital stock outstanding immediately prior to the closing that are held by Viveve stockholders who are entitled to demand and who properly demand appraisal of such shares pursuant to, and who comply with the applicable provisions of, Section 262 of the DGCL.

Viveve shareholders selecting to exercise appraisal rights will be entitled only to such rights with respect to the shares of Viveve capital stock they hold as may be granted to such holders in Section 262 of the DGCL. A holder of appraisal shares will not have and will not be entitled to exercise any of the voting rights or other rights of a shareholder of PLC after the closing. If any holder of appraisal shares fails to perfect or waives, rescinds, withdraws or otherwise loses such holder’s right of appraisal under Section 262 of the DGCL, then (i) any right of such holder to require Viveve to purchase his or her appraisal shares for cash will be extinguished and (ii) such shares will automatically be converted into and will represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) shares of common stock of the Company.

Viveve has agreed (i) to give the Company prompt written notice of any demand by any Viveve stockholder for appraisal of such stockholder’s shares of capital stock of Viveve pursuant to the DGCL and of any other notice demand or instrument delivered to Viveve pursuant to the DGCL and (ii) shall give the Company’s representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. Viveve will not make any payment or settlement offer with respect to any such notice or demand unless the Company has consented in writing thereto.

Tax Consequences

For federal income tax purposes, the Viveve Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to the Viveve Merger Agreement have adopted the Viveve Merger Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party to the Viveve Merger Agreement has made any representation or warranty to any other party as to the tax consequences of the Viveve Merger or the other transactions contemplated thereby.

The RenalGuard Reorganization Agreement

Structure of the RenalGuard Spin-Off

Immediately prior to the closing of the Viveve Merger, PLC, RenalGuard Solutions, Inc., certain subsidiaries of RenalGuard Solutions, Inc., and GCP will enter into the RenalGuard Reorganization Agreement pursuant to which PLC will transfer certain of its assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., our wholly-owned subsidiary which will own the RenalGuard business through its acquisition of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, to GCP, the holder of 95% of the Company’s outstanding Debentures and the GCP Warrants. The other holders of the remaining 5% of the Company’s Debentures will have exchanged their Debentures for shares of the Company’s common stock prior to the closing of the Proposed Transaction.

Consideration Received by the Company for RenalGuard

In consideration for its receipt of all of the outstanding shares of RenalGuard Solutions, Inc., (i) PLC will transfer certain of GCP’s outstanding Debentures and other liabilities of PLC to RenalGuard Solutions, Inc., (ii) GCP will cancel other outstanding Debentures, which, together with the transferred Debentures, represent approximately $4,500,000 of outstanding indebtedness of the Company, (iii) release the liens GCP placed on substantially all of the Company’s assets, which secured the Company’s obligation to GCP under the Debentures and (iv) cancel warrants held by GCP to purchase 39,122,807 shares of PLC common stock.

Appraisal Rights

Our shareholders will have appraisal rights pursuant to Section 193 of the YBCA, with respect to the RenalGuard Spin-Off, as a sale of all or substantially all of the Company’s assets will occur, provided they satisfy the criteria and conditions set forth in the YBCA.

Our shareholders are entitled to be paid the fair value of their PLC Shares if such shareholder dissents to the RenalGuard Spin-Off and the RenalGuard Spin-Off becomes effective. Neither a vote against the RenalGuard Spin-Off resolution, nor an abstention or the execution or exercise of a proxy vote against such resolution will constitute notice of dissent, but a shareholder need not vote against such resolution in order to object. A shareholder must dissent with respect to all PLC Shares either held personally by him or on behalf of any one beneficial owner and which are registered in one name. A brief summary of the provisions of Section 193 of the YBCA is set out below.

Persons who are beneficial owners of PLC Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY A REGISTERED SHAREHOLDER IS ENTITLED TO DISSENT. A shareholder who beneficially owns PLC Shares but is not the registered holder thereof, should contact the registered holder for assistance.

In order to dissent, a shareholder must send to the Company in the manner set forth below, a written notice of objection (the “Objection Notice”) to the RenalGuard Spin-Off resolution. On the action approved by the RenalGuard Spin-Off resolution becoming effective, the making of an agreement between the Company and the dissenting shareholder as to the payment to be made for the dissenting shareholder’s shares or the pronouncement of an order by the Supreme Court of Yukon (the “Court”), whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in an amount agreed to by the Company and the shareholder or in the amount of the judgment, as the case may be, which fair value shall be determined as of the close of business on the last business day before the day on which the resolution from which the dissent was adopted. Until any one of such events occurs, the shareholder may withdraw his dissent or the Company may rescind the resolution and in either event, the proceedings shall be discontinued.

If the RenalGuard Spin-Off is approved, the dissenting shareholder who sent an Objection Notice, or the Company, may apply to the Court to fix the fair value of the PLC Shares held by the dissenting shareholder and the Court shall make an order fixing the fair value of such PLC Shares, giving judgment in that amount against the Company in favour of the dissenting Shareholders and fixing the time by which the Company must pay that amount to the dissenting shareholder. If such an application is made by a dissenting shareholder, the Company shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer (the “Offer to Purchase”) to pay to the dissenting shareholder, an amount considered by the directors of the Company to be the fair value of the subject PLC Shares, together with a statement showing how the fair value of the subject PLC Shares was determined. Every Offer to Purchase shall be on the same terms. At any time before the Court pronounces an order fixing the fair value of the dissenting shareholder’s PLC Shares, a dissenting shareholder may make an agreement with the Company for the purchase of his PLC Shares, in the amount of the Offer to Purchase, or otherwise. The Offer to Purchase shall be sent to each dissenting shareholder within 10 days of the Company being served with a copy of the originating notice. Any order of the Court may also contain directions in relation to the payment to the shareholder of all or part of the sum offered by the Company for the PLC Shares, the deposit of the share certificates representing the PLC Shares, and other matters.

If the Company is not permitted to make a payment to a dissenting shareholder due to there being reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due, or the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities, then the Company shall, within ten days after the pronouncement of an order, or the making of an agreement between the shareholder and the Company as to the payment to be made for his PLC Shares, notify each dissenting shareholder that it is unable lawfully to pay such dissenting shareholders for their shares.

Notwithstanding that a judgment has been given in favour of a dissenting shareholder by the Court, if the Company is not permitted to make a payment to a dissenting shareholder for the reasons stated in the previous paragraph, the dissenting shareholder by written notice delivered to the Company within 30 days after receiving the notice, as set forth in the previous paragraph, may withdraw his notice of objection in which case the Company is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains his status as a claimant against the Company to be paid as soon as it is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its shareholders.

In order to be effective, a written Objection Notice must be received by the Company’s Registered and Records Office, Macdonald & Company, 200 - 204 Lambert Street, Whitehorse, Yukon Territory, Y1A 3T2 or by the Chairman of the meeting, prior to the commencement or recommencement thereof.

The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his PLC Shares. Section 193 of the YBCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all dissenters’ rights. Accordingly, each shareholder who might desire to exercise the dissenters’ rights should carefully consider and comply with the provisions of the section and consult such shareholders’ legal advisor.

Related Agreements to the Proposed Transaction

GBS Venture Partners Limited Warrant

On May 9, 2014, PLC issued to GBS Venture, a convertible debenture holder and stockholder of Viveve, a warrant to purchase shares of Common Stock equal to 5% of the outstanding shares of the Company’s Common Stock on a post-Merger basis in consideration for the cancellation of Convertible Promissory Notes of Viveve in the aggregate principal amount of $1,750,000 held by GBS Venture (the “GBS Notes”). The warrant is not exercisable until the effective time of the Viveve Merger, at which time the warrant will automatically convert into 943,596 shares of the Company’s Common Stock. The warrant will immediately terminate upon the termination of the Viveve Merger Agreement. After the closing of the Viveve Merger and the Offering, GBS Venture will own approximately 19.1% of the outstanding Common Stock of the Company. The cancellation of the GBS Notes, which constitute Viveve indebtedness, is a condition to the consummation of the Viveve Merger.

Joinder and Amendment to Loan and Security Agreement

In connection with the Viveve Merger, the Company will enter into a Joinder and Amendment to Loan and Security Agreement with Oxford Finance LLC, a lender of Viveve, to include the Company as a borrower under the Viveve loan documents and to pledge the shares of Viveve, as the surviving wholly owned subsidiary of PLC, held by PLC after consummation of the Viveve Merger.

Warrant-Equity Exchange Agreement

On May 9, 2014, the Company and the holders of certain outstanding warrants to purchase shares of the Company’s Common Stock entered into a Warrant-Equity Exchange Agreement pursuant to which the warrant holders will exchange the warrants for PLC Shares equal to two-thirds the number of shares of Common Stock underlying the warrants, or an aggregate of 891,971 PLC Shares, as soon as practicable following the date of the agreement.

In conjunction with the Warrant-Equity Exchange Agreement, the Company entered into a Right To Shares Agreement with GCP. Pursuant to this agreement, in lieu of issuing 432,479 shares of Common Stock issuable to GCP under the Warrant-Equity Exchange Agreement, the Company granted a right (the “Right”) to GCP such that GCP has the right, at its discretion, to receive up to 432,479 shares of the Company’s Common Stock subject to the beneficial ownership limitation of 4.99% of the number of outstanding shares of Common Stock of the Company. No additional consideration will be paid by GCP upon its exercise of this Right. The Company is obligated to deliver the shares to GCP upon its exercise of the Right within 3 days of the GCP request for the share issuance. If the Company fails to deliver the shares within 3 days of the request, under certain circumstances defined in the Right To Shares Agreement, the Company may be obligated to reimburse GCP in cash for losses that GCP incurs as a result of not having access to the shares (the “Buy-In Shares”).

Debenture-Common Stock Conversion Agreement

Immediately prior to the closing of the Viveve Merger, Debentures held by the holders of the remaining 5% of the outstanding Debentures (after cancellation of the other Debentures in connection with the RenalGuard Spin-Off) will immediately convert into an aggregate of 40,731 PLC Shares pursuant to a Debenture-Common Stock Conversion Agreement and the Debentures will be terminated and canceled in full.

Financial Advisory Agreement

On May 9, 2014, the Company and Bezalel Partners, LLC (“Bezalel”) entered into a Financial Advisory Agreement pursuant to which the Company agreed to issue to Bezalel or its designees 223,200 shares of PLC Common Stock on the closing date of the Viveve Merger for certain consulting services rendered by Bezalel to the Company in connection with the Viveve Merger.

Offering

On May 9, 2014, the Company and certain accredited investors (the “Investors”) entered into two Securities Purchase Agreements (together the “Securities Purchase Agreement”), pursuant to which the Investors have agreed to purchase and the Company has agreed to sell an aggregate of approximately 11,320,765 shares of common stock (the “Shares”) at a price of $0.53 per share, and warrants to purchase up to an aggregate of 940,189 shares of common stock to certain of the Investors at a per share exercise price of $0.53 (the “Investor Warrants” and together with the Shares, the “Securities”) for aggregate gross proceeds of approximately $6 million, consisting of $4,500,000 in cash payments and the conversion of up to approximately $1,500,000 outstanding amount of principal and interest of certain Viveve bridge notes. Pursuant to the terms of the Escrow Agreement dated May 9, 2014 by and among the Company, Palladium Capital Advisors LLC, Middlebury Securities and Signature Bank, as escrow agent (the “Escrow Agreement”), the gross cash proceeds will be deposited into the escrow account prior to closing and held in escrow until the closing and funding of the Offering, which is subject to the satisfaction of certain closing conditions including the closing of the Viveve Merger and the RenalGuard Spin-Off.

The Investor Warrants will be exercisable at any time upon the election of the holder, beginning on the date of issuance and ending on the 5th year anniversary thereof. If, one (1) year from the date of issuance there is no effective registration statement registering the shares of Common Stock underlying the Investor Warrants, the Investor Warrants will be exercisable on a cashless basis. The exercise price and number of shares of Common Stock to be received upon the exercise of Investor Warrants will be subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization. In the event of our liquidation, dissolution or winding up, the holders of Investor Warrants will not be entitled to participate in the distribution of our assets. Holders of Investor Warrants will not have voting, pre-emptive, subscription or other rights of stockholders in respect of the Investor Warrants, nor shall holders thereof be entitled to receive dividends. The Investor Warrants will be subject to a call option at the election of the Company subject to certain share price and trading volume conditions.

On May 9, 2014, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), subject to certain closing conditions including the closing of the Offering, the Merger and the RenalGuard Spin-Off. Pursuant to the terms of the Registration Rights Agreement, the Company will register the Shares issued in connection with the Offering, on a registration statement to be filed with the Securities and Exchange Commission (the “Registration Statement”) within sixty (60) days after the closing of the Offering (the “Filing Date”) and use its commercially reasonable efforts to cause the Registration Statement to be declared effective within one hundred fifty (150) days after the closing of the Offering (the “Effectiveness Date”) and to keep the Registration Statement effective until all of the Shares have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the Company (i) does not file the Registration Statement by the Filing Date, (ii) does not obtain effectiveness of the Registration Statement by the Effectiveness Date or (iii) allows certain lapses in effectiveness (each an “Event”), the Company is obligated to pay to the Investors liquidated damages equal to 1.5% of the original subscription amount paid by the Investors upon the occurrence of an Event and for every thirty (30) days after the occurrence of an Event until cured.

INFORMATION ABOUT VIVEVE

The following section describes the business and operations of Viveve and will also describe the business and operations of the Company following the consummation of the Proposed Transaction.

Overview of Viveve’s Business

Viveve was incorporated in 2005 by Jonathon Parmer, MD, an OBGYN physician and Edward Knowlton the holder of patents covering the use of RF energy to tighten tissue. Viveve was granted a perpetual, fully paid, royalty free license to these patents in the field of vaginal tissue by Solta Medical, Inc., formerly known as Thermage, Inc. The Thermage tissue tightening console and treatment tips were redesigned for use on vaginal tissue.

Viveve designs, develops, manufactures and markets medical devices for the non-invasive treatment of vaginal introital laxity. Vaginal laxity occurs in many women as a result of natural childbirth, during which the vaginal opening, or introitus, is over-stretched and fails to return to its pre-childbirth state. Vaginal laxity can often cause decreased sexual function and satisfaction in women. Viveve’s treatment is a non-invasive solution for vaginal laxity that is performed in less than 30 minutes, within a physician’s office, and does not require the use of anesthesia (the “Viveve Treatment”). Viveve’s medical device (the “Viveve System”) uses patented, monopolar, radiofrequency, or RF, energy to generate low temperature heat. The vaginal mucosa is simultaneously cooled while this non-ablative heat is delivered into the submucosal layer. The RF energy stimulates the formation of collagen and causes the collagen fibers to remodel thereby tightening the submucosal tissue of the vaginal introitus. The RF stimulation causes subtle alterations in the collagen that can renew the tissue and further tighten the vaginal introitus over the next one to three months and lead to increased sexual function. The Viveve Treatment provides patients suffering from vaginal laxity and decreased sexual function a non-invasive alternative to surgical procedures, which in contrast, can cost up to tens of thousands of dollars and involve weeks of recovery.

Viveve received regulatory approval to market the Viveve System in Europe through a CE Mark on December 7, 2010. An amendment to the CE Mark was approved in 2011 and will remain active through September 2, 2015, at which time Viveve anticipates that it will be renewed. On April 26, 2012, Viveve received Canada Health Medical Device License approval from the Canadian Medical Devices Bureau, subject to annual renewal. In Hong Kong, a Certification of Type Acceptance was issued on June 28, 2012. Viveve currently markets the Viveve System, including its single-use treatment tips, through sales consultants and distributors in Canada and Hong Kong, respectively. Viveve also markets the Viveve System in Japan through a sales consultant via Japan’s physician import license pathway. In addition, Viveve is currently seeking distribution partners in several European countries. Experienced OBGYN physicians who currently use the Viveve System provide initial training for new physicians on its proper use, and Viveve’s sales consultants and distributors maintain frequent interactions with customers to promote repeat sales of Viveve’s single-use treatment tips. As of May 13, 2014 Viveve had sold one Viveve System in Canada and placed three other systems under its beta site program that Viveve anticipates will convert to sales in 2014. Viveve has also sold two Viveve Systems in Hong Kong, five Viveve Systems in Japan, and 414 single-use treatment tips.

Market Overview

Overview of Vaginal Laxity

All women who have given birth vaginally undergo stretching of the tissues of the vaginal opening to accommodate the fetal head. Often the effects are permanent and many women have long-term physical and psychological consequences including sexual dissatisfaction.1 One significant issue is the loosening of the introitus ─ the vaginal opening. This happens with the first vaginal delivery and usually is made worse with subsequent vaginal deliveries. Vaginal laxity can result in decreased sexual pleasure for both women and their partners during intercourse. This condition is not frequently discussed because women are embarrassed, fear that their concerns will be dismissed or their physician will not understand. Physicians hesitate to discuss the situation with their patients because historically there has been no safe and effective treatment.2 Physicians frequently recommend Kegel exercises. However, these exercises only strengthen the pelvic floor muscles and do not address the underlying cause of vaginal laxity – loss of tissue elasticity. While surgery can be performed to tighten the vaginal canal, the formation of scar tissue from the surgery may lead to painful intercourse and permanent side effects.

As a consequence of the physical tissue damage that can result from childbirth, a significant decrease in sexual satisfaction has been reported in women who underwent vaginal delivery, when assessed two years after delivery, in comparison with those who underwent elective caesarian section.3 In the past several years there has been a marked increase in the number of women requesting delivery by caesarian section with the intention of preventing damage to the pelvic floor and introitus.4 Caesarian sections are not without risk to both the baby and mother.5 Whether or not to honor a woman’s request for an elective caesarian section has generated considerable controversy among obstetricians. If a procedure were available to address women’s concerns related to vaginal laxity, Viveve believes the perceived need to have a caesarian section to prevent introital damage may decrease significantly.

Market for a Proven Solution to Vaginal Laxity

In 2009, Viveve sponsored several on-line marketing surveys in the U.S. with both OBGYN’s and women, ages 25-55, to assess physician and women’s attitudes about vaginal laxity and towards a safe, non-invasive solution to treat this condition.

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Physician Survey: An OBGYN marketing survey was conducted by OBGYN Alliance[6] with nearly 525 practicing OBGYNs from across the U.S. The objectives of the study were to: obtain insights from physicians on physical changes resulting from childbirth and the corresponding sexual health implications for patients; understand the perceptions and opinions of OBGYN physicians on a procedure that could be offered to address vaginal laxity following childbirth; and gain an understanding of whom the early adopters may be of the Viveve Treatment.

•

Consumer Survey: In a consumer marketing survey conducted by Q&A Research,[7] 421 women were screened for vaginal delivery, age (25-55), Herfindahl-Hirschman Index (HHI) ($50K+) and education. The objectives of the survey were to: assess the need for the Viveve Treatment; and better understand complexity of emotions and psychological profile of women who experience but do not discuss vaginal changes post childbirth.

Results from these surveys suggested that vaginal laxity is a significant unmet medical need, and that patients and physicians would benefit significantly from a safe and effective non-invasive treatment that would also increase physical sensation and sexual satisfaction following vaginal childbirth. Of the 421 patient respondents, up to 48% felt that vaginal laxity was a concern post-childbirth. Further, it is evident that patients and their OBGYNs are not discussing vaginal laxity on a regular basis; in fact, Viveve believes such conversations occur quite infrequently due to many factors, including, patient embarrassment and fear of being ridiculed, lack of time and lack of solutions for physicians. Of the 525 OBGYNs surveyed 84% indicated that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence and stretch marks, and believe that it is under-reported by their patients. Additionally, in a separate international survey of urogynecologists, 83% of the 563 respondents described vaginal laxity as underreported by their patients and the majority considered it a bothersome condition that impacts sexual function and relationships.8 Despite the lack of communication regarding this issue, Viveve believes there is a strong interest among patients and doctors for a treatment that is clinically proven and safe.

1 Klein MC, Kaczorowski J, Firoz T, Hubinette M, Jorgensen S and Gauthier R (2005), A comparison of urinary and sexual outcomes in women experiencing vaginal and Caesarean births. J Obstet Gynaecol Can. 27 (4): 332-339; Griffiths A, Watermeyer S, Sidhu K, Amso N and Nix B (2006) Female genital tract morbidity and sexual function following vaginal delivery or lower segment caesarian section. Journal of Obstetrics and Gynaecology 26 (7): 645-649.

2 OBGYN Alliance, Physician Survey (October 2009); Q&A Research, Consumer Survey (August 2009), as described herein.

3 Griffiths A, Watermeyer S, Sidhu K, Amso N and Nix B (2006) Female genital tract morbidity and sexual function following vaginal delivery or lower segment caesarian section. Journal of Obstetrics and Gynaecology 26 (7): 645-649.

4 Fay Menacker, Dr. P.H., and Brady E. Hamilton, Ph.D., Recent Trends in Cesarean Delivery in the U.S., NCHS Data Brief: No. 35 (March 2010).

5 Id.

6 www.obgynalliance.com.

7 www.QAR.com.

Applying U.S. Census data, CDC Vital Statistics data and Viveve’s projections to the results of these studies, Viveve estimates there are approximately 6-8 million post-partum women that are potential candidates for this procedure in the U.S. alone, 3-4 million of whom could be early adopters for the Viveve Treatment.

In 2012, Viveve conducted a similar consumer study in Japan and Canada in order to understand cultural differences that may exist towards vaginal laxity and the Viveve Treatment. The results corroborated Viveve’s U.S. survey conclusions. Applying World Health Organization census data, as well as data from individual countries, Viveve estimates there are 15-20 million women outside the U.S. that could be early adopters of Viveve’s treatment.

Current Treatments and Their Limitations

Currently, few medical treatments are available to effectively treat vaginal laxity. The most widely prescribed treatments include Kegel exercises and invasive surgical procedures, known as laser vaginal rejuvenation (“LVR”) or vaginoplasty.

•	Kegel Exercises

Kegels are an exercise that was developed by Dr. Arnold Kegel designed to strengthen the muscles of the pelvic floor - eannually the pubococcygeal (PC) muscles - to increase vaginal muscle tone, improve sexual response, and limit involuntary urine release due to stress urinary incontinence. These exercises are often prescribed following childbirth or during and after menopause. However, Viveve is not aware of any validated evidence indicating that Kegels improve vaginal laxity or sexual function due to laxity.

•	Surgical Procedures

Of the various alternatives for treating vaginal laxity, invasive surgical procedures, such as LVR, are the only modalities with any proven efficacy outcomes. Typically, they are performed by plastic surgeons with patients under general anesthesia. According to The International Society of Aesthetic Plastic Surgeons (ISAPS),9 approximately 55,000 LVR surgeries were performed world-wide in 2011. However, these invasive surgical procedures are expensive, costing thousands of dollars, and can involve weeks of post-surgical recovery time for the patient. They also carry the risk of scarring, which can lead to uncomfortable or painful intercourse, long-term or permanent loss of sensation, serious infection, tissue necrosis, hematomas (fluid collection under the tissue that may require removal), and adverse reactions to anesthesia.

The Viveve Solution

Viveve believes that the Viveve System provides a compelling, safe, non-invasive treatment for vaginal laxity and improvement of sexual function. The Viveve System consists of an RF generator with cooling capability that protects the mucosa from over-heating and a handpiece that, in conjunction with a single-use treatment tip, regulates the application of RF energy and monitors treatment data. The Viveve Treatment is typically performed in a medical office setting by, or under the supervision of, trained and qualified physicians, that may include obstetricians and gynecologists, plastic surgeons, dermatologists, general surgeons or family practitioners.

Benefits of the Viveve Solution

Viveve’s solution provides a number of benefits for physicians and patients:

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Non-Invasive, Non-Ablative Alternative to Surgery With No Identified Safety Issues. The Viveve Treatment has been used to treat over 55 clinical patients and physician users have reported use of the Viveve Treatment on approximately 80 additional patients to date. The procedure is non-invasive and offers an alternative to surgery at a much lower price with little or no downtime from patients’ normal routines. It is also a non-ablative procedure that does not damage either the mucosal or sub-mucosal tissue or require any form of anesthesia.

8 Pauls RN, Fellner AN, Davila GW. Vaginal laxity; a poorly understood quality of life problem. Survey of physician members of the International Urogynecological Association (IUGA). Int Urogynecol J 2012; 23:1435 ̶ 48.

9 www.isaps.org/isaps-global-statistics-2012.html.

•

Single Treatment. The Viveve Treatment is normally performed in a medical office setting as a single treatment that takes less than 30 minutes to complete. Viveve’s studies have shown that the clinical effect from Viveve’s procedure occurs within one to three months and patients continue to report improvements over a period of six months following treatment. In addition, Viveve’s studies have shown that the Viveve Treatment maintains its effect for at least 12 months, based upon currently available data from Viveve’s clinical studies.

•

Compelling Physician Economics. Viveve believes that in an era of declining government and insurance reimbursement, many physicians are seeking to add effective and safe, self-pay procedures to their practices. The Viveve System can be easily adapted into many physician practices and offers compelling per-procedure economics for the physician, despite requiring a small capital equipment purchase.

•

Ease of Use. The Viveve System offers an easy-to-use, straightforward user interface that allows a trained physician to easily perform the treatment in less than 30 minutes. The system provides real-time feedback and can be monitored during the treatment. The handpiece and single-use treatment tip are designed with a small profile for accurate placement during treatment, comfort and ease of use.

Viveve’s Technology

The Viveve System uses a patented method of delivering monopolar RF energy for heating collagen, which Viveve licenses from Solta Medical, Inc., formerly Thermage, Inc.

•

Monopolar Radiofrequency Energy. Monopolar RF delivery uses two electrodes, with one active electrode being held in the device handpiece by the physician and the second, a passive return electrode, typically attached to the patient’s upper leg. Monopolar delivery allows for precise administration of energy because the electrical current is concentrated where the active electrode touches the body and disperses quickly as it travels towards the return electrode. The monopolar RF process is distinct from bipolar RF-based technology, which is superficial, relying on current passing through tissue located between two probes placed close together on the surface of the skin. Viveve believes that its monopolar technology delivers energy more effectively and to a greater tissue depth than bipolar technology.

•

The Capacitive Coupling Mechanism of Action for Collagen Heating. Viveve’s single-use Viveve Treatment Tip contains patented technology that uses monopolar RF energy as a controlled tissue heating source through the use of a non-conducting material, known as a dielectric. Capacitive coupling is the use of the dielectric to create an electric field in the area where the treatment tip touches the body. The electric field induces a current within the surrounding tissue, resulting in volumetric heating of the tissue due to the tissue’s natural resistance to electrical current flow. Collagen is an efficient conductor of electricity and therefore acts as a pathway for the electric current. This process results in heating of the fibrous septae, the strands of collagen fibers that permeate tissues and connect the outer mucosal layer to the underlying muscle. Delivery of heat to the fibrous septae located in deeper layers of the tissue shrinks and shortens them, resulting in tightening of the mucosal tissue. Over time, new collagen strands may grow as part of the body’s natural response to the activation of fibroblasts that results from the application of low-energy hyperthermic RF energy. These new strands may add strength and produce additional tissue tightening over the next one to three months. This tightening of the tissue has the potential to reduce vaginal laxity and increase sexual function.

The Viveve System

The Viveve System includes three major components: an RF generator housed in a table-top console, a reusable handpiece and a single-use treatment tip, as well as several other consumable accessories. Physicians attach the single-use treatment tip to the handpiece, which is connected to the console. The generator authenticates the treatment tip and programs the system for the desired treatment without further physician intervention.

•

Radiofrequency Generator. The Viveve generator produces a six-megahertz signal and is simple and efficient to operate. Controls are within easy reach, and important user information is clearly displayed on the console’s built-in display, including energy delivered, tissue impedance, duration and feedback on procedure technique. Cooling is achieved, in conjunction with the generator, though the delivery of a coolant that helps to cool and protect the mucosa during a procedure.

•

Handpiece. The reusable Viveve handpiece holds the treatment tip in place and processes information about temperature, contact, cooling system function and other important data. A precision control valve within the handpiece meters the delivery of coolant, which protects the mucosal surface.

•

Treatment Tip. The single-use Viveve treatment tip is available in one size and comes pre-sterilized. Each treatment tip contains a proprietary internal EPROM, or programmable memory chip, which stores treatment parameters and safety limits in order to optimize performance and safety. To enhance procedural safety, Viveve has programmed the EPROM for single-use treatments. Using the same treatment tip to perform multiple procedures could result in injury, therefore, the EPROM disables the treatment tip after a pre-programmed number of pulses to ensure that the treatment tip is not reused.

Viveve’s system also includes other consumable components. The console houses a canister of coolant that can be used for approximately five to six procedures. Each procedure requires a new return pad, which is typically adhered to the patient’s upper leg to allow a path of travel for the RF current through the body and back to the generator. Viveve also sells proprietary single-use bottles of Viveve coupling fluid, a viscous liquid that helps ensure electrical and thermal contact with the treatment tip.

The Viveve Treatment

The Viveve Treatment is conducted on an outpatient basis in a physician’s office. The procedure typically takes less than 30 minutes and does not require any form of anesthesia. To perform the procedure, a physician attaches the single-use treatment tip to the handpiece. The return pad is then adhered to the patient’s upper leg to allow a path of travel for the RF current back to the generator. Prior to treatment, the treatment area is bathed in coupling fluid, which is used for conduction and lubrication. The area from the 1:00 o’clock position to the 11:00 o’clock position just inside the hymenal ring is treated using the Viveve Treatment Tip by delivering a three-phased pulse: Phase 1 – cooling, Phase 2 – 90 Joules/cm2 of RF energy, and Phase 3 – cooling. Each pulse lasts approximately eight seconds. The Viveve treatment tip is then repositioned in an overlapping fashion clockwise and the three-phased treatment pulse is repeated. The entire circumferential treatment area from the 1:00 o’clock position to the 11:00 o’clock position is treated five times with overlapping pulses. Treatment of the urethral area is avoided. During the treatment procedure patients are expected to feel a sensation of warmth when the RF phase is delivered and a cooling sensation when the cooling phases are delivered. Based on Viveve’s current clinical results, the Viveve Treatment is only required once, with efficacy lasting for at least 12 months.

Viveve’s Customers

To date, Viveve has focused its initial commercial efforts in markets where Viveve has received regulatory clearances for the Viveve System, or in the case of Japan, where Viveve utilizes a physician import license pathway to sell Viveve’s products.  Within each market, Viveve targets thought leaders in the OBGYN annualty in order to increase awareness of vaginal laxity and accelerate patient acceptance of the Viveve treatment.  As Viveve’s markets mature, Viveve intends to target a broader number of physician annualties, including plastic surgeons, dermatologists, general surgeons and family practitioners.

Through Viveve’s sales consultants and distributors Viveve currently targets physicians who have a demonstrated commitment to building a high-volume, non-invasive, treatment business within their practice.  As distribution of Viveve’s products expands globally Viveve intends to utilize sales consultants and distribution partners in all countries except the U.S. where Viveve intends to hire a direct sales force. To date, Viveve is heavily reliant on its relationships with its sales consultants and distribution partners for the sales of its products in Canada, Hong Kong and Japan.

Donna Bella International, Ltd.

              Viveve is party to a Supply and Purchase Agreement, dated June 26, 2012 (the “Donna Bella Purchase Agreement”) pursuant to which Viveve granted Donna Bella International, Limited, a Hong Kong corporation (“Donna Bella”), the exclusive rights to purchase Viveve’s products in Hong Kong for use in Donna Bella’s Hong Kong facilities, which currently consist of medical spas. In accordance with the terms of the Donna Bella Purchase Agreement, the Viveve System is administered and used solely by medical doctors who are qualified to practice medicine in Hong Kong and China, and who have received training from a qualified medical doctor provided by Viveve. Provided that the Donna Bella Purchase Agreement has not otherwise been terminated, Donna Bella also has exclusive rights to purchase all new versions of the Viveve System, including its components and supplies in Hong Kong. If Donna Bella is successful in assisting Viveve in obtaining CFDA (as hereinafter defined) approval in China, Donna Bella will also gain exclusive rights to purchase Viveve’s products in China. The Donna Bella Agreement shall continue in effect for perpetuity until terminated by either party.

Okamura Associates

Viveve is party to a Consulting Agreement, dated November 15, 2009, pursuant to which Okamura Associates agreed to (i) provide an assessment of the market of Viveve’s product in Japan, including introductions to opinion leaders and prospective business partners, and (ii) establish a distribution channel “appropriate to the available regulatory pathway.” The term of the agreement continues until the earlier of (i) the final completion of the foregoing services or (ii) termination pursuant to the terms provided therein.

Overall, Viveve encourages its sales consultants and distributors to work closely with Viveve’s physician users to accelerate growth in their practices, which, in turn, generates more treatment tip sales for Viveve. Viveve believes that over time, a broader group of physicians will seek to adopt the Viveve Treatment within their practices and that Viveve’s target physician base may expand to include not only OBGYNs but plastic surgeons, dermatologists, general surgeons and general practitioners. While Viveve is only in the initial phase of commercialization in Canada, Hong Kong and Japan, Viveve has sold products to seven (7) early adopting physicians.

Business Strategy

Viveve’s goal is to become the leading provider of non-invasive solutions to treat vaginal laxity by:

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Increasing Installed Base of Viveve Systems. In Viveve’s existing markets, Viveve plans to expand the number of Viveve Systems, from Viveve’s initial base of early adopters, by leveraging Viveve’s current and future clinical study results and through innovative marketing programs directed at both physicians and patients. As a condition that has historically had no viable, non-invasive solutions, Viveve intends to focus much of its marketing effort on physician and patient education. Further, Viveve intends to expand the number of regulatory approvals both internationally and in the U.S., to further increase the areas in which Viveve can market the Viveve System.

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Driving Increased Treatment Tip Usage. Unlike the capital equipment model of other businesses, Viveve maintains an active, continuous relationship with its physician customer base because of the single-use, disposable nature of the treatment tips. Viveve works collaboratively with its physician customer base to increase treatment tip usage by enhancing customer awareness and facilitating the marketing efforts of its physician customers. Viveve believes that its customers’ interests are closely aligned with Viveve’s interests, and Viveve plans to monitor the market to foster continued procedure growth for its customers and treatment tip sales for Viveve. Viveve intends to launch innovative marketing programs with physician customers to develop a profitable Viveve Treatment practice.

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Broadening Its Physician Customer Base. While Viveve’s initial focus is on marketing its procedure to the OBGYN annualty, Viveve intends to selectively expand its sales efforts into other physician annualties, such as plastic surgery, dermatology and general surgery and family practice. Additionally, Viveve intends to pursue sales from physician-directed medi-spas with track records of safe and successful aesthetic treatments.

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Developing New Treatment Tips and System Enhancements. Viveve intends to continue to expand its line of treatment tips to allow for even shorter procedure times to benefit both physicians and patients. Viveve also plans to pursue potential system modifications and next generation enhancements that will further increase the ease-of-use of the Viveve System.

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Investing in Intellectual Property and Patent Protection. Viveve will continue to invest in expanding its intellectual property portfolio, and Viveve intends to file for additional patents to strengthen its intellectual property rights. Areas Viveve may pursue additional patent protection include, but are not limited to, redesign of certain system components, disposable components and software algorithms. Viveve believes that its intellectual property rights protect its position as the exclusive provider of vaginal laxity treatment using monopolar RF technology in the U.S. and in many other countries. (See discussion under the heading Patents and Proprietary Technology).

Sales and Marketing

International

Viveve currently markets the Viveve System, including its single-use treatment tips, in three countries outside the U.S. - Canada, Hong Kong and Japan - through trained sales consultants and distributors. Viveve is currently seeking distribution partners in several European countries. As of December 31, 2013, Viveve had one sales consultant (Canada) and two distribution partners (Hong Kong and Japan).

Through its consultative sales process, Viveve forms strong relationships with its customers through frequent interactions. Beyond performing initial system installation and on-site training, which can occur within two weeks of a physician’s purchase decision, Viveve’s sales consultants provide ongoing consultation to physicians on how to integrate Viveve’s system into their practices and market procedures to their patients.

Viveve also provides comprehensive training and education to each physician upon delivery of the Viveve System. Viveve requires this initial training to assist physicians in safely and effectively performing the Viveve Treatment.

Viveve’s strategy to grow sales internationally is to:

•	increase penetration of the Viveve System by targeting physicians and clinics that perform in-office procedures and by implementing direct-to-consumer marketing programs to increase patient use;

•	expand into attractive new international markets by gaining regulatory approval, and identifying and training qualified distributors; and

•	expand the scope of physicians who offer the Viveve Treatment in addition to OBGYN’s, including plastic surgeons, dermatologists, general surgeons and primary care physicians.

Further, Viveve intends to actively engage in promotional opportunities through participation in industry tradeshows, clinical workshops and company-sponsored conferences with expert panelists, as well as through trade journals, brochures and Viveve’s website. Viveve intends to actively seek opportunities to obtain positive media exposure, and plans to engage in direct-to-consumer marketing, including extensive use of social media.

U.S.

Viveve intends to seek regulatory clearance or approval from the Food and Drug Administration (FDA) to allow Viveve to begin to market the Viveve System to physicians and patients in the U.S. To date, Viveve does not have FDA clearance or approval and has not generated any sales within the U.S. In June 2012, Viveve submitted a pre-investigational device exemption (IDE) application and requested an in-person meeting with the FDA to solicit feedback in advance of the company filing an IDE to conduct a clinical study of the Viveve System to support regulatory submission.  In August 2012, Viveve met with the FDA and received feedback on Viveve’s pre-clinical data, historical clinical data, and a clinical protocol for a prospective randomized controlled trial.  Viveve plans to re-submit its IDE application in 2015, which Viveve believes would enable it to begin its U.S. clinical study, if approval is received.

Clinical Research

Viveve has conducted several preclinical studies, as well as two human clinical studies. Viveve believes these studies have shown that the Viveve System has a very strong safety profile and is highly effective in the treatment of vaginal laxity and improvement of sexual function.

Preclinical Studies

In 2010, in collaboration with West Virginia University, Viveve conducted an animal study in sheep to assess the safety, and further understand the mechanism of action of the Viveve Treatment. The vaginal introitus of five parous sheep were treated once with the Viveve System using a variety of energy levels (75−90 Joules/cm2). Each sheep then underwent serial vaginal biopsies immediately after treatment, at approximately one week, and at one, three and six months (4-5 samples per occurrence). Control biopsies were also obtained from three untreated parous sheep. Viveve examined the vaginal mucosa and underlying connective tissue for thermal changes and subsequent tissue responses over a six month period through light microscopic examination of haematoxylin and eosin (H&E) stained slides that were reviewed by blinded pathologists.

The results of the study indicated that the optimal level of RF energy delivered was 90 J/cm2 and the biopsies supported the hypothesis that the mechanism of action of Viveve’s technology involves connective tissue remodeling with fibroblast activation and new collagen production. The post-treatment absence of ulcerations, regional necrosis or diffuse fibrosis, throughout the six month follow-up period, also underscores the strong safety profile of the Viveve Treatment.

As part of Viveve’s clinical research, it has studied and continues to study, with its partners, the interaction of RF energy and tissue, to further understand the mechanism of action. Viveve has used transmission electron microscopy on ovine biopsied tissue samples to corroborate that Viveve’s products induce subtle collagen modification and the deposition of new collagen that leads to tissue tightening and restoration of tissue elasticity. Viveve has developed histology techniques to investigate the depth of heat in tissue, fibroblast activation and collagen deposition that Viveve believes is responsible for long-term improvement and tightening of tissue. Viveve has also created three-dimensional computer models to study tissue heating with Viveve’s products. Determining the effectiveness of this type of treatment is inherently a subjective evaluation. When performing Viveve’s clinical research and studies, Viveve attempts to utilize the most compelling measures it can in order to provide convincing evidence of efficacy.

Clinical Studies

To date, Viveve has conducted two human clinical studies using the Viveve System, one in the U.S. and one in Japan. Both studies were designed to assess the safety and efficacy of the Viveve System for the treatment of vaginal introital laxity and improvement of sexual function. In each study, the Viveve System restored vaginal tightness to pre-childbirth level and improved sexual function.

•	U.S.

Viveve conducted its first human study of the Viveve System beginning in November 2008. The study was an open-label study conducted in 24 female subjects, ages 25-44 years old that had had at least one full-term vaginal delivery. The study was designed to assess the safety and efficacy of the procedure at three RF dosing levels. Each woman was treated once with the Viveve System, with no anesthesia – three patients received 60 joules/cm2, three patients received 75 joules/cm2, and 18 patients received 90 joules/cm2. Patient outcomes were measured at baseline, one month, three months, six months, and 12 months using several validated patient-reported outcome measures, including a Company designed vaginal laxity/tightness questionnaire, modified Female Sexual Function Index (mFSFI), Female Sexual Distress Scale-Revised (FSDS-R) and the Global Response Assessment.

At the time of enrollment of the study, all 24 female subjects perceived significantly increased vaginal laxity and about half of the subjects indicated decreased levels of sexual satisfaction when compared to their pre-childbirth state. By month one, 100% of the women in the study reported a statistically significant (p<0.0001) improvement in vaginal tightness to pre-childbirth levels. This level of efficacy continued to the 12 month follow-up period. At each follow-up time-point, there was a statistically significant (p<0.0001) improvement in both vaginal laxity and sexual function scores.

The Viveve System also demonstrated a strong safety profile throughout the study. The treatment was well tolerated and there were no procedure-related adverse events or serious adverse events through the 12 month follow-up period.

•	Japan

Viveve’s second human clinical study of the Viveve System began in March 2010. This study was an open-label study conducted in 30 female subjects, ages 21-55 years old that had had at least one full-term vaginal delivery. The study was designed to assess the safety and efficacy of the procedure. Each woman was treated once with the Viveve System, with no anesthesia, using 90 joules/cm2 of RF energy as the therapeutic dose.

Like the U.S. study, patient outcomes were measured at baseline, one month, three months, six months, and 12 months using several validated patient-reported outcome measures, including a Company designed vaginal laxity/tightness questionnaire, modified Female Sexual Function Index (mFSFI), Female Sexual Distress Scale-Revised (FSDS-R) and the Global Response Assessment.

Within one month after the Viveve Treatment, patients reported a statistically significant improvement in vaginal laxity scores, sexual function and sexual satisfaction scores to pre-childbirth levels. These results continued throughout the 12 month follow-up period. Additionally, patients reported a statistically significant (p<0.0001) decrease at one month, and thereafter, in their personal distress scores from sexual activity.

Similar to the U.S. study, the Viveve Treatment continued to demonstrate a strong safety profile. The treatment was well tolerated and there were no procedure-related adverse events or serious adverse events through the 12 month follow-up period.

Viveve believes that the consistency of results, in both safety and efficacy, across these clinical study populations, is indicative of the cross-culture similarities in this medical condition and the positive impact that an effective treatment can have on the sexual health of women after vaginal childbirth. Notwithstanding the safety of the Viveve Treatment, patients may experience undesirable side-effects such as temporary swelling or reddening of the treated tissue.

Research and Development

Viveve intends to focus, with Stellartech Research Corporation, Viveve’s current manufacturing and development services provider, and Viveve’s other consultants, on various research and development efforts for the Viveve System, including but not limited to:

•	implementing a cost improvement program to further increase gross margins and gross profit opportunity;

•	developing a new cooling system to maintain compliance with potential changes in environmental regulations;

•	designing new treatment tips to further optimize ease-of-use and reduce procedure times for patients and physicians; and

•	increasing security to prevent the re-use of treatment tips to further ensure procedure safety.

Viveve has formed strategic relationships with outside contractors for assistance on annualized projects, and Viveve works closely with experts in the medical community to supplement its research and development resources. Research and development expenses for 2013 and 2012 were $771,695 and $1,396,179, respectively. In the future, Viveve expects to pursue further research and development initiatives to improve and extend its technological capabilities and to foster an environment of innovation and quality.

Manufacturing

Viveve’s manufacturing strategy involves the combined utilization of internal manufacturing resources and expertise, as well as approved suppliers and contract manufacturers. Viveve’s internal manufacturing activities include the testing and packaging of Viveve Treatment Tips and Handpieces, as well as the final integration, system testing and packaging of the Viveve System. Viveve outsources the manufacture of components, subassemblies and certain finished products that are produced to Viveve’s specifications and shipped to Viveve’s Sunnyvale facility for final assembly or inspection, testing and certification. Viveve’s finished products are stored at and distributed from its Sunnyvale facility. Quality control, risk management, efficiency and the ability to respond quickly to changing requirements are the primary goals of Viveve’s manufacturing operations.

Viveve has arrangements with its suppliers that allow it to adjust the delivery quantities of components, subassemblies and finished products, as well as delivery schedules, to match Viveve’s changing requirements. The forecasts Viveve uses are based on historical trends, current utilization patterns and sales forecasts of future demand. Lead times for components, subassemblies and finished products may vary significantly depending on the size of the order, specific supplier requirements and current market demand for the components and subassemblies. Most of Viveve’s suppliers have no contractual obligations to supply Viveve with, and Viveve is not contractually obligated to purchase from them, the components used in Viveve’s devices.

Viveve obtains programmable memory chips for its treatment tips and the coolant valve for Viveve’s handpiece from single suppliers, for which Viveve attempts to mitigate risks through inventory management and utilization of 12- to 18-month purchase orders, and sterilization services from a single vendor, for which Viveve attempts to mitigate risks by using two sterilization chambers at each of two locations. Other products and components come from single suppliers, but alternate suppliers have been qualified or, Viveve believes, can be readily identified and qualified. In addition, the availability of cryogen for Viveve’s cooling module, which Viveve can source from multiple suppliers, may fluctuate due to changes in the global supply of this material. To date, Viveve has not experienced material delays in obtaining any of its components, subassemblies or finished products, nor has the ready supply of finished product to its customers been adversely affected.

Viveve is required to manufacture its products in compliance with the FDA’s Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of Viveve’s products. Viveve maintains quality assurance and quality management certifications to enable Viveve to market its products in the member states of the European Union, the European Free Trade Association and countries which have entered into Mutual Recognition Agreements with the European Union. These certifications include EN ISO 9001:2000 and CAN/CSA ISO 13485:2003 and are also required to maintain Viveve’s product registration in a number of other foreign markets such as Canada.

Viveve uses small quantities of common cleaning products in its manufacturing operations, which are lawfully disposed of through a normal waste management program. Viveve does not forecast any material costs due to compliance with environmental laws or regulations. Given Viveve’s limited commercial history, Viveve does not currently provide a formal warranty for its products.  To the extent that any of its products have performance related or technical issues in the field, Viveve replaces those components as necessary.

Patents and Proprietary Technology

Viveve relies on a combination of patent, copyright, trademark and trade secret laws and confidentiality and invention assignment and license agreements to protect its intellectual property rights. As of December 31, 2013, Viveve had an exclusive license to eight issued U.S. patents primarily covering the Viveve System and methods of use, the earliest of which expire in 2015; three pending U.S. patent applications, 12 issued foreign patents and 17 pending foreign patent applications, some of which foreign applications preserve an opportunity to pursue patent rights in multiple countries. Viveve intends to file for additional patents to strengthen its intellectual property rights, but Viveve cannot be certain that its patent applications will issue.

All employees and consultants of Viveve are required to execute confidentiality agreements in connection with their employment and consulting relationships with Viveve. Viveve also requires them to agree to disclose and assign to Viveve all inventions conceived or made in connection with the employment or consulting relationship. Viveve cannot provide any assurance that its employees and consultants will abide by the confidentiality or invention assignment terms of their agreements. Despite measures taken to protect its intellectual property, unauthorized parties may copy aspects of Viveve’s products or obtain and use information that Viveve regards as proprietary.

“Viveve,” is a registered trademark in the U.S. and several foreign countries. As of December 31, 2013, Viveve had one registered trademark worldwide, which currently provides coverage in 106 countries. Viveve intends to file for additional trademarks to strengthen its trademark rights, but Viveve cannot be certain that its trademark applications will issue or that its trademarks will be enforceable.

Edward Knowlton Licensed Patents

On February 10, 2006, Viveve entered into an Intellectual Property Assignment and License Agreement with Edward W. Knowlton (“Knowlton”), as amended on May 22, 2006 and July 20, 2007 (collectively, the “Knowlton IP Agreement”), pursuant to which Knowlton granted Viveve an exclusive, royalty-free and perpetual worldwide sublicense to certain intellectual property and technology licensed to Knowlton from a third party, including rights to several patents and patent applications owned by Thermage, Inc. outside the field of contraction, remodeling and ablation of the skin through and including (but not beyond) the subcutaneous fat layer below the skin (collectively, the “Knowlton Licensed IP”). The sublicense under the Knowlton Licensed IP is fully-paid, transferable, sublicensable and permits Viveve to make, have made, use, sell, offer for sale and import any product or technology solely for use in the field of transmucosal treatment of the vagina or vulva (the “Field”) and to practice any process, method, or procedure solely in the Field. The Knowlton IP Agreement also assigns to Viveve all technology and related intellectual property rights owned by Knowlton for the development and commercialization of devices, including any improvements, in the Field (the “Knowlton Assigned IP”). Viveve is obligated to file and reasonably prosecute any patent applications that include a description of the Knowlton Assigned IP as prior art and maintain all patents included in the Knowlton Assigned IP, at Viveve’s expense. In consideration of the sale, assignment, transfer, release and conveyance and other obligations of Knowlton under the Knowlton IP Agreement, Viveve issued 1,600,000 shares of its common stock to Knowlton and agreed to engage the consulting services of Knowlton.

              On February 10, 2006, Viveve entered into a Consulting Agreement with Knowlton (“Knowlton Consulting Agreement”), pursuant to which Knowlton assigned all rights to any inventions and intellectual property developed during the course of providing consulting services in the Field during the term of the agreement. Under the Knowlton Consulting Agreement, Viveve has paid Knowlton $100,200, $100,200 and $619,056 for consulting services in the years ended December 31, 2013, December 31, 2012 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013, respectively. Unless earlier terminated pursuant to the provisions described therein, the term of the Knowlton Consulting Agreement continues until the earlier to occur of (i) the date that is six (6) months after the closing of an initial public offering of Viveve’s stock; or (ii) the acquisition by a third party of all or substantially all of Viveve’s business or assets whether by asset or stock acquisition, merger, consolidation or otherwise. The agreement may be renewed only upon the mutual written agreement of the parties prior to its expiration. Viveve anticipates that the Knowlton Consulting Agreement will be terminated under the consummation of the Viveve Merger. The assignment of the intellectual property developed during the term of the Knowlton Consulting Agreement survive termination.

Agreement with Solta Medical

Effective April 30, 2010, Viveve entered into a Supply Agreement (the “Supply Agreement”) with Solta Medical, Inc. (“Solta”), pursuant to which Solta agreed to sell Viveve the cryogen cooling method and coupling fluid that Solta uses with its ThermaCool® System (“TC3 System”) for use with Viveve’s compatible radio frequency medical device for the sole purpose of conducting its initial clinical trials. The applicable term of the Supply Agreement is the later of the period through completion of Viveve’s initial clinical trials or six months following the effective date. On October 14, 2010, the parties amended the term of the Supply Agreement to remain in effect for so long as Solta supports its TC3 System. In the event that Solta discontinues support of its TC3 System and terminates the Supply Agreement, Solta agreed to (i) provide Viveve with information for Solta’s cryogen supplier, (ii) permit Viveve to make any arrangement with such supplier for a continued supply of cryogen and (iii) grant Viveve a royalty free, non-exclusive perpetual license under any Solta intellectual property directed to the design of the cryogen container in the field of treating vaginal tissue.

The portion of the Supply Agreement relating to coupling fluid was subsequently superseded by the parties’ Coupling Fluid License and Product Supply Agreement on September 30, 2010, pursuant to which Solta agreed to (i) grant Viveve a license for the coupling fluid and (ii) supply the coupling fluid at preferred pricing for two years and at non-preferred pricing after two years. The agreement grants Viveve a royalty-free, fully paid-up, worldwide, perpetual, exclusive license in the field of treating vaginal tissue, with a right to grant sublicenses in such field, to make, have made, use and sell coupling fluid for an aggregate license fee of $125,000. The agreement is for an initial term of three (3) years, after which it will continue to remain in effect unless and until terminated in accordance with the terms therein.

Agreement with Stellartech Research Corporation

On June 12, 2006, Viveve entered into a Development and Manufacturing Agreement, as amended and restated on October 4, 2007 (collectively, the “Stellartech Agreement”), with Stellartech Research Corporation (“Stellartech”) for an initial term of three years in connection with the performance of development and manufacturing services by Stellartech and the license of certain technology and intellectual property rights to each party. Under the Stellartech Agreement, Viveve agreed to purchase 300 units of generators manufactured by Stellartech. In conjunction with the Agreement, Stellartech purchased 300,000 shares of Viveve’s common stock at par value. Under the Stellartech Agreement, Viveve has paid Stellartech $33,000, $325,936 and $6,920,619 for goods and services in the years ended December 31, 2013, December 31, 2012 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013, respectively. In addition, Stellartech granted Viveve a non-exclusive, nontransferable, worldwide, royalty-free license in the Field (defined as set forth above) to use the Stellartech’s technology incorporated into deliverables or products developed, manufactured or sold by Stellartech to Viveve pursuant to the Stellartech Agreement (the “Stellartech Products”) to use, sell, offer for sale, import and distribute the Stellartech Products within the Field, including the use of software object code incorporated into the Stellartech Products. The Stellartech technology consists of any intellectual property which Stellartech developed or acquired separate and apart from the Stellartech Agreement and all related derivative works. In addition, upon Viveve’s satisfaction of purchasing a minimum commitment of 300 units of the RF generator component (the “Minimum Commitment”) and the expiration of the Stellartech Agreement, Stellartech agreed to grant a nonexclusive, nontransferable, worldwide, royalty-free, fully-paid license within the Field to use the Stellartech Technology incorporated into the Stellartech Products to make and have made Stellartech Products in the Field.

Stellartech also granted Viveve (i) an exclusive (even as to Stellartech), nontransferable, worldwide, royalty-free license within the Field under those certain intellectual property rights licensed to Stellartech pursuant to a development and supply agreement between Stellartech and Thermage, dated October 1, 1997 (the “Thermage Technology”), to use any elements of the Thermage Technology incorporated into the Stellartech Products, solely for the use, sale, offer for sale, importation and distribution within the Field; (ii) upon Viveve’s satisfaction of the Minimum Commitment and the expiration of the Stellartech Agreement, an exclusive, nontransferable, worldwide, royalty-free, fully-paid license within the Field under Stellartech’s license rights in the Thermage Technology to use any elements of the Thermage Technology which are incorporated into the Stellartech Products to make and have made Stellartech Products in the Field; and (iii) the exclusive right within the Field to prosecute infringers of the portion of Stellartech’s Thermage Technology rights exclusively licensed to Viveve. Viveve’s license rights in Thermage Technology also include the use of software object code for Thermage Technology used in the Stellartech Products. As of the date of this filing, the Stellartech Agreement has expired. However, the parties still continue to operate under the terms of the agreement. In addition, Viveve has not yet met the Minimum Commitment requirement, and therefore Stellartech has not yet licensed the intellectual property to Viveve pursuant to the Stellartech Agreement.

In March 2012, Viveve entered into a Quality and Regulatory Agreement with Stellartech, pursuant to which the parties clarified their respective quality and regulatory responsibilities under the Stellartech Agreement. The Quality and Regulatory Agreement provides that Viveve will serve as the legal manufacturer for all Stellartech Products developed and sold to Viveve thereunder and obligated to maintain all relevant quality assurance and regulatory processes and requirements required by any regulatory authority and to comply with the processes and requirements set forth in the schedule of responsibilities provided in the agreement.

Government Regulation

The Viveve System is a medical device subject to extensive and rigorous regulation by international regulatory bodies as well as the FDA. These regulations govern the following activities that Viveve performs, or that are performed on Viveve’s behalf, to ensure that medical products exported internationally or distributed domestically are safe and effective for their intended uses:

•	product design, development and manufacture;

•	product safety, testing, labeling and storage;

•	record keeping procedures;

•	product marketing, sales and distribution; and

•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths, serious injuries or device malfunctions and repair or recall of products.

International

              Sales of Viveve’s products outside the U.S. are subject to foreign regulatory requirements that vary widely from country to country. In addition, exports of medical devices from the U.S. are regulated by the FDA. Complying with international regulatory requirements can be an expensive and time-consuming process and approval is not certain. The time required to obtain registrations or approvals, as required by other countries, may be longer than that required for FDA clearance, and requirements for such registrations or approvals may significantly differ from FDA requirements. Viveve may be unable to obtain or maintain registrations or approvals in other countries. Viveve may also incur significant costs in attempting to obtain and in maintaining foreign regulatory approvals. If Viveve experiences delays in receiving necessary registrations or approvals to market its products outside the U.S., or if Viveve fails to receive those registrations or approvals, Viveve may be unable to market its products or enhancements in international markets effectively, or at all, which could have a material adverse effect on Viveve’s business and growth strategy.

        An entity that seeks to export an unapproved class III medical device to a “non-Tier I” country is required to obtain export approval from the FDA.  The Tier I countries are largely defined as industrialized countries with established regulatory infrastructure, such as, among others, Canada and the European Union.  In January of 2011, Viveve sought to obtain FDA approval to export the Viveve System to Mexico, Brazil and Korea (all non-Tier I countries).  An export approval was obtained on March 7, 2011.  Exportation of an unapproved class III medical device to a Tier I country is permitted without FDA approval provided that certain conditions are met.  Accordingly, Viveve has exported the Viveve System to Canada or the European Union without FDA approval in accordance with Section 802 of the FDC Act.

        Once an entity has obtained a marketing authorization for the product in a Tier I country (e.g., a CE mark, etc.), the device can then be shipped from the U.S. to any country in the world without FDA approval.  On December 7, 2010, Viveve obtained a CE Mark for its Viveve System.  As a result, Viveve may now legally export the Viveve System to non-Tier I countries, such as China and Hong Kong without FDA approval.

Entities legally exporting products from the U.S. are often asked by foreign customers or foreign governments to supply a certificate for products regulated by the FDA. To satisfy this request, an exporter may request that FDA issue them an export certificate to accompany its device.  An export certificate is a document prepared by FDA containing information about a product’s regulatory or marketing status in the U.S.  Viveve has requested the issuance of export certificates to accompany exports to China, Hong Kong and Australia.  However, to date, these export certificates have yet to be issued.

Canada

              Viveve is subject to the requirements of Health Canada and the regulations that govern medical devices in Canada. In Canada, certain devices must have a “medical device license” before they can be sold. Prior to selling a device in Canada, manufacturers of Class II, III and IV devices must submit a Medical Device Application which is reviewed by the Therapeutic Products Directorate (TPD), the Canadian authority that monitors and evaluates the safety, effectiveness and quality of diagnostic and therapeutic medical devices in Canada. All medical devices sold in Canada are categorized by the TPD into four different classes with Class I devices presenting the lowest potential risk (e.g. a thermometer) and Class IV devices presenting the greatest potential risk (e.g. pacemakers). Manufacturers of Class I devices do not need a medical device license to sell their product in Canada, but manufacturers of Class II, II and IV, devices must receive a license. Once a medical device license has been granted, the TPD will continue to monitor medical devices to ensure they continue to be safe and effective. Medical device licenses granted by the TPD do not expire; however, the manufacturer is required to annually confirm that the information maintained by Health Canada with respect to the medical device is correct and accurate. The failure to do so may result in the cancellation of the license.

             Viveve currently holds a medical device license in Canada for the Viveve System which has been categorized as a Class III device.

European Union (EU)

Viveve is subject to the requirements of the Medical Device Directive (MDD), Council Directive 93/42/EEC of 14 June 1993 which were made mandatory in March 21, 2010. This Directive harmonizes the laws relating to medical devices laws within the European Union.  In order for a manufacturer to legally place a medical device on the European market the requirements of the MD Directive have to be met. Manufacturers’ products meeting harmonized standards have a presumption of conformity to the Directive. Products conforming with the MD Directive must have a CE Mark applied.

Medical devices are classified by the Directive into four categories as Class I, Class IIa, Class  IIb, and III.  Class I devices presenting the lowest potential risk (e.g. a thermometer) and Class III devices presenting the greatest potential risk (e.g. implant, pacemakers).   The Directive stipulates that an authorized third party or Notified Body must be involved in the review and conformity of the product in order to gain CE Mark.  Viveve has a Notified Body that reviews the Viveve System for conformity on an annual basis.

Viveve currently holds a CE Mark in the European Union for the Viveve System which has been categorized as a Class IIb device.

Hong Kong and China

Hong Kong

     Hong Kong and China each have their own separate medical device regulations. The Department of Health (DOH) is the main health authority in Hong Kong. Under the DOH, the Medical Device Control Office (MDCO) regulates medical devices. Similar to the Canadian classifications system described above, medical devices sold in Hong Kong are classified as I-IV according to the risk level associated with their intended use. Class I devices are low-risk medical devices, such as bandage and dressing. Class II devices are medium-low-risk devices, such as suction pumps and gastroscopes. Class III devices are medium-high-risk devices, such as orthopedic implants and medical lasers. Class IV devices are high-risk devices, such as prosthetic heart valves and implantable cardiac pacemakers. The main contact point with the MDCO is the Local Representative Person (LRP), who must be a locally-registered entity. The LRP must be either the manufacturer of the device or approved by the manufacturer to perform the duties of the LRP. The LRP submits the application for listing medical devices and fulfills any requests from the MDCO, such as making documents referenced in the application available for inspection. After the device is listed, the LRP is responsible for the marketing and post-market procedures, which include keeping distribution records, handling complaints, initiating product recalls, managing adverse incidents, and reporting changes. The manufacturer must issue an LRP appointment letter and attach it to each product registration application. Currently, market approval from one of the Global Harmonization Task Force (GHTF) founding members (U.S., Canada, Australia, the European Union, and Japan) is required for medical device registration in Hong Kong.

 The Viveve System is currently classified in Hong Kong as a Class II device.

China

China has specific requirements regarding medical device approval and those regulations are established by the China Food and Drug Administration (CFDA) which is comparable to the U.S. FDA. Similar to the other regulatory systems, the medical device regulatory system classifies medical devices into three separate classes established by the CFDA. Class I covers low risk devices and requires only general controls. Class II covers medium risk devices that require certain specific controls. Class III covers high risk devices, such as implant devices and life-supporting and life-sustaining devices which require strict controls. With respect to any class, the manufacturer of a medical device to be distributed in China is required to appoint a local agent and after sales agent located in China to control and manage the CFDA device regulation process. Class I devices can immediately submit an application to the CFDA for an Import Medical Device Registration Certificate (IMDRC), without the need for clinical trials or other testing. Class II and Class III devices may require clinical trials and testing and Chinese Registration Standard documents which are required to be submitted to the CFDA for approval. In addition, foreign manufacturers are required to submit quality system certificates such as the U.S. FDA QSR, and marketing approval certificates such as a CE certificate of 510(k) certificate. Following approval of the Chinese Registration Standard Document, the local agent will apply for an IMDRC. An IMDRC is valid for four years. The CFDA approval process in China may take longer than FDA review and clearance. While Viveve intends to seek CFDA approval, as of the date of this Proxy Statement, Viveve has not taken any steps with respect to seeking CFDA regulatory approval.

Japan

       Viveve currently imports the Viveve System into Japan in accordance with the physician import license pathway which allows a medical device to be used and sold in Japan. The physician import license pathway permits a device to be sold in Japan provided that such device was specifically requested from a physician in Japan; however, Viveve is not permitted to market the product directly in the country. Viveve’s distribution partner in Japan is Okamaura Associates, which assists Viveve in identifying physicians in order to distribute its products in Japan via the physician import license pathway.

United States

FDA’s Premarket Clearance and Approval Requirements

Unless an exemption applies, any medical device Viveve wishes to commercially distribute in the U.S. will require either prior 510(k) clearance or premarket approval from the FDA. The FDA classifies medical devices into one of three classes. Devices deemed to pose lower risks are placed in either class I or II, which requires the manufacturer to submit to the FDA a premarket notification requesting clearance to commercially distribute the device. This process is generally known as 510(k) clearance. In certain instances, devices that would otherwise be subject to premarket approval can be brought to market via de novo reclassification (which is described below). Some low risk devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in class III, requiring premarket approval. Low to moderate risk devices that are dissimilar from existing class I or II devices can be brought to market via de novo reclassification.

510(k) Clearance Pathway

When a 510(k) clearance is required, Viveve must submit a premarket notification to the FDA demonstrating that its proposed device is substantially equivalent to a previously cleared and legally marketed 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of premarket approval applications, or PMA. By regulation, the FDA is required to clear or deny a 510(k) premarket notification within 90 days of submission of the application. As a practical matter, clearance often takes significantly longer. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously cleared device or use, the FDA will issue a not-substantially equivalent letter and place the device, or the particular use, into class III.

Any modification to a 510(k)-cleared device that would constitute a major change in its intended use, or any change that could significantly affect the safety or effectiveness of the device, requires a new 510(k) clearance and may even, in some circumstances, require a PMA, if the change raises complex or novel scientific issues or the product has a new intended use. The FDA requires every manufacturer to make the determination regarding the need for a new 510(k) submission in the first instance, but the FDA may review any manufacturer’s decision. If the FDA were to disagree with a manufacturer’s determinations that changes did not require a new 510(k), it could require the manufacturer to cease marketing and distribution and/or recall the modified device until 510(k) clearance or PMA approval is obtained. If the FDA requires a 510(k) clearance or PMA approval for any modifications, the manufacturer also may be required to cease marketing and/or recall the modified device, if already in distribution, until 510(k) clearance or PMA approval is obtained and Viveve could be subject to significant regulatory fines or penalties.

De Novo Process

If there is no known predicate for a device (i.e., a legally marketed class I or II device with comparable indications for use and technological characteristics, a company can request a de novo classification of the product. De novo generally applies where there is no predicate device and the FDA believes the device is sufficiently safe so that no PMA should be required. FDA’s de novo process has just been streamlined to allow a company to request that a new product classification be established based on information provided by the requesting company. This process, known as the Direct De Novo process, must be discussed and agreed upon by the FDA prior to submission. The Direct De Novo process allows a company to submit a reclassification petition which includes information that would be included in a 510(k) notice for the subject device in addition to providing FDA with a risk-benefit analysis demonstrating that the device presents a moderate risk thereby not requiring a PMA. The submitter also must provide a draft Annual Control document for the product. The Annual Controls document specifies the scope of the device type and the recommendations for submission of subsequent devices for the same intended use. If a product is classified as Class II through the Direct De Novo review process, then that device may serve as a predicate device for subsequent 510(k) pre-market notifications. Viveve intends to market the Viveve System by utilizing the Direct De Novo process. However, Viveve cannot predict when or if approval of such a petition will be obtained, or whether FDA will create a new product code. In addition, failure to approve a de novo petition, or establishment of a new product code could require Viveve to seek a PMA for the Viveve System. Delays in receipt or failure to receive clearances or approvals could reduce Viveve’s sales, profitability and future growth prospects.

Premarket Approval (PMA) Pathway

A PMA must be submitted to the FDA if the device cannot be cleared through the 510(k) process. A PMA must be supported by extensive data, including but not limited to, technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device for its intended use. No device that Viveve is marketing to date has required premarket approval. During the review period, the FDA will typically request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will generally conduct a pre-approval inspection of the manufacturing facility or facilities to ensure compliance with the QSRs.

New PMAs or PMA supplements are required for modifications that affect the safety or effectiveness of the device, including, for example, certain types of modifications to the device’s indication for use, manufacturing process, labeling and design. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. There is no guarantee that the FDA will grant PMA approval of Viveve’s future products, if one is required, and failure to obtain necessary approvals for Viveve’s future products would adversely affect Viveve’s ability to grow its business. Delays in receipt or failure to receive approvals could reduce Viveve’s sales, profitability and future growth prospects.

Clinical Trials

             Clinical trials are almost always required to support an FDA premarket application or de novo reclassification, and are sometimes required for 510(k) clearance. With respect to the Viveve System, the FDA has asked Viveve to conduct a clinical study under an Investigational Device Exemption or IDE to support a future product submission. In the U.S., these clinical trials generally require submission of an application for an Investigational Device Exemption, or IDE, to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients unless the product is deemed a non-significant risk device eligible for more abbreviated IDE requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. Viveve’s clinical trials must be conducted under the oversight of an IRB at the relevant clinical trial sites and in accordance with FDA regulations, including but not limited to those relating to good clinical practices. Viveve is also required to obtain patients’ informed consent that complies with both FDA requirements and state and federal privacy regulations. Viveve, the FDA or the IRB at each site at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and efficacy of the device, may be equivocal or may otherwise not be sufficient to obtain clearance or approval of the product. Similarly, in Europe and other regions clinical study protocols must be approved by the local ethics committee and in some cases, including studies with high-risk devices, by the Ministry of Health in the applicable country.

              In June 2012, Viveve submitted a pre-IDE application and requested an in-person meeting with the FDA to solicit feedback in advance of the company filing an IDE to conduct a clinical study of the Viveve System to support regulatory submission.  In August 2012, Viveve met with the FDA and received feedback on Viveve’s pre-clinical data, historical clinical data, and a clinical protocol for a prospective randomized controlled trial.  Viveve plans to re-submit its IDE application in 2015, which Viveve believes would enable it to begin its U.S. clinical study, if approval is received.

Pervasive and Continuing Regulation

After a device is placed on the market, numerous regulatory requirements continue to apply. These include:

•	Product listing and establishment registration, which helps facilitate FDA inspections and other regulatory action;

•

Quality system regulations, or QSRs, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	Labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses;

•

Medical Device Reporting, or MDR, regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	Post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device; and

•	Regulations pertaining to voluntary recalls and notices of corrections or removals.

The FDA has broad post-market and regulatory enforcement powers. Viveve and its third-party manufacturers are subject to announced and unannounced inspections by the FDA and the Food and Drug Branch of the California Department of Health Services, or CDHS, to determine compliance with the QSR and other regulations. In the past, Viveve’s facility has been inspected, and observations were noted, including an April 2012 CDHS inspection that cited deficiencies related to signature authority of inspection documentation, incomplete corrective action responses, and labeling indicating no latex in Viveve products without proper objective evidence. The FDA and CDHS have accepted Viveve’s responses to these observations, and Viveve believes that it is in substantial compliance with the QSR.

 Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of Viveve’s products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing Viveve’s requests for 510(k) clearance or premarket approval of new products or new intended uses;

•	refusal to grant export approval for Viveve’s products;

•	withdrawing 510(k) clearance or premarket approvals that are already granted; and

•	criminal prosecution.

If any of these events were to occur, they could have a material adverse effect on Viveve’s business.

      Viveve is also subject to a wide range of federal, state and local laws and regulations, including those related to the environment, health and safety, land use and quality assurance. Viveve believes that compliance with these laws and regulations as currently in effect will not have a material adverse effect on its capital expenditures, earnings and competitive and financial position.

Competition

      The medical device industry is characterized by intense competition and rapid innovation. While Viveve believes that its solution to treat vaginal laxity is unique and offers a more effective solution from that which is on the market currently, the market for the treatment of vaginal laxity and related decreases in women’s sexual function remains a tremendous, under-developed opportunity. Therefore, competition is expected to increase, particularly as the market becomes more developed with further solutions. Aside from Kegel exercises and invasive surgical procedures, such as LVR, there are several companies developing laser-based technologies for the treatment of vaginal laxity and several others developing drug therapies and therapeutics for the treatment of various types of sexual dysfunction. Further, the overall size and attractiveness of the market may compel larger companies, focused in the OBGYN, aesthetic or women’s health markets, and with much greater capital and other resources, to pursue development of or acquire technologies that may address this problem. Potential competitors include, but are not limited to Fotona, BioSante, Apricus, Conceptus, Bayer AG and others.

Employees

As of December 31, 2013, Viveve had 6 full-time employees and retained the services of several qualified consultants. Viveve believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. None of Viveve’s employees is represented by a labor union, and Viveve believes that its employee relations are good.

Facilities

Viveve currently leases office and laboratory facilities at 150 and 154 Commercial St., Sunnyvale, California 94086. The space consists of approximately 7,777 square feet, leased from the Castine Group. The term of the lease agreement, dated January 25, 2012, commenced on March 2012 and will terminate on February 28, 2015. Rent expense for the year ended December 31, 2013 was $173,896. Future minimum payments under the lease are as follows:

Year Ending December 31,

2014 – $ 184,002

2015 – $ 30,952

Legal Proceedings

Viveve is not currently a party to any legal proceedings.

Directors, Executive Officers and Corporate Governance

Set forth below is certain information regarding the current directors and executive officers of Viveve.

Name	Age	Position	Officer/Director Since

Patricia Scheller	53	Chief Executive Officer and Director	May 2012
Scott Durbin	45	Chief Financial Officer	February 2013
Brigitte Smith	46	Chairman of the Board	January 2007
Mark Colella	41	Director	April 2012
Carl Simpson	73	Director	September 2005
Daniel Janney	48	Director	2014

Directors and Executive Officers

Patricia Scheller, Chief Executive Officer and Director. Ms. Scheller has served as Chief Executive Officer of Viveve since May 2012 and as a director of Viveve since June 2012. Prior to joining Viveve, she served as the CEO of Prescient Medical, Inc. (“PMI”), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks, from September 2004 through April 2012 and as a director of PMI from July 2004 to September 2011. Prior to joining PMI, from August 2003 to September 2004, she was the CEO of SomaLogic, a biotechnology company focused on the development of diagnostic products using aptamer technology. From December 2000 to April 2003, Ms. Scheller also managed several business units at Ortho-Clinical Diagnostics, a Johnson & Johnson company, and from October 1997 to November 2000 served in key executive positions at Dade Behring, a clinical diagnostics firm. While at Dade Behring Holdings, Inc., she directed the commercialization of the hsCRP diagnostic test, a screening test for systemic inflammation, which has been shown to increase the risk of heart attacks.  The hsCRP test was the first diagnostic test added to the cardiac test panel by the Center for Disease Control and Prevention and American Heart Association in over 30 years.  As Director of cardiology systems at Cordis Corporation (a Johnson & Johnson company) from February 1994 to February 1996, Ms. Scheller managed the launch of the first Palmaz-Schatz® balloon-expandable coronary stent, the first major product entry into what became a $6 billion market.  Ms. Scheller received a B.S.E. degree in Biomedical Engineering from Duke University and completed executive business education programs at Harvard University, Massachusetts Institute of Technology, Columbia University and Northwestern University. As a result of Ms. Scheller’s commitment and dedication to the healthcare industry for more than 25 years, serving in various executive capacities, Viveve appointed Ms. Scheller to serve as one of its directors.

Scott Durbin, Chief Financial Officer. Mr. Durbin joined Viveve as Chief Financial Officer in February 2013. From June 2012 to until January 2013 he served as an advisor and Acting Chief Financial Officer for Viveve. Prior to joining Viveve, from June 2010 to October 2011, he was Chief Financial Officer of Aastrom Biosciences (“Aastrom”), a publicly traded, cardiovascular cell therapy company. Before Aastrom, he spent six years as Chief Operating and Financial Officer for Prescient Medical (“Prescient”) from May 2004 to June 2010, a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to Prescient, from January 2003 to April 2004, he spent several years as a financial consultant for two publicly traded biotech companies, Scios Inc. – a Johnson & Johnson company and Alteon Inc. He began his career in corporate finance as an investment banker in the Healthcare and M&A groups at Lehman Brothers Inc. from August 1999 to January 2003, where he focused on mergers and acquisitions and financings for the lifescience industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotech companies. He began his career as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

Brigitte Smith, Chairman of the Board. Ms. Smith is co-founder and Managing Director of GBS Venture Partners, a leading Australian life science venture capital investor, founded in 1998 whose fund GBS Bioventures III owns 30.58% of Viveve’s outstanding common stock. GBS Venture Partners has completed more than 40 medical device and life science investments for companies based in Australia and the U.S. Before joining GBS Venture Partners, she worked with high-tech start-up companies in Australia and the U.S. in fundraising and business development roles. From 1990 to 1992 Ms. Smith also served as a consultant for Bain & Company, a strategic management consulting firm. Ms. Smith is on the board of GBS Venture Partners portfolio companies AirXpanders Inc., Endoluminal Sciences Pty Ltd, Neuromonics Pty Ltd, and Proacta Inc. Ms. Smith earned her Bachelor of Chemical Engineering with Honours from the University of Melbourne, her Master of Business Administration with Honours from the Harvard Business School and her Master of International Relations from the Fletcher School of Law and Diplomacy in Boston, Massachusetts, where she was also a Fulbright Scholar. Ms. Smith is a Fellow of The Australian Institute of Company Directors. As a result of Ms. Smith’s significant early-stage investing experience, Viveve appointed Ms. Smith as one of its directors.

Mark S. Colella, Director. Mr. Colella has been a director of Viveve since April 2012 and principal of 5AM Ventures, II, Inc., which owns 30.58% of Viveve’s outstanding common stock, since October 2007. Mr. Colella annualizes in medical device investing at 5AM Ventures and brings over 15 years of venture capital and operating experience within medical device and healthcare companies. Mr. Colella currently serves, or has served, in board or advisory roles with companies which include: Ceterix Orthopedics, Flexion Therapeutics, Incline Therapeutics, Semprus Biosciences, Viveve and WaveRx. He also sits on the Advisory Board for the Innovation and New Ventures Office at Northwestern University and The V Foundation Wine Celebration—a charity wine auction—which has raised over $30 million for cancer research. Before joining 5AM Ventures from 2007 to 2008 he was head of marketing for BÂRRX Medical, Inc. (“BÂRRX”), a Bay Area start-up medical device company. Prior to BÂRRX, he held various management roles including with Stryker, Inc. from 2002 to 2007, focused in the fields of orthopedics, laparoscopy, urology, gynecology, and general minimally invasive surgery. In addition, he spent four years from 1996 to 2000 as an Executive Director managing healthcare facilities with Primrose Alzheimer’s Living, Inc., an early-stage healthcare service start-up company, and one year working for Versant Ventures. Mr. Colella holds a B.S. in Biology from Williams College and earned his M.B.A. from Northwestern University, the Kellogg School of Management. Prior to Williams College he spent two years at the U.S. Air Force Academy. Mr. Colella is based in the Menlo Park, CA office. As a result of Mr. Colella’s medical device industry experience, as well as his financial and early-stage investing experience, Viveve appointed Mr. Colella as one of its directors.

Carl Simpson, Director. Mr. Simpson has served as a director of Viveve since its inception in September of 2005 and has worked in the medical/medical device arena for over 40 years. He is also a founder and Managing Director of Coronis Medical Ventures, LLC, a venture capital entity since 2005. From 2001 to 2004 Mr. Simpson was a partner for Versant Ventures. In 1993, he founded CardioGenesis Corp. a medical device company that designs, manufactures and distributes laser-based surgical products that promote cardiac angiogenesis and served as Vice President of Development until 1997. In 1979, Mr. Simpson founded Advanced Cardiovascular Systems (“ACS”) a medical device company that develops and markets medical devices for treatment of cardiovascular diseases and served as Senior Vice President of Research and Development until 2001. ACS was later sold to Eli Lilly in 1984 and spun-off into Guidant Vascular Intervention. Mr. Simpson currently serves on the board of Novobionics, Curant Medical, Uptake Medical and Entent. He also served on the board of directors of Silver Bullet from 2009 to 2012, CoRepair from 2007 to 2013, Revascular Therapeutics from 2004 to 2011, Conor MedSystems Inc. from 2003 to 2005, Thermage from 1997 to 2004, Interventional Thermodynamics (Innerdyne) from 1989 to 1991 and Interventional Technologies from 1985 to 1989. His undergraduate training is in Microbiology and Biochemistry. His graduate degree is in Electrical Engineering/Computer Science and he holds an MBA, both from the University of Santa Clara. As a result of Mr. Simpson’s prior experience with multiple start-up companies, an understanding of VC business models and 40 years of operational and clinical experience, Viveve appointed Mr. Simpson one of its directors.

Daniel Janney, Director. Mr. Janney will be appointed as a director of Viveve prior to the closing of the Proposed Transaction and currently serves as a director of Esperion Therapeutics, Inc. (NASDAQ: ESPR) since November 2012. Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities' healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Alba Therapeutics Corporation, DiscoveRx Corporation, Lithera, Inc., Prolacta Bioscience, Inc. and ViroBay, Inc. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. As a result of Mr. Janney's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry Viveve appointed Mr. Janney as one of its directors.

Family Relationships

Viveve has no family relationships among its directors and executive officers.

Committees of the Board of Directors

Viveve currently does not have committees of its board of directors. Following the Proposed Transaction, the Company expects its board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. The Company intends to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although the Company is not required to comply with such requirements until the Company elects to seek a listing on a national securities exchange. In addition, the Company intends that at least one of its directors who serves on our audit committee will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Viveve does not currently have an “audit committee financial expert” since Viveve currently does not have an audit committee in place.

Summary Compensation Table

The table set forth below summarizes the compensation paid, accrued or granted by Viveve to Viveve’s Chief Executive Officer, who is Viveve’s principal executive officer, its former President and Chief Operations Officer, who was Viveve’s principal executive officer in 2011 through June of 2012 and Viveve’s Chief Financial Officer during or with respect to the two years ended December 31, 2012 and 2013. The individuals are sometimes referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
Patricia Scheller	2013	$335,000	$-	$-	$4,200	$339,200
Chief Executive Officer and Director	2012	$214,617	$-	$155,045	$-	$369,662
Scott Durbin	2013	$273,167	$-	$57,141	$37,500	$367,808
Chief Financial Officer	2012	$-	$-	$-	$201,080	$201,080
Kerry Pope	2013	$300,350	$-	$2,781	$-	$303,131
President and Chief Operations Officer	2012	$309,969	$9,991	$62,018	$-	$381,978
Sheree Lucas	2013	$-	$-	$-	$-	$-
	2012	$95,500	$9,843	$12,402	$-	$117,745
Alan Curtis	2013	$200,000	$-	$1,450	$-	$201,450
	2012	$197,692	$-	$7,103	$-	$204,795
Steve Lopez	2013	$154,200	$-	$1,975	$-	$156,175
	2012	$154,200	$-	$11,838	$-	$166,038

(1)

These amounts represent the aggregate grant date fair value for option and warrant awards for years ending December 31, 2013 and 2012, respectively, computed in accordance with FASB ASC Topic718.  Please see Note 10 to the Company’s audited financial statements for the assumptions used in determining the aggregate grant date fair value.

(2)	These amounts represent consulting payments for services performed during 2012, prior to the employment agreement with Mr. Durbin in January 2013 and other benefits for Ms. Scheller in 2013.

As an “emerging growth company” Viveve will not be required to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of Viveve employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Employment Agreements, Termination of Employment and Change-in Control Agreements

Patricia Scheller

Effective May 14, 2012, Viveve entered into an employment agreement with Patricia Scheller (the “Scheller Employment Agreement”), pursuant to which Ms. Scheller shall serve as Viveve’s Chief Executive Officer and a Director. Pursuant to the terms and conditions of the Scheller Employment Agreement, Ms. Scheller is an at-will employee of Viveve. The Scheller Employment Agreement provides that Ms. Scheller will receive an initial base salary of $335,000 gross per year, to be paid in accordance with Viveve’s standard payroll schedule and subject to annual review and increases by Viveve’s Board, as it deems appropriate.

In addition to her salary, Ms. Scheller is entitled to receive: (i) a bonus of up to 30% of her base salary; (ii) options to purchase 27,539,116 shares of Viveve’s common stock exercisable at a fair market price determined by the board, 25% of the option shares vesting after 12 months of continuous service with the rest vesting in equal monthly installments over the next 36 months of continuous service, with accelerated vesting upon certain events including a Change of Control or Involuntary Termination (as such terms are defined in the Scheller Employment Agreement) within 12 months of such Change in Control, pursuant to the Scheller Employment Agreement and the applicable stock option plan; (iii) Company-sponsored benefits as in effect from time to time; (iv) paid vacation in accordance with Viveve’s vacation policy, as in effect from time to time; and (v) continued base salary and benefits for twelve months following an Involuntary Termination, as described in the Scheller Employment Agreement.

Scott Durbin

On June 1, 2012, Viveve entered into a consulting agreement (the “Durbin Consulting Agreement”) with Scott Durbin to provide guidance and services related to finance, investor relations, SEC reporting and compliance, accounting, and tax preparation and compliance, and fund raising activities, while serving in the capacity of interim Chief Financial Officer (“CFO”). Pursuant to the terms of the Durbin Consulting Agreement, Mr. Durbin agreed to (i) assist in the management of the closing of financing of at least $4 to $5 million, (ii) establish a 5 year corporate financial forecast model and update as necessary, (iii) prepare the necessary investor presentations, (iv) attend and present with the Chief Executive Officer at investor representations, and (v) perform such other services as are customarily performed by the CFO of Viveve. Viveve agreed to compensate Mr. Durbin at a rate equal to $1,500 per diem, payable bi-monthly, plus a bonus commensurate with his contribution to Viveve’s closing of a Series B Preferred stock offering, subject to board approval and payable in cash or stock upon closing. On January 23, 2013, the parties agreed to terminate the consultant agreement upon Mr. Durbin’s acceptance of employment as CFO of Viveve.

Effective January 23, 2013, Viveve entered into an employment agreement with Scott Durbin (the “Durbin Employment Agreement”), pursuant to which Mr. Durbin shall serve as Viveve’s CFO. Pursuant to the terms and conditions of the Durbin Employment Agreement, Mr. Durbin is an at-will employee of Viveve. The Durbin Employment Agreement provides that Mr. Durbin will receive an initial base salary of $298,000 gross per year, to be paid in accordance with Viveve’s standard payroll schedule and subject to annual review and increases by Viveve’s board, as it deems appropriate.

In addition to his salary, Mr. Durbin is entitled to receive: (i) a bonus of up to 30% of his base salary; (ii) a bonus of $50,000 in the event that Viveve raises at least $1,500,000 in its next equity financing; (iii) options to purchase 10,258,690 shares of Viveve’s common stock exercisable at a fair market price determined by the board, with 100,000 vesting immediately upon grant, 2,614,672 vesting after 12 months of continuous service and the rest vesting in equal monthly installments over the next 36 months of continuous service, with accelerated vesting in the event of a Change in Control or Involuntary Termination within 12 months of such Change in Control, pursuant to the Durbin Employment Agreement and the applicable stock option plan; (iv) company-sponsored benefits as in effect from time to time; (v) paid vacation in accordance with Viveve’s vacation policy, as in effect from time to time; and (vi) continued base salary and benefits for ten months following an Involuntary Termination, as described in the Durbin Employment Agreement.

Kerry Pope

Effective April 1, 2009, Viveve entered into an employment agreement with Kerry Pope (the “Pope Employment Agreement” and together with the Scheller Employment Agreement and the Durbin Employment Agreement, the “Executive Employment Agreements”), pursuant to which Mr. Pope agreed to serve as Viveve’s President and Chief Executive Officer. On May 14, 2013, for the purpose of expanding the executive management team, the Viveve’s board appointed Mr. Pope to serve as the Company’s President and Chief Operating Officer. The Pope Employment Agreement provided that Mr. Pope would receive an initial base salary of $300,000 gross per year, to be paid in accordance with the Viveve’s standard payroll schedule and subject to annual review and increases by Viveve’s board, as it deems appropriate.

In addition to his salary, Mr. Pope was entitled to receive: (i) a bonus of up to 30% of his base salary; (ii) options to purchase 1,150,000 shares of Viveve’s common stock (the “First Option”) exercisable at a fair market price determined by the board, immediately exercisable upon grant but subject to a repurchase right of Viveve, as further described in the Pope Employment Agreement; (iii) options to purchase an additional number of shares of Common Stock of Viveve such that those additional shares, when aggregated with the shares subject to the First Option, equal or exceed five percent (5%) of the then fully diluted capital stock of Viveve, subject to the terms and conditions described in the Pope Employment Agreement; (iv) company-sponsored benefits as in effect from time to time; (v) paid vacation in accordance with the Viveve’s vacation policy, as in effect from time to time; and (vi) continued base salary and benefits for twelve months following a termination without cause, a voluntary resignation for Good Reason or in the event of death or disability, as further described in the Pope Employment Agreement.

On March 14, 2013 Viveve entered into a Separation and Release Agreement with Mr. Pope (the “Separation Agreement”). In accordance with the terms and conditions of the Separation Agreement, Mr. Pope resigned as an officer of Viveve and observer to the Viveve’s Board of Directors. Viveve agreed to pay a severance payment equal to an aggregate of $271,346 (the “Severance Payment”). Viveve also agreed to pay any monthly premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earliest of February 15, 2014 or the expiration of Mr. Pope’s coverage under COBRA.

In addition to the above, an aggregate of 5,278,330 shares (the “Unvested Options”) of Common Stock underlying options to purchase 11,015,646 shares of Common Stock previously granted to Mr. Pope shall vest effective as of the Separation Date. In addition to the Unvested Options, Mr. Pope also had options to purchase an additional 500,230 shares Common Stock which have vested (the “Vested Options”). The Vested and Unvested Options were exercisable within three months of the Separation Date. If such options were not exercised within the three month period following the Separation Date, they terminated. Mr. Pope did not exercise the options. Mr. Pope, also agreed to release and discharge Viveve, any of its parent, subsidiary and affiliated entities, and each of their respective successors, assigns, representatives, agents, shareholders, officers, directors, attorneys and employees (the “Released Party”) from any and all claims, debts, obligations or liabilities, known and unknown, which relate to his employment with Viveve or the termination of that employment, which Mr. Pope has or may have against any of the Released Parties as of the date of the Separation Agreement.

The Executive Employment Agreements each provide for full vesting acceleration of any remaining unvested portion of stock options granted to the employee if such employee’s employment is terminated involuntarily for good reason or without cause (as further described therein) at any time within one year following a change in control of Viveve, which includes any transaction such as a stock acquisition or transfer, reorganization, merger or consolidation, in which the holders of the voting securities of Viveve outstanding immediately prior to such transaction do not immediately thereafter own at least a majority of the total voting power represented by the outstanding voting securities of the company or such other surviving or resulting entity.

The following table describes the payments and benefits that each named executive officer would have been entitled to receive upon a hypothetical termination of employment or change in control as of December 31, 2013. None of Viveve’s executive officers is entitled to any additional severance or other benefits upon termination of employment following a change in control.

Element Severance	Involuntary Termination Without Cause ($)	Termination for Good Reason ($)	Death or Disability	Voluntary Resignation/ Retirement	Change in Control
Patricia Scheller	$335,000	$0	$335,000	$335,000	$0
Scott Durbin	$248,333	$0	$248,333	$0	$0
Kerry Pope	$71,346	$0	$0	$0	$0

Outstanding Equity Awards at 2013 Year-End

The following table summarizes the outstanding equity awards held by each of Viveve’s named executive officers as of December 31, 2013:

Name	Number of Shares of Common Stock Underlying Unexercised Options (#) Exercisable	Number of Shares of Common Stock Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Patricia Scheller, Chief Executive Officer and Director	27,539,116	-	$0.01	October 2022
Scott Durbin, Chief Financial Officer	10,258,690	-	$0.01	February 2023

Incentive Plans

The following is a summary of Viveve’s outstanding stock option plan.

Amended and Restated 2006 Stock Plan

In February 2006, Viveve adopted the 2006 Stock Plan, as Amended and Restated in April 2012 and April 2013 (the "Plan") that governs equity awards to employees, directors and consultants of the Company. There are 81,595,454 shares of Common Stock authorized for issuance pursuant to the Plan, under which options to purchase an aggregate of 45,146,118 shares are issued and outstanding as of December 31, 2013 and 36,449,336 shares remain available for issuance (prior to taking into account the Exchange Ratio). The board of directors has the authority to determine to whom options will be granted, the number of option, the term and the exercise price. Under the terms of the Plan, if an individual owns stock representing more than 10% of the total combined voting power of all classes of outstanding stock, the exercise price of each option shall be at least 110% of the fair market value per share on the date of grant, as determined by the board of directors. The exercise price of an incentive stock option and a nonqualified stock option may not be less than 100% and 85%, respectively, of the fair market value of the common stock on the date of grant. Options granted under the Plan have a term of ten (10) years, except, options granted to individuals holding more than 10% of the outstanding shares, which have a term of five (5) years.

After taking into account the effect of the Exchange Ratio, there are 656,819 shares of Common Stock authorized for issuance pursuant to the Plan, under which options to purchase an aggregate of approximately 363,421 shares are issued and outstanding and 293,398 shares remain available for issuance. The Plan will be terminated upon consummation of the Viveve Merger and all outstanding options will assumed by PLC.

Director Compensation

Viveve did not pay compensation to directors during the fiscal years ended December 31, 2013 or 2012 as compensation for services rendered as directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about common stock authorized for issuance under Viveve’s equity compensation plans as of March 31, 2014:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans*
Equity compensation plans approved by security holders	45,146,118	$0.01	36,449,336
Equity compensation plans not approved by security holders	—	—	—
Total	45,146,118	$0.01	36,449,336

VIVEVE MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with “Selected Historical Financial Information of Viveve” and Viveve’s financial statements and the related notes included elsewhere in this proxy statement. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data than included in the following discussion. This discussion contains forward-looking statements about Viveve’s business, operations and industry that involve risks and uncertainties, such as statements regarding Viveve’s plans, objectives, expectations and intentions. Viveve operates in one segment and therefore segment information is not presented. Viveve’s future results and financial condition may differ materially from those currently anticipated by Viveve as a result of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Viveve is a development stage company located in Sunnyvale, California. Viveve designs, develops, manufactures and markets medical devices for the non-invasive treatment of vaginal introital laxity. Since inception, Viveve has devoted substantially all of its time and effort to developing products, raising capital and recruiting personnel. To date, Viveve has not generated significant revenues and has funded its operations primarily through the sale of its preferred stock and the issuance of debt.

Viveve has incurred operating losses and negative cash flows since inception. Viveve has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in the industry. These risks include, but are not limited to, the uncertainty of availability of additional financing and the uncertainty of achieving future profitability. Viveve intends to raise additional funds through the issuance of debt or equity securities. There can be no assurance that in the event Viveve requires additional financing, such financing will be available or on terms which are favorable to Viveve. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending could have a material adverse effect on Viveve’s ability to achieve its intended business objectives. These factors raise substantial doubt about Viveve’s ability to continue as a going concern.

Plan of Operation

Viveve intends to increase its sales and exposure both and internationally and in the United States market by seeking regulatory approval for the sale and distribution of its products, identifying and training qualified distributors and expanding the scope of physicians who offer the Viveve Treatment to include plastic surgeons, dermatologists, general surgeons and primary care physicians. In addition, Viveve intends to use the strategic relationships that it has developed with outside contractors and medical experts to improve the Viveve System by focusing Viveve’s research and development efforts, on various areas including but not limited to:

•	designing new treatment tips optimized for ease-of-use and to reduce procedure times for patients and physicians;

•	increasing security to prevent the re-use of treatment tips, resulting in procedure efficacy and safety concerns; and

•	developing a new cooling system that integrates a substitute for hydroflurocarbon, to maintain compliance with changes in international environmental regulations.

Viveve expects to use the net proceeds received from the Offering to support its commercialization efforts in existing and new markets, and in Viveve’s efforts related to research and development, protection of Viveve’s intellectual property, as well as for working capital and other general corporate purposes, however, Viveve will continue to require funds to advance its plan of operation. The expected net proceeds received from the Offering of $4,000,000 after excluding transaction fees and expenses as well as the PLC bridge notes (but not including Parent Professional Fees) are expected to be sufficient to fund Viveve’s activities for at least the next year following the consummation of the Offering. Viveve’s anticipated costs include employee salaries and benefits, compensation paid to consultants, professional fees and expenses, costs associated with Viveve’s clinical trials, capital costs for research and other equipment, costs associated with research and development activities including travel and administration, legal expenses, sales and marketing costs, general and administrative expenses, and other costs associated with an early stage, Securities and Exchange Commission (SEC) reporting company. Viveve expects to incur expenses related to obtaining regulatory approvals in the U.S. and internationally as well as legal and related expenses to protect Viveve’s intellectual property. Viveve expects capital expenditures to be less than $250,000 annually. The amounts that Viveve actually spends for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the specific regulatory requirements for the sale of Viveve’s products in the new international markets that Viveve may determine to penetrate, development and research, market conditions, and changes in or revisions to Viveve’s marketing strategies. Viveve will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of Viveve’s management regarding the application of the proceeds of any sales of Viveve’s securities.

Viveve intends to continue to meet its operating cash flow requirements through the sales of Viveve’s products and by raising additional funds from the sale of equity or debt securities.  Viveve may also consider the sale of certain assets, or entering into a transaction such as a merger with a business complimentary to Viveve; however, except for the Viveve Merger, Viveve does not currently have any plans for any such transaction. While Viveve has been successful in raising funds to fund its operations since inception and Viveve believes that it will be successful in obtaining the necessary financing to fund its operations going forward, Viveve does not have any committed sources of funding and there are no assurances that Viveve will be able to secure additional funding.  If Viveve cannot obtain financing, then it may be forced to further curtail our operations or consider other strategic alternatives. Even if Viveve is successful in raising the additional financing, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute Viveve’s current stockholders.

Emerging Growth Company

Viveve is an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Viveve is choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

Results of Operations

Three Month Period Ended March 31, 2014 Compared to the Three Month Period Ended March 31, 2013

Viveve recorded revenue of $47,295 for the three months ended March 31, 2014 as compared to revenue of $138,440 for the three months ended March 31, 2013, a decrease of $91,145, or approximately 66%. Viveve slowed the production and marketing efforts during this time period due to funding constraints and the decrease is the result of that strategic change.

Research and development expense totaled $173,775 for the three months ended March 31, 2014, compared to research and development expense of $213,658 for the three months ended March 31, 2013, a decrease of $39,883, or approximately 19%. Spending on research and development expenses were reduced as Viveve explored various funding options.

General and administrative expenses totaled $516,125 for the three months ended March 31, 2014, compared to $1,219,107 for the three months ended March 31, 2013, a decrease of $702,982, or approximately 58%. The decrease in general and administrative expenses was attributable to greater spending in the first quarter of 2013 as Viveve prepared to launch a major funding effort in the second quarter that was later scaled back in order to refocus those efforts and conserve cash until a deal eventually materialized in early 2014. The increased 2013 spending included $271,346 in severance payments to the former chief executive officer, $20,308 of additional compensation and benefits for the senior management team, $198,716 of legal and accounting professional fees, $169,619 of increased in-house sales, marketing and other consultants, and $43,276 of increased travel expenses. In contrast, 2014 spending was reduced considerably.

As a result of the decrease in revenue, the decrease in general and administrative expenses and the decrease of its research and development expense, Viveve’s loss from operations for the three months ended March 31, 2014 was $664,677, compared to a loss from operations of $1,399,165 for the three months ended March 31, 2013.

During the three months ended March 31, 2014, Viveve had interest expense of $158,351 as compared to $75,823 for the three months ended March 31, 2013. The increase of $82,528, or approximately 109% resulted primarily from additional interest expense of $72,215 on the convertible bridge notes and additional interest of $18,107 for restructuring fees associated with conventional debt, partially offset by $7,794 in reduced interest expense on conventional debt. Other income for the three months ended March 31, 2014 and 2013 was $21,484 and $23,156 respectively. The decrease of $1,672, or approximately 7%, was attributable to mark to market adjustments associated with the preferred stock warrants.

Viveve had a total net loss of $801,542, for the three months ended March 31, 2014 as compared to a total net loss of $1,451,830 for the three months ended March 31, 2013.

Fiscal Year Ended December 31, 2013 Compared to the Fiscal Year Ended December 31, 2012

Viveve recorded revenue of $152,270 for the fiscal year ended December 31, 2013 as compared to revenue of $249,408 for the fiscal year ended December 31, 2012, a decrease of $97,138 or approximately 39%. Viveve slowed its production and marketing efforts during this time period due to its funding constraints and the decrease is the result of that strategic change.

Research and development expense totaled $771,695 for the fiscal year ended December 31, 2013, compared to research and development expense of $1,396,179 for the fiscal year ended December 31, 2012, a decrease of $624,484 or approximately 45%. Spending on research and development expenses was reduced and production and marketing of the product was constrained as Viveve explored various funding options.

General and administrative expenses totaled $3,129,234 for the fiscal year ended December 31, 2013, compared to $3,076,875 for the fiscal year ended December 31, 2012, an increase of $52,359 or approximately 1.7%. The increase in general and administrative expenses related to additional compensation and benefits for the senior management team of approximately $130,000 , increased consulting expenses for finance and accounting professionals of $148,500, and severance payments of approximately $271,346 for the former chief executive officer. These increases were partially offset by decreases of approximately $263,560 of settlement payments to a former chief executive officer and $233,743 of professional recruiting fees.

As a result of the decrease in revenue, the increase in general and administrative expenses and the decrease of its research and development expense, Viveve’s loss from operations for the fiscal year ended December 31, 2013 was $3,930,988, compared to a loss from operations of $4,341,918 for the fiscal year ended December 31, 2012.

During the fiscal year ended December 31, 2013, Viveve had interest expense of $447,340 as compared to $743,359 for the fiscal year ended December 31, 2012. The decrease of $296,019 or approximately 40% resulted primarily from an additional interest expense of $217,629 on the convertible bridge notes, a decrease of $91,477 of fees and interest expense for other conventional debt and a decrease of $422,171 of interest expense related to the convertible preferred stock warrants that were issued in 2012. Other income for the fiscal years ended December 31, 2013 and 2012 was $61,541 and $124,731 respectively. The decrease of $63,190, or approximately 51%, was attributable to a decrease of $94,623 for mark to market adjustments associated with the preferred stock warrants, partially offset by a loss of $31,433 on the disposal of property, plant and equipment recorded in 2012.

Viveve had a total net loss of $4,316,779, for the fiscal year ended December 31, 2013 as compared to a total net loss of $4,960,019 for the fiscal year ended December 31, 2012.

Liquidity and Capital Resources

Three Month Period Ended March 31, 2014 Compared to the Three Month Period Ended March 31, 2013

Due to Viveve’s substantial research and development expenditures, Viveve has generated significant operating losses since its inception. Viveve has funded its operations primarily through issuances of its common stock and preferred stock and borrowings from related parties and financial institutions. As of March 31, 2014, Viveve had total current assets equal to $546,574, which were comprised of $56,496 in cash and cash equivalents, $206,105 in inventory, $283,973 in prepaid expenses and $0 in accounts receivable. This compares with total current assets equal to $873,587 as of March 31, 2013, which were comprised of $294,997 in cash and cash equivalents, $345,114 in inventory, $233,476 in prepaid expenses and other current assets and $0 in accounts receivable. Viveve’s total current liabilities as of March 31, 2014 were equal to $8,182,661, which were comprised of $1,043,536 in accounts payable, $598,121 in accrued liabilities, $1,466,004 in notes payable and $5,075,000 in related party convertible bridge notes. This compares with total current liabilities as of March 31, 2013 equal to $4,839,308, which were comprised of $717,783 in accounts payable, $668,296 in accrued liabilities, $1,453,229 in notes payable and $2,000,000 in related party convertible bridge notes.

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2014 decreased to $573,611, or 44%, as compared to $1,017,576 used during the three months ended March 31, 2013. The net cash used consisted primarily of a net loss of approximately $801,542. Net loss was adjusted for non-cash items such as depreciation and amortization of $14,903, non-cash stock-based compensation of $13,430, a reduction of the fair value of warrant liability of $21,484, and non-cash interest expense of $123,396. Viveve also had a decrease in inventory of $22,058, a decrease in prepaid expenses and other current assets of $24,210 and a decrease in accrued liabilities of $38,667. The decrease in prepaid expenses related to the refund of a legal retainer paid in December in connection with a financing effort that was subsequently terminated. The decrease in accrued liabilities relates primarily to severance payments made during the quarter to the former chief executive officer.

Viveve’s working capital deficit was $7,636,087 as of March 31, 2014, as compared to a working capital deficit of $3,965,721 as of March 31, 2013. The change in working capital of $3,760,366 from March 31, 2013 to March 31, 2014 was primarily attributable to an increase of $3,075,000 in related party convertible bridge notes.

Investing Activities

Net cash used in investing activities during the three months ended March 31, 2014 was $0. Net cash used in investing activities during the three months ended March 31, 2013 was $1,368, which was used for the purchase of property and equipment. Viveve expects to continue to purchase property and equipment in the normal course of its business. The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to any increase in the number of Viveve’s employees and changes related to Viveve’s development programs.

Financing Activities

Cash provided by financing activities during the three months ended March 31, 2014 was $200,000, which was the result of proceeds from the issuance of related party convertible bridge notes, which will automatically convert into the Offering as further described in this Proxy Statement. Cash provided by financing activities during the three months ended March 31, 2013 was $865,187, which was the result of $1,000,000 from the issuance of related party convertible bridge notes, partially offset by principal repayments to a financial institution of $134,813.

Subsequent Events

On May 9, 2014, Viveve issued related party convertible bridge notes in an aggregate amount of $300,000. On May 29, 2014, Viveve issued additional related party convertible bridge notes in an aggregate amount of $750,000. As described in “Financing Activities” above, the additional amounts received under the related party convertible bridge notes will automatically convert into the Offering.

Fiscal Year Ended December 31, 2013 Compared to the Fiscal Year Ended December 31, 2012

Due to Viveve’s significant research and development expenditures, Viveve has generated significant operating losses since its inception. Viveve has funded our operations primarily through issuances of its common stock and preferred stock and borrowings for related parties and financial institutions. As of December 31, 2013, Viveve had total current assets equal to $966,453, which was comprised of $430,107 in cash and cash equivalents, $228,163 in inventory and $308,183 in prepaid expenses and $0 in accounts receivable. This compares with total current assets equal to $874,339 as of December 31, 2012, which was comprised of $448,754 in cash and cash equivalents, $360,214 in inventory, $64,522 in prepaid expenses and other current assets and $849 in accounts receivables. Viveve’s total current liabilities as of December 31, 2013 were equal to $7,821,711, which was comprised of $967,315 in accounts payable, $516,152 in accrued liabilities, $1,463,244 in notes payable and $4,875,000 in related party convertible bridge notes. This compares with total current liabilities as of December 31, 2012 equal to $3,412,611, which was comprised of $485,577 in accounts payable, $345,644 in accrued liabilities, $1,581,390 in notes payable and $1,000,000 in related party convertible bridge notes.

Operating Activities

Net cash used in operating activities for the year ended December 31, 2013 decreased to $3,754,620, or 31%, as compared to $5,443,754 used during the year ended December 31, 2012. This consisted primarily of a net loss of approximately $4,316,779. Net loss was adjusted for non-cash items such as depreciation and amortization of $66,120, non-cash stock-based compensation of $87,428, a reduction of the fair value of the warrant liability of $61,541, and non-cash interest expense of $305,917. Viveve also had a decrease in inventory of $71,247, an increase of prepaid expenses and other current assets of $243,661 and a decrease in accrued liabilities of $159,868. The increase in prepaid expenses related to additional professional and consulting fees related to the anticipated financing. The decrease in accrued liabilities relates primarily to additional disbursements including payroll taxes paid in 2013 in connection with a settlement reached under arbitration, in a former employee dispute.

Viveve’s working capital deficit was $6,855,258 as of December 31, 2013, as compared to a working capital deficit of $2,538,272 as of December 31, 2012. The change in working capital of $4,316,986 from December 31, 2012 to December 31, 2013 was primarily attributable to an increase of $3,875,000 in related party convertible bridge notes.

Investing Activities

Net cash used in investing activities during the year ended December 31, 2013 was $4,213, which was primarily used for property and equipment purchases. Net cash used in investing activities during the year ended December 31, 2012 was $23,281, which was used for the purchase of property and equipment. Viveve expects to continue to purchase property and equipment in the normal course of its business. The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to any increase in the number of Viveve’s employees and changes related to Viveve’s development programs.

Financing Activities

Cash provided by financing activities during the year ended December 31, 2013 was $3,740,186, which was the result of proceeds of $3,875,000 from the issuance of related party convertible bridge notes, partially offset by the principal repayments of $134,814 of notes payable to a financial institution. Cash provided by financing activities during the year ended December 31, 2012 was $5,743,210, which was the result of the net proceeds of $3,764,191 from the sale of Series B Preferred Stock, proceeds of $2,000,000 from the issuance of related party convertible bridge notes, proceeds of $2,135,159 from a loan and security agreement with a financial institution and proceeds of $9,335 from the exercise stock options. The receipt of these proceeds was partially offset by principal repayments to a financial institution of $2,165,475.

Viveve expects to use the net proceeds received from the Offering to support its commercialization efforts in existing and new markets, and in Viveve’s efforts related to research and development, protection of Viveve’s intellectual property, as well as for working capital and other general corporate purposes; however, Viveve will continue to require funds to advance its plan of operation. The expected net proceeds received from the Offering of $4,000,000 (not including Parent Professional Fees) are expected to be sufficient to fund Viveve’s activities for at least the next twelve months following the consummation of the Offering.

Critical Accounting Policies

The discussion and analysis of financial condition and results of operations is based upon Viveve’s financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of Viveve’s financial position and results of operations and require the application of significant judgment by Viveve’s management or can be materially affected by changes from period to period in economic factors or conditions that are outside of Viveve’s control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, Viveve’s management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on Viveve’s historical operations, Viveve’s future business plans and projected financial results, the terms of existing contracts, Viveve’s observance of trends in the industry, information provided by Viveve’s customers and information available from other outside sources, as appropriate. Please see Note 2 to Viveve’s financial statements for a more complete description of Viveve’s significant accounting policies.

Off-Balance Sheet Transactions

Viveve does not have any off-balance sheet transactions.

Trends, Events and Uncertainties

Other than as discussed above, Viveve is not aware of any trends, events or uncertainties that are likely to have a material effect on Viveve’s financial condition.

MANAGEMENT AFTER THE PROPOSED TRANSACTION

Management and Board of Directors

The following persons are anticipated to be the executive officers and directors of PLC, which will be renamed “Viveve Medical, Inc.” following the Proposed Transaction if the Election of Directors Proposal is approved at the annual meeting:

Name	Age	Position

Patricia Scheller	53	Chief Executive Officer and Director
Scott Durbin	45	Chief Financial Officer
Brigitte Smith	46	Chairman of the Board
Mark Colella	41	Director
Carl Simpson	73	Director
Daniel Janney	48	Director

The biographical information of each of the new officers and directors of the Company is set forth in the sections entitled “Information About Viveve — Directors and Executive Officers” beginning on page 99.

Independence of the Board of Directors

Based upon information requested from and provided by each proposed director concerning his background, employment, and affiliations, including family relationships, the Company has determined that Ms. Smith and Messrs. Colella, Simpson and Janney, representing four of the Company’s five proposed directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors will be “independent” as that term is defined under the applicable rules and regulations of the SEC.

Committees of the Board of Directors

Effective upon completion of the Proposed Transaction, the Company’s Board of Directors will elect new members to the following committees: an audit committee, a compensation committee, and a nominating committee. The proposed composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Company’s Board of Directors.

Audit Committee

The Company’s audit committee will oversee the Company’s corporate accounting and financial reporting process, the audit of its financial statements, and its internal control processes. Among other matters, the audit committee will evaluate the Company’s independent auditors’ qualifications, independence, and performance; determine the engagement, retention, and compensation of the independent auditors; review and approve the scope of the annual audit and the audit fee; discuss with management and the independent auditors the results of the annual audit and the review of the Company’s quarterly financial statements, including the disclosures in its annual and quarterly reports to be filed with the SEC; approve the retention of the independent auditors to perform any proposed permissible non-audit services; review the Company’s risk assessment and risk management processes; establish procedures for receiving, retaining and investigating complaints received by the Company regarding accounting, internal accounting controls, or audit matters; monitor the rotation of partners of the independent auditors on the Company’s engagement team as required by law; review the Company’s critical accounting policies and estimates; and oversee any internal audit function. Additionally, the audit committee will review and approve related person transactions and review and evaluate, on an annual basis, the audit committee charter and the committee’s performance.

The initial members of the Company’s audit committee will be Carl Simpson and Daniel Janney, with Mark Colella serving as the chair of the committee. All members of the Company’s audit committee will meet the requirements for financial literacy under the applicable rules and regulations of the SEC. The Company’s Board of Directors has determined that Mr. Colella is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. All of the members of the audit committee will be independent directors as defined under the applicable rules and regulations of the SEC. The audit committee will operate under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Compensation Committee

The Company’s compensation committee will review and recommend policies relating to compensation and benefits of the Company’s executive officers and employees. The compensation committee will annually review and approve corporate goals and objectives relevant to compensation of the Company’s chief executive officer and other executive officers, evaluate the performance of these officers in light of those goals and objectives, and set the compensation of these officers based on such evaluations. The compensation committee will also administer the issuance of stock options and other awards under the Company’s equity compensation plans. Additionally, the compensation committee will review and evaluate, on an annual basis, the compensation committee charter and the committee’s performance.

The initial members of the Company’s compensation committee will be Mark Collela and Carl Simpson, with Brigitte Smith serving as the chair of the committee. All of the members of the Company’s compensation committee will be independent under the applicable rules and regulations of the SEC, Nasdaq and Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will operate under a written charter.

Nominating Committee

The Company’s nominating committee will be responsible for making recommendations regarding corporate governance; identification, evaluation and nomination of candidates for directorships; and the structure and composition of the Company’s Board of Directors and committees thereof. In addition, the nominating committee will oversee the Company’s corporate governance guidelines, approve its committee charters, oversee compliance with its code of business conduct and ethics, contribute to succession planning, review actual and potential conflicts of interest of the Company’s directors and officers other than related person transactions reviewed by the audit committee, and oversee the Board of Directors self-evaluation process. The Company’s nominating and corporate governance committee will also be responsible for making recommendations regarding non-employee director compensation to the full Board of Directors. Additionally, the Nominating and Corporation Governance Committee will review and evaluate, on an annual basis, the nominating and corporate governance committee charter and the committee’s performance.

The initial members of the Company’s nominating and corporate governance committee will be Mark Colella and Brigitte Smith, with Daniel Janney serving as the chair of the committee. All of the members of the Company’s nominating and corporate governance committee will be independent under the applicable rules and regulations of Nasdaq. The nominating and corporate governance committee will operate under a written charter.

Involvement in Certain Legal Proceedings

The Company is not currently involved in any material legal proceedings.

Director Compensation

Following the completion of the Proposed Transaction, the Company’s compensation committee will determine the annual compensation to be paid to the members of the Company’s Board of Directors.

Executive Compensation

Employment Agreements

Effective as of the consummation of the Proposed Transaction, the Combined Company will assume the outstanding employment agreements of Viveve with certain of its executive officers, including Ms. Scheller and Mr. Durbin, setting forth the terms and conditions of their employment. Please see the section entitled “Information about Viveve—Employment Agreements, Termination of Employment and Change-in Control Agreements” beginning on page 101 for additional information and a summary of certain terms of the employment agreements.

Discussion and Analysis of Post-Proposed Transaction Compensation Scheme

Overall.  In connection with and following closing of the Proposed Transaction, the Company intends to develop executive compensation packages that are competitive in terms of potential value to its executives, and which are tailored to its unique characteristics and needs within its industry to reward its executives for their roles in creating value for shareholders. We intend to be competitive with other similarly situated companies in our industry following completion of the Proposed Transaction.

Decisions on executive compensation policies and programs will be made by a compensation committee of Company’s Board of Directors. Since that compensation committee will not be established until the closing of the Proposed Transaction, no formal or informal policies or guidelines now exist for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation have been adopted as of the date hereof. The following discussion is based on the present expectations as to the policies and programs to be adopted by the compensation committee. The policies and programs actually adopted will depend on the application of the judgment of the members of the compensation committee and may differ from those reflected in the following discussion.

It is anticipated that the compensation decisions regarding executives will be based on the need to retain and attract individuals with the skills necessary for the Company to achieve its business objectives, to reward those individuals fairly, and to retain those individuals who continue to perform at or above expectations.

It is also anticipated that compensation for executives will have three primary components — salary, cash incentive bonus and stock-based awards in the form of stock options. These components of executive compensation would be related but distinct. The Company anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely.

In addition to the guidance provided by its compensation committee, PLC may utilize the services of independent third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

It is expected that the compensation committee will be charged with performing an annual review of executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation.  We expect that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in related industries through data obtained from such companies’ public reports and from other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to the Company following the closing of the Proposed Transaction, including one or more of the following: revenues, financial growth metrics, stage of development, employee headcount and market capitalization. Benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of the post-acquisition business and objectives that may be unique to the Company. We expect gathering this information will be an important part of the compensation-related decision-making process.

Compensation Components.

Base Salary.  It is expected that executive base salaries will be set at levels generally comparable with those of executives in similar positions and with similar responsibilities at comparable companies as necessary to motivate executives to meet corporate goals. It is anticipated that base salaries will generally be reviewed annually, subject to terms of any employment agreements.

Annual Bonuses.  The Company intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. It expects that, near the beginning of each year, the compensation committee, subject to the terms of any applicable employment agreements, will determine performance parameters for appropriate executives. It also expects that, at the end of each year, the compensation committee will determine the level of achievement for each corporate goal.

It is anticipated that the performance parameters for eligibility to receive cash bonuses under the terms of any employment agreements to be executed following the consummation of the acquisition will be set by the compensation committee each year, within 45 days of approval of such year’s annual budget.

Equity Awards.  The Company also intends to use stock options and other stock-based awards to reward long-term performance. The Company believes that providing a meaningful portion of an executive’s total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of shareholders and with the Company’s long-term success and will serve to retain, motivate and adequately award the executives.

Equity awards will be granted through the Incentive Plan, which has been adopted by the Company’s Board and is being submitted to our shareholders for approval at the annual meeting. For a description of the Incentive Plan, please see the section of this proxy statement entitled “Proposal No. 6 — The Incentive Plan Proposal” beginning on 55. Additionally, a copy of the Incentive Plan is attached to this proxy statement as Annex E. All employees, directors, officers and consultants will be eligible to participate in the Incentive Plan.

Severance Benefits.  In addition to the anticipated agreements with Ms. Scheller and Mr. Durbin, the Company may enter into new employment agreements with other of its executive officers following consummation of the Proposed Transaction. Any new employment agreements, which will be subject to compensation committee approval, may provide severance benefits that are greater than those described below under “Potential Payments on Termination or Change-in-Control.”

Other Compensation.  It is currently anticipated that the Company will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans.

Accounting Considerations.  Any equity compensation expense will be accounted for in accordance with Financial Accounting Standards Board Codification 718, “Compensation — Stock Compensation”, which requires the measurement and recognition of compensation expense for all equity awards made to employees and directors based on the estimated grant date fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statement of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined balance sheet and statements of operations combine the results of operations of PLC and Viveve as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013. The unaudited pro forma combined balance sheet combines the PLC and Viveve consolidated balance sheet as of March 31, 2014 as if the RenalGuard Spin-Off, the Viveve Merger and the Offering occurred on that date. The unaudited pro forma combined statement of operations combines the PLC and Viveve statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 as if the RenalGuard Spin-Off, Viveve Merger and the Offering occurred January 1, 2013.

The pro forma adjustments described in Note 2 were based on available information and certain assumptions made by our management and may be revised as additional information becomes available. The unaudited pro forma combined financial information included in this Proxy Statement is not intended to represent what the Company’s financial position is or results of operations would have been if the transactions had occurred on these dates or to project our results of operations for any future period.

The unaudited pro forma combined statement of operations included herein has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The PLC historical consolidated balance sheet and statement of operations as of and for the three months ended March 31, 2014 was derived from its historical unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2014. The PLC historical consolidated statement of operations for the year ended December 31, 2013 were derived from its audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013. The Viveve historical balance sheet and statement of operations as of and for the periods ended March 31, 2014 and December 31, 2013 were derived from its unaudited and audited financial statements included elsewhere in this proxy statement.

A preponderance of the evidence discussed herein supports the conclusion that Viveve is the accounting acquirer in the Proposed Transaction. Since Viveve is determined to be the accounting acquirer in a reverse merger with the Company, the accounting for the Viveve Merger will be similar to that of a capital infusion as the only pre-combination asset of the Company is cash held in trust. The assets and liabilities of the Company will be carried at historical cost and Viveve will not record any step-up in basis or any intangible assets or goodwill as a result of the Viveve Merger with the Company.

Immediately prior to the closing of the Viveve Merger, the Company will, pursuant to the RenalGuard Reorganization Agreement, transfer its RenalGuard business to GCP, the holder of 95% of its Debentures, in exchange of the transfer or cancellation of GCP’s Debentures, a release of liens of substantially all of PLC’s assets by GCP, and the cancellation of the GCP Warrants.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2014

(in thousands)

			Proforma Adjustments
	PLC (Historical)	Viveve (Historical)	Renal Guard Spin-off		Merger		Offering		ProForma Combined

Assets
Current Assets
Cash and Cash Equivalents	$128	$56	$(128)	(A)	$-		$4,250	(G)	$4,306
Restricted Cash	30	-	(30)	(A)	-		-		-
Accounts Receivable, net	257	-	(257)	(A)	-		-		-
Inventories	112	206	(112)	(A)	-		-		206
Prepaid expenses	49	284	(49)	(A)	-		-		284
Total current assets	576	546	(576)		-		4,250		4,796
Property plant and equipment, net	24	113	(28)	(A)	-		-		109
Other assets	4	30	-		-		-		34
Total assets	$604	$689	$(604)		$-		$4,250		$4,939
			-		-
Liabilities and Stockholders Deficit			-		-
Current Liabilities			-		-
Accounts payable	$510	$1,043	$(510)	(A)	$-		$-		$1,043
Accrued compensation	47	-	(47)	(A)	-		-		-
Notes payable and accrued interest, net		1,466	-		-		-		1,466
Accrued liabilities	468	598	32	(A)	(333)	(B)	-		765
Total current liabilities	1,025	3,107	(525)		(333)		-		3,274
Convertible Notes	4,904	5,075	(4,904)	(A)	(5,075)	(B)	-		-
Warrant and option liabilities	3,691	602	(3,691)	(A)	(602)	(D)	-		-
Total liabilities	9,620	8,784	(9,120)		(6,010)		-		3,274
Shareholders’ Equity			-		-
Common stock	97,190	7	-		(69,456)	(F)	4,250	(G)	31,991
Preferred stock	-	195	-		(195)	(F)	-		-
Additional paid-in capital	97	22,409	8,240	(A)	(30,441)	(B)(D)(F)	-		305
Accumulated deficit	(106,027)	(30,706)	-		106,102	(C)(E)	-		(30,631)
Accumulated other comprehensive loss	(276)	-	276	(A)	-		-		-
Total stockholders' deficit	(9,016)	(8,095)	8,516		6,010		4,250		1,665
Total liabilities and stockholders' deficit	$604	$689	$(604)		$-		$4,250		$4,939

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Three Months Ended March 31, 2014

(in thousands, except per share amounts)

			Proforma Adjustments
	PLC (Historical)	Viveve (Historical)	Renal Guard Spin-off		Merger		Offering	ProForma Combined
Revenue	$54	$47	$(54)	(A)	$-		$-	$47
Cost of revenue	31	22	(31)	(A)	-		-	22
Gross profit	23	25	(23)		-		-	25
Operating expenses			-		-
Selling, general and administrative	537	516	(537)	(A)	-		-	516
Research and development	459	174	(459)	(A)	-		-	174
Total operating costs and expense	996	690	(996)		-		-	690
Loss from operations	(973)	(665)	973		-		-	(665)
Other income (expense):			-		-
Interest expense	(63)	(159)	63	(A)	97	(C)	-	(62)
Foreign currency transaction gains	2	-	(2)	(A)	-		-	-
Other income	-	23	-		(22)	(E)	-	1
Change in fair vale of warrant and option liabilities	(1,011)	-	1,011		-	(A)	-	-
Change in fair value of convertible notes	(367)	-	367	(A)	-		-	-
Loss from extinguishment of		-	-		-		-	-
convertible notes	-	-	-		-		-	-
Total other income (expense)	(1,439)	(136)	1,439		75		-	(61)
Net income (loss)	$(2,412)	$(801)	$2,412		$75		$-	$(726)
Net loss per common share:
Basic and diluted	$(0.02)							$(0.10)
Weighted-average shares outstanding:
Basic and diluted	125,000							7,481

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2013

(in thousands, except per share amounts)

			Proforma Adjustments
	PLC (Historical)	Viveve (Historical)	Renal Guard Spin-off		Merger		Offering	ProForma Combined
Revenue	$1,274	$152	$(1,274)	(A)	$-		$-	$152
Cost of revenue	531	182	(531)	(A)	-		-	182
Gross profit	743	(30)	(743)		-		-	(30)
Operating expenses			-		-
Selling, general and administrative	3,329	3,129	(3,329)	(A)	-		-	3,129
Research and development	2,118	772	(2,118)	(A)	-		-	772
Total operating costs and expense	5,447	3,901	(5,447)		-		-	3,901
Loss from operations	(4,704)	(3,931)	4,704		-		-	(3,931)
Other income (expense)			-		-
Interest expense	(337)	(447)	337	(A)	227	(C)	-	(220)
Foreign currency transaction gains	17	-	(17)	(A)	-		-	-
Other income	19	61	(19)	(A)	(61)	(E)	-	-
Change in fair vale of warrant and option liabilities	6,964	-	-		(6,964)	(A)	-	-
Change in fair value of convertible notes	4,814	-	(4,814)	(A)	-		-	-
Loss from extinguishment of convertible notes	(3,274)	-	3,274	(A)	-		-	-
Total other income (expense)	8,203	(386)	(8,203)		166		-	(220)
Net income (loss)	$3,499	$(4,317)	$(3,499)		$166		$-	$(4,151)
Net income (loss) per common share:
Basic	$0.05							$(0.55)
Diluted	$0.03							$(0.55)
Weighted-average shares outstanding:
Basic	77,061							7,481
Diluted	112,728							7,481

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INFORMATION

1. Description of the Proposed Transaction and Basis of Presentation

Description of the Proposed Transaction

The Viveve Merger Agreement provides for the combination of the Company and Viveve through a merger of Merger Sub (a newly formed wholly owned subsidiary of the Company) with and into Viveve, whereby Viveve will become a wholly owned subsidiary of the Company. As a result of the Viveve Merger, former equity holders of Viveve will become shareholders of the Company. Immediately prior to the closing of the Viveve Merger, the Company will transfer certain of its assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., its wholly-owned subsidiary that will own the RenalGuard business through its holdings of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, in exchange for the cancellation or transfer of the Company’s outstanding 5% Senior Secured Convertible Debentures held by GCP and a release of liens by GCP on substantially all of the Company’s assets, which will result in RenalGuard Solutions, Inc. being a private company wholly-owned by GCP.

Pursuant to the Viveve Merger Agreement, upon the effectiveness of the Viveve Merger, all shares of capital stock (including common and preferred stock) of Viveve then outstanding, along with certain outstanding warrants and convertible notes, will be converted into the right to receive PLC Shares (collectively referred to herein as the Closing Net Merger Shares). The aggregate number of Closing Net Merger Shares to be issued at closing of the Viveve Merger is based on an exchange ratio of 0.0080497 of one PLC Shares for every one share of Viveve. We currently expect that, at the closing, we will issue 4,718,009 PLC Shares on a post-Share Consolidation basis to the Viveve equity holders pursuant to the terms of the Viveve Merger Agreement.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the RenalGuard Spin-off, Viveve Merger and the Offering might have affected the historical financial statements if the transactions had been completed on January 1, 2013 for the purposes of the statements of operations and on March 31, 2014 for the purposes of the balance sheet. The pro forma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse recapitalizations.

Based on the terms of the Viveve Merger Agreement, Viveve is deemed to be the accounting acquirer because the former Viveve shareholders, board of directions and management will have voting and operating control of the Combined Company. The RenalGuard Spin-off will occur prior to the Viveve Merger, resulting in Viveve merging with PLC’s public shell. The Viveve Merger will be accounted for as capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the RenalGuard Spin-off, Viveve Merger and the Offering ((ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited pro forma combined financial data also do not include any integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the RenalGuard Spin-off, Viveve Merger and the Offering occurred prior to the specified period.

2. Adjustments to Unaudited Pro Forma Combined Financial Statements

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2014 and the unaudited pro forma condensed statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 are as follows:

Pro Forma Adjustments related to the RenalGuard Spin-Off

(A)

Prior to the closing of the Viveve Merger, PLC will effect the RenalGuard Spin-Off whereby the Company will transfer certain assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., its wholly-owned subsidiary which owns the RenalGuard business, and represents substantially all of the assets and liabilities of the Company in exchange for the cancellation or transfer of 95% of PLC’s outstanding Senior Secured Convertible Debentures (where the remaining Senior Secured Convertible Debentures will convert to equity) and the cancellation of warrants to purchase 39,122,807 shares of the common stock of the Company. Subsequent to the RenalGuard Spin-Off and prior to the Viveve Merger, the Company will have no assets and $500,000 in accrued liabilities. The adjustments eliminate the assets, liabilities, revenues and expenses that will be transferred in the RenalGuard Spin-Off.

Pro Forma Adjustments related to the Viveve Merger Agreement

(B) To reflect the extinguishment of $5,075,000 in Viveve convertible notes debt along with $333,000 of related accrued interest in preparation for the stock exchange pursuant to the Viveve Merger Agreement.

(C) To reflect the elimination of $97,000 for the three months ended March 31, 2014 and $227,000 for the year ended December 31, 2013 in interest accrued on Viveve convertible notes extinguished in preparation for the stock exchange pursuant to the Viveve Merger Agreement.

(D) To reflect the extinguishment of $602,000 in Viveve warrant liabilities in preparation of the stock exchange pursuant to Viveve Merger Agreement.

(E) To reflect the elimination of $22,000 for the three months ended March 31, 2014 and $61,000 for the year ended December 31, 2013 of fair value adjustments related to the Viveve warrant liabilities.

(F) To reflect the exchange of common stock whereby PLC issues 4,718,009 shares of common stock in exchange for all of the outstanding shares of Viveve.

Pro Forma Adjustments related to the Offering

(G) To reflect proceeds from the proposed $6,000,000 Offering, consisting of $4,250,000 in cash proceeds, the conversion of approximately $1,250,000 outstanding amount of principal and interest of certain Viveve bridge notes and net of an estimated $500,000 in placement agent and professional fees, resulting in the issuance of 11,320,765 shares of PLC common stock. Also, reflects 940,189 new warrants to be issued in conjunction with the Offering, which will be classified as a component of equity.

3. Pro forma Share Information

The pro forma basic and diluted weighted average number of common shares outstanding used in computing pro forma combined basic and diluted earnings per share is based upon the following;

		Outstanding Pre- Reverse Stock Split	Reverse Stock Split	Pro forma Outstanding
Common stock		124,998,195	1 for 100	1,249,982
Exchange of Warrants	(1)	89,197,082	1 for 100	891,971
Issuance of Rights to Shares	(2)	35,666,667	1 for 100	356,667
Bezalel Shares	(3)	22,320,000	1 for 100	223,200
Conversion of PLC Debentures	(4)	4,073,084	1 for 100	40,731
		276,259,488		2,762,551

Shares Issued to Viveve Stockholders upon closing of Viveve Merger Agreement (5)				4,718,009
Basic and Diluted Shares Outstanding following the Viveve Merger and Offering (6)				7,480,560

(1) Represents settlement of 133,795,622 PLC common stock warrants in exchange for 89,197,082 shares of PLC common stock pursuant to the Warrant-Equity Exchange Agreement.

(2) Represents issuance of common shares pursuant to PLC Right to Shares agreement with of GCP IV.

(3) Represents issuance of shares of common stock issued to Bezalel Partners, LLP in consideration for financial advisory services rendered in connection with the Viveve Merger.

(4) Represents $244,385 in principal of PLC convertible debentures to be converted into shares of common stock at $0.06 per share upon closing of the Viveve Merger.

(5) Based on an exchange ratio of 0.0080497 of one share of PLC common stock for each outstanding share of Viveve common stock.

(6) Excludes 11,320,765 shares of common stock expected to be issued pursuant to the $6,000,000 Offering as use of proceeds are for general corporate purposes.

Pro forma basic net income (loss) per share has been computed using only the number of common shares expected to be outstanding after the Viveve Merger and Offering, without giving effect to any potential future issuances of common stock related to stock options or warrants. The calculation of pro forma diluted net loss per share for the three months ended March 31, 2014 excludes 633,406 common stock options and 940,189 common stock warrants expected to be outstanding after the closing of the Viveve Merger and Offering because the effect would have been antidilutive.

COMPARATIVE SHARE INFORMATION

The following table sets forth historical comparative share information for Viveve and PLC and unaudited pro forma combined share information after giving effect to the RenalGuard Spin-Off, Viveve Merger and the Offering. The historical information should be read in conjunction with “Selected Historical Financial Data of Viveve” and “Selected Historical Financial Data of PLC” included elsewhere in this proxy statement and the historical financial statements of PLC incorporated by reference and Viveve included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Viveve and PLC would have been had the RenalGuard Spin-Off, Viveve Merger and the Offering been completed or to project the results of operations that may be achieved by Viveve’s and PLC’s after the transactions have been completed. The unaudited pro forma book value per share information below does not purport to represent what the value of Viveve and PLC would have been had the transactions been completed nor the book value per share for any future date or period.

	Viveve (Historical)	PLC (Historical)	Pro Forma (Unaudited)
(shares in thousands)

As of and for the Year Ended March 31, 2014
Book value (deficit) per share(a)	$(4.63)	$(0.07)	$0.22
Shares outstanding	6,555	124,998	7,481
Basic and diluted earnings (loss attributable to common stock) per share	$(0.12)	$(0.02)	$(0.10)
As of and for the Year Ended December 31, 2013
Book value (deficit) per share(a)	$(4.51)	$(0.05)	$0.39
Shares outstanding	6,555	124,998	7,481
Basic and diluted earnings (loss attributable to common stock) per share	$(0.66)	$(0.03)	$(0.55)
As of and for the Year Ended December 31, 2012
Book value (deficit) per share(a)	$(3.87)	$(0.36)
Shares outstanding	6,555	32,434
Basic and diluted earnings (loss attributable to common stock) per share	$(0.76)	$(0.27)

(a)	Book value per share is calculated using the following formula:

Book value per share = (Total Shareholders’ Equity excluding Preferred Equity)/Total Outstanding Shares)

DESCRIPTION OF SECURITIES

The following summary of the material terms of PLC’s securities following the Proposed Transaction is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our proposed articles in their entirety for a complete description of the rights and preferences of the Company’s securities following the Proposed Transaction. Certain proposed amendments to the articles of continuance are described in “Proposal No. 3 — The Name Change Proposal” beginning on page 52 and “Proposal No. 7 — The Share Consolidation Proposal” beginning on page 64.

Authorized and Outstanding Stock

The Company’s articles of continuance authorize the issuance of an unlimited number of shares of common stock, no par value, and an unlimited number of shares of preferred stock, no par value. The outstanding shares of our common stock are, and the shares of PLC Common Stock issued in the Proposed Transaction will be, duly authorized, validly issued, fully paid and non-assessable. As of the Record Date for the annual meeting, there were          shares of PLC common stock outstanding, held of record by             holders of Common Stock.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any articles of amendment for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring shareholder action. Holders of common stock have one vote per share on matters to be voted on by shareholders. Except as otherwise provided by law, applicable stock exchange rules, our articles of continuance or our bylaws or in respect of the election of directors, all matters to be voted on by our shareholders must be approved by a majority of the votes cast by the shareholders present in person or represented by proxy at the meeting and who voted on the subject matter. In the case of an election of directors, where a quorum is present a majority of the votes cast will be sufficient to elect each director.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to shareholders, after the rights of the creditors and the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our shareholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Following approval of the shareholders to declassify our Board of Directors, the directors will stand for election each year at our annual meeting and will generally serve until the following annual meeting of shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our articles of continuance currently provide that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other annual rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors is able to, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued in connection with in the Proposed Transaction.

Warrants

On May 9, 2014, PLC and the Investors entered into the Securities Purchase Agreement, pursuant to which certain of the Investors have agreed to purchase and the Company has agreed to sell Investor Warrants to purchase up to an aggregate of 940,189 shares of Common Stock at an exercise price of $0.53 per share. Pursuant to the terms of the Escrow Agreement, the gross cash proceeds will be deposited into the escrow account prior to closing and held in escrow until the closing and funding of the Offering, which is subject to the satisfaction of certain closing conditions, including the closing of the Viveve Merger and the RenalGuard Spin-Off.

The Investor Warrants will be exercisable at any time upon the election of the holder, beginning on the date of issuance and ending on the 5th year anniversary thereof. If, one (1) year from the date of issuance there is no effective registration statement registering the shares of Common Stock underlying the Investor Warrants, the Investor Warrants will be exercisable on a cashless basis. The exercise price and number of shares of Common Stock to be received upon the exercise of Investor Warrants will be subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization. In the event of our liquidation, dissolution or winding up, the holders of Investor Warrants will not be entitled to participate in the distribution of our assets. Holders of Investor Warrants will not have voting, pre-emptive, subscription or other rights of stockholders in respect of the Investor Warrants, nor shall holders thereof be entitled to receive dividends. The Investor Warrants will be subject to a call option at the election of the Company subject to certain share price and trading volume conditions.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the Proposed Transaction. The payment of cash dividends following the Proposed Transaction will be dependent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of the Board of Directors at such time. We are not currently contemplating and do not anticipate declaring any dividends in the foreseeable future.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

The transfer agent for the shares of Company common stock is Computershare Trust Company, N.A..

Quotation of Securities

Following the closing of the Viveve Merger, we expect that our common stock will continue to trade on the OTCQB tier of the OTC Markets Group Inc. under the symbol “PLCSF.” However, in connection with “Proposal No. 3 – the Name Change Proposal”, we expect to change our symbol to more accurately reflect our new name, Viveve Medical, Inc.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth as of July 25, 2014 certain information with respect to the beneficial ownership of PLC common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. The share numbers in the table below are on a pre-Share Consolidation basis.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated, the address of each person named in the table is c/o PLC Systems Inc., 459 Fortune Boulevard, Milford, MA 01757.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (8)
5% Shareholders:
Alpha Capital Anstalt (1) c/o LH Financial Services Corp 150 Central Park South, 2nd Floor New York, NY 10019	12,500,000	10.0%

Directors and Named Executive Officers:
Benjamin L. Holmes (2)	465,300	*
Albert S. Kyle (3)	100,000	*
Gregory W. Mann (4)	441,426	*
Brent Norton, M.D. (5)	409,000	*
Mark R. Tauscher (6)	1,847,444	1.5%
All directors and executive officers as a group (5 persons) (7)	3,173,170	2.5%

* Less than 1%.

(1)

Represents current amount of shares beneficially owned by Alpha Capital Anstalt. The amount disclosed does not represent shares issuable upon (i) conversion of convertible notes or (ii) warrants associated with the equity financing completed on February 22, 2013.

(2)	Includes 465,300 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 29, 2013.

(3)	Includes 100,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 29, 2013.

(4)	Includes 441,426 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 29, 2013.

(5)	Includes 409,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 29, 2013.

(6)	Includes 1,847,444 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 29, 2013.
(7)	Includes 4,115,905 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 29, 2013.

(8)	Percentage of ownership is based on 124,998,195 shares of PLC issued and outstanding as of July 25, 2014.

After the Proposed Transaction and Offering

The following table sets forth certain information with respect to the beneficial ownership of PLC common stock following the Proposed Transaction and the Offering by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. The share numbers in the table below are on a post-Share Consolidation basis.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated, the address of each person named in the table is c/o Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, CA 94086.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(10)	Percent of Class(10)(11)
5% Shareholders:

5AM Partners II, LLC (1) 2200 Sand Hill Road, Suite 110 Menlo Park, CA 98025	7,367,717	39.2%

Alta Bioequities, L.P. (2) One Embarcadero Center, Suite 3700 San Francisco, CA 94111	1,886,793	10.0%

GBS Venture Partners Limited (3)	3,594,332	19.1%

Directors and Named Executive Officers:
Patricia Scheller (4)	221,682	1.2%
Scott Durbin (5)	82,580	*
Brigitte Smith (6)	-	* %
Mark Colella (7)	-	* %
Daniel Janney (8)	-	* %
Carl Simpson (9)	17,196	* %
All directors and executive officers as a group (6 persons)	321,458	1.7%

* Less than 1%.

(1) Includes 1,642,528 shares of common stock issued to 5AM Ventures II, L.P. and 64,811 shares of common stock issued to 5AM Co-Investors II, L.P. pursuant to the Merger Agreement. Also includes 5,445,509 shares of common stock issued to 5AM Ventures II, L.P. and 214,869 shares of common stock issued to 5AM Co-Investors II, L.P. pursuant to the Offering. Mr. Mark Colella is a Managing Member of 5AM Partners II, LLC and may be deemed to be the beneficial ownership of the securities; he disclaims ownership of such securities except to the extent of his pecuniary interest therein.

(2) Includes common stock issued pursuant to the Offering. Mr. Daniel Janney is the Managing Director of Alta Partners, the Managing Partner of Alta Bioequities, L.P., and may be deemed to be the beneficial ownership of the securities held by Alta Bioequities; he disclaims ownership of such securities except to the extent of his pecuniary interest therein.

(3) Includes 1,707,339 shares of common stock issued pursuant to the Merger Agreement, 943,596 shares of common stock issued pursuant to the exchange of convertible debt and 943,397 shares of common stock issued pursuant to the Offering. Ms. Brigitte Smith is the Managing Director of GBS Venture Partners Limited and may be deemed to be the beneficial owner of the securities held by GBS; she disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein.

(4) Includes 221,682 shares of common stock issuable upon the exercise of options exercisable within 60 days after May 9, 2014.

(5) Includes 82,580 shares of common stock issuable upon the exercise of options exercisable within 60 days after May 9, 2014.

(6) Does not include shares held by GBS Venture Partners Limited.

(7) Does not include shares held by 5AM Ventures II, L.P. and 5AM Co-Ventures, II, L.P.

(8) Does not include shares held by Alta Bioequities , L.P.

(9) Includes 15,384 shares of common stock issued pursuant to the Merger Agreement and 1,812 shares of common stock issuable upon the exercise of options exercisable within 60 days after May 9, 2014.

(10) Excludes common stock issuable to certain related parties in connection with Viveve bridge notes that may be issued prior to the closing of the Merger in a principal amount not to exceed $250,000, which shall automatically convert into the Offering, as further described in this proxy statement.

(11) Percentage of ownership is based on 18,801,325 shares of PLC issued and outstanding following the closing of the Merger and the Offering.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information on a pre-Share Consolidation basis about the securities authorized for issuance under our equity compensation plans as of December 31, 2013:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, and other rights	(b) Weighted-average exercise price of outstanding options, and other rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	10,086,000	$0.15	7,877,000	(2)
Equity compensation plans not approved by security holders	-	-	-
Total	10,086,000	$0.15	7,877,000

(1)

Consists of the following equity compensation plans: (i) 2000 Employee Stock Purchase Plan, as amended (the “2000 ESPP”); (ii) 2000 Equity Incentive Plan; (iii) 2005 Stock Incentive Plan; and (iv) 2013 Stock and Incentive Plan.

(2)	Includes 294,461 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period, which ends on May 31, 2014.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance other than with respect to the automatic grants to non-employee directors which have been approved by the Board. The following table sets forth (i) the aggregate number of shares of Common Stock subject to options granted under the 2005 Plan to our Named Executive Officers (“NEOs”) during the last fiscal year on a pre-Share Consolidation basis, and (ii) the average per share exercise price of such options. No other awards have been issued to our named executive officers.

Name of Individual or Group	Number of Shares Subject to Options Granted	Weighted Average Per Share Exercise Price of Option Grants
Mark R. Tauscher, Chief Executive Officer	3,325,535	$0.15
Gregory W. Mann, Chief Financial Officer	1,492,377	$0.10
All executive officers, as a group	4,817,912	$0.13
All directors who are not executive officers, as a group	1,596,800	$0.17
All employees who are not executive officers, as a group	2,324,353	$0.17

Canadian Tax Matters

This summary is applicable to a holder or prospective purchaser of our common stock who (i) is not (and is not deemed to be) a resident in Canada, (ii) does not (and is not deemed to) use or hold the common stock in, or in the course of, carrying on a business in Canada, (iii) is not an insurer that carries on an insurance business in Canada and elsewhere, and (iv) holds the common stock as capital property.

This summary is based on the current provisions of the Income Tax Act (Canada), the regulations thereunder and the Canada – United States Income Tax Convention (1980), as amended (the “Tax Convention”). This summary is not exhaustive of all possible Canadian federal income tax consequences and does not take into account provincial, territorial or foreign income tax considerations. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder of the common stock and no representation with respect to Canadian federal income tax consequences to any holder of common stock is made herein. Accordingly, prospective purchasers and holders of the common stock should consult their own tax advisers with respect to their individual circumstances.

Sales or Other Dispositions of Shares

A capital gain realized on the disposition of common stock by a person resident in the U.S. (a “non-resident”) will not be subject to tax under the Income Tax Act (Canada) unless the shares held by the non-resident are “taxable Canadian property” at the time of disposition. In general, common stock will be taxable Canadian property if the particular non-resident used (or in the case of a non-resident insurer, used or held) the common stock in carrying on business in Canada or where at any time during the five-year period immediately preceding the realization of the gain, not less than 25% of the issued and outstanding shares of any class or series of shares of the company, which were listed on a prescribed stock exchange, were owned by the particular non-resident, by persons with whom the particular non-resident did not deal at arms’ length, or by any combination thereof. The NYSE MKT, but not the OTCQB, is a prescribed stock exchange for the purposes of the Income Tax Act (Canada). If common stock constitutes taxable Canadian property, relief nevertheless may be available under the Tax Convention. Under the Tax Convention, gains from the alienation of common stock owned by a non-resident who has never been resident in Canada generally will be exempt from Canadian capital gains tax if the shares do not relate to a permanent establishment or fixed base which the non-resident has or had in Canada, and if not more than 50% of the value of the shares was derived from real property situated in Canada. With regard to a non-resident qualifying for benefits under the Tax Convention, it is the Canada Revenue Agency’s published administrative position that certain entities that are treated as being fiscally transparent for U.S. federal income tax purposes (i.e., limited liability companies) will potentially not qualify as residents of the U.S. for the purposes of the Tax Convention.

Taxation of Dividends on Common Stock

In the event that dividends on our common stock are paid, credited or deemed to be paid or credited to a non-resident, the non-resident will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend. Under the Tax Convention, the withholding tax rate is reduced to 15% of the gross amount of the dividend. Also under the Tax Convention, dividends may be exempt from Canadian withholding tax if paid to certain non-residents (i.e., certain tax exempt organizations). Prospective purchasers and holders of our common stock should consult their own tax advisors with regard to any possible exemption from withholding tax on dividends paid on our common stock.

      Passive Foreign Investment Company Implications

Because we are incorporated outside the U.S., and our cash and investments are significant to our total assets, we must monitor rules regarding possible classification as a passive foreign investment company under U.S. Federal tax rules. While currently not classified as such, future classification as a passive foreign investment company could result in certain adverse tax consequences including, but not limited to, the allocation of a portion of our taxable income to our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PLC Related Person Transactions

No executive officer, director, nominee for election as a director or, to our knowledge, any 5% shareholder of ours, and no associate or affiliate of the foregoing persons, has or has had any material interest, direct or indirect, in any transaction since January 1, 2009 or in any proposed transaction which in either such case has materially affected or will materially affect us.

After the Proposed Transaction, members of our management team who remain with us may be paid consulting, management or other fees from the Company. At this time, amount of such compensation is not known, as it will be up to the directors of the post-Proposed Transaction business to determine executive and director compensation.

We believe that all ongoing and future transactions between us and any member of our management team or his or her respective affiliates have been and will be on terms we believe to be no less favorable to us than are available from unaffiliated third parties.

Viveve Related Person Transactions

Described below are transactions or series of transactions that occurred from January 2013 through the date of this Proxy Statement (the “Period Reported”) between Viveve and its executive officers, directors or the beneficial owners of 5% or more of Viveve’s common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

Stellartech

On June 12 2006, Viveve entered into a Development and Manufacturing Agreement with Stellartech Research Corporation (“Stellartech”), as amended and restated on October 4, 2007 (collectively, the “Stellartech Agreement”) for an initial term of three years in connection with the performance of development and manufacturing services by Stellartech and the license of certain technology and intellectual property rights to each party. Under the Stellartech Agreement, Viveve agreed to purchase 300 units of generators manufactured by Stellartech. In conjunction with the Agreement, Stellartech purchased 300,000 shares of common stock at par value. These shares are subject to a right of repurchase by Viveve, which lapse over a four-year period. Under the Stellartech Agreement, Viveve has paid Stellartech $33,000, $325,936 and $6,920,619 for goods and services in the years ended December 31, 2013, December 31, 2012, and cumulatively for the period from September 21, 2005 (date of inception) to December 31, 2013, respectively. In addition, Stellartech granted Viveve a non-exclusive license to certain Stellartech technology and an exclusive license, even as to Stellartech, to those certain intellectual property rights granted to Stellartech from Thermage pursuant a development and supply agreement, dated October 1, 1997.

In March 2012, Viveve entered into a Quality and Regulatory Agreement with Stellartech, pursuant to which the parties clarified their respective quality and regulatory responsibilities under the Stellartech Agreement. Under the agreement, Viveve is obligated to serve as the legal manufacturer for all Stellartech products developed and sold to Viveve and to maintain all relevant quality assurance and regulatory processes and requirements required by any regulatory authority and to comply with the processes and requirements set forth in the schedule of responsibilities provided in the agreement. Stellartech is a stockholder of Viveve.

Donna Bella International, Limited

On June 26, 2012, Viveve entered into a Supply and Purchase Agreement with Donna Bella International, Limited, a Hong Kong corporation (“Donna Bella”), pursuant to which Donna Bella agreed to purchase $1,000,000 in shares of Viveve’s Series B preferred stock for exclusive rights to purchase Viveve’s products in Hong Kong. The agreement also provides for exclusive rights to purchase Viveve’s products in China, provided that, in addition to Donna Bella purchasing $1,000,000 in shares of Series B preferred stock, Viveve obtained registration with the State Food and Drug Administration (“SFDA”) for Viveve’s products at the assistance of Donna Bella. Donna Bella agreed to designate a subsidiary in China with independent legal standing to assist Viveve in obtaining such registration with the SFDA at the subsidiary’s cost. In July 2012, Donna Bella invested $1,000,000 in Viveve’s Series B preferred stock.

Related Party Convertible Bridge Notes

Viveve entered into that certain Note Purchase Agreement dated as of November 20, 2012, as amended by that certain Amendment No. 1 to the Note Purchase Agreement on February 13, 2013 (the “2012 Bridge Agreement”), pursuant to which Viveve issued convertible promissory notes in the aggregate principal amount of $1,000,000 (the “2012 Bridge Notes”) to GBS Venture Partners and 5AM Ventures. The 2012 Bridge Notes accrue interest at an annual rate of 8% and mature on the earlier of i) the date upon which the majority note holders demand repayment after May 15, 2013 or ii) the date of the closing of a qualified financing in which Viveve (or, in the event of a reverse merger into a public shell company, the shell company) issues equity securities for gross proceeds of not less than $5,000,000 (the “Qualified Financing”) (excluding the aggregate amount of debt securities converted into shares of equity securities upon conversion of the 2012 Bridge Notes). Upon the closing of a Qualified Financing prior to the maturity date, all outstanding principal and unpaid accrued interest under the 2012 Bridge Notes will automatically convert into that certain number of shares of equity securities equal to the principal and unpaid accrued interest divided by the per share purchase price of the shares sold in the Qualified Financing.

Viveve entered into that certain Note Purchase Agreement dated as of February 13, 2013 (the “February 2013 Bridge Agreement”), pursuant to which Viveve issued convertible promissory notes in the aggregate principal amount of $2,500,000 (the “February 2013 Bridge Notes”) to GBS Venture Partners and 5AM Ventures in multiple closings occurring on February 13, February 20, March 13, March 27, April 26, 2013, June 13, August 9 and August 23, 2013. The February 2013 Bridge Notes accrue interest at an annual rate of 8% and mature on the earlier of i) the date upon which the majority note holders demand repayment after August 13, 2013 or ii) the of the closing of a Qualified Financing (excluding the aggregate amount of debt securities converted into shares of equity securities upon conversion of the February 2013 Bridge Notes and the 2012 Bridge Notes). Upon the closing of a Qualified Financing prior to the maturity date, the outstanding principal and unpaid accrued interest of each February 2013 Bridge Note will automatically convert into that certain number of shares of equity securities equal to the principal and unpaid accrued interest divided by 80% of the per share purchase price of the shares sold in the Qualified Financing.

On September 27, 2013, Viveve entered into a note purchase agreement (“September 2013 Note Purchase Agreement”) pursuant to which Viveve has issued convertible promissory notes in the aggregate principal amount of $500,000 to 5AM. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the third quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which Viveve issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 Bridge Notes and the 2013 Bridge Notes. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing.

On November 12, 2013, Viveve entered into a note purchase agreement (“November 2013 Note Purchase Agreement”) pursuant to which Viveve has issued convertible promissory notes in the aggregate principal amount of $500,000 to 5AM Ventures. These notes were intended as bridge financing to a planned APO in the fourth quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which Viveve issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 Bridge Notes and the 2013 Bridge Notes. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing.

On December 27, 2013, Viveve entered into a note purchase agreement (“December 2013 Note Purchase Agreement”) pursuant to which Viveve has issued convertible promissory notes in the aggregate principal amount of $375,000 to 5AM Ventures. These notes were intended as bridge financing to a planned APO in the first quarter of 2014. The notes accrue interest at 9% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which Viveve issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 Bridge Notes and the 2013 Bridge Notes. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing.

On March 5, 2014, Viveve entered into a note purchase agreement, as amended on May 9, 2014, and May 29, 2014 (the “March 2014 Note Purchase Agreement”) pursuant to which Viveve issued convertible promissory notes in the aggregate principal amount of $1,250,000 to GCP, Alpha Capital Anstalt, Sandor Capital Master Fund, Barry Honig, 5AM Ventures, GBS Venture Partners, and Alta Bioequities, L.P. The notes accrue interest at 9% per annum and will convert into the Offering. Viveve has an additional amount of $250,000 in notes it may issue to certain related parties under the March 2014 Note Purchase Agreement.

Parmer Arbitration

In April 2012, the Viveve-Parmer Arbitration (a dispute between Viveve and its original Chief Executive Officer) was settled and resulted in the award and judgment in favor of Dr. Parmer. In accordance with the Settlement Agreement and General Release, dated April 20, 2012, by and among Viveve, Dr. Seth J. Herbst, and Dr. Parmer, Viveve agreed to pay Dr. Parmer $1,000,000, less applicable withholdings, issue a subordinated unsecured note of $150,000 to be payable in three equal installments on March 31, 2013, June 30, 2013 and September 30, 2013, and issue 754,635 shares of restricted common stock. In addition, upon the closing of Viveve’s Series B Preferred Stock Financing, Dr. Parmer was entitled to receive 3,000,000 shares of Series B preferred stock of Viveve, subject to his execution of the applicable financing documents. The 3,000,000 shares of Series B preferred stock have not been issued as of the date of this Proxy Statement.

Policies and Procedures for Related Person Transactions

Effective upon consummation of the Proposed Transaction, our Board of Directors will adopt a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will be administered by PLC’s audit committee and will cover any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which the Company was or is to be a participant, the amount involved exceeds $50,000 and a related person had or will have a direct or indirect material interest. While the policy will cover related person transactions in which the amount involved exceeds $50,000, the policy will state that related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act, Exchange Act, and related rules. PLC’s Board of Directors determined to set the threshold for approval of related person transactions in the policy at an amount lower than that which is required to be disclosed under the Securities Act, Exchange Act, and related rules because PLC believes that it is appropriate for its audit committee to review transactions or potential transactions in which the amount involved exceeds $50,000, as opposed to $120,000. Pursuant to this proposed policy, PLC’s audit committee will (i) review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of PLC’s code of business conduct and ethics. Management will present to PLC’s audit committee each proposed related person transaction, including all relevant facts and circumstances relating thereto, and will update the audit committee as to any material changes to any related person transaction. All related person transactions may only be consummated if PLC’s audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions will have been pre-approved by PLC’s audit committee under the policy. These pre-approved transactions will include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities of PLC where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director will be permitted to participate in the approval of a related person transaction for which he or she is a related party.

PRICE RANGE OF SECURITIES AND DIVIDENDS

PLC

Price Range of PLC Securities

Our common stock is traded on the OTCQB tier of the OTC Markets Group Inc. under the symbol “PLCSF”. On July 24, 2014, the last sale price of our common stock was $0.01 per share.

From the first quarter of 2012 through the fourth quarter of 2013, the following table sets forth the range of high and low bid prices for our common stock on the OTCQB tier of the OTC Markets Group Inc. Any bid price listed represents inter-dealer quotations without retail markup, markdown or commission and may not necessarily represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended December 31, 2012
High	$0.35	$0.34	$0.30	$0.24
Low	$0.10	$0.16	$0.15	$0.13
Year Ended December 31, 2013
High	$0.25	$0.23	$0.11	$0.06
Low	$0.11	$0.08	$0.06	$0.04
January 1, 2014, through March 31, 2014
High	$0.05	—	—	—
Low	$0.04	—	—	—

             The following table sets forth the closing sales prices per share of the Company common stock, as reported on May 13, 2014, the last full trading day before the public announcement of the Proposed Transaction, and on            , 2014, the latest practicable date before the printing of this proxy statement:

Common Stock Closing Price
May 13, 2014		$0.0266
$

        As of                    , 2014, the Company had approximately              holders of record of its common stock.

Dividend Policy of PLC

We have never paid cash dividends. We currently intend to retain all future earnings, if any, for use in our business and we do not anticipate paying any cash dividends in the foreseeable future. The terms of our secured convertible debt financing prohibits the payment of any cash dividends without the prior written consent of the holders of a majority of the principal amount of the outstanding convertible notes.

Viveve

Historical market price information regarding Viveve is not provided because there is no public market for Viveve’s common stock.

INDEPENDENT PUBLIC ACCOUNTING FIRMS

Representatives of our independent registered public accounting firm, McGladrey LLP, and the new independent registered public accounting firm to be appointed, BPM, will be present at the annual meeting of the shareholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Our shareholders will have appraisal rights pursuant to Section 193 of the YBCA, with respect to the RenalGuard Spin-Off, as a sale of all or substantially all of the Company’s assets will occur, provided they satisfy the criteria and conditions set forth in the YBCA.

Our shareholders are entitled to be paid the fair value of their PLC Shares if such shareholder dissents to the RenalGuard Spin-Off and the RenalGuard Spin-Off becomes effective. Neither a vote against the RenalGuard Spin-Off resolution, nor an abstention or the execution or exercise of a proxy vote against such resolution will constitute notice of dissent, but a shareholder need not vote against such resolution in order to object. A shareholder must dissent with respect to all PLC Shares either held personally by him or on behalf of any one beneficial owner and which are registered in one name. A brief summary of the provisions of Section 193 of the YBCA is set out below.

Persons who are beneficial owners of PLC Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY A REGISTERED SHAREHOLDER IS ENTITLED TO DISSENT. A shareholder who beneficially owns PLC Shares but is not the registered holder thereof, should contact the registered holder for assistance.

In order to dissent, a shareholder must send to the Company in the manner set forth below, a written notice of objection (the “Objection Notice”) to the RenalGuard Spin-Off resolution. On the action approved by the RenalGuard Spin-Off resolution becoming effective, the making of an agreement between the Company and the dissenting shareholder as to the payment to be made for the dissenting shareholder’s shares or the pronouncement of an order by the Court, whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in an amount agreed to by the Company and the shareholder or in the amount of the judgment, as the case may be, which fair value shall be determined as of the close of business on the last business day before the day on which the resolution from which the dissent was adopted. Until any one of such events occurs, the shareholder may withdraw his dissent or the Company may rescind the resolution and in either event, the proceedings shall be discontinued.

If the RenalGuard Spin-Off is approved, the dissenting shareholder who sent an Objection Notice, or the Company, may apply to the Court to fix the fair value of the PLC Shares held by the dissenting shareholder and the Court shall make an order fixing the fair value of such PLC Shares, giving judgment in that amount against the Company in favour of the dissenting Shareholders and fixing the time by which the Company must pay that amount to the dissenting shareholder. If such an application is made by a dissenting shareholder, the Company shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer (the “Offer to Purchase”) to pay to the dissenting shareholder, an amount considered by the directors of the Company to be the fair value of the subject PLC Shares, together with a statement showing how the fair value of the subject PLC Shares was determined. Every Offer to Purchase shall be on the same terms. At any time before the Court pronounces an order fixing the fair value of the dissenting shareholder’s PLC Shares, a dissenting shareholder may make an agreement with the Company for the purchase of his PLC Shares, in the amount of the Offer to Purchase, or otherwise. The Offer to Purchase shall be sent to each dissenting shareholder within 10 days of the Company being served with a copy of the originating notice. Any order of the Court may also contain directions in relation to the payment to the shareholder of all or part of the sum offered by the Company for the PLC Shares, the deposit of the share certificates representing the PLC Shares, and other matters.

If the Company is not permitted to make a payment to a dissenting shareholder due to there being reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due, or the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities, then the Company shall, within ten days after the pronouncement of an order, or the making of an agreement between the shareholder and the Company as to the payment to be made for his PLC Shares, notify each dissenting shareholder that it is unable lawfully to pay such dissenting shareholders for their shares.

Notwithstanding that a judgment has been given in favour of a dissenting shareholder by the Court, if the Company is not permitted to make a payment to a dissenting shareholder for the reasons stated in the previous paragraph, the dissenting shareholder by written notice delivered to the Company within 30 days after receiving the notice, as set forth in the previous paragraph, may withdraw his notice of objection in which case the Company is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains his status as a claimant against the Company to be paid as soon as it is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its shareholders.

In order to be effective, a written Objection Notice must be received by the Company’s Registered and Records Office, Macdonald & Company, 200 - 204 Lambert Street, Whitehorse, Yukon Territory, Y1A 3T2 or by the Chairman of the meeting, prior to the commencement or recommencement thereof.

The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his PLC Shares. Section 193 of the YBCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all dissenters’ rights. Accordingly, each shareholder who might desire to exercise the dissenters’ rights should carefully consider and comply with the provisions of the section and consult such shareholders’ legal advisor.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that we deliver single copies of the proxy statement in the future. Shareholders may notify us of their requests by calling at (508) 541-8800 or writing us at our principal executive offices at 459 Fortune Boulevard, Milford, Massachusetts 01757.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Computershare Trust Company, N.A.

SHAREHOLDER PROPOSALS

Our Board of Directors is aware of no other matter that may be brought before the 2014 annual meeting.

Any shareholder proposal to be considered for inclusion in proxy materials for our 2015 annual meeting of shareholders must be received at our principal executive offices no later than         , 2015 (120 days prior to the anniversary of the mailing of our proxy materials for our 2014 annual meeting). To be eligible for inclusion in the 2015 annual meeting proxy materials, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act. A proxy may confer discretionary authority to vote on any matter received by us after          , 2015 (45 days prior to the anniversary of the mailing of our proxy materials for our 2014 annual meeting).

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read PLC’s SEC filings, including this proxy statement, the Annual Report on Form 10-K and the financial statements for the fiscal year ended December 31, 2013 and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2013, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, the Annual Report on Form 10-K and the financial statements for the fiscal year ended December 31, 2013 and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2013, by going to the Investors page of our corporate website at www.plcmed.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document. The information incorporated by reference in this proxy statement is considered to be a part of this proxy statement. We incorporate by reference the documents listed below:

•

PLC Systems Inc. Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on April 30, 2014, a copy of which is being mailed to shareholders along with the proxy statement.

•

PLC Systems Inc. Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 31, 2014, a copy of which is being mailed to shareholders along with the proxy statement.

•	PLC Systems Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 15, 2014, a copy of which is being mailed to shareholders along with the proxy statement.
•	PLC Systems Inc. Current Reports on Form 8-K (other than those portions furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K) filed with the SEC on April 1, 2014, April 18, 2014, May 14, 2014, May 15, 2014, June 2, 2014, June 3, 2014 and July 16, 2014.

If you are a shareholder of PLC and would like to request documents, please do so by             , 2014 to receive them before the PLC annual meeting of shareholders. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means. Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to PLC Systems Inc., 459 Fortune Boulevard, Milford, Massachusetts 01757, Attention: Gregory W. Mann, Tel: (508) 541-8800, Email: gmann@plcmed.com; or from the SEC through the SEC's website at the address provided above.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED              , 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

VIVEVE, INC.

(a development stage enterprise)

CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

as of and for the three months ended March 31, 2013 and 2014, and the year ended December 31, 2013 and, cumulatively, for the period from
September 21, 2005 (Date of Inception) to March 31, 2014

VIVEVE, INC.

(a development stage enterprise)

C  O  N  T  E  N  T  S

Page(s)

Condensed Financial Statements:

Condensed Balance Sheets as of December 31, 2013 and March 31, 2014 (unaudited)	1

Condensed Statements of Operations for the three months ended March 31, 2013 and 2014 (unaudited)	2

Condensed Statements of Cash Flows for the three months ended March 31, 2013 and 2014 (unaudited)	3-4

Notes to Condensed Financial Statements (unaudited)	5-29

VIVEVE, INC.

(a development stage enterprise)

CONDENSED BALANCE SHEETS

	December 31, 2013 (1)	March 31, 2014
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$430,107	$56,496
Inventory	228,163	206,105
Prepaids and other current assets	308,183	283,973
Total current assets	966,453	546,574
Property and equipment, net	127,524	112,621
Other assets	43,783	29,919
Total assets	$1,137,760	$689,114
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$967,315	$1,043,536
Accrued liabilities	516,152	598,121
Note payable	1,463,244	1,466,004
Related party convertible bridge notes	4,875,000	5,075,000
Total current liabilities	7,821,711	8,182,661
Preferred stock warrant liabilities	623,672	602,188
Total liabilities	8,445,383	8,784,849
Commitments and contingences (Note 6)
Stockholders’ deficit:
Series A convertible preferred stock: par value $0.001, 24,543,626 shares authorized, 23,863,302 shares issued and outstanding as of December 31, 2013 and March 31, 2014 (Liquidation value of $14,556,614)	23,863	23,863

Series B convertible preferred stock: par value $0.001, 227,000,000 shares authorized, 171,199,348 issued and outstanding as of December 31, 2013 and March 31, 2014 (Liquidation value of $8,559,967)	171,199	171,199

Common stock: par value $0.001, 612,000,000 shares authorized, 6,555,305 shares issued and outstanding as of December 31, 2013 and March 31, 2014	6,556	6,556
Additional paid-in capital	22,395,684	22,409,114
Deficit accumulated during the development stage	(29,904,925)	(30,706,467)
Total stockholders’ deficit	(7,307,623)	(8,095,735)
Total liabilities and stockholders’ deficit	$1,137,760	$689,114

(1)	The balance sheet as of December 31, 2013 has been derived from the audited financial statements at that date.

The accompanying notes are an integral part of these condensed financial statements.

1

VIVENE, INC.

(a development stage enterprise)

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months ended March 31,		Cumulative for the period from September 21, 2005 (Date of Inception) to
	2013	2014	March 31, 2014

Revenue	$138,440	$47,295	$468,973
Cost of revenue	104,840	22,072	343,505
Gross profit	33,600	25,223	125,468

Operating expenses
Research and development	213,658	173,775	14,365,968
General and administrative	1,219,107	516,125	14,804,624
Total operating expenses	1,432,765	689,900	29,170,592
Loss from operations	(1,399,165)	(664,677)	(29,045,124)

Interest income	2	2	92,254
Interest expense	(75,823)	(158,351)	(2,367,039)
Other income, net	23,156	21,484	613,442
Net loss	$(1,451,830)	$(801,542)	$(30,706,467)

The accompanying notes are an integral part of these condensed financial statements.

2

VIVENE, INC.

(a development stage enterprise)

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months ended March 31,		Cumulative for the period from September 21, 2005 (Date of Inception) to
	2013	2014	March 31, 2014

Cash flows from operating activities:
Net loss	$(1,451,830)	$(801,542)	$(30,706,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	11,967	14,903	254,378
Stock-based compensation expense	16,050	13,430	304,645
Revaluation of warrant liability	(23,156)	(21,484)	(644,308)
Noncash interest expense	32,241	123,396	1,351,925
Loss on disposal of property and equipment	-	-	31,433
Changes in assets and liabilities:
Accounts receivable	849	-	-
Inventory	15,100	22,058	(266,909)
Prepaid and other current assets	(168,954)	24,210	(283,973)
Other assets	13,865	13,864	(29,919)
Accounts payable	232,206	76,221	1,043,536
Accrued liabilities	304,086	(38,667)	298,428
Net cash used in operating activities	(1,017,576)	(573,611)	(28,647,231)

Cash flows from investing activities:
Proceeds from sale of property and equipment	-	-	50
Purchase of property and equipment	(1,368)	-	(337,678)
Net cash used in investing activities	(1,368)	-	(337,628)

Cash flows from financing activities:
Net proceeds from issuance of common stock	-	-	4,000
Proceeds from exercise of stock options	-	-	28,687
Repurchase of common stock	-	-	(565)
Repurchase of restricted stock options	-	-	(316)
Proceeds from issuance of convertible preferred A stock and warrants, net of issuance costs	-	-	13,726,160
Proceeds from notes payable	-	-	6,107,159
Proceeds from issuance of convertible preferred B stock and warrants, net of issuance costs	-	-	3,764,191
Proceeds from related party convertible bridge notes and warrants	1,000,000	200,000	9,575,400
Repayments of notes payable	(134,813)	-	(4,163,361)
Net cash provided by financing activities	865,187	200,000	29,041,355
Net increase (decrease) in cash and cash equivalents	(153,757)	(373,611)	56,496

Cash and cash equivalents
Beginning of period	448,754	430,107	-
End of period	$294,997	$56,496	$56,496

The accompanying notes are an integral part of these condensed financial statements.

3

VIVENE, INC.

(a development stage enterprise)

CONDENSED STATEMENTS OF CASH FLOWS, CONTINUED

(unaudited)

	For the Three Months ended March 31,		Cumulative for the period from September 21, 2005 (Date of Inception) to
	2013	2014	March 31, 2014

Supplemental disclosure:
Cash paid for interest	$36,558	$34,955	$818,437
Cash paid for income taxes	$800	$800	$7,200

Supplemental schedule of noncash investing and financing activities:
Issuance of warrants in connection with bridge loans	$-	$-	$20,069
Conversion of bridge loans and interest into Series A convertible preferred stock	$-	$-	$501,873
Cancellation of warrants in connection with bridge loans	$-	$-	$15,091
Issuance of warrants in connection with notes payable	$-	$-	$100,584
Issuance of warrants in connection with Series A convertible preferred stock financing	$-	$-	$70,082
Issuance of warrants in connection with Series B convertible preferred stock financing	$-	$-	$4,709,968
Issuance of warrants in connection with related party convertible bridge notes	$-	$-	$670,090
Transfer of equipment between inventory and property and equipment	$-	$-	$60,804

The accompanying notes are an integral part of these condensed financial statements.

4

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

1.	Formation and Business of the Company

Viveve, Inc. (the “Company”) was incorporated in the state of Delaware on September 21, 2005 for the purpose of the design, development, manufacture and marketing of medical devices for the non-invasive treatment of vaginal laxity.

The Company is considered to be in the development stage and, since inception, has devoted substantially all of its time and effort to developing products, raising capital and recruiting personnel. The Company has not generated substantial revenues to date from its planned principal operations. As such, it is subject to risks common to companies in the development stage including but not limited to, development of new products, markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital to fund its product plans. The Company may require additional resources to complete the commercialization of its proposed products. Therefore, the Company may need to raise additional capital in the future to fund its operations. The Company may at that time be unable to raise such funds when needed or on acceptable terms. If the Company fails to raise additional funds as needed it may have to delay or terminate its product development.

The accompanying condensed financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses and negative cash flows from operations since inception. The Company has not generated significant revenues and has funded its operating losses through the sale of preferred stock and the issuance of debt. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in the industry. These risks include, but are not limited to, the uncertainty of availability of additional financing and the uncertainty of achieving future profitability. Management of the Company intends to raise additional funds through the issuance of equity securities. There can be no assurance that such financing will be available or on terms which are favorable to the Company. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The condensed financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Continued
5

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

2.	Summary of Significant Accounting Policies, continued

Basis of Presentation and Use of Estimates, continued

The accompanying unaudited condensed financial statements as of March 31, 2014 and for the three months ended March 31, 2013 and 2014, have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by such accounting principles for annual financial statements. In the opinion of management all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial statements have been included. The condensed results of operations for the three months ended March 31, 2014 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year ending December 31, 2014 or any other future period. It is suggested that these condensed financial statements be read in conjunction with the Company’s financial statements and the notes thereto as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013.

Reclassifications

Certain prior year financial statement amounts have been reclassified to conform to the current year’s presentation. These reclassifications had no impact on previously reported total assets, stockholders’ deficit or net loss.

Concentration of Credit Risk and Other Risks and Uncertainties

To achieve profitable operations, the Company must successfully develop, manufacture, and market its products. There can be no assurance that any such products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed. These factors could have a material adverse effect upon the Company’s financial results, financial position, and future cash flows.

The Company’s future products may require approval from the U.S. Food and Drug Administration or other international regulatory agencies prior to commencing commercial sales. There can be no assurance that the Company’s future products will receive any of these required approvals. If the Company was denied such approvals or such approvals were delayed, it would have a material adverse impact on the Company’s financial results, financial position and future cash flows.

The Company is subject to risks common to companies in the medical device industry including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, uncertainty of market acceptance of products, product liability, and the need to obtain additional financing. The Company’s ultimate success is dependent upon its ability to raise additional capital and to successfully develop and market its products.

During the three months ended March 31, 2013 and 2014, three customers accounted for 100% of the Company’s revenue.

 Continued
6

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

2.	Summary of Significant Accounting Policies, continued

Comprehensive Loss

Comprehensive loss is the changes in equity of an enterprise, except those resulting from stockholder transactions. Accordingly, comprehensive loss includes certain changes in equity that are excluded from net loss. For the three months ended March 31, 2013 and 2014 and, cumulatively, for the period from September 21, 2005 (date of inception) to March 31, 2014, the Company’s comprehensive loss is the same as its net loss. There were no components of comprehensive loss for any of the periods presented.

3.	Fair Value Measurements

The Company recognizes and discloses the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

Level 1

Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date. Therefore, determining fair value for Level 1 investments generally does not require significant judgment, and the estimation is not difficult.

Level 2

Pricing is provided by third party sources of market information obtained through investment advisors. The Company does not adjust for or apply any additional assumptions or estimates to the pricing information received from its advisors.

Level 3

Inputs used to measure fair value are unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions. The determination of fair value for Level 3 instruments involves the most management judgment and subjectivity.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and considers factors specific to the asset or liability.

Continued
7

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

3.	Fair Value Measurements, continued

The Company’s Level 1 financial asset is a money market fund with a fair value that is based on quoted market prices. The money market fund is included in cash and cash equivalents on the Company’s balance sheet. The Company’s Level 3 liability consists of convertible preferred stock warrant liabilities. The valuation of the warrant liabilities is discussed in Note 8. The following tables set forth the Company’s financial instruments that were measured at fair value on a recurring basis at December 31, 2013 and March 31, 2014 by level within the fair value hierarchy:

	Assets and Liabilities at Fair Value as of December 31, 2013
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	Level 1	Level 2	Level 3	Total
Assets
Money market fund	$324	$-	$-	$324
Total assets	$324	$-	$-	$324
Liabilities
Preferred stock warrant liabilities	$-	$-	$623,672	$623,672
Total liabilities	$-	$-	$623,672	$623,672

	Assets and Liabilities at Fair Value as of March 31, 2014
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	Level 1	Level 2	Level 3	Total
Assets
Money market fund	$280	$-	$-	$280
Total assets	$280	$-	$-	$280
Liabilities
Preferred stock warrant liabilities	$-	$-	$602,188	$602,188
Total liabilities	$-	$-	$602,188	$602,188

The change in the fair value of the preferred stock warrant liabilities is summarized below:

Fair value as of December 31, 2013	$623,672
Fair value of warrants issued	-
Change in fair value recorded in other income (expense), net	(21,484)
Fair value as of March 31, 2014	$602,188

Continued
8

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

3.	Fair Value Measurements, continued

All assets and liabilities have been valued using a market approach, except for Level 3. The following table describes the valuation techniques used to calculate fair value for Level 3 liabilities. For Level 3 liabilities, the Company determines the fair value measurement valuation policies and procedures. Annually, the Board of Directors assess and approve the fair value measurement policies and procedures. At least annually, the Company determines if the current valuation techniques used in the fair value measurements are still appropriate and evaluates and adjusts the unobservable inputs used in the fair value measurements based on current market conditions and third-party information.

	Fair Value as of December 31, 2013	Valuation Techniques	Unobservable Input	Range (Weighted-Average)

Preferred stock warrant liabilities	$623,672	Black-Scholes option model	Preferred series prices	$0.04-$0.44	($0.06)

			Volatility	70.62%-84.23%	(76%)

	Fair Value as of March 31, 2014	Valuation Techniques	Unobservable Input	Range (Weighted-Average)

Preferred stock warrant liabilities	$602,188	Black-Scholes option model	Preferred series prices	$0.04-$0.44	($0.06)

			Volatility	67.53%-78.98%	(74%)

There were no changes in valuation technique and related inputs from prior periods.

4.	Note Payable

In December 2008, the Company entered into a loan and security agreement with a financial institution for $1,500,000. In connection with the agreement, the Company issued a warrant to the lender to purchase a total of 196,721 shares of the Company’s Series A convertible preferred stock at $0.61 per share (Note 8). The borrowings were repayable over 27 months at a rate of 8.5% per annum. An additional $75,000 was due as final payment at the end of the loan term. All borrowings under the agreement were collateralized by substantially all of the Company’s assets, excluding intellectual property.

The agreement contained a material adverse change clause, as defined in the agreement, which would result in an event of default if the bank deems a material adverse change to have occurred to the Company’s business. The Company was also required to comply with certain affirmative and negative covenants, including obtaining additional equity financing of at least $6,000,000 on or before March 31, 2009. The Company did not meet this covenant and subsequently obtained a forbearance agreement from the bank extending the equity financing requirement to July 31, 2009. In November 2010, the Company paid off the outstanding principal amount, interest accrued and final payment and paid a prepayment penalty.

Continued
9

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

4.	Note Payable, continued

In November 2010, the Company entered into a loan and security agreement with a financial institution for $2,000,000. The borrowings were repayable over 36 months at a rate of 9.5% per annum. An additional $80,000 was due as final payment at the end of the loan term. In connection with the agreement, the Company issued a warrant to the lender to purchase a total of 163,934 shares of the Company’s Series A convertible preferred stock at $0.61 per share (Note 8). All borrowings under the agreement are collateralized by substantially all of the Company’s assets, excluding intellectual property. The Company used a portion of the proceeds received to repay, in full, amounts outstanding under the December 2008 loan agreement. As of December 31, 2013 and March 31, 2014, the note payable had an outstanding balance of $0.

In April 2012, the Company entered into a loan and security agreement for up to $2,135,159 in term loans. The full amount was drawn down in April 2012. In connection with the agreement, the Company issued a warrant to the lender to purchase a total of 73,770 shares of the Company’s Series A convertible preferred stock at $0.61 per share (Note 8). The borrowings were repayable in interest only payments until May 1, 2012 and then 30 equal installments of principal and interest at a rate of 9.5% per annum. An additional 4% of the principal or approximately $85,000 will be due as final payment at the end of the loan term. The Company recorded $7,023, $4,725 and $81,197 as additional interest expense during the three months ended March 31, 2013 and 2014 and, cumulatively, for the period from September 21, 2005 (date of inception) to March 31, 2014, respectively, related to the $85,000 payment. The Company will continue to accrue the balance of the $85,000 cash payment over the remaining term of the loan using the effective interest rate method. As of December 31, 2013 and March 31, 2014, $76,472 and $81,197 was recorded in accrued liabilities on the condensed balance sheets relating to this payment. The Company used these proceeds to pay off the existing loan with the financial institution. All borrowings under the agreement are collateralized by substantially all of the Company’s assets, including intellectual property. As of December 31, 2013 and March 31, 2014, the note payable had an outstanding balance of $1,471,798.

In February 2013, the Company and lender amended the loan and security agreement to defer up to 3 months of principal payments contingent upon the receipt of bridge loan proceeds in increments of $500,000, up to $1,500,000 on or before April 30, 2013, beginning March 1, 2013. This amendment also includes a $15,000 restructuring fee that will be due upon loan maturity currently scheduled for October 1, 2014.

In May 2013, the Company and lender amended the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more, on or before June 30, 2013. The principal payments were to be deferred and payable on August 1, 2013. This amendment also included a $10,000 restructuring fee that would be due upon loan maturity currently scheduled for October 1, 2014.

In July 2013, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more, on or before August 28, 2013, and an additional month deferral provided a 2013 equity event was completed resulting in net cash proceeds of not less than $10 million from the sale of the Company’s equity securities consummated by September 27, 2013. Principal payments would be deferred and payable on October 1, 2013, provided both of these conditions were met. This amendment also included an additional restructuring fee of $10,000 that would be due upon loan maturity currently scheduled for October 1, 2014.

Continued
10

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

4.	Note Payable, continued

In September 2013, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more on or before August 28, 2013 and another $500,000 or more on or before October 28, 2013. Principal payments would be deferred until December 1, 2013. This amendment also includes an additional $10,000 in restructuring fees that would be due upon maturity currently scheduled for October 1, 2014.

In November 2013, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more on or before December 27, 2013 and upon the consummation of a 2014 equity event requiring the receipt of not less than $7 million in net cash proceeds by no later than January 24, 2014. Principal payments would be deferred until February 1, 2014. This amendment also includes an additional $10,000 in restructuring fees that would be due upon loan maturity currently scheduled for October 1, 2014.

In January 2014, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more on or before February 25, 2014 and consummation of an equity event by April 25, 2014. This amendment includes an additional $5,000 restructuring fee for each month principal payments are deferred beginning February 1, 2014 through April 1, 2014 provided restructuring fees in this amendment shall not exceed $15,000.

In February 2014, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more on or before April 25, 2014 and consummation of an equity event by June, 27, 2014. This amendment includes an additional $5,000 restructuring fee for each month principal payments are deferred beginning March 1, 2014 through June 1, 2014, provided restructuring fees in this amendment shall not exceed $20,000 or $80,000 in total as of March 31, 2014, that will be due upon the loan maturity currently scheduled for October 1, 2014. The Company recorded $18,107 as additional interest expense during the three months ended March 31, 2014 related to the $80,000 restructuring payment. The Company will continue to accrue the balance of the $80,000 cash restructuring payment over the remaining term of the loan using the effective interest rate method. As of March 31, 2014, $45,395 was recorded as an accrued liability on the balance sheet relating to this payment.

The Agreement contains a material adverse change clause, as defined in the agreement, which would result in an event of default if the bank deems a material adverse change to have occurred to the Company’s business. The continuing liquidity issues the Company faces could be construed by the note holder as a material adverse change which could trigger an acceleration of all of the outstanding debt. As such, the Company has classified all of its outstanding debt balance as a current liability as of March 31, 2014.

 Continued
11

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

4.	Note Payable, continued

As of March 31, 2014, future minimum payments under the note payable are as follows:

Year Ending December 31,
2014	$1,597,196
Less: Amount representing interest	(125,398)
Present value of obligations	1,471,798
Less: Unamortized debt discount	(5,794)
1,466,004
Less: Notes payable, current portion	1,466,004
Notes payable, noncurrent portion	$-

5.	Related Party Convertible Bridge Notes

In May 2011 (“May 2011 note”), the Company issued a convertible promissory note in the amount of $1,000,000. The note bears an interest rate of 8% per annum. The May 2011 note was amended in June 2011 and September 2011 to issue another $1,000,000 on each amendment date, for an aggregate of $3,000,000. In conjunction with the notes, the Company issued a warrant to the investor to purchase Series B convertible preferred stock with a warrant coverage amount equal to 10% and 20% of the principal amount of the notes for the initial and subsequent closings, respectively. In April 2012, the principal and accrued interest of $3,188,494 on these notes were converted to 63,769,863 shares of Series B convertible preferred stock at a conversion price of $0.05 per share.

In November 2011 (“November 2011 note”), the Company issued a convertible promissory note for $250,000 in two closings during November 2011 and December 2011 for an aggregate of $500,000. The note bears an interest rate of 8%. In conjunction with the notes, the Company issued a warrant to investors to purchase Series B convertible preferred stock with a warrant coverage amount equal to 20% of the principal amount of the notes for each of the closings, respectively.

In January 2012 and March 2012, the Company amended the November 2011 notes to provide the sale and issuance of up to $500,000 of convertible promissory notes and warrants under the same terms as the original agreement. In three separate closings during January 2012, February 2012 and April 2012, convertible promissory notes totaling $1,000,000 were issued. In conjunction with the notes, the Company issued a warrant to investors to purchase Series B convertible preferred stock with a warrant coverage amount equal to 20% of the principal amount of the notes for each of the closings, respectively. The aggregate principal amount of the November 2011 notes including the January and March amendments was $1,500,000, prior to the conversion. In April, 2012, the principal and accrued interest of $1,521,474 on these notes were converted to 30,429,485 shares of Series B convertible preferred stock at a conversion price of $0.05 per share.

Continued
12

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

5.	Related Party Convertible Bridge Notes, continued

In April 2012, June 2012 and July 2012, the Company issued an aggregate of 171,199,348 shares of Series B convertible preferred stock at a purchase price of $0.05 per share, which included 94,199,348 shares being issued upon the conversion of principal and accrued interest of $4,709,968 on the May 2011 notes and November 2011 notes.

In November 2012, the Company issued $1,000,000 in convertible promissory notes to related parties. The notes accrue interest at 8% per annum and mature at the earlier of i) the date upon which the majority note holders demand repayment after May 15, 2013 or ii) the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000. As of December 31, 2013 and March 31, 2014, the outstanding principal balance was $1,000,000. Because the holders have the ability to demand repayment after May 15, 2013, the Company has classified all of the outstanding debt balance and related accrued interest of $88,986 and $108,712 as a current liability as of December 31, 2013 and March 31, 2014, respectively.

On February 13, 2013, the Company entered into a note purchase agreement (“2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $1,500,000 in the aggregate, of which $1,000,000 was issued. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the second quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after August 13, 2013 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes and the November 2012 notes. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 80% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of August 13, 2013. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 80% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. In April 2013, the Company completed another closing of the 2013 Note Purchase Agreement for $500,000. On June 3, 2013, the Company entered into an amendment to the 2013 Note Purchase Agreement to increase the total amount of the convertible promissory notes up to $2,000,000 in the aggregate if issued before June 30, 2013. In June 2013, the Company completed another closing of the 2013 Note Purchase Agreement for $500,000. On August 7, 2013, the Company entered into an amendment to the 2013 Note Purchase Agreement to increase the total amount of the convertible promissory notes up to $2,500,000 in the aggregate if issued before August 28, 2013. In August 2013, the Company completed another closing of the 2013 Note Purchase Agreement for $500,000. As of March 31, 2014, the outstanding principal balance was $2,500,000. Because the holders have the ability to demand repayment after August 13, 2013, the Company has classified all of the outstanding debt balance and related accrued interest of $130,466 and $179,781 as a current liability as of December 31, 2013 and March 31, 2014, respectively.

Continued
13

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

5.	Related Party Convertible Bridge Notes, continued

On September 27, 2013, the Company entered into a note purchase agreement (“September 2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $500,000 in the aggregate. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the third quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 notes and the 2013 Note Purchase Agreement. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of March 31, 2014. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 70% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. As of March 31, 2014, the outstanding principal balance was $500,000. Because the holders have the ability to demand repayment after March 31, 2014, the Company has classified all of the outstanding debt balance and related accrued interest of $10,411 and $20,274 as a current liability as of December 31, 2013 and March 31, 2014, respectively.

On November 12, 2013, the Company entered into a note purchase agreement (“November 2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $500,000 in the aggregate. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the forth quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 notes and the 2013 Note Purchase Agreement. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of March 31, 2014. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 70% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. As of March 31, 2014, the outstanding principal balance was $500,000. Because the holders have the ability to demand repayment after March 31, 2014, the Company has classified all of the outstanding debt balance and related accrued interest of $5,370 and $15,233 as a current liability as of December 31, 2013 and March 31, 2014, respectively.

Continued
14

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

5.	Related Party Convertible Bridge Notes, continued

On December 27, 2013, the Company entered into a note purchase agreement (“December 2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $375,000 in the aggregate. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the first quarter of 2014. The notes accrue interest at 9% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 notes and the 2013 Note Purchase Agreement. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of March 31, 2014. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 70% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. As of March 31, 2014, the outstanding principal balance was $375,000. Because the holders have the ability to demand repayment after March 31, 2014, the Company has classified all of the outstanding debt balance and related accrued interest of $370 and $8,692 as a current liability as of December 31, 2013 and March 31, 2014, respectively.

On March 5, 2014, the Company entered into a note purchase agreement in which it was authorized to issue and sell convertible promissory notes up to $500,000 in the aggregate of which $200,000 had been issued by March 31, 2014. The notes accrue interest at 9% per annum and will convert into a subsequent equity financing, which the Company expects to complete by August 30, 2014. Because the holders have the ability to demand repayment after March 31, 2014, the Company has classified all of the outstanding debt balance and related accrued interest of $715 as a current liability as of March 31, 2014.

Pursuant to the Company’s amendment to the note purchase agreement dated November 20, 2012, effective February 13, 2013, the above notes payable would be redeemable upon a change of control of the Company at an amount equal to 300% of the outstanding principal amount and accrued and unpaid interest on the notes as of the time of a change of control. A change of control will occur in the event the Company enters into a transaction where the holders of the voting securities no longer own a majority of the total outstanding voting securities once the transaction is completed or a disposition of substantially all assets occurs. The sale of stock for capital raising purposes or an alternative public offering involving a reverse merger into a public shell company for capital raising purposes is excluded from the Company’s definition of a change of control. The Company has determined that the value of this provision is not material and as such has not recorded a liability on the Company’s condensed financial statements as of December 31, 2013 and March 31, 2014.

6.	Commitments and Contingencies

Operating Lease

In January 2012, the Company relocated and entered into a lease agreement for a new facility. The new lease commenced in March 2012 and will terminate in February 2015. Rent expense for the three months ended March 31, 2013 and 2014 and, cumulatively, for the period from September 21, 2005 (date of inception) to March 31, 2014 was $42,786, $42,786 and $787,388, respectively.

Continued
15

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

6.	Commitments and Contingencies, continued

Operating Lease

As of March 31, 2014, future minimum payments under the lease are as follows:

Year Ending December 31,
2014	$139,284
2015	30,952
Total minimum lease payments	$170,236

Indemnification Agreements

The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with performance of services within the scope of the agreement, breach of the agreement by the Company, or noncompliance of regulations or laws by the Company, in all cases provided the indemnified party has not breached the agreement and/or the loss is not attributable to the indemnified party’s negligence or willful malfeasance. The term of these indemnification agreements is generally perpetual any time after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these arrangements is not determinable. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

7.	Common Stock

In April 2012, the Company amended and restated its Certificate of Incorporation to increase the number of authorized common stock to 612,000,000 shares. The common stockholders, voting as a separate class, are entitled to elect one member of the Company’s Board of Directors. The preferred stockholders also have rights to elect two members of the Board of Directors. Pursuant to these rights, both classes of stock will vote together as one class to elect all remaining directors. The holders of common stock are also entitled to receive dividends whenever funds are legally available, as, when, and if declared by the Board of Directors. As of March 31, 2014, no dividends have been declared to date. Additionally, shares of common stock were issued under restricted stock purchase agreements. These shares are subject to a right of repurchase by the Company, which typically lapses over a four year period. In June 2009, the Company repurchased 565,833 shares of common stock. As of December 31, 2013 and March 31, 2014, the Company had 666 and zero shares of common stock, respectively, subject to repurchase.

Continued
16

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

7.	Common Stock, continued

As of March 31, 2014, the Company had reserved common stock for future issuance as follows:

Conversion of Series A convertible preferred stock	291,132,257
Conversion of Series B convertible preferred stock	171,199,348
Exercise of options under stock plan	45,146,118
Issuance of options under stock plan	36,449,336
Exercise and conversion of convertible preferred stock warrants	24,299,964
568,227,023

8.	Convertible Preferred Stock

In April 2012, the Company amended and restated its Certificate of Incorporation to decrease the number of authorized Series A convertible preferred stock (“Series A”) to 24,543,626 and create a new series of preferred stock, to be designated Series B convertible preferred stock (“Series B”), consisting of 227,000,000 authorized shares.

The holders of preferred stock have various rights and preferences as follows:

Dividends

The preferred stockholders are entitled to receive, when and as declared by the Board of Directors, out of funds legally available, cash dividends in the amount of $0.0488 and $0.004, respectively, per share, per year for each share of Series A and Series B outstanding in preference and priority to any declaration or payment of any distribution on common stock in such calendar year. These dividends are noncumulative. No distributions shall be made to common stock unless all declared dividends on preferred stock have been paid or set aside for payment. No dividends have been declared to date.

Liquidation

Upon liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A and Series B are entitled to receive an amount per share equal to the original issuance price for the preferred stock (as adjusted for any stock dividends, stock splits or recapitalization and similar events), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If upon the liquidation event, there are insufficient funds to permit the payment to stockholders of the full preferential amounts, then the entire assets and funds of the Company will be distributed ratably among the holders of preferred stock.

Conversion

At the option of the holder thereof, each share of preferred stock shall be convertible, at the option of the holder at any time after the date of issuance into fully paid and non-assessable shares of common stock as determined by dividing the applicable original issue price for such series by the conversion price for such series. The conversion price is $0.05 for Series A and Series B.

Continued
17

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

8.	Convertible Preferred Stock, continued

Conversion, continued

Each share of preferred stock shall automatically be converted into shares of common stock at their respective conversion price immediately upon the earlier of (A) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to a registration statement under the Securities Act of 1933 covering the offering and sale of the Company’s common stock provided the aggregate gross proceeds to the Company and/or selling stockholders are not less than $30,000,000 prior to underwriters’ commissions and expenses, or (B) upon receipt of a written request for conversion from the holders of a majority of the voting power of the outstanding shares of preferred stock.

Voting

Each holder of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares of preferred stock could be converted as of the record date. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. The holders of preferred stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors. The holders of common stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors. Any additional members of the Board of Directors shall be elected by the holders of common stock and preferred stock, voting together as a single class.

Warrants for Convertible Preferred Stock

In connection with the issuance of Series A in August 2007, the investors acquired the rights to purchase additional shares of Series A at $0.61 per share. Such rights lapsed upon the achievement of certain milestones which occurred in April 2009. The Company calculated the fair value of these rights to be $357,829 using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 46%, risk free interest rate of 3.9% and a contractual life of 1.4 years. This amount was revalued at December 31, 2007 and 2008 and $23,143 and $266,293 was recorded to other income (expense), net, respectively. The warrant was revalued upon the achievement of the milestones and $68,393 was recorded to other income (expense), net, during the year ended December 31, 2009.

In connection with the loan and security agreement entered into in December 2008, the Company issued a warrant to purchase a total of 196,721 shares of Series A at an exercise price of $0.61 per share. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrant on the date of issuance to be $53,863 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 79%, risk free interest rate of 2.7% and a contractual life of ten years. The warrant expires on December 2, 2018. The fair value of the warrant was recorded as a debt issuance cost in other assets and was amortized to interest expense over the draw down term of the loan. The entire amount of the warrant was amortized to interest expense in the year ended December 31, 2008. The fair value of the warrant was re-measured as of December 31, 2013 and March 31, 2014 and $6,885 and $3,148 were recorded to other income (expense), net, respectively, and $12,945 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

Continued
18

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

8.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

In connection with the Series A offering in 2009, the Company issued warrants to purchase 245,900 shares of Series A for $0.61 per share in April 2009. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the fair value of the warrants on the date of issuance to be $70,082 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 79%, risk free interest rate of 2.8% and a contractual life of ten years. The warrants expire on April 2, 2019. The fair value of the warrants was recorded as an equity issuance cost. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $8,607 and $3,934 were recorded to other income (expense), net, respectively and $15,738 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In connection with the loan and security agreement entered into in November 2010, the Company issued a warrant to purchase a total of 163,934 shares of Series A at an exercise price of $0.61 per share. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrant on the date of issuance to be $46,721 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 79%, risk free interest rate of 2.9% and a contractual life of ten years. The warrant expires on November 19, 2020. The fair value of the warrant was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrant was re-measured as of December 31, 2013 and March 31, 2014 and $2,131 and $0 were recorded to other income (expense), net and $328 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In connection with the loan and security agreement entered into in April 2012, the Company issued a warrant to purchase a total of 73,770 shares of Series A at an exercise price of $0.61 per share. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrant on the date of issuance to be $27,443 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 92%, risk free interest rate of 1.98% and a contractual life of ten years. The warrant expires on April 19, 2022. The fair value of the warrant was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrant was re-measured as of December 31, 2013 and March 31, 2014 and $1,918 and $1,402 was recorded to other income (expense), net, respectively, and $3,911 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In May 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 2,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $84,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 3.2% and a contractual life of ten years. The warrants expire on May 9, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $6,000 and $0 were recorded to other income (expense), net, respectively, and $30,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

Continued
19

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

8.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

In June 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 4,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $168,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 3.2% and a contractual life of ten years. The warrants expire on June 30, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $12,000 and $0 were recorded to other income (expense), net, respectively, and $60,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In September 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 4,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $168,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 2.0% and a contractual life of ten years. The warrants expire on September 9, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $12,000 and $0 was recorded to other income (expense), net, respectively, and $60,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In November 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 1,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $42,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 2.1% and a contractual life of ten years. The warrants expire on November 30, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 20132 and March 31, 2014 and $2,000 and $1,000 were recorded to other income (expense), net, respectively, and $15,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In December 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 1,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $41,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 1.8% and a contractual life of ten years. The warrants expire on December 19, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $2,000 and $0 were recorded to other income (expense), net, respectively, and $13,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

Continued
20

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

8.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

In January 2012, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 910,445 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $37,328 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 1.8% and a contractual life of ten years. The warrants expire on January 31, 2022. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $1,821 and $2,731 was recorded to other income (expense), net, respectively, and $11,835 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In February 2012, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 738,535 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $31,018 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 1.98% and a contractual life of ten years. The warrants expire on February 27, 2022. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $1,477 and $2,216 was recorded to other income (expense), net, respectively, and $10,339 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

In April 2012, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 2,351,019 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $98,743 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 2.0% and a contractual life of ten years. The warrants expire on April 16, 2022. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2013 and March 31, 2014 and $4,702 and $7,053 was recorded to other income (expense), net, respectively, and $32,914 was recorded for the cumulative period from September 21, 2005 (date of inception) to March 31, 2014.

Continued
21

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

8.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

Convertible preferred stock warrants outstanding as of December 31, 2013 were as follows:

Issuance Date	Series Exercisable for	Expiration Date	Exercise Price	Number of Shares Outstanding Under Warrants	Fair ValueDecember 31, 2013

December 2008	Series A	December 2, 2018	$0.61	196,721	$44,066
April 2009	Series A	April 2, 2019	0.61	245,900	58,278
November 2010	Series A	November 19, 2020	0.61	163,934	46,393
May 2011	Series B	May 6, 2021	0.05	2,000,000	54,000
June 2011	Series B	June 30, 2021	0.05	4,000,000	108,000
September 2011	Series B	September 9, 2021	0.05	4,000,000	108,000
November 2011	Series B	November 30, 2021	0.05	1,000,000	28,000
December 2011	Series B	December 19, 2021	0.05	1,000,000	28,000
January 2012	Series B	January 31, 2022	0.05	910,445	28,224
February 2012	Series B	February 28, 2022	0.05	738,535	22,895
April 2012	Series B	April 16, 2022	0.05	2,351,019	72,882
April 2012	Series A	April 19, 2022	0.61	73,770	24,934
				16,680,324	$623,672

Convertible preferred stock warrants outstanding as of March 31, 2014 were as follows:

Issuance Date	Series Exercisable for	Expiration Date	Exercise Price	Number of Shares Outstanding Under Warrants	Fair Value March 31, 2014

December 2008	Series A	December 2, 2018	$0.61	196,721	$40,918
April 2009	Series A	April 2, 2019	0.61	245,900	54,344
November 2010	Series A	November 19, 2020	0.61	163,934	46,393
May 2011	Series B	May 6, 2021	0.05	2,000,000	54,000
June 2011	Series B	June 30, 2021	0.05	4,000,000	108,000
September 2011	Series B	September 9, 2021	0.05	4,000,000	108,000
November 2011	Series B	November 30, 2021	0.05	1,000,000	27,000
December 2011	Series B	December 19, 2021	0.05	1,000,000	28,000
January 2012	Series B	January 31, 2022	0.05	910,445	25,493
February 2012	Series B	February 28, 2022	0.05	738,535	20,679
April 2012	Series B	April 16, 2022	0.05	2,351,019	65,829
April 2012	Series A	April 19, 2022	0.61	73,770	23,532
				16,680,324	$602,188

Continued
22

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

9.	Stock Option Plan

In February 2006, the Company adopted the 2006 Stock Option Plan (the “Plan”) under which the Board of Directors may issue incentive and nonqualified stock options to employees, directors, and consultants. The Board of Directors has the authority to determine to whom options will be granted, the number of options, the term and the exercise price. If an individual owns stock representing more than 10% of the outstanding shares, the price of each option shall be at least 110% of the fair market value, as determined by the Board of Directors. The exercise price of an incentive stock option and a nonqualified stock option shall not be less than 100% and 85%, respectively, of the fair market value of the common stock on the date of grant. All options granted have a term of ten years other than options granted to individuals holding more than 10% of the outstanding shares which have a term of five years. Options granted generally vest over four years.

Continued
23

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

9.	Stock Option Plan, continued

Activity under the Plan is as follows:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (years)

Shares reserved at plan inception	1,000,000	-	$-
Options granted	(51,500)	51,500	0.001
Balances as of December 31, 2006	948,500	51,500	0.001	9.96
Additional shares reserved	2,000,000	-	-
Options granted	(867,000)	867,000	0.06
Options forfeited	5,000	(5,000)	0.001
Balances as of December 31, 2007	2,086,500	913,500	0.06	9.82
Options granted	(72,500)	72,500	0.06
Balances as of December 31, 2008	2,014,000	986,000	0.06	8.87
Options granted	(1,892,029)	1,892,029	0.06
Options exercised	-	(322,395)	0.06
Options forfeited	377,605	(377,605)	0.06
Balances as of December 31, 2009	499,576	2,178,029	0.06	9.00
Additional shares reserved	461,957	-	-
Options granted	(771,412)	771,412	0.05
Options exercised	-	(173,455)	0.001
Options forfeited	12,500	(12,500)	0.06
Balances as of December 31, 2010	202,621	2,763,486	0.06	8.40
Additional shares reserved	500,000	-	-
Options granted	(345,000)	345,000	0.12
Options exercised	-	(9,000)	0.001
Options forfeited	139,000	(139,000)	0.06
Repurchase of restricted stock options	5,250	-
Balances as of December 31, 2011	501,871	2,960,486	0.07	7.70
Additional shares reserved	80,000,000	-	-
Options granted	(43,694,521)	43,694,521	0.01
Options exercised	-	(1,866,903)	0.07
Balances as of December 31, 2012	36,807,350	44,788,104	0.01	9.74
Options granted	(11,873,890)	11,873,890	0.01
Options cancelled	11,515,876	(11,515,876)	0.01
Balances as of December 31, 2013	36,449,336	45,146,118	0.01	8.80

Balances as of March 31, 2014	36,449,336	45,146,118	$0.01	8.56

Options vested and expected to vest as of March 31, 2014		43,643,618	$0.01	8.55

Options vested as of as of March 31, 2014		20,108,362	$0.02	8.45

Continued
24

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

9.	Stock Option Plan, continued

The options outstanding and exercisable as of March 31, 2014 are as follows:

	Options Outstanding		Options Vested
Exercise Price	Number Outstanding	Weighted-Average Remaining Contractual Life (Years)	Number of Options	Weighted-Average Exercise Price

$0.001	40,000	2.71	40,000	$0.001
0.06	980,250	5.44	947,780	0.06
0.15	514,833	7.69	460,387	0.15
0.01	43,611,035	8.64	18,660,195	0.01
	45,146,118	8.56	20,108,362	$0.02

Stock-Based Compensation Associated with Awards to Employees

During the three months ended March 31, 2013, the Company granted stock options to employees to purchase 11,788,890 shares of common stock with a weighted-average grant date fair value of $0.01 per share. The Company did not grant any stock options to employees during the three months ended March 31, 2014. Stock-based compensation expense recognized during the three months ended March 31, 2013 and 2014 and, cumulatively, for the period from September 21, 2005 (date of inception) to March 31, 2014, includes compensation expense for stock-based awards granted to employees of $26,629, $12,536 and $294,568, respectively. As of March 31, 2014, there were total unrecognized compensation costs of $116,304 related to these stock options. These costs are expected to be recognized over a period of approximately 2.43 years. The total fair value of employee options vested during the three months ended March 31, 2013 and 2014 was $55,954 and $169,507, respectively. The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2013 and March 31, 2014 was $322. The aggregate intrinsic value of options exercised during the three months ended March 31, 2013 and 2014 was $0.

The Company estimated the fair value of stock options using the Black-Scholes option pricing model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service period of the awards. The fair value of employee stock options granted was estimated using the following assumptions:

	For the Three Months Ended March 31, 2013	Cumulative for the Period September 21, 2005 (Date of Inception) to March 31, 2014

Expected term (years)	5.00	5.00 - 6.25
Expected volatility	67%	60% - 79%
Risk-free interest rate	0.80% - 0.88%	0.76% - 4.7%
Dividend yield	0%	0%

Continued
25

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

9.	Stock Option Plan, continued

Expected Term

The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding. The Company derived the expected term based on expected terms for similar entities, referred to as “guideline” companies, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. In evaluating similarity, the Company considered factors such as industry, stage of life cycle and size.

Volatility

Since the Company is a private entity with no historical data regarding the volatility of its common stock, the expected volatility used is based on volatility of similar entities, referred to as “guideline” companies. In evaluating similarity, the Company considered factors such as industry, stage of life cycle and size.

Risk-Free Interest Rate

The risk-free rate is based on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options.

Dividend Yield

The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and, therefore, used an expected dividend yield of zero in the valuation model.

Forfeitures

The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting option forfeitures and record stock-based compensation expense only for those awards that are expected to vest. All stock-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods. If the Company’s actual forfeiture rate is materially different from its estimate, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

Continued
26

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

9.	Stock Option Plan, continued

Stock-Based Compensation for Nonemployees

During the three months ended March 31, 2013, the Company granted options to purchase 85,000 shares of common stock to nonemployees. The Company did not grant any stock options to nonemployees during the three months ended March 31, 2014. Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock options are earned. The Company believes that the fair value of the stock options is more reliably measurable than the fair value of the services received. The stock-based compensation expense will fluctuate as the estimated fair value of the common stock fluctuates. During the three months ended March 31, 2013 and 2014 and, cumulatively, for the period from September 21, 2005 (date of inception) to March 31, 2014, the Company recorded ($10,579), $894 and $10,077, respectively, of stock-based compensation expense related to nonemployees. The fair value of nonemployee stock options granted was estimated using the following assumptions:

	For the Three Months Ended March 31, 2013	Cumulative for the Period September 21, 2005 (Date of Inception) to March 31, 2014

Contractual term (years)	4 - 10	3 - 10
Expected volatility	68%	60% - 79%
Risk-free interest rate	0.72% - 1.78%	0.56% - 4.7%
Dividend yield	0%	0%

10.	Income Taxes

As of March 31, 2014, the Company had net operating loss carry-forwards of approximately $11,180,000 and $11,168,000 available to offset future taxable income, if any, for both federal and California state income tax purposes, respectively. The Company’s federal and state net operating loss carry-forwards begin to expire in 2034 and 2017, respectively, and valuation allowances have been provided, where necessary.

Utilization of the net operating loss carry-forward may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization.

All of the Company’s tax years will remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss or credits.

11.	Related Party Transactions

In June 2006, the Company entered into a Development and Manufacturing Agreement with Stellartech Research Corporation (the “Agreement”). The Agreement was amended on October 4, 2007. Under the Agreement, the Company agreed to purchase 300 units of generators manufactured by Stellartech. In conjunction with the Agreement, Stellartech purchased 300,000 shares of common stock at par value. These shares are subject to a right of repurchase by the Company, which lapse over a four-year period. As of December 31, 2012, none of the shares of common stock were subject to repurchase. Under the Agreement, the Company has paid Stellartech $33,000, $0 and $6,920,619 for goods and services in the three months ended March 31, 2013 and 2014 and, cumulatively, for the period from September 21, 2005 (date of inception) to March 31, 2013, respectively.

Continued
27

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

11.	Related Party Transactions, continued

In April 2012, the Viveve-Parmer Arbitration (a dispute between the Company and its original Chief Executive Officer) was settled and resulted in the award and judgment in favor of Dr. Parmer. In accordance with the Settlement Agreement and General Release, the Company paid Dr. Parmer $1,000,000, less applicable withholdings (payment executed April 20, 2012), issued a subordinated unsecured note of $150,000 payable in three equal installments on March 31, 2013, June 30, 2013 and September 30, 2013, all of which were paid, and issued 754,635 shares of restricted common stock. In addition, if the Company closes an equity financing, the Company shall issue Dr. Parmer a number of shares equal to $150,000 divided by the price per share.

In June 2012, the Company entered into a Supply and Purchase Agreement with Donna Bella International, Limited (“Donna Bella”). Under the agreement, Donna Bella will have exclusivity to purchase the Company’s products in Hong Kong, provided Donna Bella purchases $1,000,000 of the Company’s Series B. In addition, Donna Bella will have exclusivity to purchase the Company’s products in China, provided that (a) Donna Bella purchases $1,000,000 of the Company’s Series B and (b) the Company obtains registration with the State Food and Drug Administration (“SFDA”) for its products with the assistance of Donna Bella. The parties agree to negotiate minimum purchases for the China market upon receipt of SFDA clearance. Donna Bella agrees to designate a subsidiary of Donna Bella in China with legal independent legal standing, to assist the Company in obtaining the registration with SFDA at Donna Bella’s subsidiary’s cost. Such designated subsidiary of Donna Bella shall start the registration process on behalf of the Company immediately after the signing of this agreement, subject to the request of and approval by the Company. In July 2012, Donna Bella purchased $1,000,000 of the Company’s Series B.

On March 14, 2013, the Company entered into a Separation and Release Agreement with a former executive officer (the “Separation Agreement”). In accordance with the terms and conditions of the Separation Agreement, the employee resigned as an officer of the Company and observer to the Company’s Board of Directors. The Company agreed to pay a severance payment equal to an aggregate of $271,346 (the “Severance Payment”) payable as follows: (1) $25,000 for each month for the ten months following April 15, 2013 (the “Separation Date”) and (2) $21,346 for the 11th month following the Separation Date which was paid on May 9, 2014.

In addition to the above, an aggregate of 5,278,330 options of the 11,015,646 options previously granted to the former executive officer vested effective as of the Separation Date. The former executive officer agreed to release and discharge the Company from any and all claims, debts, obligations or liabilities, known and unknown, which relate to employment with the Company or the termination of that employment.

Continued
28

VIVEVE, INC.

(a development stage enterprise)

NOTES TO CONDENSED FINANCIAL STATEMENTS

as of and for the three months ended March 31, 2013 and 2014 and the year ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to March 31, 2014

____________

12.	Subsequent Events

On May 9, 2014 the Company executed an Agreement and Plan of Merger (“Merger Agreement”) with PLC Systems, Inc., a Yukon Territory corporation (“PLC”) whereby PLC will spin-off its existing RenalGuard business into a private entity and the Company will merge into a Merger Sub (a wholly owned subsidiary of PLC). Concurrently, PLC will effect a name change to Viveve Medical, Inc., and expects to raise approximately $6 million in gross proceeds from a private financing involving current stockholders of the Company as well as current stockholders of PLC. The financing will include the conversion of $500,000 of convertible notes, $300,000 of which was raised in connection with the execution of the Merger Agreement. On May 29, 2014, the financing amount was further expanded to include an additional $750,000 in convertible notes. The notes accrue interest at 9% per annum and will convert into a subsequent equity financing, which the Company expects to complete by August 30, 2014.

Completion of the merger is contingent upon the satisfaction of certain conditions included in the Merger Agreement as outlined in the Current Report on Form 8-K filed by PLC on May 14, 2014 with the U.S. Securities and Exchange Commission. These conditions include PLC shareholder approval of the merger, and related transactions, along with completion of the RenalGuard spin-off prior to closing. Final approval of the merger and the concurrent closing of the private financing are expected to occur in late August 2014.

The Company has evaluated all events occurring subsequent to March 31, 2014 through June 9, 2014, the date these accompanying financials were available to be issued and did not identify any additional material recognizable subsequent events.

29

VIVEVE, INC.

(a development stage enterprise)

FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013

and, cumulatively, for the period from September 21, 2005

(Date of Inception) to December 31, 2013

VIVEVE, INC.

(a development stage enterprise)

CONTENTS

Page(s)

Independent Auditors’ Report	F-2 - F-3

Financial Statements:

Balance Sheets	F-4

Statements of Operations	F-5

Statements of Stockholders’ Equity (Deficit)	F-6 - F-7

Statements of Cash Flows	F-8 - F-9

Notes to Financial Statements	F-10 - F-36

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
of Viveve, Inc.

(a development stage enterprise)

We have audited the accompanying financial statements of Viveve, Inc., (a development stage enterprise) (“the Company”), which comprise the balance sheets as of December 31, 2012 and 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viveve, Inc. (a development stage enterprise) as of December 31, 2012 and 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Viveve Inc.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and negative cash flow from operations since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

March 18, 2014

VIVEVE, INC.

(a development stage enterprise)

BALANCE SHEETS

as of December 31, 2012 and 2013

	December 31,	December 31,
	2012	2013
ASSETS
Current assets:
Cash and cash equivalents	$448,754	$430,107
Accounts receivable	849	-
Inventory	360,214	228,163
Prepaids and other current assets	64,522	308,183
Total current assets	874,339	966,453
Property and equipment, net	128,627	127,524
Other assets	57,713	43,783
Total assets	$1,060,679	$1,137,760
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$485,577	$967,315
Accrued liabilities	345,644	516,152
Note payable	1,581,390	1,463,244
Related party convertible bridge notes	1,000,000	4,875,000
Total current liabilities	3,412,611	7,821,711
Accrued liabilities, noncurrent	41,127	-
Preferred stock warrant liabilities	685,213	623,672
Total liabilities	4,138,951	8,445,383
Commitments and contingences (Note 7)
Stockholders’ deficit:
Series A convertible preferred stock: par value $0.001, 24,543,626 shares authorized, 23,863,302 shares issued and outstanding as of December 31, 2012 and 2013 (Liquidation value of $14,556,614)	23,863	23,863

Series B convertible preferred stock: par value $0.001, 227,000,000 shares authorized, 171,199,348 shares issued and outstanding as of December 31, 2012 and 2013 (Liquidation value of $8,559,967)	171,199	171,199

Common stock: par value $0.001, 612,000,000 shares authorized, 6,555,305 shares issued and outstanding as of December 31, 2012 and 2013	6,556	6,556
Additional paid-in capital	22,308,256	22,395,684
Deficit accumulated during the development stage	(25,588,146)	(29,904,925)
Total stockholders’ deficit	(3,078,272)	(7,307,623)
Total liabilities and stockholders’ deficit	$1,060,679	$1,137,760

The accompanying notes are an integral part of these financial statements.

VIVEVE, INC.

(a development stage enterprise)

STATEMENTS OF OPERATIONS

for the years ended December 31, 2012 and 2013 and, cumulatively,

for the period from September 21, 2005 (Date of Inception) to December 31, 2013

			Cumulative
			for the
			period from
			September 21,
			2005
			(Date of
			Inception) to
			December 31,
	2012	2013	2013

Revenue	$249,408	$152,270	$421,678
Cost of revenue	118,272	182,329	321,433
Gross margin	131,136	(30,059)	100,245

Operating expenses:
Research and development	1,396,179	771,695	14,192,193
General and administrative	3,076,875	3,129,234	14,288,499
Total operating expenses	4,473,054	3,900,929	28,480,692
Loss from operations	(4,341,918)	(3,930,988)	(28,380,447)
Interest income	527	8	92,252
Interest expense	(743,359)	(447,340)	(2,208,688)
Other income (expense), net	124,731	61,541	591,958
Net loss	$(4,960,019)	$(4,316,779)	$(29,904,925)

The accompanying notes are an integral part of these financial statements.

VIVEVE, INC.

(a development stage enterprise)

STATEMENTS OF STOCKHOLDERS’EQUITY (DEFICIT)

Cumulative for the period from September 21, 2005 (Date of Inception) to December 31, 2013

____________

								Deficit
								Accumulated	Total
	Convertible Preferred Stock		Convertible Preferred Stock				Additional	During the	Shareholders’
	Series A		Series B		Common Stock		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)
Issuance of restricted common stock at $0.001 per share for cash in February and June 2006	-	$-	-	$-	4,000,000	$4,000	$-	$-	$4,000
Stock-based compensation expense	-	-	-	-	-	-	360	-	360
Comprehensive and net loss	-	-	-	-	-	-	-	(497,345)	(497,345)

Balances at December 31, 2006	-	-	-	-	4,000,000	4,000	360	(497,345)	(492,985)

Issuance of Series A convertible preferred stock at $0.61 per share in August 2007 for cash and conversion of $501,873 of notes payable, net of warrants and issuance costs of $610,609	7,380,119	7,380	-	-	-	-	3,883,884	-	3,891,264
Stock-based compensation expense	-	-	-	-	-	-	2,522	-	2,522
Comprehensive and net loss	-	-	-	-	-	-	-	(884,971)	(884,971)
Balances at December 31, 2007	7,380,119	7,380	-	-	4,000,000	4,000	3,886,766	(1,382,316)	2,515,830
Stock-based compensation expense	-	-	-	-	-	-	10,866	-	10,866
Comprehensive and net loss	-	-	-	-	-	-		(3,145,042)	(3,145,042)
Balances at December 31, 2008	7,380,119	7,380	-	-	4,000,000	4,000	3,897,632	(4,527,358)	(618,346)
Issuance of Series A convertible preferred stock at $0.61 per share, net of warrants and issuance costs of $70,082, in April 2009	2,459,017	2,459	-	-	-	-	1,427,460	-	1,429,919
Issuance of Series A convertible preferred stock at $0.61 per share, net of issuance costs of $15,825, in August 2009	7,377,048	7,377	-	-	-	-	4,476,799	-	4,484,176
Repurchase of common stock	-	-	-	-	(565,833)	(565)	-	-	(565)
Exercise of stock options at $0.06 per share in August 2009	-	-	-	-	322,395	322	19,021	-	19,343
Stock-based compensation expense	-	-	-	-	-	-	20,834	-	20,834
Comprehensive and net loss	-	-	-	-	-	-	-	(5,684,452)	(5,684,452)
Balances at December 31, 2009	17,216,184	17,216	-	-	3,756,562	3,757	9,841,746	(10,211,810)	(349,091)

The accompanying notes are an integral part of these financial statements.

VIVEVE, INC.

(a development stage enterprise)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT), CONTINUED

Cumulative for the period from September 21, 2005 (Date of Inception) to December 31, 2013

								Deficit
								Accumulated	Total
	Convertible Preferred Stock		Convertible Preferred Stock				Additional	During the	Shareholders’
	Series A		Series B		Common Stock		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)
Issuance of Series A convertible preferred stock at $0.61 per share, net of issuance costs of $59,978 in April, May and June 2010	6,647,118	6,647	-	-	-	-	3,988,116	-	3,994,763
Exercise of stock options in March 2011	-	-	-	-	173,455	173	(173)	-	-
Stock-based compensation expense	-	-	-	-	-	-	28,770	-	28,770
Comprehensive and net loss	-	-	-	-	-	-	-	(5,414,535)	(5,414,535)
Balances at December 31, 2010	23,863,302	23,863	-	-	3,930,017	3,930	13,858,459	(15,626,345)	(1,740,093)
Exercise of stock options in March and April 2011	-	-	-	-	9,000	9	-	-	9
Repurchase of restricted stock options in September 2011	-	-	-	-	(5,250)	(5)	(311)	-	(316)
Stock-based compensation expense	-	-	-	-	-	-	31,238	-	31,238
Comprehensive and net loss	-	-	-	-	-	-	-	(5,001,782)	(5,001,782)
Balances at December 31, 2011	23,863,302	23,863	-	-	3,933,767	3,934	13,889,386	(20,628,127)	(6,710,944)
Issuance of Series B convertible preferred stock at $0.05 per share, net of issuance costs of $85,807 in April, June and July 2012	-	-	171,199,348	171,199	-	-	8,302,960	-	8,474,159
Exercise of stock options in April 2012	-	-	-	-	1,866,903	1,867	7,468	-	9,335
Stock-based compensation expense	-	-	-	-	754,635	755	108,442	-	109,197
Comprehensive and net loss	-	-	-	-	-	-	-	(4,960,019)	(4,960,019)
Balances at December 31, 2012	23,863,302	23,863	171,199,348	171,199	6,555,305	6,556	22,308,256	(25,588,146)	(3,078,272)
Stock-based compensation expense	-	-	-	-	-	-	87,428	-	87,428
Comprehensive and net loss	-	-	-	-	-	-	-	(4,316,779)	(4,316,779)
Balances at December 31, 2013	23,863,302	$23,863	171,199,348	$171,199	6,555,305	$6,556	$22,395,684	$(29,904,925)	$(7,307,623)

The accompanying notes are an integral part of these financial statements.

VIVEVE, INC.

(a development stage enterprise)

 STATEMENTS OF CASH FLOWS

for the years ended December 31, 2012 and 2013 and, cumulatively,

for the period from September 21, 2005 (Date of Inception) to December 31, 2013

			Cumulative for the
			period from
			September 21, 2005
			(Date of
			Inception) to
	2012	2013	December 31, 2013

Cash flows from operating activities:
Net loss	$(4,960,019)	$(4,316,779)	$(29,904,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	57,173	66,120	239,475
Stock-based compensation expense	109,197	87,428	291,215
Revaluation of warrant liability	(156,163)	(61,541)	(622,824)
Noncash interest expense	545,165	305,917	1,228,529
Loss on disposal of property and equipment	31,433	-	31,433
Changes in assets and liabilities:
Accounts receivable	(849)	849	-
Inventory	(242,861)	71,247	(288,967)
Prepaid and other current assets	123,605	(243,661)	(308,183)
Other noncurrent assets	(48,300)	13,930	(43,783)
Accounts payable	(13,175)	481,738	967,315
Accrued liabilities	(888,960)	(159,868)	337,095
Net cash used in operating activities	(5,443,754)	(3,754,620)	(28,073,620)

Cash flows from investing activities:
Proceeds from sale of property and equipment	50	-	50
Purchase of property and equipment	(23,331)	(4,213)	(337,678)
Net cash used in investing activities	(23,281)	(4,213)	(337,628)

Cash flows from financing activities:
Net proceeds from issuance of common stock	-	-	4,000
Proceeds from exercise of stock options	9,335	-	28,687
Repurchase of common stock	-	-	(565)
Repurchase of restricted stock options	-	-	(316)
Proceeds from issuance of convertible preferred A stock and warrants, net of issuance costs	-	-	13,726,160
Proceeds from notes payable	2,135,159	-	6,107,159
Proceeds from issuance of convertible preferred B stock and warrants, net of issuance costs	3,764,191	-	3,764,191
Proceeds from related party convertible bridge notes and warrants	2,000,000	3,875,000	9,375,400
Repayments of notes payable	(2,165,475)	(134,814)	(4,163,361)
Net cash provided by financing activities	5,743,210	3,740,186	28,841,355
Net increase (decrease) in cash and cash equivalents	276,175	(18,647)	430,107

Cash and cash equivalents
Beginning of period	172,579	448,754	-
End of period	$448,754	$430,107	$430,107

The accompanying notes are an integral part of these financial statements.

VIVEVE, INC.

(a development stage enterprise)

STATEMENTS OF CASH FLOWS, CONTINUED

for the years ended December 31, 2012 and 2013 and, cumulatively,

for the period from September 21, 2005 (Date of Inception) to December 31, 2013

	2012	2013	Cumulative for the period from September 21, 2005 (Date of Inception) to December 31, 2013

Supplemental disclosure
Cash paid for interest	$198,194	$141,423	$783,482
Cash paid for income taxes	$800	$800	$6,400

Supplemental schedule of noncash investing and financing activities:
Issuance of warrants in connection with bridge loans	$-	$-	$20,069
Conversion of bridge loans and interest into Series A convertible preferred stock	$-	$-	$501,873
Cancellation of warrants in connection with bridge loans	$-	$-	$15,091
Issuance of warrants in connection with notes payable	$-	$-	$100,584
Issuance of warrants in connection with Series A convertible preferred stock financing	$-	$-	$70,082
Conversion of bridge loans and interest into Series B convertible preferred stock	$4,709,968	$-	$4,709,968
Issuance of warrants in connection with related party convertible bridge notes	$167,090	$-	$670,090
Tranfer of equipment between inventory and property and equipment	$-	$60,804	$60,804

The accompanying notes are an integral part of these financial statements.

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

1.	Formation and Business of the Company

Viveve, Inc. (the “Company”) was incorporated in the state of Delaware on September 21, 2005 for the purpose of the design, development, manufacture and marketing of medical devices for the non-invasive treatment of vaginal laxity.

The Company is considered to be in the development stage and, since inception, has devoted substantially all of its time and effort to developing products, raising capital and recruiting personnel. The Company has not generated substantial revenues to date from its planned principal operations. As such, it is subject to risks common to companies in the development stage including but not limited to, development of new products, markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital to fund its product plans. The Company may require additional resources to complete the commercialization of its proposed products. Therefore, the Company may need to raise additional capital in the future to fund its operations. The Company may at that time be unable to raise such funds when needed or on acceptable terms. If the Company fails to raise additional funds as needed it may have to delay or terminate its product development.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring losses and negative cash flows from operations since inception. The Company has not generated significant revenues and has funded its operating losses through the sale of preferred stock and the issuance of debt. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in the industry. These risks include, but are not limited to, the uncertainty of availability of additional financing and the uncertainty of achieving future profitability. Management of the Company intends to raise additional funds through the issuance of equity securities. There can be no assurance that such financing will be available or on terms which are favorable to the Company. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less, at the time of purchase, to be cash equivalents. The Company’s cash and cash equivalents are deposited in demand and money market accounts at one financial institution. Deposits in this institution may, from time to time, exceed the federally insured amounts.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

2.	Summary of Significant Accounting Policies, continued

Concentration of Credit Risk and Other Risks and Uncertainties

To achieve profitable operations, the Company must successfully develop, manufacture, and market its products. There can be no assurance that any such products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed. These factors could have a material adverse effect upon the Company’s financial results, financial position, and future cash flows.

The Company’s future products may require approval from the U.S. Food and Drug Administration or other international regulatory agencies prior to commencing commercial sales. There can be no assurance that the Company’s future products will receive any of these required approvals. If the Company was denied such approvals or such approvals were delayed, it would have a material adverse impact on the Company’s financial results, financial position and future cash flows.

The Company is subject to risks common to companies in the medical device industry including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, uncertainty of market acceptance of products, product liability, and the need to obtain additional financing. The Company’s ultimate success is dependent upon its ability to raise additional capital and to successfully develop and market its products.

During the years ended December 31, 2012 and 2013, three customers accounted for 100% of the Company’s revenue.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a standard cost basis which approximates actual cost on a first-in, first-out method. Lower of cost or market is evaluated by considering obsolescence, excessive levels of inventory, deterioration and other factors. Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess, obsolescence or impaired inventory. Excess and obsolete inventory is charged to cost of revenue and a new, lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

As part of the Company’s normal business, the Company generally utilizes various finished goods inventory as sales demos to facilitate the sale of its products to prospective customers. The Company is amortizing these demos over an estimated useful life of five years. The amortization of the demos is charged to general and administrative expense and the demos are included in the medical equipment line of the property and equipment balance on the balance sheet as of December 31, 2013.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, prepaid and other current assets, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the notes payable approximates fair value.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

2.	Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight line method over their estimated useful lives of three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or the life of the lease. Upon sale or retirement of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. When such an event occurs, management determines whether there has been an impairment by comparing the anticipated undiscounted future net cash flows to the related asset’s carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset. The Company has not identified any such impairment losses to date.

Preferred Stock Warrants

Freestanding warrants and other similar instruments related to shares that are redeemable are classified as liabilities at fair value on the balance sheets. The warrants are subject to re-measurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net on the statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the preferred stock warrants.

Income Taxes

The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more-likely-than-not that the benefit will not be realized for the deferred tax assets.

In September of 2013, the U.S. Department of the Treasury issued final regulations on the deduction and capitalization of expenditures related to tangible property for income tax purposes. These regulations apply to the Company’s fiscal year beginning on January 1, 2014. The Company is currently assessing the financial statement impact of these regulations, but does not expect that the new regulations will have a material impact on the effective rate.

Revenue

The Company recognizes revenue from the sale of its product, the Viveve System ®, which has received the European CE (Conformité Européenne) approval. Revenue is recognized upon delivery, provided that persuasive evidence of an arrangement exists, the price is fixed or determinable and collection of the resulting receivable is reasonably assured.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

2.	Summary of Significant Accounting Policies, continued

Revenue, continued

The Company does not provide its customers with a contractual right of return.

Shipping and Handling Costs

The Company includes amounts billed for shipping and handling in revenues and shipping and handling costs in cost of revenue.

Product Warranty

The Company’s products are generally subject to a one year warranty, which provides for the repair, rework or replacement of products (at its option) that fail to perform within stated specification. The Company has assessed the historical claims and assumes that there is no outstanding products to be replaced that are subject to claims as of December 31, 2013. The Company will continue to assess if there should be a warranty accrual going forward.

Advertising Costs

Advertising costs are charged to general and administrative expenses as incurred. Advertising costs for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013 were $264,834, $7,812, and $918,013, respectively.

Research and Development

Research and development costs are charged to operations as incurred. Research and development costs include, but are not limited to, payroll and personnel expenses, prototype materials, laboratory supplies, consulting costs, and allocated overhead, including rent, equipment depreciation, and utilities.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements which requires the recognition of compensation expense, using a fair-value based method for costs related to all employee share-based payments, including stock options. The Company estimates the fair value of share-based payment awards on the date of grant using an option-pricing model. All option grants have been expensed on a straight-line basis over their vesting period. Equity instruments issued to nonemployees are recorded at their fair value on the measurement date and are subject to periodic adjustment as the underlying equity instruments vest.

Comprehensive Loss

Comprehensive loss is the changes in equity of an enterprise, except those resulting from stockholder transactions. Accordingly, comprehensive loss may include certain changes in equity that are excluded from net loss. For the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31 2013, the Company’s comprehensive loss is the same as its net loss. There were no components of comprehensive loss for any of the periods presented.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

3.	Fair Value Measurements

The Company recognizes and discloses the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

Level 1

Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date. Therefore, determining fair value for Level 1 investments generally does not require significant judgment, and the estimation is not difficult.

Level 2

Pricing is provided by third party sources of market information obtained through investment advisors. The Company does not adjust for or apply any additional assumptions or estimates to the pricing information received from its advisors.

Level 3

Inputs used to measure fair value are unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions. The determination of fair value for Level 3 instruments involves the most management judgment and subjectivity.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and considers factors specific to the asset or liability.

The Company’s Level 1 financial asset is a money market fund with a fair value that is based on quoted market prices. The money market fund is included in cash and cash equivalents on the Company’s balance sheets. The Company’s Level 3 liability consists of convertible preferred stock warrant liabilities. The valuation of the warrant liabilities is discussed in Note 9. The following tables set forth the Company’s financial instruments that were measured at fair value on a recurring basis at December 31, 2012 and 2013 by level within the fair value hierarchy:

	Assets and Liabilities at Fair Value as of December 31, 2012
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	Level 1	Level 2	Level 3	Total
Assets
Money market fund	$503	$-	$-	$503
Total assets	$503	$-	$-	$503
Liabilities
Preferred stock warrant liabilities	$-	$-	$685,213	$685,213
Total liabilities	$-	$-	$685,213	$685,213

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

3.	Fair Value Measurements, continued

	Assets and Liabilities at Fair Value as of December 31, 2013
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs
	Level 1	Level 2	Level 3	Total
Assets
Money market fund	$324	$-	$-	$324
Total assets	$324	$-	$-	$324
Liabilities
Preferred stock warrant liabilities	$-	$-	$623,672	$623,672
Total liabilities	$-	$-	$623,672	$623,672

The change in the fair value of the preferred stock warrant liabilities is summarized below:

Fair value as of December 31, 2011	$646,844
Fair value of warrants issued	194,532
Change in fair value recorded in other income (expense), net	(156,163)
Fair value as of December 31, 2012	685,213
Fair value of warrants issued	-
Change in fair value recorded in other income (expense), net	(61,541)
Fair value as of December 31, 2013	$623,672

All assets and liabilities have been valued using a market approach, except for Level 3. The following table describes the valuation techniques used to calculate fair value for Level 3 liabilities. For Level 3 liabilities, the Company determines the fair value measurement valuation policies and procedures. Annually, the Board of Directors assess and approve the fair value measurement policies and procedures. At least annually, the Company determines if the current valuation techniques used in the fair value measurements are still appropriate and evaluates and adjusts the unobservable inputs used in the fair value measurements based on current market conditions and third-party information.

	Fair Value as of			Range
	December 31, 2012	Valuation Techniques	Unobservable Input	(Weighted-Average)

Preferred stock warrant liabilities	$685,213	Black-Scholes	Preferred series
warrant liabilities		option pricing model	prices	$0.04-$0.44 ($0.06)

			Volatility	74.2%-91.6% (83%)

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

3.	Fair Value Measurements, continued

	Fair Value as of			Range
	December 31, 2013	Valuation Techniques	Unobservable Input	(Weighted-Average)

Preferred stock warrant liabilities	$623,672	Black-Scholes	Preferred series
warrant liabilities		option pricing model	prices	$0.04-$0.44 ($0.06)

			Volatility	70.6%-84.2% (76%)

There were no changes in the valuation technique and related inputs from prior periods.

4.	Balance Sheet Components

Property and Equipment, Net

	2012	2013

Medical equipment	$215,639	$276,443
Computer equipment	30,871	32,143
Furniture and fixtures	13,293	13,293
	259,803	321,879
Less: Accumulated depreciation and amortization	(131,176)	(194,355)
Net property and equipment	$128,627	$127,524

Depreciation and amortization expense for the years ended December 31, 2012 and 2013 and for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013 was $57,173, $66,120 and $239,475, respectively.

Accrued Liabilities

	2012	2013

Accrued settlement related costs	$263,560	$-
Accrued interest	8,987	312,075
Accrued severence pay	-	58,846
Accrued vacation	54,153	81,499
Accrued loan restructuring fees	-	27,288
Deferred rent	18,034	15,284
Other accruals	910	21,160
Total accrued liabilities	$345,644	$516,152

5.	Note Payable

In December 2008, the Company entered into a loan and security agreement with a financial institution for $1,500,000. In connection with the agreement, the Company issued a warrant to the lender to purchase a total of 196,721 shares of the Company’s Series A convertible preferred stock at $0.61 per share (Note 9). The borrowings were repayable over 27 months at a rate of 8.5% per annum. An additional $75,000 was due as final payment at the end of the loan term. All borrowings under the agreement were collateralized by substantially all of the Company’s assets, excluding intellectual property.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

5.	Note Payable, continued

The agreement contained a material adverse change clause, as defined in the agreement, which would result in an event of default if the bank deems a material adverse change to have occurred to the Company’s business. The Company was also required to comply with certain affirmative and negative covenants, including obtaining additional equity financing of at least $6,000,000 on or before March 31, 2009. The Company did not meet this covenant and subsequently obtained a forbearance agreement from the bank extending the equity financing requirement to July 31, 2009. In November 2010, the Company paid off the outstanding principal amount, interest accrued and final payment and paid a prepayment penalty.

In November 2010, the Company entered into a loan and security agreement with a financial institution for $2,000,000. The borrowings were repayable over 36 months at a rate of 9.5% per annum. An additional $80,000 was due as final payment at the end of the loan term. In connection with the agreement, the Company issued a warrant to the lender to purchase a total of 163,934 shares of the Company’s Series A convertible preferred stock at $0.61 per share (Note 9). All borrowings under the agreement are collateralized by substantially all of the Company’s assets, excluding intellectual property. The Company used a portion of the proceeds received to repay, in full, amounts outstanding under the December 2008 loan agreement. As of December 31, 2012 and 2013, the note payable had an outstanding balance of $0.

In April 2012, the Company entered into a loan and security agreement for up to $2,135,159 in term loans. The full amount was drawn down in April 2012. In connection with the agreement, the Company issued a warrant to the lender to purchase a total of 73,770 shares of the Company’s Series A convertible preferred stock at $0.61 per share (Note 9). The borrowings were repayable in interest only payments until May 1, 2012 and then 30 equal installments of principal and interest at a rate of 9.5% per annum. An additional 4% of the principal or approximately $85,000 will be due as final payment at the end of the loan term. The Company recorded $41,127, $35,345 and $76,472 as additional interest expense during the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013, respectively, related to the $85,000 payment. The Company will continue to accrue the balance of the $85,000 cash payment over the remaining term of the loan using the effective interest rate method. As of December 31, 2012, $41,172 was recorded as accrued liabilities, noncurrent on the balance sheet relating to this payment. As of December 31, 2013, $76,472 was recorded as accrued liabilities on the balance sheet relating to this payment. The Company used the proceeds from these term loans to pay off an existing loan with the financial institution. All borrowings under the agreement are collateralized by substantially all of the Company’s assets, including intellectual property. As of December 31, 2012 and 2013, the note payable had an outstanding balance of $1,606,612 and $1,471,798, respectively.

In February 2013, the Company and lender amended the loan and security agreement to defer up to 3 months of principal payments contingent upon the receipt of bridge loan proceeds in increments of $500,000, up to $1,500,000 on or before April 30, 2013, beginning March 1, 2013. This amendment also includes a $15,000 restructuring fee that will be due upon loan maturity currently scheduled for October 1, 2014.

In May 2013, the Company and lender amended the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more, on or before June 30, 2013. The principal payments was to be deferred and payable on August 1, 2013. This amendment also included a $10,000 restructuring fee that would be due upon loan maturity currently scheduled for October 1, 2014.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

5.	Note Payable, continued

In July 2013, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more, on or before August 28, 2013, and an additional month deferral provided a 2013 equity event was completed resulting in net cash proceeds of not less than $10 million from the sale of the Company’s equity securities consummated by September 27, 2013. Principal payments would be deferred and payable on October 1, 2013, provided both of these conditions were met. This amendment also included an additional restructuring fee of $10,000 that would be due upon loan maturity currently scheduled for October 1, 2014.

In September 2013, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more on or before August 28, 2013 and another $500,000 or more on or before October 28, 2013. Principal payments would be deferred until December 1, 2013. This amendment also includes an additional $10,000 in restructuring fees that would be due upon maturity currently scheduled for October 1, 2014.

In November 2013, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more on or before December 27, 2013 and upon the consummation of a 2014 equity event requiring the receipt of not less than $7 million in net cash proceeds by no later than January 24, 2014. Principal payments would be deferred until February 1, 2014. This amendment also includes an additional $10,000 in restructuring fees or $55,000 in total as of December 31, 2013 that will be due upon loan maturity currently scheduled for October 1, 2014. The Company recorded $27,288 as additional interest expense during the year ended December 31, 2013 related to the $55,000 restructuring payment. The Company will continue to accrue the balance of the $55,000 cash restructuring payment over the remaining term of the loan using the effective interest rate method. As of December 31, 2013, $27,288 was recorded as accrued liabilities on the balance sheets relating to this payment.

The Agreement contains a material adverse change clause, as defined in the agreement, which would result in an event of default if the bank deems a material adverse change to have occurred to the Company’s business. The continuing liquidity issues the Company faces could be construed by note holder as a material adverse change which could trigger an acceleration of all of the outstanding debt. As such, the Company has classified all of its outstanding debt balance as a current liability as of December 31, 2013.

As of December 31, 2013, future minimum payments under the note payable are as follows:

Year ending December 31, 2014	$1,597,196

Less: Amount representing interest	(125,398)
Present value of obligations	1,471,798
Less: Unamortized debt discount	(8,554)
1,463,244
Less: Notes payable, current portion	1,463,244
Notes payable, noncurrent portion	$-

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

6.	Related Party Convertible Bridge Notes

In May 2011 (“May 2011 note”), the Company issued a convertible promissory note in the amount of $1,000,000. The note bears an interest rate of 8% per annum. The May 2011 note was amended in June 2011 and September 2011 to issue another $1,000,000 on each amendment date, for an aggregate of $3,000,000. In conjunction with the notes, the Company issued a warrant to the investor to purchase Series B convertible preferred stock with a warrant coverage amount equal to 10% and 20% of the principal amount of the notes for the initial and subsequent closings, respectively. In April 2012, the principal and accrued interest of $3,188,494 on these notes were converted to 63,769,863 shares of Series B convertible preferred stock at a conversion price of $0.05 per share.

In November 2011 (“November 2011 note”), the Company issued a convertible promissory note for $250,000 in two closings during November 2011 and December 2011 for an aggregate of $500,000. The note bears an interest rate of 8%. In conjunction with the notes, the Company issued a warrant to investors to purchase Series B convertible preferred stock with a warrant coverage amount equal to 20% of the principal amount of the notes for each of the closings, respectively.

In January 2012 and March 2012, the Company amended the November 2011 notes to provide the sale and issuance of up to $500,000 of convertible promissory notes and warrants under the same terms as the original agreement. In three separate closings during January 2012, February 2012 and April 2012, convertible promissory notes totaling $1,000,000 were issued. In conjunction with the notes, the Company issued a warrant to investors to purchase Series B convertible preferred stock with a warrant coverage amount equal to 20% of the principal amount of the notes for each of the closings, respectively. The aggregate principal amount of the November 2011 notes including the January and March amendments was $1,500,000, prior to the conversion. In April, 2012, the principal and accrued interest of $1,521,474 on these notes were converted to 30,429,485 shares of Series B convertible preferred stock at a conversion price of $0.05 per share.

In April 2012, June 2012 and July 2012, the Company issued an aggregate of 171,199,348 shares of Series B convertible preferred stock at a purchase price of $0.05 per share, which included 94,199,348 shares being issued upon the conversion of principal and accrued interest of $4,709,968 on the May 2011 notes and November 2011 notes.

In November 2012, the Company issued $1,000,000 in convertible promissory notes to related parties. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after May 15, 2013 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000. As of December 31, 2012 and 2013, the outstanding principal balance was $1,000,000. Because the holders have the ability to demand repayment after May 15, 2013, the Company has classified all of the outstanding debt balance and related accrued interest of $8,987 and $88,986 as a current liability as of December 31, 2012 and 2013, respectively.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

6.	Related Party Convertible Bridge Notes, continued

On February 13, 2013, the Company entered into a note purchase agreement (“2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $1,500,000 in the aggregate, of which $1,000,000 was issued. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the second quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after August 13, 2013 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes and the November 2012 notes. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 80% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of August 13, 2013. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 80% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. In April 2013, the Company completed another closing of the 2013 Note Purchase Agreement for $500,000. On June 3, 2013, the Company entered into an amendment to the 2013 Note Purchase Agreement to increase the total amount of the convertible promissory notes up to $2,000,000 in the aggregate if issued before June 30, 2013. In June 2013, the Company completed another closing of the 2013 Note Purchase Agreement for $500,000. On August 7, 2013, the Company entered into an amendment to the 2013 Note Purchase Agreement to increase the total amount of the convertible promissory notes up to $2,500,000 in the aggregate if issued before August 28, 2013. In August 2013, the Company completed another closing of the 2013 Note Purchase Agreement for $500,000. As of December 31, 2013, the outstanding principal balance was $2,500,000. Because the holders have the ability to demand repayment after August 13, 2013, the Company has classified all of the outstanding debt balance and related accrued interest of $130,466 as a current liability as of December 31, 2013.

On September 27, 2013, the Company entered into a note purchase agreement (“September 2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $500,000 in the aggregate. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the third quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 notes and the 2013 Note Purchase Agreement. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of March 31, 2014. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 70% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. As of December 31, 2013, the outstanding principal balance was $500,000. Because the holders have the ability to demand repayment after March 31, 2014, the Company has classified all of the outstanding debt balance and related accrued interest of $10,411 as a current liability as of December 31, 2013.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

6.	Related Party Convertible Bridge Notes, continued

On November 12, 2013, the Company entered into a note purchase agreement (“November 2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $500,000 in the aggregate. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the forth quarter of 2013. The notes accrue interest at 8% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 notes and the 2013 Note Purchase Agreement. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of March 31, 2014. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 70% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. As of December 31, 2013, the outstanding principal balance was $500,000. Because the holders have the ability to demand repayment after March 31, 2014, the Company has classified all of the outstanding debt balance and related accrued interest of $5,370 as a current liability as of December 31, 2013.

On December 27, 2013, the Company entered into a note purchase agreement (“December 2013 Note Purchase Agreement”) with related parties to which it was authorized to issue and sell convertible promissory notes up to $375,000 in the aggregate. These notes were intended as bridge financing to a planned alternative public offering (“APO”) in the first quarter of 2014. The notes accrue interest at 9% per annum and mature at the earlier of the date upon which the majority note holders demand repayment after March 31, 2014 or the date of the closing of a qualified financing in which the Company issues common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of these notes, the November 2012 notes and the 2013 Note Purchase Agreement. The notes convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing. If the Company does not execute a qualified financing, the holders may elect conversion of the notes prior to the maturity date of March 31, 2014. Under the elective conversion, the notes convert into the number of the next equity financing shares or shares of Series B convertible preferred stock that are equal to the principal and the unpaid accrued interest divided by the conversion price. The conversion price is defined as 70% of the price paid by the investors in the next equity financing series or $0.05, if the notes are converted into the Series B convertible preferred stock. As of December 31, 2013, the outstanding principal balance was $375,000. Because the holders have the ability to demand repayment after March 31, 2014, the Company has classified all of the outstanding debt balance and related accrued interest of $370 as a current liability as of December 31, 2013.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

6.	Related Party Convertible Bridge Notes, continued

Pursuant to the Company’s amendment to the note purchase agreement dated November 20, 2012, effective February 13, 2013, the above notes payable would be redeemable upon a change of control of the Company at an amount equal to 300% of the outstanding principal amount and accrued and unpaid interest on the notes as of the time of a change of control. A change of control will occur in the event the Company enters into a transaction where the holders of the voting securities no longer own a majority of the total outstanding voting securities once the transaction is completed or a disposition of substantially all assets occurs. The sale of stock for capital raising purposes or an alternative public offering involving a reverse merger into a public shell company for capital raising purposes is excluded from the Company’s definition of a change of control. The Company has determined that the value of this provision is not material and as such has not recorded a liability on the Company’s financial statements as of December 31, 2012 and 2013.

7.	Commitments and Contingencies

Operating Lease

In January 2012, the Company relocated and entered into a lease agreement for a new facility. The new lease commenced in March 2012 and will terminate in February 2015. Rent expense for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013 was $166,398, $173,896, and $744,602, respectively.

At December 31, 2013, future minimum payments under the lease are as follows:

Year Ending December 31,
2014	$184,002
2015	30,952
$214,954

7.	Commitments and Contingencies, continued

Indemnification Agreements

The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with performance of services within the scope of the agreement, breach of the agreement by the Company, or noncompliance of regulations or laws by the Company, in all cases provided the indemnified party has not breached the agreement and/or the loss is not attributable to the indemnified party’s negligence or willful malfeasance. The term of these indemnification agreements is generally perpetual any time after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these arrangements is not determinable. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

8.	Common Stock

In April 2012, the Company amended and restated its Certificate of Incorporation to increase the number of authorized common stock to 612,000,000 shares. The common stockholders, voting as a separate class, are entitled to elect one member of the Company’s Board of Directors. The preferred stockholders also have rights to elect two members of the Board of Directors. Pursuant to these rights, both classes of stock will vote together as one class to elect all remaining directors. The holders of common stock are also entitled to receive dividends whenever funds are legally available, as, when, and if declared by the Board of Directors. As of December 31, 2013, no dividends have been declared to date. Additionally, shares of common stock were issued under restricted stock purchase agreements. These shares are subject to a right of repurchase by the Company, which typically lapses over a four year period. In June 2009, the Company repurchased 565,833 shares of common stock. As of December 31, 2012 and 2013, the Company had 194,441 and 666 shares of common stock, respectively, subject to repurchase.

As of December 31, 2013, the Company had reserved common stock for future issuance as follows:

Conversion of Series A convertible preferred stock	291,132,255
Conversion of Series B convertible preferred stock	171,199,348
Exercise of options under stock plan	45,146,118
Issuance of options under stock plan	36,449,336
Exercise and conversion of convertible preferred stock warrants	24,299,963
568,227,020

9.	Convertible Preferred Stock

In April 2012, the Company amended and restated its Certificate of Incorporation to decrease the number of authorized Series A convertible preferred stock (“Series A”) to 24,543,626 and create a new series of preferred stock, to be designated Series B convertible preferred stock (“Series B”), consisting of 227,000,000 authorized shares.

The holders of preferred stock have various rights and preferences as follows:

Dividends

The preferred stockholders are entitled to receive, when and as declared by the Board of Directors, out of funds legally available, cash dividends in the amount of $0.0488 and $0.004, respectively, per share, per year for each share of Series A and Series B outstanding in preference and priority to any declaration or payment of any distribution on common stock in such calendar year. These dividends are noncumulative. No distributions shall be made to common stock unless all declared dividends on preferred stock have been paid or set aside for payment. No dividends have been declared to date.

Liquidation

Upon liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A and Series B are entitled to receive an amount per share equal to the original issuance price for the preferred stock (as adjusted for any stock dividends, stock splits or recapitalization and similar events), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If upon the liquidation event, there are insufficient funds to permit the payment to stockholders of the full preferential amounts, then the entire assets and funds of the Company will be distributed ratably among the holders of preferred stock.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

9.	Convertible Preferred Stock, continued

Conversion

At the option of the holder thereof, each share of preferred stock shall be convertible, at the option of the holder at any time after the date of issuance into fully paid and non-assessable shares of common stock as determined by dividing the applicable original issue price for such series by the conversion price for such series. The conversion price is $0.05 for Series A and Series B.

Each share of preferred stock shall automatically be converted into shares of common stock at their respective conversion price immediately upon the earlier of (A) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to a registration statement under the Securities Act of 1933 covering the offering and sale of the Company’s common stock provided the aggregate gross proceeds to the Company and/or selling stockholders are not less than $30,000,000 prior to underwriters’ commissions and expenses, or (B) upon receipt of a written request for conversion from the holders of a majority of the voting power of the outstanding shares of preferred stock.

Voting

Each holder of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares of preferred stock could be converted as of the record date. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. The holders of preferred stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors. The holders of common stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors. Any additional members of the Board of Directors shall be elected by the holders of common stock and preferred stock, voting together as a single class.

Warrants for Convertible Preferred Stock

In connection with the issuance of Series A in August 2007, the investors acquired the rights to purchase additional shares of Series A at $0.61 per share. Such rights lapsed upon the achievement of certain milestones which occurred in April 2009. The Company calculated the fair value of these rights to be $357,829 using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 46%, risk free interest rate of 3.9% and a contractual life of 1.4 years. This amount was revalued as of December 31, 2007 and 2008 and $23,143 and $266,293 was recorded to other income (expense), net, respectively. The warrant was revalued upon the achievement of the milestones and $68,393 was recorded to other income (expense), net, during the year ended December 31, 2009.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

9.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

In connection with the loan and security agreement entered into in December 2008, the Company issued a warrant to purchase a total of 196,721 shares of Series A at an exercise price of $0.61 per share. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrant on the date of issuance to be $53,863 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 79%, risk free interest rate of 2.7% and a contractual life of ten years. The warrant expires on December 2, 2018. The fair value of the warrant was recorded as a debt issuance cost in other assets and was amortized to interest expense over the draw down term of the loan. The entire amount of the warrant was amortized to interest expense in the year ended December 31, 2008. The fair value of the warrant was re-measured as of December 31, 2012 and 2013 and ($4,131) and $6,885 were recorded to other income (expense), net, respectively, and $9,797 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In connection with the Series A offering in 2009, the Company issued warrants to purchase 245,900 shares of Series A for $0.61 per share in April 2009. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the fair value of the warrants on the date of issuance to be $70,082 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 79%, risk free interest rate of 2.8% and a contractual life of ten years. The warrants expire on April 2, 2019. The fair value of the warrants was recorded as an equity issuance cost. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and ($5,900) and $8,607 were recorded to other income (expense), net, respectively, and $11,804 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In connection with the loan and security agreement entered into in November 2010, the Company issued a warrant to purchase a total of 163,934 shares of Series A at an exercise price of $0.61 per share. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrant on the date of issuance to be $46,721 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 79%, risk free interest rate of 2.9% and a contractual life of ten years. The warrant expires on November 19, 2020. The fair value of the warrant was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrant was re-measured as of December 31, 2012 and 2013 and ($6,485) and $2,131 were recorded to other income (expense), net, respectively, and $328 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In connection with the loan and security agreement entered into in April 2012, the Company issued a warrant to purchase a total of 73,770 shares of Series A at an exercise price of $0.61 per share. The warrant has a contractual life of ten years and is exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrant on the date of issuance to be $27,443 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 92%, risk free interest rate of 1.98% and a contractual life of ten years. The warrant expires on April 19, 2022. The fair value of the warrant was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrant was re-measured as of December 31, 2012 and 2013 and $591 and $1,918 was recorded to other income (expense), net, respectively, and $2,509 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

9.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

In May 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 2,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $84,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 3.2% and a contractual life of ten years. The warrants expire on May 9, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $23,000 and $6,000 were recorded to other income (expense), net, respectively, and $30,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In June 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 4,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $168,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 3.2% and a contractual life of ten years. The warrants expire on June 30, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $46,000 and $12,000 were recorded to other income (expense), net, respectively, and $60,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In September 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 4,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $168,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 2.0% and a contractual life of ten years. The warrants expire on September 9, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $46,000 and $12,000 was recorded to other income (expense), net, respectively, and $60,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

9.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

In November 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 1,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $42,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 2.1% and a contractual life of ten years. The warrants expire on November 30, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $11,000 and $2,000 were recorded to other income (expense), net, respectively, and $14,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In December 2011, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 1,000,000 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $41,000 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 1.8% and a contractual life of ten years. The warrants expire on December 19, 2021. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $11,000 and $2,000 were recorded to other income (expense), net, respectively, and $13,000 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In January 2012, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 910,445 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $37,328 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 1.8% and a contractual life of ten years. The warrants expire on January 1, 2022. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $7,283 and $1,821 was recorded to other income (expense), net, respectively, and $9,104 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

9.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

In February 2012, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 738,535 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $31,018 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 1.98% and a contractual life of ten years. The warrants expire on February 27, 2022. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $6,646 and $1,477 was recorded to other income (expense), net, respectively, and $8,123 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

In April 2012, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 2,351,019 shares of Series B at an exercise price of $0.05 per share. The warrants have a contractual life of ten years and are exercisable immediately in whole or in part, on or before ten years from the issuance date. The Company determined the value of the warrants on the date of issuance to be $98,743 using the Black-Scholes option pricing model. Assumptions used were dividend yield of 0%, volatility of 84%, risk free interest rate of 2.0% and a contractual life of ten years. The warrants expire on April 16, 2022. The fair value of the warrants was recorded as a debt discount and will be amortized to interest expense over the life of the loan. The fair value of the warrants was re-measured as of December 31, 2012 and 2013 and $21,159 and $4,702 was recorded to other income (expense), net, respectively, and $25,861 was recorded for the cumulative period from September 21, 2005 (date of inception) to December 31, 2013.

Convertible preferred stock warrants outstanding as of December 31, 2012 were as follows:

	Series			Number of	Fair Value as of
	Exercisable	Expiration	Exercise	Warrants	December 31,
Issuance Date	for	Date	Price	Outstanding	2012

December 2008	Series A	December 2, 2018	$0.61	196,721	$50,951
April 2009	Series A	April 2, 2019	0.61	245,900	66,885
November 2010	Series A	November 19, 2020	0.61	163,934	48,524
May 2011	Series B	May 6, 2021	0.05	2,000,000	60,000
June 2011	Series B	June 30, 2021	0.05	4,000,000	120,000
September 2011	Series B	September 9, 2021	0.05	4,000,000	120,000
November 2011	Series B	November 30, 2021	0.05	1,000,000	30,000
December 2011	Series B	December 19, 2021	0.05	1,000,000	30,000
January 2012	Series B	January 31, 2022	0.05	910,445	30,045
February 2012	Series B	February 28, 2022	0.05	738,535	24,372
April 2012	Series B	April 16, 2022	0.05	2,351,019	77,584
April 2012	Series A	April 19, 2022	0.61	73,770	26,852
				16,680,324	$685,213

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

9.	Convertible Preferred Stock, continued

Warrants for Convertible Preferred Stock, continued

Convertible preferred stock warrants outstanding as of December 31, 2013 were as follows:

	Series			Number of	Fair Value as of
	Exercisable	Expiration	Exercise	Warrants	December 31,
Issuance Date	for	Date	Price	Outstanding	2013

December 2008	Series A	December 2, 2018	$0.61	196,721	$44,066
April 2009	Series A	April 2, 2019	0.61	245,900	58,278
November 2010	Series A	November 19, 2020	0.61	163,934	46,393
May 2011	Series B	May 6, 2021	0.05	2,000,000	54,000
June 2011	Series B	June 30, 2021	0.05	4,000,000	108,000
September 2011	Series B	September 9, 2021	0.05	4,000,000	108,000
November 2011	Series B	November 30, 2021	0.05	1,000,000	28,000
December 2011	Series B	December 19, 2021	0.05	1,000,000	28,000
January 2012	Series B	January 31, 2022	0.05	910,445	28,224
February 2012	Series B	February 28, 2022	0.05	738,535	22,895
April 2012	Series B	April 16, 2022	0.05	2,351,019	72,882
April 2012	Series A	April 19, 2022	0.61	73,770	24,934
				16,680,324	$623,672

10.	Stock Option Plan

In February 2006, the Company adopted the 2006 Stock Option Plan (the “Plan”) under which the Board of Directors may issue incentive and nonqualified stock options to employees, directors, and consultants. The Board of Directors has the authority to determine to whom options will be granted, the number of options, the term and the exercise price. If an individual owns stock representing more than 10% of the outstanding shares, the price of each option shall be at least 110% of the fair market value, as determined by the Board of Directors. The exercise price of an incentive stock option and a nonqualified stock option shall not be less than 100% and 85%, respectively, of the fair market value of the common stock on the date of grant. All options granted have a term of ten years, other than options granted to individuals holding more than 10% of the total outstanding shares which have a term of five years. Options granted generally vest over four years.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

10.	Stock Option Plan, continued

Activity under the Plan is as follows:

		Outstanding Options
				Weighted-
	Shares		Weighted-	Average
	Available	Number	Average	Remaining
	for	of	Exercise	Contractual
	Grant	Shares	Price	Term (years)

Shares reserved at plan inception	1,000,000	-	$-
Options granted	(51,500)	51,500	0.001
Balances as of December 31, 2006	948,500	51,500	0.001	9.96
Additional shares reserved	2,000,000	-	-
Options granted	(867,000)	867,000	0.06
Options forfeited	5,000	(5,000)	0.001
Balances as of December 31, 2007	2,086,500	913,500	0.06	9.82
Options granted	(72,500)	72,500	0.06
Balances as of December 31, 2008	2,014,000	986,000	0.06	8.87
Options granted	(1,892,029)	1,892,029	0.06
Options exercised	-	(322,395)	0.06
Options forfeited	377,605	(377,605)	0.06
Balances as of December 31, 2009	499,576	2,178,029	0.06	9.00
Additional shares reserved	461,957	-	-
Options granted	(771,412)	771,412	0.05
Options exercised	-	(173,455)	0.001
Options forfeited	12,500	(12,500)	0.06
Balances as of December 31, 2010	202,621	2,763,486	0.06	8.40
Additional shares reserved	500,000	-	-
Options granted	(345,000)	345,000	0.12
Options exercised	-	(9,000)	0.001
Options forfeited	139,000	(139,000)	0.06
Repurchase of restricted stock options	5,250	-
Balances as of December 31, 2011	501,871	2,960,486	0.07	7.70
Additional shares reserved	80,000,000	-	-
Options granted	(43,694,521)	43,694,521	0.01
Options exercised	-	(1,866,903)	0.07
Balances as of December 31, 2012	36,807,350	44,788,104	0.01	9.74
Options granted	(11,873,890)	11,873,890	0.01
Options cancelled	11,515,876	(11,515,876)	0.01
Balances as of December 31, 2013	36,449,336	45,146,118	$0.01	8.80

Options vested and expected to vest as of December 31, 2013		43,338,910	$0.01	8.80
Options vested as of December 31, 2013		15,025,985	$0.02	8.60

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

10.	Stock Option Plan, continued

The options outstanding and exercisable as of December 31, 2013 are as follows:

	Options Outstanding		Options Vested
		Weighted-
		Average		Weighted-
		Remaining		Average
Exercise	Number	Contractual	Number	Exercise
Price	Outstanding	Life (Years)	of Options	Price

$0.001	40,000	2.95	40,000	$0.001
0.06	980,250	5.68	921,104	0.06
0.15	514,833	7.94	447,055	0.15
0.01	43,611,035	8.89	13,617,826	0.01
	45,146,118	8.80	15,025,985	$0.02

Stock-Based Compensation Associated with Awards to Employees

During the years ended December 31, 2012 and 2013, the Company granted stock options to employees to purchase 38,996,262 and 11,788,890 shares of common stock with a weighted-average grant date fair value of $0.03262 and $0.00559 per share, respectively. Stock-based compensation expense recognized during the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013, includes compensation expense for stock-based awards granted to employees of $102,511, $94,021 and $282,032 respectively. As of December 31, 2013, there was total unrecognized compensation costs of $129,937 related to these stock options. These costs are expected to be recognized over a period of approximately 1.74 years. The total fair value of employee options vested during the years ended December 31, 2012 and 2013 was $54,199 and $139,914, respectively. The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2012 and 2013 was $2,322 and $322, respectively. The aggregate intrinsic value of options exercised during the years ended December 31, 2012 and 2013 was $0.

The Company estimated the fair value of stock options using the Black-Scholes option pricing model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service period of the awards. The fair value of employee stock options granted was estimated using the following assumptions:

			Cumulative for the Period
			September 21, 2005
			(Date of Inception) to
	2012	2013	December 31, 2013

Expected term	5.00 years	5.00 years	5.00 years - 6.25 years
Expected volatility	68%	67%	60% - 79%
Risk-free interest rate	0.76% - 0.84%	0.84%	0.76% - 4.7%
Dividend yield	0%	0%	0%

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

10.	Stock Option Plan, continued

Expected Term

The expected term of stock options represents the weighted-average period the stock options are expected to remain outstanding. The Company derived the expected term based on expected terms for similar entities, referred to as “guideline” companies, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. In evaluating similarity, the Company considered factors such as industry, stage of life cycle and size.

Volatility

Since the Company is a private entity with no historical data regarding the volatility of its common stock, the expected volatility used is based on volatility of similar entities, referred to as “guideline” companies. In evaluating similarity, the Company considered factors such as industry, stage of life cycle and size.

Risk-Free Interest Rate

The risk-free rate is based on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options.

Dividend Yield

The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future and, therefore, used an expected dividend yield of zero in the valuation model.

Forfeitures

The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting option forfeitures and record stock-based compensation expense only for those awards that are expected to vest. All stock-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods. If the Company’s actual forfeiture rate is materially different from its estimate, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

10.	Stock Option Plan, continued

Stock-Based Compensation for Nonemployees

During the years ended December 31, 2012 and 2013, the Company granted options to purchase 4,698,259 and 85,000 shares of common stock to nonemployees, respectively. Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock options are earned. The Company believes that the fair value of the stock options is more reliably measurable than the fair value of the services received. The stock-based compensation expense will fluctuate as the estimated fair value of the common stock fluctuates. During the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013, the Company recorded $6,686, ($6,593) and $9,183, respectively, of stock-based compensation expense related to nonemployees. The fair value of nonemployee stock options granted was estimated using the following assumptions:

			Cumulative for the Period
			September 21, 2005
			(Date of Inception) to
	2012	2013	December 31, 2013

Contractual term (in years)	4 - 10	3 - 10	3 - 10
Expected volatility	68%	67%	60% - 79%
Risk-free interest rate	0.72% - 1.78%	0.78% - 3.04%	0.56% - 4.7%
Dividend yield	0%	0%	0%

11.	Income Taxes

The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets are as follows:

	2012	2013

Net operating loss carryforwards	$3,951,000	$4,203,000
Research and development credits	162,000	162,000
Start-up expenses capitalized	5,726,000	7,156,000
Accruals and reserves	150,000	99,000
Property and equipment	(22,000)	(11,000)
	9,967,000	11,609,000
Less: Valuation allowance	(9,967,000)	(11,609,000)
	$-	$-

Based on a number of factors, including the lack of history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided. The valuation allowance increased by $1,789,000 and $1,642,000 during the years ended December 31, 2012 and 2013, respectively.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

11.	Income Taxes, continued

As of December 31, 2013, the Company had net operating loss carryforwards of approximately $10,554,000 and $10,543,000 available to offset future taxable income, if any, for both federal and California state income tax purposes, respectively. The Company’s federal and state net operating loss carryforwards begin to expire in 2027 and 2017, respectively, and valuation allowances have been provided, where necessary.

As of December 31, 2013, the Company also had federal and state research and development credit carryforwards of approximately $142,000 and $136,000, respectively, available to reduce future taxable income. The federal credit carryforward begins to expire in 2027, the California credit will carryforward indefinitely and valuation allowances have been provided, where necessary.

Utilization of the net operating loss carryforward may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization.

No liability related to uncertain tax positions is recorded on the financial statements. As of December 31, 2013, the Company had an unrecognized tax benefit of $70,000. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary.

All of the Company’s tax years will remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss or credits.

12.	Related Party Transactions

From March 2006 through March 2008, the Company leased office space from the Company’s then Chief Executive Officer. Rent payments made to the Chief Executive Officer for the year ended December 31, 2008 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2008 were $12,000 and $72,391, respectively. There were no rental payments made to the Chief Executive Officer after March 2008.

In June 2006, the Company entered into a Development and Manufacturing Agreement with Stellartech Research Corporation (the “Agreement”). The Agreement was amended on October 4, 2007. Under the Agreement, Viveve agreed to purchase 300 units of generators manufactured by Stellartech. In conjunction with the Agreement, Stellartech purchased 300,000 shares of common stock at par value. These shares were subject to a right of repurchase by the Company, which lapsed over a four-year period. As of December 31, 2012, none of the shares of common stock were subject to repurchase. Under the Agreement, the Company has paid Stellartech $325,936, $33,000 and $6,920,619 for goods and services in the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (date of inception) to December 31, 2013, respectively.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

12.	Related Party Transactions, continued

In April 2012, the Viveve-Parmer Arbitration (a dispute between the Company and its original Chief Executive Officer) was settled and resulted in the award and judgment in favor of Dr. Parmer. In accordance with the Settlement Agreement and General Release, the Company paid Dr. Parmer $1,000,000, less applicable withholdings (payment executed April 20, 2012), issued a subordinated unsecured note of $150,000 payable in three equal installments on March 31, 2013, June 30, 2013 and September 30, 2013, all of which were paid, and issued 754,635 shares of restricted common stock. In addition, if the Company closes an equity financing, the Company shall issue Dr. Parmer a number of shares equal to $150,000 divided by the price per share.

In June 2012, the Company entered into a Supply and Purchase Agreement with Donna Bella International, Limited (“Donna Bella”). Under the agreement, Donna Bella will have exclusivity to purchase the Company’s products in Hong Kong, provided Donna Bella purchases $1,000,000 of the Company’s Series B. In addition, Donna Bella will have exclusivity to purchase the Company’s products in China, provided that (a) Donna Bella purchases $1,000,000 of the Company’s Series B and (b) the Company obtains registration with the State Food and Drug Administration (“SFDA”) for its products with the assistance of Donna Bella. The parties agree to negotiate minimum purchases for the China market upon receipt of SFDA clearance. Donna Bella agrees to designate a subsidiary of Donna Bella in China with legal independent legal standing, to assist the Company in obtaining the registration with SFDA at Donna Bella’s subsidiary’s cost. Such designated subsidiary of Donna Bella shall start the registration process on behalf of the Company immediately after the signing of this agreement, subject to the request of and approval by the Company. In July 2012, Donna Bella purchased $1,000,000 of the Company’s Series B.

On March 14, 2013, the Company entered into a Separation and Release Agreement with a former executive officer (the “Separation Agreement”). In accordance with the terms and conditions of the Separation Agreement, the employee resigned as an officer of the Company and observer to the Company’s Board of Directors. The Company agreed to pay a severance payment equal to an aggregate of $271,346 (the “Severance Payment”) payable as follows: (1) $25,000 for each month for the ten months following April 15, 2013 (the “Separation Date”) and (2) $21,346 for the 11th month following the Separation Date. In the event that the employee engages in any activities that compete with the Company anytime during the eleven months following the Separation Date, the Company’s obligation to pay any further amounts in connection with the Severance Payment shall cease.

In addition to the above, an aggregate of 5,278,330 options of the 11,015,646 options previously granted to the former executive officer vested effective as of the Separation Date. The former executive officer agreed to release and discharge the Company from any and all claims, debts, obligations or liabilities, known and unknown, which relate to employment with the Company or the termination of that employment.

13.	Subsequent Events

On January 31, 2014, the Company and lender agreed to further amend the loan and security agreement to defer an additional 2 months of principal payments contingent upon the receipt of bridge loan proceeds of $500,000 or more on or before February 25, 2014 and consummation of an equity event by April 25, 2014. On February 25, 2014, a further extension to defer principal payments through March 31, 2014 was verbally agreed upon.

Continued

VIVEVE, INC.

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

as of and for the years ended December 31, 2012 and 2013 and, cumulatively, for the period from September 21, 2005 (Date of Inception) to December 31, 2013

13.	Subsequent Events, continued

On March 5, 2014, the Company entered into a note purchase agreement in which it was authorized to issue and sell convertible promissory notes up to $500,000 in the aggregate of which $100,000 was issued on March 5, 2014. The notes accrue interest at 9% per annum and will convert into a subsequent equity financing, which the Company expects to complete by June 30, 2014.

The Company has evaluated all events occurring subsequent to December 31, 2013 through March 18, 2014, the date these accompanying financials were available to be issued and did not identify any additional material recognizable subsequent events.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

Viveve, Inc.,

PLC Systems, Inc.

and

 PLC Systems Acquisition Corporation

May 9, 2014

 i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF Parent AND MERGER SUB		23
4.1	Organization and Qualification	23
4.2	Authority Relative to this Agreement; Non-Contravention	24
4.3	No Conflicts	24
4.4	Capitalization	24
4.5	Government Approvals	25
4.6	Exchange Act Reports; Financial Statements	25
4.7	Litigation	26
4.8	Subsidiaries; Merger Sub	26
4.9	No Brokers or Finders	26
4.10	Tax Matters	26
4.11	Affiliate Transactions	27
4.12	Compliance with Laws; Permits	28
4.13	Validity of the Parent Capital Stock.	28
4.14	Books and Records	28
4.15	Real Property	28
4.16	Insurance	29
4.17	Environmental Matters	29
4.18	Employee Matters	29
4.19	Intellectual Property	31
4.20	No Undisclosed Liabilities	32
4.21	Material Changes	32
4.22	RenalGuard Spinoff.	33
4.23	Investment Company	33
4.24	Foreign Corrupt Practices	33
4.25	No Integrated Offering	33
4.26	Application of Takeover Provisions.	34
4.27	Information	34
4.28	No Other Information	34
4.29	Access to Information; Disclaimer	34
ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER		34
5.1	Conduct of Business by Parent and Merger Sub	34
5.2	Conduct of Business by the Company	35
ARTICLE VI ADDITIONAL COVENANTS AND AGREEMENTS		36
6.1	Reasonable Best Efforts; Governmental Filings	36
6.2	Expenses	36
6.3	Due Diligence; Access to Information; Confidentiality	36
6.4	Press Releases	37
6.5	Survival of Representations and Warranties.	37
6.6	Securities Reports	37
6.7	Company Interim Financial Statements.	37

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6.8	No Solicitation by Parent	38
6.9	No Solicitation by the Company	39
6.10	Failure to Fulfill Conditions	40
6.11	Company Stock Option Plan	40
6.12	Proxy Statement	41
6.13	Company Stockholder Approval.	42
6.14	Post-Closing Covenants of Parent	42
6.15	DTC Eligible	43
6.16	Obligations of Merger Sub and the Surviving Corporation	44
ARTICLE VII CONDITIONS		44
7.1	Conditions to Obligations of Each Party	44
7.2	Additional Conditions to Obligations of Parent and Merger Sub	44
7.3	Additional Conditions to Obligations of the Company	45
7.4	Frustration of Closing Conditions	46
ARTICLE VIII TERMINATION		47
8.1	Termination	47
8.2	Termination Fees.	48
8.3	Expenses following Termination	49
8.4	Failure to Pay	49
ARTICLE IX GENERAL PROVISIONS		49
9.1	Notices	49
9.2	Interpretation	50
9.3	Severability	50
9.4	Amendment	50
9.5	Waiver	50
9.6	Miscellaneous	50
9.7	Counterparts; Facsimile Signatures	51
9.8	Third Party Beneficiaries	51
9.9	Governing Law	51
9.10	Enforcement; Jurisdiction; Service of Process	51
9.11	Waiver of Jury Trial	52
9.12	Disclosure in Schedules	52

EXHIBIT A FORM OF CERTIFICATE OF MERGER
EXHIBIT B POST-MERGER PARENT CAPITAL STRUCTURE

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of May 9, 2014, by and among Viveve, Inc., a Delaware corporation (the “Company”), PLC Systems, Inc., a Yukon Territory corporation (“Parent”); and PLC Systems Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H

WHEREAS, the Boards of Directors (as hereinafter defined) of the Company and Merger Sub have determined that it is in the best interests of such corporations and their respective stockholders, and the Board of Directors of Parent has determined that it is in the best interests of Parent, to consummate the merger of Merger Sub with and into the Company with the Company as the surviving corporation (the “Merger”);

WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and the Board of Directors of the Company has resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement and the transactions contemplated hereby to its stockholders (the “Recommendation”);

WHEREAS, pursuant to the Merger, among other things, the outstanding shares of capital stock of the Company shall be converted into Merger Consideration (as hereinafter defined) upon the Effective Time (as hereinafter defined);

WHEREAS, immediately prior to the Closing, Parent will effect the RenalGuard Spinoff (as hereinafter defined);

WHEREAS, immediately following the Closing (as hereinafter defined), Parent (as it will exist as of the Closing) will sell up to approximately $6,000,000 of the Parent Common Stock (as hereinafter defined) in a private placement offering (the “Private Placement”) to accredited investors pursuant to the terms of that certain securities purchase agreement, dated as of the date hereof, entered into between Parent and the other parties thereto (the “Private Placement Agreement”) for the purpose of financing the ongoing business and operations of the Surviving Company (as hereinafter defined) following the Merger; and

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree to be legally bound as follows:

Article I
DEFINITIONS

As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

1.1     Certain Definitions.

“Affiliate” has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

“Alternative Proposal” has the meaning set forth in Section 6.8(f)(i).

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“Board of Directors” means the board of directors of the entity specified.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by Law or executive order to be closed.

“Certificate of Merger” means the certificate of merger to be filed in the State of Delaware in substantially the form attached hereto as Exhibit A.

“Closing” has the meaning set forth in Section 2.2(c).

“Closing Date” has the meaning set forth in Section 2.2(c).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Capital Stock” means the Company Common Stock, the Company Series A Preferred Stock and the Company Series B Preferred Stock, representing all authorized capital stock of the Company prior to the Merger.

“Company Common Stock” means the common stock, par value $0.001, of the Company.

“Company Convertible Note Exchange Agreement” means the Convertible Note Exchange Agreement, dated the date hereof, between the Company and GBS Venture Partners Limited.

“Company Convertible Note Termination Agreements” means, collectively, the Convertible Note Termination Agreements, dated the date hereof, between the Company and each of the holders of outstanding convertible promissory notes of the Company.

“Company Disclosure Schedule” means the disclosure schedules delivered by the Company to Parent and Merger Sub prior to and in connection with the execution of this Agreement.

“Company Employee” has the meaning set forth in Section 3.18(a).

“Company Employee Plans” has the meaning set forth in Section 3.18(a).

“Company Financial Statements” has the meaning set forth in Section 3.10.

“Company Interim Financial Statements” has the meaning set forth in Section 6.7.

“Company IP” has the meaning set forth in Section 3.19(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is a licensor or licensee.

“Company Latest Balance Sheet” has the meaning set forth in Section 3.12.

“Company Options” means the stock options issued pursuant to the Company Stock Option Plan that are outstanding immediately prior to the Effective Time, which stock options are disclosed in Company Disclosure Schedule 3.4(a) hereto and have not prior to the Effective Date been exercised, cancelled or terminated nor expired.

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“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Returns” has the meaning set forth in Section 3.8(a).

“Company Series A Preferred Stock” means the Series A preferred stock, par value $0.001, of the Company.

“Company Series B Preferred Stock” means the Series B preferred stock, par value $0.001, of the Company.

“Company Stock Option Plan” means the Company’s Amended and Restated 2006 Incentive Award Plan.

“Company Warrant Termination Agreements” means, collectively, the Warrant Termination Agreements, dated the date hereof, between the Company and each of the holders of outstanding warrants to acquire Company Capital Stock.

“Compensatory Plan” means (i) any employment, consulting, noncompetition, nondisclosure, nonsolicitation, severance, termination, pension, retirement, supplemental retirement, excess benefit, profit sharing, bonus, incentive, deferred compensation, retention, change in control and similar plan, program, arrangement, agreement, policy or commitment, (ii) any compensatory equity interest, stock option, restricted stock, deferred stock, performance stock, stock appreciation, stock unit or other equity or equity-based plan, program, arrangement, agreement, policy or commitment, (iii) any savings, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flex spending, adoption/dependent/employee assistance, tuition, vacation, paid-time-off, other welfare fringe benefit and other employee compensation plan, program, arrangement, agreement, policy or commitment, including any “employee benefit plan” as defined in Section 3(3) of ERISA and any trust, escrow, funding, insurance or other agreement related to any of the foregoing, in any case, to, under or with respect to which, Parent and/or Merger Sub has any actual or contingent obligation or liability.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Dissenting Shares” has the meaning set forth in Section 2.6.

“DTC” has the meaning set forth in Section 6.15.

“Effective Date” has the meaning set forth in Section 2.2(c).

“Effective Time” has the meaning set forth in Section 2.2(c).

“End Date” means October 31, 2014.

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“Environmental Law or Laws” shall mean any and all laws, statutes, regulations, ordinances or rules of the United States, any state of the United States, any foreign country and any political subdivision thereof pertaining to the protection of the environment currently in effect and applicable to a specified Person and its Subsidiaries, including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Atomic Energy Act, the National Environmental Policy Act, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, and any state or local Laws implementing or analogous to the foregoing federal Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity which is (or at any relevant time was), with Parent and/or Merger Sub, a member of a “controlled group of corporations,” under “common control” with, or a member of an “affiliated service group,” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Evaluation Material” has the meaning set forth in Section 6.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Ratio” means 0.0080497.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Hazardous Substance” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction worldwide, whether registered or unregistered, including such rights in and to: (a) patents (including all reissues, divisions, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights; (b) copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights; (c) trademarks, service marks, trade names, business names, logos, trade dress, certification marks and other indicia of commercial source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing; (d) trade secrets and business, technical and know-how information, databases, data collections and other confidential and proprietary information and all rights therein; (e) software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation; and (f) Internet domain name registrations.

4

“Investigated Party” has the meaning set forth in Section 6.3(a).

“Investigating Party” has the meaning set forth in Section 6.3(a).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers or directors of such Person had Knowledge of such fact or other matter.

“Laws” has the meaning set forth in Section 3.14(a).

“Lease” shall mean all leases, subleases and other agreements under which an entity or any of its Subsidiaries leases, uses or occupies, or has the right to use or occupy, any real property.

“Leased Real Estate” shall mean all real property that an entity or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Lease.

“Legal Proceeding” has the meaning set forth in Section 3.6.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Loss” means any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever).

“Material Adverse Effect” with respect to an entity, means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise), or assets of such entity and its Subsidiaries, taken as a whole, or (ii) the ability of such entity to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, or financial or securities markets; (b) the announcement of the transactions contemplated by this Agreement; (c) any outbreak or escalation of war or any act of terrorism; (d) general conditions in the industry in which such entity and its Subsidiaries operate; (e) changes after the date of this Agreement in GAAP or regulatory accounting requirements, (f) changes after the date of this Agreement in Laws of general applicability to companies in the industry in which such entity and its Subsidiaries operate; (g) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of such entity’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder; or (h) actions or omissions taken with the prior written consent of the other party hereto or expressly required by this Agreement; provided further, however, that any event, change and effect referred to in clauses (a), (c), (d), (e) or (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on such entity and its Subsidiaries, taken as a whole, compared to other participants in the industries in which such entity and its Subsidiaries conduct their businesses.

5

“Merger” has the meaning ascribed thereto in the Recitals of this Agreement.

“Merger Consideration” means the shares of Parent Common Stock issuable in connection with and by virtue of the Merger to the holders of Company Capital Stock, based on the Exchange Ratio.

“Merger Sub Common Stock” means the shares of Merger Sub common stock, par value $0.001.

“Merger Sub Organization Documents” has the meaning set forth in Section 4.1.

“Original Date” has the meaning set forth in Section 6.12(c).

“Other Filings” has the meaning set forth in Section 6.12(a).

“Parent Capital Stock” means the Parent Common Stock and the Parent Preferred Stock, representing all authorized capital stock of Parent prior to the Merger.

“Parent Common Stock” means the common shares, without par or nominal value, of Parent.

“Parent Debenture – Common Stock Conversion Agreement” means that certain Conversion Agreement, dated on or about the date hereof, by and among Parent and Alpha Capital Anstalt, Brio Capital Master Fund Ltd., and Denville & Dover Fund LLC.

“Parent Disclosure Schedule” means the disclosure schedules delivered by Parent and Merger Sub in connection with the execution of this Agreement.

“Parent Employee” has the meaning set forth in Section 4.18(a).

“Parent Employee Plans” has the meaning set forth in Section 4.18(a).

“Parent Financial Statements” has the meaning set forth in Section 4.6(b).

“Parent Insiders” has the meaning set forth in Section 4.11.

“Parent IP” has the meaning set forth in Section 4.19(b).

“Parent IP Agreements” means all licenses, sublicenses, consent to use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to Intellectual Property and to which Parent is a party or under which Parent is a licensor or licensee.

“Parent Latest Balance Sheet” has the meaning set forth in Section 4.20.

“Parent Organization Documents” has the meaning set forth in Section 4.1.

“Parent-Owned IP” means all Intellectual Property owned or purported to be owned by Parent.

“Parent Preferred Stock” means the preferred shares, issuable in series, without par or nominal value, of Parent.

6

“Parent Professional Fees” means the aggregate amount of up to $500,000, which shall only include actual and documented fees, costs and expenses of Parent’s and RenalGuard Purchaser’s attorneys, accountants and other service providers incurred by Parent and RenalGuard Purchaser on or prior to the Closing Date in connection with the preparation and negotiation of the Transaction Documents, the filings with the SEC related hereto and thereto and the closing of the transactions contemplated hereby or thereby (including, without limitation, the Private Placement), provided that all such fees, costs and expenses are itemized on a schedule delivered by Parent to the Company in accordance with Section 6.2 below.

“Parent Returns” has the meaning set forth in Section 4.10(a).

“Parent SEC Filings” has the meaning set forth in Section 4.6(a).

“Parent Shareholder” means a holder of Parent Capital Stock.

“Parent Shareholder Meeting” has the meaning set forth in Section 6.12(b).

“Parent Specific Liabilities” means any liability or obligation of Parent with respect to or relating to the indemnification by Parent of its directors or officers in their capacities as such, Parent Capital Stock or other securities of Parent, any filings of Parent with the SEC, any public disclosures of Parent, Parent’s status as a registered issuer under the Exchange Act and any Contract to which Parent is a party with respect to any of the foregoing, including with its stock transfer agent, audit engagement and directors and officers liability insurance provider to the extent each such Contract is referenced in Parent Disclosure Schedule 1.1.

“Parent Stock Option Plans” means Parent’s 2005 Stock Incentive Plan and the 2013 Stock Option and Incentive Plan.

“Parent Voting Matters” has the meaning set forth in Section 6.12(b).

“Parent Warrant-Equity Exchange Agreement” means the Warrant Exchange Agreement, dated on or about the date hereof, by and among Parent and certain warrant holders of Parent.

“Permits” has the meaning set forth in Section 3.14(b).

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation.

7

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Authority or other entity.

“PLC Name” means collectively (i) the name “PLC,” “PLC Systems,” “RenalGuard” or any variation, derivation, abbreviation or portion thereof, in each case alone or in combination with any other words, names, logos, symbols or devices, (ii) trademarks or tradenames associated with “PLC,” “PLC Systems,” “RenalGuard” or any variation, derivation, abbreviation or portion thereof, and (iii) usernames or other similar account names and the associated social media accounts, in each case that are registered, operated or controlled by or on behalf of Parent and in existence as of the date hereof.

“Post-Conversion Parent Common Stock” means the Parent Common Stock into which Company Options shall be exercisable immediately after the Effective Time pursuant to the terms of the Company Stock Option Plan.

“Private Placement” has the meaning set forth in the Recitals of this Agreement.

“Private Placement Agreement” has the meaning set forth in Recitals of this Agreement.

“Proxy Statement” has the meaning set forth in Section 6.12(a).

“Recommendation” has the meaning ascribed thereto in the Recitals of this Agreement.

“Recommendation Withdrawal” has the meaning set forth in Section 6.8(c).

“RenalGuard Business” means any and all tangible and intangible assets and operations of Parent and its Subsidiaries, including (without limitation) the assets and operations relating to Parent’s RenalGuard product.

“RenalGuard Purchaser” means, collectively, GCP IV LLC or an Affiliate thereof.

“RenalGuard Spinoff” means the direct or indirect sale by Parent through the sale of all of the issued and outstanding capital stock of a Subsidiary of Parent which shall hold all of the assets and liabilities (other than Parent Specific Liabilities) of the RenalGuard Business to the RenalGuard Purchaser in exchange for the cancellation by the RenalGuard Purchaser of Parent’s currently outstanding $4,744,355 of senior secured convertible debt and the cancellation of any outstanding debt financings permitted by the proviso in Section 5.1 hereof. The “RenalGuard Spinoff” shall include an internal reorganization of the RenalGuard Business, including its transfer to a single Subsidiary of Parent.

“RenalGuard Spinoff Transaction Documents” means, collectively, all Contracts evidencing and effecting the RenalGuard Spinoff.

“Representatives” has the meaning set forth in Section 6.3(a).

“Requisite Company Stockholder Vote” has the meaning set forth in Section 3.2.

“Requisite Parent Shareholder Vote” has the meaning set forth in Section 4.2.

“Schedule” means either the Company Disclosure Schedule or the Parent Disclosure Schedule.

“SEC” means the United States Securities and Exchange Commission.

8

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Solvent” with respect to any Person means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person exceeds, as of such date, the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured; and (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following such date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

“Stockholder Questionnaire” has the meaning set forth in Section 7.2(f).

“Subject Transactions” means the Merger, the RenalGuard Spinoff, the Private Placement, the other transactions contemplated by the Transaction Documents, and the transactions contemplated by the Parent Debenture-Common Stock Conversion Agreement , the Parent Warrant-Equity Exchange Agreement, the Company Warrant Termination Agreements, the Company Convertible Note Termination Agreements and the Company Convertible Note Exchange Agreement.

“Subsidiary” with respect to any Person, means (i) each corporation in which such Person owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and (ii) any other Person in which such Person owns at least a majority voting interest, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

“Superior Proposal” has the meaning set forth in Section 6.8(f)(ii).

“Surviving Company” has the meaning set forth in Section 2.1.

“Tax” or “Taxes” (and, with correlative meaning, “Taxable” and “Taxing”) means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“Termination Fee” shall mean an amount in cash equal to $150,000.

“Transaction Documents” means this Agreement, the Private Placement Agreement, the Contracts effecting the RenalGuard Spinoff (when entered into) and all Contracts, certificates and instruments relating to the foregoing to be executed by any of the parties in connection or pursuant to the foregoing.

“YBCA” means the Yukon Business Corporations Act, as amended.

9

Article II
MERGER

2.1     The Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, at the Effective Time, (a) Merger Sub will merge with and into the Company, and (b) the Company will remain the surviving corporation in the Merger as a wholly-owned subsidiary of Parent. The term “Surviving Company” as used herein shall mean the Company, as a wholly-owned subsidiary of Parent after giving effect to the Merger. The Merger will be effected pursuant to the Certificate of Merger in accordance with the provisions of, and with the effect provided in, Section 251 of the DGCL.

2.2     Effects of Merger.

(a)     From and after the Effective Time and until further amended in accordance with law, (i) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Company and (ii) the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company.

(b)     Parent, the Company and Merger Sub, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either the Company or Merger Sub, the officers of the Surviving Company are fully authorized in the name of Parent, the Company and Merger Sub or otherwise to take, and shall take, all such lawful and necessary action.

(c)     Subject to the provisions of Article VII and Article VIII hereof, the closing of the transactions contemplated hereby (the “Closing”) shall take place by electronic communication at such time and place as the Company and Parent mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article VII (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions), but in no event later than ten (10) Business Days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed upon by the parties hereto (the “Closing Date”). On the Closing Date or as soon thereafter as practicable to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall be effective when the filing of the Certificate of Merger is accepted by the Delaware Secretary of State (the “Effective Time”). As used herein, the term “Effective Date” shall mean the date on which the Effective Time occurs.

2.3     Effect on Company Capital Stock and Merger Sub Capital Stock.

(a)     To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

(i)     Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to this Section and Dissenting Shares) shall automatically be converted into and exchangeable for that number of fully paid and nonassessable shares of Parent Common Stock equal to the number of shares of Company Capital Stock multiplied by the Exchange Ratio, such that the post-Merger capital structure of Parent shall be as set forth in Exhibit B hereto (for the avoidance of doubt, each share of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock shall be converted and exchanged under this Section 2.3(a)(i) in accordance with the terms of the Company’s certificate of incorporation);

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(ii)     All shares of Company Capital Stock held immediately prior to the Effective Time by the Company as treasury stock or otherwise, if any, will be cancelled and extinguished and no payment will be made with respect to those shares; and

(iii)     Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company, which shall represent all of the issued and outstanding shares of common stock of the Surviving Company immediately following the Effective Time.

(b)     No fraction of a share of Parent Common Stock will be issued pursuant to Section , but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent one full share of Parent Common Stock (i.e., rounded up to the nearest whole share).

2.4     Rights of Holders of Certificates Evidencing Company Capital Stock. On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Time represented shares of Company Capital Stock (except Dissenting Shares) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Parent Common Stock into which such shares of Company Capital Stock shall have been converted pursuant to Section . The record holder of each such outstanding certificate representing shares of Company Capital Stock, shall, after the Effective Time, be entitled to vote the shares of Parent Common Stock into which such shares of Company Capital Stock shall have been converted on any matters on which the registered holders of Parent Common Stock, as of any date subsequent to the Effective Time, shall be entitled to vote. In any matters relating to such certificates of Company Capital Stock, Parent may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of Company Capital Stock at the Effective Time.

2.5     Procedure for Exchange of Company Capital Stock.

(a)     After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Company Capital Stock (except Dissenting Shares), upon surrender of such certificates to the corporate secretary of Parent and execution of a customary letter of transmittal prepared by Parent, shall be entitled to receive certificates representing the number of shares of Parent Common Stock into which shares of Company Capital Stock theretofore represented by the certificates so surrendered are exchangeable as provided in Section hereof. Parent shall not be obligated to deliver any such shares of Parent Common Stock to which any former holder of shares of Company Capital Stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing Company Capital Stock shall be cancelled. If there is a transfer of Company Capital Stock ownership that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if: (i) upon presentation to the corporate secretary of Parent, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (ii) the Person requesting such payment shall pay any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable, and (iii) the issuance of such Parent Common Stock shall not, in the sole discretion of Parent, violate the requirements of the Regulation D “safe harbor” of the Securities Act with respect to the Private Placement.

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(b)     All shares of Parent Common Stock issued upon the surrender for exchange of Company Capital Stock, in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock.

(c)     Any shares of Parent Common Stock issued in the Merger will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) upon receipt by Parent of a written opinion of counsel for the holder reasonably satisfactory to Parent to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws. Restrictive legends shall be placed on all certificates representing shares of Parent Common Stock, issued in the Merger, unless issued pursuant to an effective registration statement, substantially as follows:

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

(d)     In the event any certificate for Company Capital Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of the Parent Common Stock, as may be required pursuant to this Agreement; provided, however, that Parent, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Parent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

2.6     Dissenting Shares. Shares of Company Capital Stock held by stockholders of the Company who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised and preserved appraisal rights with respect to those shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into or represent a right to receive shares of Parent Common Stock, pursuant to Section 2.3 above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such shares or failed to perfect or lost such holder’s right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been cancelled, extinguished and exchanged, as of the Effective Time, into and represent the right to receive from Parent shares of Parent Common Stock, as provided in Section 2.3 above. The Company shall provide Parent with (a) prompt written notice of any demands received by the Company for appraisal of shares of Company Capital Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and (b) the opportunity to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands. Any payments in respect of Dissenting Shares will be deemed made by the Surviving Company, and no funds or other property will be provided by Merger Sub.

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2.7     Directors and Officers of the Surviving Company. From and after the Effective Time, the directors and officers of the Surviving Company shall be the persons who were directors and officers of the Company immediately prior to the Effective Time, respectively. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of the Surviving Company and applicable law.

Article III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

Except as set forth in the relevant sections of the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1     Organization and Qualification. The Company is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. The copies of the certificate of incorporation and bylaws of the Company that have been made available to Parent prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date. The Company is, and on the Effective Date will be, licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company or the Surviving Company.

3.2     Authority Relative to this Agreement; Non-Contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for approval of the Merger and adoption of this Agreement by the affirmative vote of a majority of votes that holders of the outstanding shares of Company Capital Stock are entitled to cast (the “Requisite Company Stockholder Vote”), which will be obtained prior to Closing, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming it is a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies, generally. Except for (a) approvals under applicable Blue Sky laws and filing of Form D with the SEC, and (b) the filing of the Certificate of Merger with the Secretary of State of Delaware, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Company or adversely affect the consummation of the transactions contemplated hereby.

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3.3     No Conflicts. The Company is not subject to, or obligated under, any provision of (a) its certificate of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any Law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company or the Surviving Company.

3.4     Capitalization.

(a)     As of the date hereof, the Company is authorized to issue (i) 612,000,000 shares of Company Common Stock, of which 6,555,305 shares are issued and outstanding as of the date of this Agreement; (ii) 251,543,626 shares of Company Preferred Stock, of which 24,543,626 shares are designated Company Series A Preferred Stock and 227,000,000 shares are designated Company Series B Preferred Stock, of which 23,863,302 and 171,199,348 are issued and outstanding as of the date of this Agreement, respectively. The issued and outstanding shares of Company Capital Stock are, and at the Effective Time will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. As of the date hereof, an aggregate of 45,146,118 shares of Company Common Stock were subject to issuance pursuant to Company Options granted under the Company Stock Option Plan. All shares of Company Common Stock subject to issuance under the Company Stock Option Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, an aggregate of 24,299,963 shares of Company Common Stock were subject to issuance pursuant to Warrants. All shares of Company Common Stock subject to issuance under the Warrants, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Other than as described in Company Disclosure Schedule 3.4(a), the Company has, and at the Effective Time will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. Other than as described in Company Disclosure Schedule 3.4(a), there are no other commitments, agreements or other rights or arrangements existing which provide for the sale or issuance of common stock or any other securities by the Company of any kind and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of Company Capital Stock or other securities of the Company of any kind, and, there will not be any such agreements prior to or at the Effective Date. There are, and on the Effective Date there will be, no commitments, agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of Company Capital Stock or other securities. Company Disclosure Schedule 3.4(a) sets forth the names of the holders of record of all issued and outstanding shares of the Company Capital Stock and their respective holdings of such securities. To the Knowledge of the Company, the stockholders providing the Requisite Company Stockholder Vote by written consent own the shares set forth opposite each such stockholder’s name on such Schedule, free and clear of any Liens other than any Liens that will be discharged at Closing or any Liens resulting from applicable securities Laws.

(b)     The Company does not have, and on the Effective Date, will not have, any Subsidiaries, nor does it have any direct or indirect interest in any other business entity and does not own, and is not party to any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other Person. Except as contemplated by this Agreement and as set forth on Company Disclosure Schedule 3.4(b), the Company is not a party to, and, to the Company’s Knowledge, there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of Company Capital Stock.

3.5     Government Approvals. Except for the filing of all necessary documents with the Delaware Secretary of State pursuant to the DGCL, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the other transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or to execute, deliver and perform its obligations pursuant hereto.

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3.6     Litigation. There are no actions, suits, proceedings, orders or investigations (a “Legal Proceeding”) pending or, to the Knowledge of the Company, threatened against the Company or its officers, directors, employees or Affiliates, or the nominees for officer or director of Parent after the Effective Time, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of the Company, there is no reasonable basis for any Legal Proceeding directly or indirectly involving the Company or its officers, directors, employees, Affiliates or the nominees for officer or director of Parent after the Effective Time, individually or in the aggregate. The Company is not a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.7     Brokers or Finders. Other than as set forth on Company Disclosure Schedule 3.7, neither the Company nor any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing similar function, or incurred any liability, for brokerage commissions, finders’ fees, investment advisory fees or similar compensation, in connection with the transactions contemplated by this Agreement.

3.8     Tax Matters.

(a)     (i) The Company has timely filed (or has had timely filed on its behalf) all material returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Company Returns”), required to be filed by it in respect of any Taxes; (ii) all such Company Returns are complete and accurate in all material respects; (iii) the Company has timely paid (or has had timely paid on its behalf) all Taxes required to have been paid by it (whether or not shown on any Company Return); (iv) the Company has established on the Company Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; and (v) the Company has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b)     There are no liens for Taxes upon any assets of the Company, except statutory liens for current Taxes not yet due.

(c)     No deficiency for any Taxes has been asserted, assessed or proposed against the Company that has not been finally resolved. No waiver, extension or comparable consent given by the Company regarding the application of the statute of limitations with respect to any Taxes or Company Returns is outstanding, nor is any request for any such waiver or consent pending. There is no pending or threatened Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Company Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Company Returns. The Company does not expect the assessment of any additional Taxes of the Company for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company which would exceed the estimated reserves established on its books and records.

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(d)     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event (whether contingent or otherwise) will result in any “parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law).

(e)     There is no contract, agreement, plan or arrangement to which the Company is a party which requires the Company to pay a Tax gross-up, equalization or reimbursement payment to any Person, including without limitation, with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code.

(f)     The Company is not liable for Taxes of any other Person under Treasury Regulations section 1.1502-6 or any similar provision of state, local or foreign Tax law, as a transferee or successor, by Contract or otherwise. The Company is not a party to any Tax sharing, allocation or indemnification agreement. The Company has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in Taxable income. The Company will not be required to include any item of income in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) prepaid amount received on or prior to the Closing Date or (ii) “closing agreement” described in Section 7121 of the Code (or any similar or corresponding provision of any other Tax law). No claim has ever been made by a Taxing authority in a jurisdiction where the Company does not file a Company Return that the Company is subject to Tax imposed by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of the Company.

(g)     The Company has not been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(h)     The Company has not requested any extension of time within which to file any Company Return, which return has not since been filed.

3.9     Affiliate Transactions. No officer, director or employee of the Company, or any member of the immediate family of any such officer or director or employee, or any entity in which any of such persons owns any beneficial interest (collectively “Company Insiders”), has any agreement with the Company or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company. Except as set forth on Company Disclosure Schedule 3.9, the Company is not indebted to any Company Insider (except for reimbursement of ordinary business expenses) and no Company Insider is indebted to the Company (except for cash advances for ordinary business expenses). For purposes of this Section 3.9, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee.

3.10     Financial Statements. The Company has made available to Parent the audited balance sheets of the Company as of December 31, 2012 and December 31, 2013, and the related statements of income, changes in stockholders’ equity, and cash flows of the Company for the years then ended, audited by Burr Pilger Mayer, Inc. (the “Company Financial Statements”). The Company Financial Statements were prepared in accordance with GAAP and applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company as of the dates of and for the periods referred to in the Company Financial Statements.

3.11     Books and Records. The books of account, minute books, stock record books, and other records of the Company, complete copies of which have been made available to Parent, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. At the Closing, all of the Company’s records will be in the possession of the Company or its counsel.

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3.12     No Undisclosed Liabilities. Except as reflected on Company Disclosure Schedule 3.12 or in the audited balance sheet of the Company at December 31, 2013 (the “Company Latest Balance Sheet”), the Company has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, except (a) liabilities which have arisen after the date of the Company Latest Balance Sheet in the ordinary course of business, (b) liabilities arising or permitted under this Agreement or the other Transaction Documents, and (c) any debt financings permitted by the proviso in Section 5.2 hereof, which shall be exchanged for Parent Common Stock issued in the Private Placement.

3.13     Material Changes.  Since the date of the latest Company Financial Statements, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (b) the Company has not altered its method of accounting, (c) except as set forth in Company Disclosure Schedule 3.13, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (d) except as set forth in Company Disclosure Schedule 3.13, the Company has not issued any equity or equity-linked securities, (e) there has been no material change or amendment to, or termination of, any agreement material to the business of the Company or any of its Subsidiaries, (f) no executive officer or key employee of the Company or any of its Subsidiaries has resigned or terminated his employment, and (g) no Legal Proceedings have been commenced or threatened against the Company or any of its Subsidiaries.

3.14     Compliance with Laws.

(a)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would not reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by this Agreement, the business of the Company has not been, and as of the Effective Date will not be conducted in violation of any applicable United States federal, state or local, non-United States, national, provincial or multinational law, statute or ordinance, common law, or any rule, regulation, directive, treaty provision, or any applicable judgment, agency requirement, license or permit of any Governmental Authority (collectively, “Laws”). No investigation, audit or review by any Governmental Authority with respect to the Company is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority notified the Company of its intention to conduct the same, except for (i) such investigations or reviews that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and/or (ii) any investigation or review related to the Merger. As of the date hereof, the Company has not received any notice or communication of any material noncompliance with any applicable Laws that has not been cured as of the date hereof.

(b)     The Company holds, to the extent legally required to operate its business as such businesses is being operated as of the date hereof, all permits, licenses, clearances, authorizations and approvals from federal, state, local and foreign authorities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No suspension or cancellation of any Permits of the Company is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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3.15     Real Property.

(a)     The Company does not own any real property.

(b)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries has a valid and subsisting leasehold estate in each parcel of real property demised under a Lease for the full term of the respective Lease free and clear of any Liens other than Permitted Liens. Company Disclosure Schedule 3.15(b) contains a complete and correct list, as of the date hereof, of the Leased Real Estate including with respect to each such Lease the date of such Lease and any material amendments thereto. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, no third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease nor has the Company or any of its Subsidiaries entered into with any other Person (other than another wholly-owned Subsidiary of the Company) any sublease, license or other agreement that is material to the Company and its Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Estate. The Company has delivered or otherwise made available to Parent true and complete copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which the Company or any of its Subsidiaries thereof leases, subleases or licenses, as tenant, any Leased Real Estate.

(c)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

3.16     Insurance. Company Disclosure Schedule 3.16 identifies all insurance policies maintained by, at the expense of or for the benefit the Company or any Subsidiary, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in Company Disclosure Schedule 3.16 is in full force and effect. Except as set forth in Company Disclosure Schedule 3.16, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. With respect to each such insurance policy: (i) to the Knowledge of the Company, the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) none of the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Company’s Knowledge, no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof.

3.17     Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)     The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

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(b)     Neither the Company nor any of its Subsidiaries has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, at any Leased Real Estate of the Company or its Subsidiaries, or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(c)     Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Proceeding pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree or written agreement by or with any Governmental Authority or third party imposing any material liability or obligation with respect to any of the foregoing.

3.18     Employee Matters.

(a)     Company Disclosure Schedule 3.18(a) contains an accurate and complete list, as of the date hereof, of each material plan, program, policy, agreement, collective bargaining agreement or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any of its Subsidiaries has or may have any material liability (collectively, the “Company Employee Plans”).

(b)     The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description) of all Company Employee Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise, (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan, (iii) the most recent financial statements for each Company Employee Plan, (iv) the Form 5500 Annual Returns/Reports for the most recent plan year for each Company Employee Plan, (v) the current summary plan description for each Company Employee Plan, and (vi) all actuarial valuation reports related to any Company Employee Plans.

(c)     (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and, as of the date hereof, no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, and to the Knowledge of the Company, as of the date hereof, no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all material contributions and other material payments required by and due under the terms of each Company Employee Plan and applicable Law, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) as of the date hereof, there are no material audits, inquiries or Legal Proceedings pending or, to the Knowledge of the Company, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental Authority with respect to any Company Employee Plan; (vi) as of the date hereof, there are no material Legal Proceedings pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

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(d)     No Company Employee Plan provides post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by COBRA or other applicable Law.

(e)     No Company Employee Plan has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(f)     Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(g)     Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

(h)     Neither the execution of this Agreement, the consummation of the Merger, nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual, (iii) limit or restrict the right of the Company to merge, amend or terminate any Company Employee Plan, (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan, or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(i)     The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(j)     Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations. No material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened or has occurred in the last two (2) years, and, to the Knowledge of the Company, no material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened or has occurred in the last two (2) years. As of the date hereof, none of the Company Employees are represented by a labor organization, work council or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Proceeding, election petition, union card signing or other union activity or union corporate campaigns of or by any labor organization, trade union or work council directed at the Company or any of its Subsidiaries, or any Company Employees. As of the date hereof, there are no Legal Proceedings, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)      Neither the Company nor any Company ERISA Affiliate has at any time contributed to or had any obligation to contribute to, or has had any liability (contingent or otherwise) with respect to (i) any "multiemployer plan", as that term is defined in Section 4001 of ERISA; (ii) any "employee benefit plan" subject to Title IV of ERISA or Section 412 of the Code; or (iii) any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

3.19     Intellectual Property.

(a)     Company Disclosure Schedule 3.19(a) contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority or authorized private registrar, including registered trademarks, registered copyrights, issued patents, domain name registrations and pending applications for any of the foregoing; and (ii) material unregistered Company-Owned IP.

(b)     The Company and its Subsidiaries are the sole and exclusive owner of all right, title and interest in and to, or has the valid right to use all Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and contemplated (the “Company IP”), free and clear of all liens, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)     The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries has taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)     Company Disclosure Schedule 3.19(d) contains a complete and accurate list of all Company IP Agreements, other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company or any of its Subsidiaries. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of any rights of the Company or any of its Subsidiaries under any of the Company IP Agreements, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(e)     Except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the conduct of the businesses of the Company and its Subsidiaries has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of the Company and its Subsidiaries, no third party is infringing upon, violating or misappropriating any Company IP.

(f)     There are no Legal Proceedings pending or, to the Knowledge of the Company and its Subsidiaries, threatened: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries; (ii) challenging the validity, enforceability or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding order, judgment or decree that restricts or impairs the use of any Company IP, except where compliance with such order, judgment or decree would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.20     Investment Company.     The Company is not, as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.21     Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, employee nor, to the Knowledge of the Company, agent or Affiliate of the Company or any of its Subsidiaries has (a) while acting on behalf of the Company or any of its Subsidiaries (i) made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official or employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was in violation of Law or (ii) engaged in or otherwise knowingly participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.22     Application of Takeover Provisions. There is no control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation and bylaws of the Company or the DGCL applicable to the transactions contemplated hereby, including the Merger. The Company has never, and as of the Effective Date, will have never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Company Common Stock or a change in control of the Company.

3.23     Information. None of the information supplied or to be supplied by the Company or any Affiliate or representative of the Company for inclusion or incorporation by reference in the Proxy Statement will at the time the Proxy Statement is first mailed and at the time of the Parent Shareholders Meeting, and none of the information supplied or to be supplied by the Company or any Affiliate or representative of the Company for inclusion or incorporation by reference in any other SEC filing of Parent in connection with the transaction contemplated by this Agreement will at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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3.24     Accredited Investors. To the Company’s Knowledge, no more than an aggregate of thirty-five (35) of the Company’s stockholders are not “accredited investors” within the meaning of Regulation D promulgated by the SEC under the Securities Act.

3.25     Solvency. As of the Effective Time, assuming satisfaction of the conditions to the Company’s obligation to consummate the Merger as set forth herein, assuming that the representations and warranties of Parent under Article IV are true and correct in all material respects, and after giving effect to all of the transactions contemplated by this Agreement, the Private Placement and RenalGuard Spinoff, and payment of all related fees and expenses, the Surviving Company and Parent will be Solvent.

3.26     No Other Information. The Company acknowledges that Parent and Merger Sub make no representations or warranties as to any matter whatsoever except as expressly set forth in Article IV. The representations and warranties set forth in Article IV are made solely by Parent and Merger Sub, and no Representative of Parent or Merger Sub shall have any responsibility or liability related thereto.

3.27     Access to Information; Disclaimer. The Company acknowledges and agrees that it (a) has had an opportunity to discuss the business of Parent and its Subsidiaries with the management of Parent, (b) has had reasonable access to (i) the books and records of Parent and its Subsidiaries and (ii) the electronic dataroom maintained by Parent for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of Parent and (d) has conducted its own independent investigation of Parent and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of Parent or any of its Subsidiaries, other than the representations and warranties of Parent expressly contained in Article IV of this Agreement and that all other representations and warranties are specifically disclaimed.

Article IV
REPRESENTATIONS AND WARRANTIES
OF Parent AND MERGER SUB

Except as set forth in the corresponding sections of the Parent Disclosure Schedule and Parent SEC Filings (other than any risk factors set forth therein), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1     Organization and Qualification. Each of Parent and Merger Sub (a) is and on the Effective Date will be a legal entity duly organized or incorporated (as applicable), validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of its respective jurisdiction of organization or incorporation (as applicable), (b) has, and on the Effective Date will have, the requisite corporate power to carry on their respective businesses as now conducted, and (c) is qualified to do business and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, Merger Sub, or the Surviving Company. Parent has heretofore made available to the Company accurate and complete copies of its Articles of Continuance and By-Law No. 1, each as amended and in effect as of the date of this Agreement (the “Parent Organization Documents”) and the certificate of incorporation and bylaws of Merger Sub, each as amended to date and as currently in effect (the “Merger Sub Organization Documents”). Neither Parent nor Merger Sub is in violation of any Parent Organization Document or Merger Sub Organization Document, as the case may be.

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4.2     Authority Relative to this Agreement; Non-Contravention. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub. Subject only to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub and the adoption of the Parent Voting Matters by the affirmative vote of such number of votes of those who attend in person or by proxy and vote at the Parent Shareholder Meeting necessary to approve each of the Parent Voting Matters (the “Requisite Parent Shareholder Vote”), obtained prior to Closing, no further corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming it is a valid and binding obligation of the Company, constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for (a) approvals under applicable Blue Sky laws and the filing of Form D with the SEC and (b) the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Parent or Merger Sub for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub, or adversely affect the consummation of the transactions contemplated hereby.

4.3     No Conflicts. Neither Parent nor Merger Sub is subject to, or obligated under, any provision of (a) the Parent Organization Documents or the Merger Sub Organization Documents, as applicable, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

4.4     Capitalization.

(a)     Notwithstanding any disclosures or information to the contrary in any Parent SEC Filing, Parent is authorized to issue an unlimited number of shares of Parent Preferred Stock, and an unlimited number of shares of Parent Common Stock, of which no shares and 124,998,195 shares are currently issued and outstanding, respectively. The issued and outstanding shares of the share capital of Parent are duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights or applicable law or regulation and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require Parent to repurchase or otherwise acquire any shares of the Parent Capital Stock.

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(b)     Except as set forth on Parent Disclosure Schedule 4.4, (i) Parent has, and at the Effective Time will have, no other securities, including equity securities or securities containing any equity features authorized, issued or outstanding; (ii) Parent has not at any time granted any stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards; and (iii) there are no commitments, obligations, agreements or other rights or arrangements (contingent or otherwise) existing which provide for the sale or issuance of capital stock by Parent and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind (contingent or otherwise) outstanding to purchase or otherwise acquire from Parent any shares of capital stock or other securities of Parent of any kind, and there will not be any of the foregoing prior to or at the Effective Time.

(c)     Parent is not a party to, and, to Parent’s Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Parent.

(d)     The authorized capital of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are, and at the Effective Time will be, issued and outstanding and held of record by Parent. The issued and outstanding shares of capital stock of Merger Sub are, and at the Effective Time will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights or any applicable law or regulation, and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Merger Sub any shares of capital stock or other securities of Merger Sub of any kind, and there will not be any such agreements prior to or at the Effective Time. Merger Sub has not at any time granted any stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards. There are, and at the Effective Time, there will be, no commitments, agreements or other obligations (contingent or otherwise) which may require Merger Sub to repurchase or otherwise acquire any shares of its capital stock.

4.5     Government Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, (b) the filing of all necessary documents with the Delaware Secretary of State pursuant to the DGCL and (c) the filing of all necessary documents with the Yukon Territories Registrar of Corporations, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or to execute, deliver and perform its obligations pursuant hereto.

4.6     Exchange Act Reports; Financial Statements.

(a)     Since January 1, 2011, Parent has filed all reports, forms, financial statements and documents that it was required to file with the SEC pursuant to the Exchange Act (the “Parent Previous Filings”). Parent shall notify the Company as soon as practicable and in writing of the filing of any additional forms, reports or documents with the SEC by Parent after the date hereof and prior to the Effective Time (together with the Parent Previous Filings, the “Parent SEC Filings”). As of their respective filing dates (or if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such amending or superseding filing), each of the Parent SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder, except (with respect each of clauses (i) and (ii)), to the extent that the information in any such Parent SEC Filing has been amended or superseded by a later Parent SEC Filing.

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(b)     The financial statements (including footnotes thereto) included in or incorporated by reference into the Parent SEC Filings (the “Parent Financial Statements”) complied as to form in all material respects with the Exchange Act and the applicable accounting requirements, rules and regulations of the SEC promulgated thereunder as of their respective dates and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein). The Parent Financial Statements fairly present in all material respects the financial condition of Parent as of the dates thereof and results of operations, cash flows and stockholders’ equity for the periods referred to therein (subject, in the case of unaudited Parent Financial Statements, to normal recurring year-end adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

4.7     Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent, Merger Sub, or Parent’s officers, directors or employees, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of Parent, there is no reasonable basis for any Legal Proceeding directly or indirectly involving Parent, Merger Sub, or Parent’s officers, directors, or employees, individually or in the aggregate. Neither Parent nor Merger Sub are a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.8     Subsidiaries; Merger Sub. Parent owns all of the outstanding shares of capital stock of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or encumbrances. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated hereby or thereby, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

4.9     No Brokers or Finders. None of Parent or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

4.10     Tax Matters.

(a)     (i) Each of Parent and Merger Sub has timely filed (or has had timely filed on its behalf) all material returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Parent Returns”), required to be filed by it in respect of any Taxes; (ii) all such Parent Returns are complete and accurate in all material respects; (iii) each of Parent and Merger Sub has timely paid (or has had timely paid on its behalf) all Taxes required to have been paid by it (whether or not shown on any Parent Return); (iv) Parent has established on the Parent Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; and (v) each of Parent and Merger Sub has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

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(b)     There are no liens for Taxes upon any assets of Parent or Merger Sub, except statutory liens for current Taxes not yet due.

(c)     No deficiency for any Taxes has been asserted, assessed or proposed against Parent or Merger Sub that has not been finally resolved. No waiver, extension or comparable consent given by Parent or Merger Sub regarding the application of the statute of limitations with respect to any Taxes or Parent Returns is outstanding, nor is any request for any such waiver or consent pending. There is no pending or threatened Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Parent Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Parent or Merger Sub by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Parent, is any such Tax audit or other proceeding threatened with regard to any Taxes or Parent Returns. Parent does not expect the assessment of any additional Taxes of Parent or Merger Sub for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Parent which would exceed the estimated reserves established on its books and records.

(d)     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event (whether contingent or otherwise) will result in any “parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law).

(e)     There is no contract, agreement, plan or arrangement to which Parent or Merger Sub is a party which requires Parent or Merger Sub to pay a Tax gross-up, equalization or reimbursement payment to any Person, including without limitation, with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code.

(f)     Neither Parent nor Merger Sub is liable for Taxes of any other Person under Treasury Regulations section 1.1502-6 or any similar provision of state, local or foreign Tax law, as a transferee or successor, by Contract or otherwise. Neither Parent nor Merger Sub is a party to any Tax sharing, allocation or indemnification agreement. Neither Parent nor Merger Sub has agreed nor is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in Taxable income. Neither Parent nor Merger Sub will be required to include any item of income in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) prepaid amount received on or prior to the Closing Date or (ii) “closing agreement” described in Section 7121 of the Code (or any similar or corresponding provision of any other Tax law). No claim has ever been made by a Taxing authority in a jurisdiction where Parent or Merger Sub does not file a Return that Parent or Merger Sub is subject to Tax imposed by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of Parent.

(g)     Neither Parent nor Merger Sub has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(h)     Neither Parent nor Merger Sub has requested any extension of time within which to file any Parent Return, which return has not since been filed.

4.11     Affiliate Transactions. No officer, director or employee of Parent, or any member of the immediate family of any such officer or director or employee, or any entity in which any of such persons owns any beneficial interest (collectively “Parent Insiders”), has any agreement with Parent or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent. Parent is not indebted to any Parent Insider (except for reimbursement of ordinary business expenses) and no Parent Insider is indebted to Parent (except for cash advances for ordinary business expenses). For purposes of this Section , the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee.

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4.12     Compliance with Laws; Permits.

(a)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would not reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by this Agreement, the businesses of Parent and Merger Sub have not been, and as of the Effective Date will not be conducted in violation of any applicable Laws. No investigation, audit or review by any Governmental Authority with respect to Parent or Merger Sub is pending or, to the Knowledge of Parent, threatened, nor has any Governmental Authority notified Parent or Merger Sub of its intention to conduct the same, except for (i) such investigations or reviews that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and/or (ii) any investigation or review related to the Merger. As of the date hereof, Parent and/or Merger Sub have not received any notice or communication of any material noncompliance with any applicable Laws that has not been cured as of the date hereof.

(b)     To the Knowledge of Parent, neither Parent nor Merger Sub has solicited, received, paid or offered to pay any remuneration, directly or indirectly, overtly or covertly, in cash or kind for the purpose of making or receiving any referral that violated an anti-corruption Law.

4.13     Validity of the Parent Capital Stock. The shares of Parent Common Stock to be issued to holders of Company Capital Stock, pursuant and by virtue of the Merger, will be, when issued, duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and, provided that the information set forth in each Stockholder Questionnaire is accurate in all material respects, not issued in violation of any applicable law or regulation.

4.14     Books and Records. The books of account, minute books, stock record books, and other records of Parent, complete copies of which have been made available to the Company, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. At the Closing, all of Parent’s records will be in the possession of Parent or its counsel.

4.15     Real Property.

(a)     None of Parent or any of its Subsidiaries owns any real property.

(b)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Parent has a valid and subsisting leasehold estate in each parcel of real property demised under a Lease for the full term of the respective Lease free and clear of any Liens other than Permitted Liens. Parent Disclosure Schedule 4.15(b) contains a complete and correct list, as of the date hereof, of the Leased Real Estate including with respect to each such Lease the date of such Lease and any material amendments thereto. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all Leases are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms, and (ii) neither Parent nor, to the Knowledge of Parent, any third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Lease. Parent has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease and Parent has not entered into with any other Person (other than another wholly-owned Subsidiary of Parent) any sublease, license or other agreement that is material to Parent, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Estate. Parent has delivered or otherwise made available to Parent true and complete copies of all Leases (including all material modifications, amendments, supplements, waivers and side letters thereto) pursuant to which Parent leases, subleases or licenses, as tenant, any Leased Real Estate.

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(c)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Parent has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

4.16     Insurance. Parent Disclosure Schedule 4.16 identifies all insurance policies maintained by, at the expense of or for the benefit Parent, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in Parent Disclosure Schedule 4.16 is in full force and effect. Except as set forth in Parent Disclosure Schedule 4.16, Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. With respect to each such insurance policy: (i) to the Knowledge of Parent, the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) neither Parent nor, to Parent’s Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to Parent’s Knowledge, no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof.

4.17     Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)     Parent is, and has been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of Parent as currently conducted.

(b)     Parent has not (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Substances, except in compliance with Environmental Laws, at any Leased Real Estate of Parent, or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(c)     Parent has not received written notice of and there is no Legal Proceeding pending, or to the Knowledge of Parent, threatened against Parent, alleging any liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Parent is not subject to any order, judgment or decree or written agreement by or with any Governmental Authority or third party imposing any material liability or obligation with respect to any of the foregoing.

4.18     Employee Matters.

(a)     Parent Disclosure Schedule 4.18(a) contains an accurate and complete list, as of the date hereof, of each material plan, program, policy, agreement, collective bargaining agreement or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, including each employment, severance, retention, change in control or consulting plan, program arrangement or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by Parent for the benefit of any current or former employee, independent contractor, consultant or director of Parent (each, a “Parent Employee”), or with respect to which Parent has or may have any material liability (collectively, the “Parent Employee Plans”).

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(b)     Parent has made available to the Company correct and complete copies (or, if a plan is not written, a written description) of all Parent Employee Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise, (ii) the most recent determination letter received regarding the tax-qualified status of each Parent Employee Plan, (iii) the most recent financial statements for each Parent Employee Plan, (iv) the Form 5500 Annual Returns/Reports for the most recent plan year for each Parent Employee Plan, (v) the current summary plan description for each Parent Employee Plan, and (vi) all actuarial valuation reports related to any Parent Employee Plans.

(c)     (i) Each Parent Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Parent Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and, as of the date hereof, no such determination letter has been revoked nor, to the Knowledge of Parent, has any such revocation been threatened, and to the Knowledge of Parent, as of the date hereof, no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) Parent has timely made all material contributions and other material payments required by and due under the terms of each Parent Employee Plan and applicable Law, and all benefits accrued under any unfunded Parent Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) as of the date hereof, there are no material audits, inquiries or Legal Proceedings pending or, to the Knowledge of Parent, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental Authority with respect to any Parent Employee Plan; (vi) as of the date hereof, there are no material Legal Proceedings pending, or, to the Knowledge of Parent, threatened with respect to any Parent Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of Parent, Parent has not engaged in a transaction that could subject Parent to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(d)     No Parent Employee Plan provides post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither Parent nor any Parent ERISA Affiliate has any liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted to any Parent Employee (either individually or to Parent Employees as a group) or any other person that such Parent Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by COBRA or other applicable Law.

(e)     No Parent Employee Plan has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

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(f)     Each Parent Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(g)     Parent complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Parent Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

(h)     Neither the execution of this Agreement, the consummation of the Merger, nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, employee, contractor or consultant of Parent to severance pay or any other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual, (iii) limit or restrict the right of Parent to merge, amend or terminate any Parent Employee Plan, (iv) increase the amount payable or result in any other material obligation pursuant to any Parent Employee Plan, or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(i)     Parent: (i) is in compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Parent Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing Parent Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)     Parent is not party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations. No material work stoppage, slowdown or labor strike against Parent with respect to employees who are employed within the United States is pending, threatened or has occurred in the last two (2) years, and, to the Knowledge of Parent, no material work stoppage, slowdown or labor strike against Parent with respect to employees who are employed outside the United States is pending, threatened or has occurred in the last two (2) years. As of the date hereof, none of the Parent Employees are represented by a labor organization, work council or trade union and, to the Knowledge of Parent, there is no organizing activity, Legal Proceeding, election petition, union card signing or other union activity or union corporate campaigns of or by any labor organization, trade union or work council directed at Parent or any Parent Employees. As of the date hereof, there are no Legal Proceedings, government investigations, or labor grievances pending, or, to the Knowledge of Parent, threatened relating to any employment related matter involving any Parent Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.19     Intellectual Property.

(a)     Parent Disclosure Schedule 4.19(a) contains a true and complete list, as of the date hereof, of all: (i) Parent-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority or authorized private registrar, including registered trademarks, registered copyrights, issued patents, domain name registrations and pending applications for any of the foregoing; and (ii) material unregistered Parent-Owned IP.

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(b)     Parent is the sole and exclusive owner of all right, title and interest in and to, or has the valid right to use all Intellectual Property used or held for use in or necessary for the conduct of the business of Parent as currently conducted and contemplated (the “Parent IP”), free and clear of all liens, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)     Parent’s rights in the Parent-Owned IP are valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Parent has taken reasonable steps to maintain Parent IP and to protect and preserve the confidentiality of all trade secrets included in Parent IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)     Parent Disclosure Schedule 4.19(d) contains a complete and accurate list of all Parent IP Agreements, other than licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for Parent. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of any rights of Parent under any of the Parent IP Agreements, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)     Except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the conduct of the businesses of Parent has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of Parent, no third party is infringing upon, violating or misappropriating any Parent IP.

(f)     There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened: (i) alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by Parent; (ii) challenging the validity, enforceability or ownership of any Parent-Owned IP or Parent’s rights with respect to any Parent IP, in each case except for such Legal Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Parent is not subject to any outstanding order, judgment or decree that restricts or impairs the use of any Parent IP, except where compliance with such order, judgment or decree would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.20     No Undisclosed Liabilities. As of the date hereof, except as set forth in Parent Disclosure Schedule 4.20 or except as reflected in or reserved against in the audited balance sheet of Parent at December 31, 2013, for the twelve (12) months ended as on such date (the “Parent Latest Balance Sheet”), Parent has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) other than Parent Professional Fees in an amount not to exceed $500,000, liabilities arisen in the ordinary course of business consistent with past practice since December 31, 2013 and liabilities arising or permitted under this Agreement and the other Transaction Documents. Notwithstanding any disclosures or information to the contrary in any Parent SEC Filing, Parent and its Subsidiaries will have no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) at Closing (assuming and taking into account that the consummation of the RenalGuard Spinoff has occurred) other than Parent Professional Fees in an amount not to exceed $500,000, Parent Specific Liabilities and liabilities arising or permitted under this Agreement and the other Transaction Documents. Merger Sub has and at Closing will have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise).

4.21     Material Changes.  Since the date of the latest Parent Financial Statements, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (b) Parent has not altered its method of accounting, (c) except as set forth in Parent Disclosure Schedule 4.21, Parent has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (d) except as set forth in Parent Disclosure Schedule 4.21, Parent has not issued any equity securities.

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4.22     RenalGuard Spinoff.

(a)     Each Contract included in the RenalGuard Spinoff Transaction Documents, as of the Closing Date, shall constitute a valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)     As of the Effective Time, assuming satisfaction of the conditions to the Parent’s obligation to consummate the Merger as set forth herein, assuming that the representations and warranties of the Company under Article III are true and correct in all material respects, and after giving effect to all of the transactions contemplated by this Agreement, the Private Placement and RenalGuard Spinoff, and payment of all related fees and expenses, the Surviving Company and Parent will be Solvent.

(c)     The exchange pursuant to which the RenalGuard Spinoff will be effected shall contain substantially the following representation of the RenalGuard Purchaser thereunder:

“As of the closing of the RenalGuard Spinoff, (X) assuming (i) satisfaction of the conditions to RenalGuard Purchaser’s obligation to consummate the RenalGuard Spinoff as set forth herein, and (ii) that the representations and warranties of Viveve, Inc. under Article III of the PLC-Viveve merger agreement, PLC Systems, Inc. under the Article IV of the PLC-Viveve merger agreement, and PLC Systems, Inc. under this Agreement are true and correct in all material respects, and (Y) after giving effect to all of the transactions contemplated by this Agreement, the Private Placement and the PLC-Viveve merger agreement, and payment of all related fees and expenses, the RenalGuard Purchaser will be Solvent.”

4.23     Investment Company.      Neither Parent nor Merger Sub is as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

4.24     Foreign Corrupt Practices. Neither Parent nor any director, officer, employee nor, to the Knowledge of Parent, agent or Affiliate of Parent has (a) while acting on behalf of Parent (i) made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official or employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was in violation of Law or (ii) engaged in or otherwise knowingly participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.25     No Integrated Offering. Neither Parent nor any Affiliates of Parent, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the shares of Parent Common Stock issuable pursuant to this Agreement under the Securities Act or cause this offering of the Merger Consideration to be integrated with prior offerings by Parent for purposes of the Securities Act or any applicable shareholder approval requirements of any authority.

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4.26     Application of Takeover Provisions. There is no control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the Parent Organization Documents, the Merger Sub Organization Documents, the YBCA or the DGCL applicable to the transactions contemplated hereby, including the Merger and Parent’s issuance of shares of Parent Common Stock to the stockholders of the Company. Parent has never, and as of the Effective Date, will have never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Parent Common Stock or a change in control of Parent.

4.27     Information. The Proxy Statement will not at the time it is first mailed or at the time of the Parent Shareholders Meeting, and no other SEC filing of Parent in connection with the transactions contemplated by this Agreement will at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by Parent with respect to information supplied by or related to or the sufficiency of disclosures related to, the Company or any Affiliate or representative of the Company. The Proxy Statement and any other SEC filing of Parent in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation is made by Parent with respect to information supplied by or related to the Company or any Affiliate or representative of the Company.

4.28     No Other Information. Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III. The representations and warranties set forth in Article III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto.

4.29     Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the electronic dataroom maintained by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed.

Article V
CONDUCT OF BUSINESS PENDING THE MERGER

5.1     Conduct of Business by Parent and Merger Sub. From the date of this Agreement to the Effective Date, except as set forth in Parent Disclosure Schedule 5.1 or unless the Company shall otherwise consent (not to be unreasonably withheld, conditioned or delayed) in writing or as may be otherwise required by applicable Law as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section , neither Parent nor Merger Sub shall, directly or indirectly, (a) amend the Parent Organization Documents or Merger Sub Organization Documents, as the case may be, except with respect to any actions necessary for a reverse stock split or change in the name of the Parent Common Stock, (b) split, combine or reclassify any outstanding shares of Parent Capital Stock, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the Parent Capital Stock, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Parent’s entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Parent’s past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with (i) the exercise or conversion of Parent securities outstanding on the date of this Agreement or payment of stock dividends, or (ii) the issuance of awards under the Parent Stock Option Plans, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (h) make or change any material Tax elections, settle or compromise any material Tax liability or file any amended Parent Returns, (i) adopt any Compensatory Plan or hire or materially increase the existing compensation of any employee, consultant, director or other service provider, (j) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law, or (k) commit or agree to take any of the actions prohibited by this Section 5.1; provided, however, that no provision in this Section 5.1 shall apply to or restrict in any way the actions of Parent or any of its Subsidiaries with respect to or in any way related to the Subject Transactions or one or more debt financings in an aggregate principal amount up to $750,000 with GCP IV LLC or any Person designated by GCP IV LLC so long as such debt is converted into or exchanged for an equity interest in the RenalGuard Business.

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 5.2     Conduct of Business by the Company. From the date of this Agreement to the Effective Date, unless Parent shall otherwise consent (not to be unreasonably withheld, conditioned or delayed) in writing or as may be otherwise required by applicable Law or except as set forth in Company Disclosure Schedule 5.2 or otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section , the Company shall not, directly or indirectly, (a) amend its certificate of incorporation or by-laws, (b) split, combine or reclassify any outstanding shares of Company Capital Stock, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the Company Capital Stock, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of its entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and its past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with (i) the exercise of Company Options outstanding on the date of this Agreement or as contemplated by this Agreement, or (ii) the issuance of awards under the Company Stock Option Plan, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (h) make or change any material Tax elections, settle or compromise any material Tax liability or file any amended Company Returns, (i) adopt any Compensatory Plan or hire or materially increase the existing compensation of any employee, consultant, director or other service provider, (j) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law, or (k) commit or agree to take any of the actions prohibited by this Section 5.2; provided, however, that no provision in this Section 5.2 shall apply to or restrict in any way the actions of the Company or any of its Subsidiaries with respect to or in any way related to (x) the Subject Transactions, (y) one or more debt financings in an aggregate principal amount up to $1,500,000 with 5AM Partners II, LLC and GBS Venture Partners Limited, or any Person designated by 5AM Partners II, LLC or GBS Venture Partners Limited so long as such debt is convertible into or exchangeable for Parent Common Stock issued pursuant to the Private Placement, or (z) the financing described in Company Disclosure Schedule 3.12.

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Article VI
ADDITIONAL COVENANTS AND AGREEMENTS

6.1     Reasonable Best Efforts; Governmental Filings. Subject to the terms and conditions herein provided, each party will use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each party will use all commercially reasonable efforts and will cooperate with the other party in the preparation (including by furnishing any information, including financial statements, in respect of such party and its Affiliates required to be included in such filings) and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Each party will use all commercially reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

6.2     Expenses. The Company shall pay the Parent Professional Fees at Closing. No less than five (5) Business Days prior to the Closing, Parent shall furnish to the Company a schedule setting forth in reasonable detail the fees, costs and expenses comprising the Parent Professional Fees.

6.3     Due Diligence; Access to Information; Confidentiality.

(a)     Between the date hereof and the Closing Date, each of Parent and Company (for the purposes of this Section 6.3 only, an “Investigated Party”) shall afford to the other party (the “Investigating Party”) and such Investigating Party’s authorized representatives the opportunity to conduct and complete a due diligence investigation of the Investigated Party as described herein. In light of the foregoing, the Investigated Party shall make available (together with the right to copy) to the Investigating Party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such Investigated Party and its Subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), Tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as “Evaluation Material”) and otherwise provide such assistance as is reasonably requested in order that the Investigating Party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Investigated Party; provided, however, that the foregoing rights granted to the Investigating Party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the Investigated Party set forth herein.

(b)     The Investigating Party agrees that it will not use the Evaluation Material for any purpose other than in connection with the Merger and the transactions contemplated hereunder. The Investigating Party agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party’s Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Investigating Party Representative to assist such party in connection with the Merger and the transactions contemplated hereunder, or as may be required by Law. The Investigating Party agrees that it will, within ten (10) days of the Investigated Party’s request, re-deliver all copies of the Investigated Party’s Evaluation Material in its possession or that of its Affiliates or Representatives if the Merger does not close as contemplated herein.

(c)     The parties acknowledge that, upon execution and delivery, this Agreement (but not the exhibits or schedules thereto) will be filed by Parent with the SEC under cover of Form 8-K.

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(d)     Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither the Investigating Party nor any of the Investigating Party’s Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the Investigated Party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i)     is or becomes generally available to the public other than as a result of an act or omission by the Investigating Party, its Affiliates or Representatives in breach of this Agreement;

(ii)     was available to the Investigating Party on a non-confidential basis prior to its disclosure;

(iii)     becomes available to the Investigating Party on a non-confidential basis from a source other than the Investigated Party or its agents, advisors or Representatives;

(iv)     was developed by the Investigating Party independently of any disclosure by the Investigated Party; or

(v)     is disclosed in compliance with Section .

Nothing in this Section 6.3 shall prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the Investigating Party shall consult with the Investigated Party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.4     Press Releases. The Company and Parent shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.5     Survival of Representations and Warranties. The respective representations, warranties, obligations, covenants, and agreements of the parties shall not survive the Effective Time, except for this Section 6.5, Section 6.14, Section 9.8 and those other covenants and agreements that by their terms are to be performed in whole or in part after the Effective Time.

6.6     Securities Reports. Prior to the Closing, Parent will have filed with the SEC all reports, forms, financial statements and other documents required to be filed under the Exchange Act that were or are due to be filed at any time prior to or on the Closing Date, including, without limitation, those delinquent filings set forth on Parent Disclosure Schedule 4.6(a). Parent agrees to provide to the Company copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date, to the extent such reports and other documentation are not publicly available on EDGAR, prior to filing with the SEC.

6.7     Company Interim Financial Statements. Prior to Closing, the Company will have furnished to Parent unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in a periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Exchange Act (the “Company Interim Financial Statements”). The Company Interim Financial Statements will be prepared in accordance with GAAP and applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company as of the dates of and for the periods referred to in the Company Interim Financial Statements.

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6.8     No Solicitation by Parent.

(a)     Subject to Section 6.8(b), from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, none of Parent or Parent’s Subsidiaries shall, and Parent shall use reasonable best efforts to cause its respective Representatives not to, directly or indirectly, (A) initiate, solicit or knowingly encourage the submission of any inquiries, proposals or offers that constitute any Alternative Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in any such inquiries, proposals, discussions or negotiations, or (B) approve or recommend, or publicly propose to approve or recommend, an Alternative Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Alternative Proposal or enter into any agreement or agreement in principle requiring Parent to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing. Subject to Section 6.8(b), Parent shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by Parent, its Subsidiaries or any Representatives with respect to any Alternative Proposal.

(b)      Notwithstanding anything to the contrary contained in Section 6.8(a), if at any time following the date of this Agreement and prior to obtaining the Requisite Parent Shareholder Vote, (i) Parent has not knowingly breached any material provision of Section 6.8 and Parent has received a written Alternative Proposal from a third party which did not result from a breach of Section 6.8(a) and (ii) the Board of Directors of Parent determines in good faith, after consultation with its outside counsel, that such Alternative Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then Parent may (A) furnish information with respect to Parent and its Subsidiaries to the Person making such Alternative Proposal and (B) participate in discussions or negotiations with the Person making such Alternative Proposal regarding such Alternative Proposal; provided, that Parent will not, and will use reasonable best efforts not to allow Parent Representatives to, disclose any non-public information to such Person without entering into a confidentiality agreement on terms which are consistent with the confidentiality agreement between Parent and the Company effective as of October 2, 2013. From and after the date of this Agreement, Parent shall promptly (within 48 hours) notify the Company in the event it receives (i) an Alternative Proposal or written indication by any Person that it is considering making an Alternative Proposal, (ii) any request for non-public information relating to Parent or any of its Subsidiaries, other than requests for information in the ordinary course of business or unrelated to an Alternative Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Alternative Proposal, and shall include in such notice the material terms and conditions thereof and the identity of the party making such proposal or inquiry, and shall keep the Company reasonably apprised as to the status and any material developments, discussions and negotiations concerning the same. Without limiting the foregoing, Parent shall promptly (within 48 hours) notify the Company orally and in writing if it determines to provide non-public information or to engage in discussions or negotiations concerning an Alternative Proposal pursuant to this Section 6.8(b) after the date of this Agreement.

(c)     The Board of Directors of Parent shall not directly or indirectly withdraw or modify the Recommendation in a manner adverse to the Company, or publicly propose to do so; provided, that if at any time prior to obtaining the Requisite Parent Shareholder Vote, Parent receives an Alternative Proposal which the Board of Directors of Parent determines in good faith constitutes a Superior Proposal, then the Board of Directors of Parent may withdraw or modify its Recommendation in a manner adverse to the Company, including by failing to include the Recommendation in the Proxy Statement (“Recommendation Withdrawal”) if such Board of Directors determines in good faith (after consultation with outside counsel) that failure to take such action likely would be inconsistent with its fiduciary duties under applicable Law. In order for the Board of Directors of Parent to make the determination that an Alternative Proposal constitutes a Superior Proposal, Parent shall be required to provide the Company with prior written notice, at least 48 hours in advance (or, in the event of a material modification of an Alternative Proposal with respect to which prior written notice of such intention to determine has previously been provided, the period shall be 24 hours in advance) of its intention to determine that such Alternative Proposal constitutes a Superior Proposal.

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(d)     Nothing contained in this 6.8 or elsewhere in this Agreement shall prohibit Parent from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to Parent’s shareholders or taking any position with respect to the Merger if, in the good faith judgment of Parent’s Board of Directors, after consultation with its outside counsel, failure to so take and/or disclose likely would be inconsistent with its fiduciary duties under applicable Law or necessary to comply with obligations under federal securities Laws; provided, any such disclosure made pursuant to clause (i) or (ii) (other than a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Recommendation Withdrawal unless the Board of Directors of Parent expressly reaffirms in such disclosure the Recommendation.

(e)     Parent shall in no event be deemed to violate this Section 6.8 as a result of responding to any unsolicited proposal or inquiry solely by advising the Person making such proposal or inquiry of the terms of this Section 6.8.

(f)     As used in this Agreement, the term:

(i)     “Alternative Proposal” shall mean any inquiry, proposal or offer from any Person or group of Persons other than the Company or its Affiliates for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of Parent (or any Subsidiary or Subsidiaries of Parent whose business constitutes 20% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of Parent and its Subsidiaries, in each case other than the Merger.

(ii)     “Superior Proposal” shall mean any Alternative Proposal (except the references therein to “20%” shall be replaced by “50%”) on terms which the Board of Directors of Parent determines in good faith, after consultation with Parent’s outside legal counsel, to be more favorable to the shareholders of Parent than the transactions contemplated hereby or the terms of any other proposal made by the Company after the Company’s receipt of such Alternative Proposal.

6.9     No Solicitation by the Company. Unless and until this Agreement shall have been terminated pursuant to Section and except as related to negotiations between Parent and the Company with respect to the Subject Transactions, neither Company nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person concerning (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company or (ii) the acquisition in any manner, directly or indirectly, of any equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger. The Company will promptly notify Parent if it receives a proposal or inquiry with respect to the matters described above.

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6.10     Failure to Fulfill Conditions. At or prior to the Effective Time, each party shall give prompt notice to the other party of any fact, event or circumstance to the Knowledge of such party that would cause, or reasonably be expected to cause, the failure of any condition precedent to its obligations specified in Article VII to be satisfied so as to permit the consummation of the transactions contemplated hereby prior to the End Date.

6.11     Company Stock Option Plan

(a)     At the Effective Time, subject to Section 6.12(b), Parent shall assume all of the Company’s rights and obligations under the Company Options and the Company Stock Option Plan. Subject to Section 6.12(b), the Company Options shall be assumed in accordance with the terms and conditions of the Company Stock Option Plan and on the same terms and conditions as were applicable under the Company Stock Option Plan immediately prior to the Effective Time, except that, from and after the Effective Time: (i) all actions to be taken under the Company Stock Option Plan or the Company Options by the Company’s Board of Directors (or a committee thereof) shall be taken by the Board of Directors of Parent (or a committee thereof), (ii) each Company Option shall evidence the right to purchase a number of shares of Post-Conversion Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Capital Stock into which such Company Options are exercisable immediately prior to the Effective Time multiplied by the applicable Exchange Ratio, (iii) the new option price for each share of Post-Conversion Parent Common Stock issuable upon exercise of a Company Option shall be determined by dividing the option exercise price immediately prior to the Effective Time by the applicable Exchange Ratio (rounded up to the nearest cent), and (iv) all references in the Company Options and the Company Stock Option Plan to the Company and Company Capital Stock shall be deemed to be references to Parent and Post-Conversion Parent Common Stock, respectively, after giving effect to the adjustments pursuant to clauses (ii) and (iii) above. Notwithstanding the foregoing, the exercise price and the number of shares of Post-Conversion Parent Common Stock subject to each Company Option shall be determined in a manner consistent with the requirements of Section 409A of the Code to the extent applicable; and provided, further, that in the case of any Company Option to which Section 422 of the Code applies, the option exercise price, the number of shares subject to such Option and the terms and conditions of exercise of such Company Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability and other provisions of such Company Option shall otherwise remain unchanged as a result of the assumption of such Company Option.

(b)     Subject to Section 6.12(b), Parent shall reserve for issuance a sufficient number of shares of Post-Conversion Parent Common Stock for delivery upon exercise of the Company Options assumed by Parent. Within sixty (60) days following the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form) with respect to the shares of Post-Conversion Parent Common Stock subject to such Company Options held by persons who become employees or consultants of the Surviving Company and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

(c)     Parent shall amend its 2013 Stock Option and Incentive Plan providing for an aggregate grant of awards to qualified participants of not more than 3,111,587 shares of Parent Common Stock (which shall include the Company Options that will be assumed by Parent in accordance with this Section 6.11), calculated as of the Closing.

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6.12     Proxy Statement.

(a)     As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare and file with the SEC a proxy statement in connection with the transactions contemplated by this Agreement (the “Proxy Statement”), and each of the Company and Parent shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents to be filed by Parent with the SEC in connection with the Merger and other transactions contemplated hereby (the “Other Filings”) as required by the Exchange Act, and Parent and the Company shall cooperate with each other in connection with the preparation of the Proxy Statement and any Other Filings. Parent will use its reasonable best efforts to have the Proxy Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. Parent will use its reasonable best efforts to cause the Proxy Statement to be mailed to Parent’s shareholders as promptly as reasonably practicable after the Proxy Statement is cleared by the staff of the SEC. Each party shall as promptly as reasonably practicable notify the other party of the receipt of any oral or written comments from the staff of the SEC on the Proxy Statement or any Other Filing. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on, (i) the draft of the Proxy Statement (including each amendment or supplement thereto) and any Other Filings and (ii) all written responses to requests for additional information by and replies to written comments of the staff of the SEC, prior to filing of the Proxy Statement or any Other Filing with or sending such to the SEC, and each party will provide the other party with copies of all such filings made and correspondence with the SEC or its staff with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or any Other Filing so that the Proxy Statement or any Other Filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, in the case of the Proxy Statement, disseminated by the Company to the shareholders of the Company.

(b)     Subject to Section 6.12(c), Parent shall (X) take all action necessary in accordance with the YBCA and the Parent Organization Documents to set the record date for determining the Parent Shareholders entitled to attend a meeting of the Parent Shareholders, and duly call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC for the purpose of obtaining the Requisite Parent Shareholder Vote (such meeting or any adjournment or postponement thereof, the “Parent Shareholder Meeting”) to approve (a) the principal terms of the Merger and the adoption of this Agreement, (b) the principal terms of the RenalGuard Spinoff, (c) the authorization and adoption of an amendment to Parent’s 2013 Stock Option and Incentive Plan to increase the number of awards issuable thereunder, (d) a reverse stock split of the Parent Common Stock, (e) the election of new directors of Parent, (f) a change in Parent’s name to Viveve Medical, Inc., the other proposals submitted to the vote of the Parent Shareholders in the Proxy Statement (collectively, the “Parent Voting Matters”), and (Y) subject to the Board of Directors of Parent’s withdrawal or modification of its Recommendation in accordance with Section 6.8, use reasonable best efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby and include its Recommendation in the Proxy Statement.

(c)     Notwithstanding Section 6.12(a) or (b), if on a date for which the Parent Shareholder Meeting is scheduled (the “Original Date”), Parent has not received proxies representing a sufficient number of shares of Parent Common Stock to obtain the Requisite Parent Shareholder Vote, whether or not a quorum is present, Parent shall have the right to postpone or adjourn the Parent Shareholders Meeting to a date which shall not be more than 45 days after the Original Date. If Parent continues not to receive proxies representing a sufficient number of shares of Parent Common Stock to obtain the Requisite Parent Shareholder Vote, whether or not a quorum is present, the Parent may make one or more successive postponements or adjournments of the Parent Shareholder Meeting as long as the date of the Parent Shareholder Meeting is not postponed or adjourned more than an aggregate of 45 days from the Original Date in reliance on this subsection. In the event that the Parent Shareholder Meeting is adjourned or postponed as a result of applicable Law, including the need to supplement the Proxy Statement, any days resulting from such adjournment or postponement shall not be included for purposes of the calculations of numbers of days pursuant to this Section 6.12.

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6.13     Company Stockholder Approval.

(a)     On or prior to the date hereof, the Board of Directors of the Company shall submit this Agreement for adoption by the stockholders of the Company by written consent and recommend that the stockholders of the Company adopt this Agreement. The Company shall use its reasonable best efforts to obtain the Requisite Company Stockholder Vote, which shall be irrevocable, as soon as possible following the date hereof in compliance with the requirements under the applicable Laws.

(b)     After the Requisite Company Stockholder Vote has been obtained, the Company shall send, pursuant to Sections 228 and 262(d) of the DGCL, a written notice to all stockholders of the Company that did not execute the written consent under which the Requisite Company Stockholder Vote was obtained, informing them that this Agreement was adopted and that appraisal rights are available for their Company Capital Stock pursuant to Section 262 of the DGCL (which notice shall include a copy of such Section 262).

6.14     Post-Closing Covenants of Parent. Parent hereby agrees and covenants as to the following, from and after the Closing:

(a)     Indemnification and Insurance.

(i)     The Company agrees that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of Parent or its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement shall survive the Merger and shall continue in full force and effect. Parent and the Surviving Corporation shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of Parent’s and any of its Subsidiaries’ articles of incorporation and by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of Parent or its Subsidiaries with any of their respective current or former directors, officers or employees in effect as of the date hereof, and shall not for a period of six (6) years from the Closing Date amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of Parent or any of its Subsidiaries and all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(ii)     From and after the Effective Time, each of Parent and the Surviving Corporation shall jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Parent or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including in connection with such Indemnified Party serving as an officer, director, employee or other fiduciary of Parent or any of its Subsidiaries or any entity if such service was at the request or for the benefit of Parent or any of its Subsidiaries).

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(iii)     Prior to the Effective Time, Parent shall purchase, and, following the Effective Time, Parent shall maintain with reputable and financially sound carriers, fully pre-paid six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained as of the date hereof by Parent (the “Current Policies”), which tail policies shall cover a period from the Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policies shall contain at least the same coverage (including the scope and amount thereof) as, and contain terms and conditions that are equivalent to, the coverage set forth in the Current Policies.

(iv)     The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws or other organization documents of Parent or any of its Subsidiaries, any other indemnification agreement or arrangement, the YBCA or otherwise. The provisions of this Section 6.14(a) shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(v)     In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.14(a). The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Parent or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.14(a) is not prior to, or in substitution for, any such claims under any such policies.

(b)     Use of PLC Name. Parent shall, and shall cause the Surviving Corporation and any of Parent’s Subsidiaries to, not use the PLC Name or any confusingly similar names, marks, words, logos, symbols or devices related to the PLC Name.

(c)     Registered Public Offering. Within no more than 365 days after the Closing, Parent shall engage a registered broker-dealer to facilitate, and use its reasonable best efforts to consummate, a registered public offering of its shares of Common Stock on Form S-1 resulting in aggregate proceeds to Parent of approximately $8,000,000 to $10,000,000.

(d)     Appointment of Officers. From and after the Effective Time, the directors of Parent shall appoint as the officers of Parent the persons who were officers of the Company immediately prior to the Effective Time.

6.15     DTC Eligible. Parent shall make commercially reasonable efforts such that the shares of Parent Common Stock are at time of the Closing Depository Trust Company (“DTC”) eligible or electronically transferable through DTC or DTC’s FAST program.

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6.16      Obligations of Merger Sub and the Surviving Corporation. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

Article VII
CONDITIONS

7.1     Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby in accordance with the terms of this Agreement are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a)     Governmental Action. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement.

(b)     Stockholder Approvals. This Agreement and the Parent Voting Matters shall have been approved by the Requisite Parent Shareholder Vote.

7.2     Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a)     Representations and Compliance. The representations of the Company contained in this Agreement were true and correct as of the date of this Agreement and are true and correct as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on the Company. The Company shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

(b)     Officers’ Certificate. The Company shall have furnished to Parent and Merger Sub a certificate of the Chief Executive Officer of the Company, dated as of the Effective Date, in which such officer shall certify that, to the best of his Knowledge, the conditions set forth in Section 7.2(a) have been fulfilled.

(c)     Secretary’s Certificate. The Company shall have furnished to Parent (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Closing Date executed on behalf of the Company by its corporate secretary or one of its assistant corporate secretaries certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of the Company by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of the Company executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by the Company, (iv) a copy of the certificate of incorporation of the Company, certified by the Secretary of State of Delaware, and (v) a certificate from the Secretary of State of Delaware evidencing the good standing of the Company in such jurisdiction as of a day within five (5) Business Days prior to the Closing Date.

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(d)     Absence of Material Adverse Effect. There shall not have occurred any Material Adverse Effect on the Company, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(e)     Certain Transactions. The Company shall have completed the transactions contemplated by the Company Warrant Termination Agreements and the Company Convertible Note Termination Agreements.

(f)     Stockholder Questionnaire. At least ninety (90) percent of the stockholders of the Company shall have executed and delivered to Parent a completed stockholder qualification questionnaire in the form reasonably acceptable to both Parent and the Company (a “Stockholder Questionnaire”), accurate in all material respects and attesting that (i) each such stockholder is acquiring the Merger Consideration for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that each stockholder either (A) is an “accredited investor” as defined in Regulation D of the Securities Act, and either (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both Parent and the Company to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

(g)     Parent Professional Fees. The Company shall have paid the Parent Professional Fees at Closing.

(h)     Liabilities. The Company shall have (i) no more than $1.5 million of liabilities in the form of accounts payable and accrued expenses (excluding liabilities related to warrants to purchase Company Common Stock), (ii) a principal balance on its outstanding senior secured notes of no more than $1.5 million, and (iii) no more than the maximum amount of debt financing permitted under the proviso in Section 5.2 hereof, which shall be exchanged for Parent Common Stock issued in the Private Placement.

7.3     Additional Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a)     Representations and Compliance. The representations of Parent and Merger Sub contained in this Agreement were true and correct as of the date of this Agreement and are true and correct as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a) shall be deemed to have been satisfied even if any representations and warranties of Parent are not so true and correct unless the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Parent. Parent and Merger Sub, respectively, shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by them hereunder at or prior to the Closing Date.

(b)     Officers’ Certificate. Parent shall have furnished to the Company a certificate of the Principal Executive Officer and Principal Financial Officer of Parent, dated as of the Effective Date, in which such officer shall certify that, to the best of his Knowledge, the conditions set forth in Section 7.3(a) have been fulfilled.

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(c)     Secretary’s Certificate. Parent shall have furnished to the Company (i) copies of the text of the resolutions by which the corporate action on the part of Parent necessary to approve this Agreement and the Certificate of Merger, the election of the directors of Parent to serve following the Closing Date and the transactions contemplated hereby and thereby, which shall be accompanied by a certificate of the corporate secretary or assistant corporate secretary of Parent dated as of the Closing Date certifying to the Company that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed on behalf of Parent by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Parent executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) copies of (A) the Articles of Continuance of Parent, certified by Yukon Corporate Affairs, and (B) the certificate evidencing the good standing of Parent as of a day within five (5) Business Days prior to the Closing Date.

(d)     Absence of Material Adverse Effect. There shall not have occurred any Material Adverse Effect on either Parent or Merger Sub, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Parent or Merger Sub.

(e)     Certain Transactions. Parent shall have completed the transactions contemplated in the Parent Warrant-Equity Exchange Agreement and the Parent Debenture-Common Stock Conversion Agreement.

(f)     Directors of Parent. To be effective upon the Effective Time, the Parent Shareholders shall have elected to the Board of Directors of Parent the persons who were directors of the Company immediately prior to the Closing.

(g)     Resignations. Each of the officers and directors of Parent immediately prior to the Effective Time shall deliver duly executed resignations from their positions with Parent effective immediately after the Effective Time.

(h)     RenalGuard Spinoff. The RenalGuard Purchaser and Parent shall have consummated the RenalGuard Spinoff immediately prior to Closing. Parent shall have provided the Company and its counsel with substantially final drafts of all RenalGuard Spinoff Transaction Documents no less than five (5) days prior to their execution and the form and substance of such documents shall be reasonably acceptable to the Company and its counsel.

(i)     Dissenting Shares. Holders of not more than 35% of Parent Capital Stock issued and outstanding immediately prior to the Closing shall have elected to become dissenting shares under the YBCA.

7.4     Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use all reasonable best efforts to consummate the Merger and the other transactions contemplated hereby, as required by Section 6.1.

 46

Article VIII
TERMINATION

8.1     Termination. This Agreement may be terminated prior to the Effective Date:

(a)     by the mutual written consent of the Company and Parent;

(b)     by either the Company or Parent, if:

(i)     the Effective Time shall not have occurred on or before the End Date, and the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date;

(ii)     if any court of competent jurisdiction shall have entered an injunction, other legal restraint or order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and non-appealable; or

(iii)     the Parent Shareholder Meeting (including any adjournments or postponements thereof) shall have concluded and the Requisite Parent Shareholder Approval contemplated by this Agreement shall not have been obtained.

(c)     by Parent, if:

(i)     the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Sections 7.1 or 7.2, and (ii) cannot be cured by the End Date, provided that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) and the basis for such termination; or

(ii)     prior to the receipt of the Requisite Parent Shareholder Approval, Parent shall have received an Alternative Proposal and the Board of Directors of Parent shall have determined in good faith that such Alternative Proposal constitutes a Superior Proposal; provided, however, that Parent shall not terminate this Agreement pursuant to this clause (ii) unless: (A) in connection with a Superior Proposal determination made after the date of this Agreement, Parent shall have provided prior written notice to the Company of the intention of the Board of Directors of Parent to determine that the Alternative Proposal constitutes a Superior Proposal at least three (3) Business Days in advance of such termination (or, in the event of a material modification of an Alternative Proposal with respect to which prior written notice of such intention has previously been provided, the advance notice period shall be one Business Day), and prior to transmitting notification to the Company of the termination of this Agreement pursuant to this clause (ii) the Board of Directors of Parent has not concluded that the Alternative Proposal is no longer a Superior Proposal; (B) Parent concurrently with transmitting notification to the Company of the termination of this Agreement pursuant to this clause (ii) pays the Termination Fee payable pursuant to Section 8.2(a); and (C) the Board of Directors of Parent concurrently with transmitting notification to the Company of the termination of this Agreement pursuant to this clause (ii) approves, and Parent substantially concurrently enters into, a definitive agreement with respect to such Superior Proposal.

47

(d)     by the Company, if:

(i)     Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or 7.3 to be satisfied and (ii) cannot be cured by the End Date, provided that the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) and the basis for such termination; or

(ii)     the Board of Directors of Parent shall have effected a Recommendation Withdrawal.

In the event of termination of this Agreement pursuant to this Section 8.1, this Agreement shall terminate (except for the confidentiality obligations under Section 6.3 and the provisions of Section 8.2 and Article IX), and there shall be no other liability on the part of Parent or the Company except liability arising out of the provisions of Section 8.2 and 8.3, respectively, or any willful and material breach of any of the representations, warranties or covenants in this Agreement by Parent or the Company (subject to any express limitations set forth in this Agreement). Notwithstanding anything to the contrary herein, (X) entry by Parent into a definitive agreement with respect to a Superior Proposal in accordance with clause (C) of Section 8.1(c)(ii) hereof shall not be deemed a breach of Section 6.8 of this Agreement, and (Y) the last sentence of Section 3.4 shall be read without the Knowledge qualification therein for purposes of determining whether such representation has been breached.

8.2     Termination Fees.

(a)     In the event that:

(i)     (A) after the date hereof, a bona fide Alternative Proposal shall have been made known to Parent or shall have been made directly to its shareholders generally or any person shall have publicly announced a bona fide intention (not subsequently withdrawn) to make an Alternative Proposal and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii) (so long as the Alternative Proposal was publicly disclosed prior to, and had not been withdrawn at, the time of the Parent Shareholder Meeting) or Section 8.1(d)(i), and (C) Parent consummates a transaction with respect to an Alternative Proposal within six (6) months of the date this Agreement is terminated or enters into a definitive agreement with respect to any Alternative Proposal within six (6) months of the date this Agreement is terminated and consummates a transaction with respect to such Alternative Proposal (provided that for purposes of this Section 8.2(a)(i), the references to “20%” in the definition of Alternative Proposal shall be deemed to be references to “50%”); or

(ii)     this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii); or

(iii)     this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii);

then in any such event under clause (i), (ii) or (iii) of this Section 8.2(a), Parent shall pay to the Company the Termination Fee, it being understood that in no event shall Parent be required to pay the Termination Fee on more than one occasion.

(b)     Any payment required to be made pursuant to clause (i) of Section 8.2(a) shall be made to the Company promptly following the consummation of the transaction referred to therein (and in any event not later than two (2) Business Days after delivery to Parent of notice of demand for payment); any payment required to be made pursuant to clause (ii) of Section 8.2(a) shall be made to the Company concurrently with the termination of this Agreement by Parent pursuant to Section 8.1(c)(ii); any payment required to be made pursuant to clause (iii) of Section 8.2(a) shall be made to the Company promptly following termination of this Agreement by the Company pursuant to Section 8.1(d)(ii) (and in any event not later than two (2) Business Days after delivery to Parent of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

48

8.3     Expenses following Termination. Upon a termination occurring pursuant to Section , each party hereto shall be responsible for and pay its own fees and expenses, including the fees of any professional service providers incurred in connection with the Subject Transactions; provided, however, that if this Agreement is terminated by Parent pursuant to 8.1(c)(i), the Company shall pay to Parent the Parent Professional Fees within two (2) Business Days of the date Parent furnishes to the Company a schedule setting forth in reasonable detail the fees, costs and expenses comprising the Parent Professional Fees, and such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent; provided, however, that solely for purposes of this Section 8.3, the Company shall only be required to pay a maximum of $400,000 of such Parent Professional Fees.

8.4     Failure to Pay. In the event that Parent or the Company shall fail to pay the Termination Fee or the Parent Professional Fees required pursuant to Section 8.2 and 8.3, respectively, when due, such fees shall accrue interest for the period commencing on the date such fees became past due, at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank, National Association, in the City of New York from time to time during such period, as such bank’s prime lending rate. In addition, if Parent or the Company shall fail to pay such fees when due, such party shall also pay to the other all of the other’s reasonable costs and expenses (including reasonable attorneys’ fees) in connection with efforts to collect such fees. Each party acknowledges that the fees and the other provisions of Sections 8.2, 8.3 and 8.4 are an integral part of the Merger and that, without these agreements, neither party would enter into this Agreement. Each of the parties hereto acknowledges that the agreements contained in Sections 8.2, 8.3 and 8.4 are an integral part of the transactions contemplated by this Agreement and that neither the Termination Fee nor the Parent Professional Fees are penalties, but rather liquidated damages in a reasonable amount that will compensate the receiving party for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

49

Article IX
GENERAL PROVISIONS

9.1     Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by overnight delivery service for next Business Day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to the Company:	Viveve, Inc. 150 Commercial Street Sunnyvale, California 94086 Facsimile: (408) 530-1919 Telephone: (408) 530-1900 Attn: Patricia Scheller
With copies to:	Richardson Patel LLP 405 Lexington Avenue, 49th Floor New York, New York 10174 Facsimile: (917) 591-6898 Telephone: (212) 931-8700 Attn: Kevin Friedmann, Esq.
If to Parent or Merger Sub:	PLC Systems Inc. 459 Fortune Boulevard Milford, Massachusetts 01757 Facsimile: (508) 541-7990 Telephone: (508) 541-8800 Attn: Chief Executive Officer

With copies to:	Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Facsimile: (212) 884-8234 Telephone: (212) 659-7300 Attn: Rick A. Werner, Esq.

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if telecopied, on the day of transmission or, if that day is not a Business Day, on the next Business Day; and the next Business Day delivery after being timely delivered to a recognized overnight delivery service.

9.2     Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

9.3     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

9.4     Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

9.5     Waiver. At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto or (ii) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

9.6     Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (i) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

50

9.7     Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email of a PDF, which facsimile or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8     Third Party Beneficiaries. Each party hereto intends that this Agreement, except as set forth in Section 6.14 or expressly provided herein, shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto. The representations and warranties set forth in Articles III and IV and the covenants set forth in Sections 5.1 and 5.2 have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Company Disclosure Schedule and the Parent Disclosure Schedule, each of which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the parties hereto.

9.9     Governing Law. This Agreement is governed by the internal laws of the State of Delaware without regard to such State’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

9.10     Enforcement; Jurisdiction; Service of Process.

(a)     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VIII, in the event of any breach or threatened breach by the Company, on the one hand, or Parent and Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties hereto further agree that (x) by seeking the remedies provided for in this Section 9.10(a), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that the remedies provided for in this Section 9.10(a) are not available or otherwise are not granted, and (y) nothing set forth in this Section 9.10(a) shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.10(a) prior or as a condition to exercising any termination right under Article VIII, nor shall the commencement of any legal action or legal proceeding pursuant to this Section 9.10(a) or anything set forth in this Section 9.10(a) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII, or pursue any other remedies under this Agreement that may be available then or thereafter.

51

(b)     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section . Nothing in this Section , however, affects the right of any party to serve legal process in any other manner permitted by law.

9.11     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.12     Disclosure in Schedules. For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto with respect to any Section hereof in such a way as to make its relevance to the information called for by another Section hereof or any other Schedule, as the case may be, reasonably apparent, such matter shall be deemed to have been disclosed in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that each of Parent and the Company hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections of this Agreement and Schedules hereto.

[Remainder of Page Left Intentionally Blank]

52

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

VIVEVE, INC.

By:	/s/ Patricia Scheller
Name:	Patricia Scheller
Title:	Chief Executive Officer

PLC SYSTEMS, INC.

By:	/s/ Mark R. Tauscher
Name:	Mark R. Tauscher
Title:	Chief Executive Officer

PLC SYSTEMS ACQUISITION CORPORATION

By:	/s/ Mark R. Tauscher
Name:	Mark R. Tauscher
Title:	President

53

EXHIBIT A

FORM OF CERTIFICATE OF MERGER

OF

PLC SYSTEMS ACQUISITION CORPORATION

(a Delaware corporation)

WITH AND INTO

VIVEVE, INC.

(a Delaware corporation)

Pursuant to Section 251 of the

General Corporation Law of the State of Delaware

Pursuant to Title 8, section 251(c) of the Delaware General Corporation Law, the undersigned the corporation does hereby certify that:

FIRST:          The name and state of incorporation of the surviving corporation is Viveve, Inc., a Delaware corporation (the “Surviving Corporation”), and the name and state of incorporation of the corporation being merged into the Surviving Corporation is PLC Systems Acquisition Corporation, a Delaware corporation (“Merger Sub”).

SECOND:     The constituent entities have entered into a Merger Agreement (the “Merger Agreement”) by and between the constituent entities and the Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 251 of the Delaware General Corporation Law.

THIRD:          The name of the Surviving Corporation is Viveve, Inc., a Delaware corporation.

FOURTH:      The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

FIFTH:           This Certificate of Merger shall be effective immediately upon filing.

SIXTH:          The executed Merger Agreement is on file at the office of the Surviving Corporation, the address of which is 150 Commercial St., Sunnyvale, CA 94086-5201.

SEVENTH:    A copy of the Merger Agreement will be furnished upon request and without cost to any stockholder of the Surviving Corporation or any constituent corporation.

IN WITNESS WHEREOF, said Surviving Corporation has caused this Certificate of Merger to be executed by a duly authorized officer this   day of     , 2014.

Patricia Scheller
Chief Executive Officer

EXHIBIT B

Post-Merger Parent Capital Structure

[ATTACHED HERETO.]

Viveve Holder	Shares of Viveve Common Stock Equivalent Issued and Outstanding (Pre-Merger)[1]	Shares of Parent Common Stock Issued and Outstanding (Post-Merger)[2]	% of Parent Common Stock Issued and Outstanding (Post-Merger)
GBS Venture Partners Limited	212,099,649	1,707,339	22.6%
5AM Ventures II	204,048,346	1,642,528	21.8%
Donna Bella International Sun Hongyu	20,000,000	160,994	2.1%
5AM Co-Investors II	8,051,303	64,811	0.9%
Galloway Limited	6,000,000	48,299	0.6%
Stellartech Research Corporation	2,400,876	19,327	0.3%
Parmer M.D., Jonathan B.	2,155,441	17,351	0.2%
Simpson, Carl	1,911,121	15,384	0.2%
Knowlton, Edward W.	1,600,000	12,880	0.2%
Pope, Kerry	1,536,348	12,368	0.2%
Regina E. L. Bandet, Trustee Regina E. L. Bandet Revocable Trust Dated 5/19/97	1,133,928	9,128	0.1%
Hadler, Kenneth	1,076,259	8,664	0.1%
Fogarty M.D., Thomas J.	1,000,009	8,050	0.1%
Scheuer, Lee	563,956	4,540	0.1%
Art and Janet Wong Revocable Trust	538,129	4,332	0.1%
Parmer, Michael A.	538,129	4,332	0.1%
Stephen F. Weiss, M.D. and Susan H. Weiss	538,129	4,332	0.1%
The Stephanie A. Vinella Living Trust, dated 2/26/98, Stephanie A. Vinella, Trustee	538,129	4,332	0.1%
WS Investment Company, LLC (2006A)	538,129	4,332	0.1%
Nevitt, Judith B.	528,894	4,258	0.0%
Polansky, Francis	528,894	4,258	0.0%
Schmidt, Richard J.	528,894	4,258	0.0%
Lucas, Sherree	440,005	3,542	0.0%
WS Investment Compny (2006C)	322,873	2,600	0.0%
Jonathan B. Parmer, M.D., PC, PSP & T	201,714	1,624	0.0%
Lopez, Steven	16,485	133	0.0%
Tamura, Anna	12,800	104	0.0%
Willson, Cindy	11,520	93	0.0%
Chavez, Natalie	9,200	75	0.0%
Pollet, Sarah	8,750	71	0.0%
Velez, Kimberly	5,000	41	0.0%
Beckmen, Johanna	2,208	18	0.0%
Prendergast, Stephanie	1,792	15	0.0%
	468,886,910	3,774,413	50.0%

Viveve Convertible Debt Holder	Outstanding Principal Balance of Convertible Debt (Pre- Merger)	Shares of Parent Common Stock Issued and Outstanding (Post-Merger)[3]	% of Parent Common Stock Issued and Outstanding (Post-Merger)
GBS Venture Partners Limited	1,750,000	943,596	12.5%

PLC Holder	Shares of PLC Common Stock Equivalent Issued and Outstanding (Pre-Merger)[4]	Shares of Parent Common Stock Issued and Outstanding (Post-Merger)	% of Parent Common Stock Issued and Outstanding (Post-Merger)
Common Stock Holders	1,249,982	1,249,982	16.6%
Common Stock issued to former Warrant Holders[5]	891,971	891,971	11.8%
Stock Option Holders[6]	68,237	68,237	0.9%
Rights to Shares[7]	356,667	356,667	4.7%
Bezalel Shares[8]	223,200	223,200	3.0%
Common Stock Issued to Former Senior Debt Holders[9]	40,731	40,731	0.5%
	2,830,788.0	2,830,788.0	37.5%

1 Pursuant to a request of the holders of a majority of the outstanding shares of Preferred Stock, all outstanding shares of Preferred Stock will be converted to shares of Viveve Common Stock immediately prior to the merger.

2 Based on an exchange ratio of 0.0080497x. Calculated to represent 50% of the shares of Parent common stock issued and outstanding following the merger.

3 Calculated to represent 12.5% of the shares of Parent Common Stock issued and outstanding following the merger.

4 Assumes a 1 for 100 reverse stock-split undertaken by PLC Medical System, Inc. immediately prior to the merger.

5 Based on the Parent Warrant-Equity Exchange Agreement as described in the Merger Agreement.

6 Represents the total number of issued and outstanding PLC stock options that will remain outstanding after June 2, 2014. Included for % ownership calculation purposes only. Shares of Common Stock issuable upon exercise of such stock options will not actually be issued and outstanding.

7 Represents a pre-merger contractual right of GCP IV to be issued shares of common stock by PLC.

8 Represents a pre-merger contractual right of Bezalel Partners, LLP to be issued shares of common stock by PLC representing 3% of shares of common stock issued and outstanding following the merger.

9 Based on the Parent Debenture-Common Stock Conversion Agreement as described in the Merger Agreement.

 ANNEX B

FORM

OF

AGREEMENT OF REORGANIZATION

AMONG

PLC Systems, Inc.,

renalguard solutions, inc.

AND

GCP IV LLC

Dated as of [_], 2014

(continued)

ii

(continued)

		Page

11.9	Governing Law	20
11.10	Enforcement; Jurisdiction; Service of Process	20
11.11	WAIVER OF JURY TRIAL	20
11.12	Disclosure in Schedules	20
11.13	Expenses	21
11.14	Non-Recourse..	21

iii

AGREEMENT OF REORGANIZATION

This AGREEMENT OF REORGANIZATION (this “Agreement”), dated as of [__], 2014, is entered into by and among PLC Systems, Inc., a Yukon Territory corporation (“Seller”), RenalGuard Solutions, Inc., a Delaware corporation (the “Company”), and GCP IV LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller is engaged in the business of manufacturing and marketing its RenalGuard product;

WHEREAS, the Seller owns 1,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Company Common Stock”), of the Company, which constitutes all of the issued and outstanding shares of the Company’s capital stock;

WHEREAS, the Purchaser holds (i) the Seller’s 5% Senior Secured Convertible Debentures in the outstanding principal amount of $[ ] issued on [__] (including any obligations and amounts owed thereunder, the “Debentures”),1 and (ii) warrants issued on [__] to purchase [   ] shares of Company Common Stock (the “Warrants”);2

WHEREAS, the Seller is a party to that certain Agreement and Plan of Merger, dated as of May 9, 2014, by and among Viveve, Inc. (“Viveve”), the Seller and PLC Systems Acquisition Corporation (the “Merger Agreement”), pursuant to which, among other things, the Seller shall acquire, through a merger of PLC Systems Acquisition Corporation with and into Viveve, all of the issued and outstanding capital stock of Viveve (the “Merger”);

WHEREAS, in connection with the Merger, the Company desires to purchase and assume from the Seller, and the Seller desires to sell, transfer and assign to the Company, the Acquired Assets (as defined herein) and Assumed Liabilities (as defined herein), upon the terms and subject to the conditions set forth herein (the “Asset Sale”); and

WHEREAS, in connection with the Merger, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares in exchange for the cancellation of the Cancelled Debentures (as defined herein) and Warrants (the “Exchange” and together with the Asset Sale, the “Reorganization”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1 Note: The Debentures will include all such debentures issued by the Seller to Purchaser prior to the Closing Date.

2 Note: The Warrants will include all such warrants issued by the Seller to Purchaser in connection with the issuance of Debentures prior to the Closing Date.

ARTICLE I

DEFINITIONS

1.1            Certain Definitions.

“Acquired Assets” has the meaning set forth in Section 2.1(a).

“Affiliate” has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble hereto.

“Asset Sale” has the meaning set forth in the Recitals hereto.

“Assumed Liabilities” has the meaning set forth in Section 2.1(c).

“Board of Directors” means the board of directors of the entity specified.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by Law or executive order to be closed.

“Cancelled Debentures” means those Debentures that are not Transferred Debentures, including those set forth as “Cancelled Debentures” in Section 1.1 of the Seller Disclosure Schedule.

“Claims” has the meaning set forth in Section 4.2(a).

“Closing” has the meaning set forth in Section 5.1.

“Closing Date” means the date hereof and has the meaning set forth in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble hereto.

“Company Common Stock” has the meaning set forth in the Recitals hereto.

“Company Disclosure Schedules” means the disclosure schedules delivered by the Company in connection with the execution of this Agreement.

“Company Organization Documents” has the meaning set forth in Section 7.1.

“Company Subsidiaries” has the meaning set forth in Section 7.4(b).

“Contracts” means any contracts, agreements, licenses, notes, debentures, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

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“Damages” has the meaning set forth in Section 10.1.

“Debentures” has the meaning set forth in the Recitals hereto.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Exchange” has the meaning set forth in the Recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Liabilities” has the meaning set forth in Section 2.1(d).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers or directors of such Person had Knowledge of such fact or other matter.

“Laws” means any United States federal, state or local, non-United States, national, provincial or multinational law, statute or ordinance, common law, or any rule, regulation, directive, treaty provision, or any applicable judgment, agency requirement, license or permit of any Governmental Authority.

“Legal Proceeding” has the meaning set forth in Section 6.6.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

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“Material Adverse Effect” with respect to an entity, means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise), or assets of such entity and its Subsidiaries, taken as a whole, or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement on a timely basis; provided, however, that, for the purposes of clause (i), a Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, or financial or securities markets; (b) the announcement of the transactions contemplated by this Agreement; (c) any outbreak or escalation of war or any act of terrorism; (d) general conditions in the industry in which such entity and its Subsidiaries operate; (e) changes after the date of this Agreement in GAAP or regulatory accounting requirements, (f) changes after the date of this Agreement in Laws of general applicability to companies in the industry in which such entity and its Subsidiaries operate; (g) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of such entity’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder; or (h) actions or omissions taken with the prior written consent of the other party hereto or expressly required by this Agreement; provided further, however, that any event, change and effect referred to in clauses (a), (c), (d), (e) or (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on such entity and its Subsidiaries, taken as a whole, compared to other participants in the industries in which such entity and its Subsidiaries conduct their businesses.

“Merger” has the meaning ascribed thereto in the Recitals hereto.

“Merger Agreement” has the meaning set forth in the Recitals hereto.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Authority or other entity.

“Private Placement” has the meaning set forth in the Merger Agreement.

“Purchaser” has the meaning set forth in the Preamble hereto.

“RenalGuard Business” has the meaning set forth in the Merger Agreement.

“RenalGuard Spinoff Transaction Documents” has the meaning set forth in the Merger Agreement.

“Reorganization” has the meaning set forth in the Recitals hereto.

“Representatives” has the meaning set forth in Section 4.2(a).

“Schedules” means, collectively, the Company Disclosure Schedules and the Seller Disclosure Schedules.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

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“Seller” has the meaning set forth in the Preamble hereto.

“Seller Disclosure Schedules” means the disclosure schedules delivered by the Seller in connection with the execution of this Agreement.

“Seller Organization Documents” has the meaning set forth in Section 6.1.

“Seller Professional Fees” has the meaning ascribed to “Parent Professional Fees” as defined in the Merger Agreement.

“Seller SEC Filings” has the meaning ascribed to “Parent SEC Filings” as defined in the Merger Agreement.

“Seller Shareholder Meeting” has the meaning ascribed to “Parent Shareholder Meeting” as defined in the Merger Agreement.

“Seller Specific Liabilities” has the meaning ascribed to “Parent Specific Liabilities” as defined in the Merger Agreement.

“Seller Voting Matters” means the principal terms of the Exchange and the adoption of this Agreement and the other matters comprising the Parent Voting Matters, as such term is defined in the Merger Agreement.

“Shares” has the meaning set forth in the Recitals hereto.

“Solvent” with respect to any Person means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person exceeds, as of such date, the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured; and (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following such date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

“Subject Transactions” has the meaning set forth in the Merger Agreement.

“Subsidiary” with respect to any Person, means (i) each corporation in which such Person owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and (ii) any other Person in which such Person owns at least a majority voting interest, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

“Tax” or “Taxes” means (i) any federal, state, provincial, territorial, municipal, local or foreign tax, levy or fee, including income, gross receipts, capital, franchise, profits, withholding, social security, unemployment, employment, severance, payroll, social security, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated customs, intangible, profits, license, registration, escheat, premium, environmental or other tax of any type whatsoever, including any interest, penalty or addition thereto, whether disputed or not (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes, or (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor, by contract or otherwise.

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“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Transaction Documents” has the meaning set forth in the Merger Agreement.

“Transferred Debentures” means those Debentures set forth as “Transferred Debentures” in Section 1.1 of the Seller Disclosure Schedule.

“Viveve” has the meaning set forth in the Recitals hereto.

“Warrants” has the meaning set forth in the Recitals hereto.

ARTICLE II

ASSET PURCHASE

2.1     Purchase and Sale of Assets; Assumption of Liabilities.

(a)     Transfer of Assets. Subject to Section 2.1(b), on the terms and subject to the conditions contained herein, on the Closing Date, effective immediately prior to the Effective Time of the Merger and in consideration for the Company’s assumption of the Assumed Liabilities, as set forth in Section 2.1(c), the Seller shall sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase and accept from the Seller, all of the Seller’s right, title and interest in and to the assets, properties, rights and claims (including the Transferred Debentures) of the Seller of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, that exist in the Seller as at the Closing, other than the Excluded Assets and the Shares (the “Acquired Assets”).

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(b)     Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to the Company, and Seller shall retain all right, title and interest to, in and all rights arising under the Excluded Assets. “Excluded Assets” shall mean each of the following assets:

(i)     the Transaction Documents, the RenalGuard Spinoff Transaction Documents (including this Agreement), and the other Contracts effecting the Subject Transactions, in each case, that Seller is a party to;

(ii)     any Contract that Seller is a party to in respect of the Seller Specific Liabilities;

(iii)     any Contract that Seller is a party to in respect of the Seller Professional Fees; and

(iv)     any and all claims for relief and causes of action the Seller has or may have against any officer, director, employee or agent of the Seller, or any other person or entity owing any fiduciary duty to the Seller or its stockholders, whether such claims for relief or causes of action are presently known or unknown.

(c)     Assumed Liabilities. Subject to Section 2.1(d), on the terms and subject to the conditions contained herein, on the Closing Date, effective immediately prior to the Effective Time of the Merger, the Company shall assume all liabilities and obligations (including the Transferred Debentures) of the Seller existing on the Closing Date and those that accrue after the Closing that exclusively relate to, or were otherwise exclusively incurred by the Seller in connection with, the Acquired Assets prior to the Effective Time (the “Assumed Liabilities”).

(d)     Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, the Company will not assume or be liable for any Excluded Liabilities. “Excluded Liabilities” shall be all liabilities and obligations (whether existing, incurred or accrued prior to, on or after the Closing Date) of Seller arising out of, relating to or otherwise in respect of the Excluded Assets, the Seller Specific Liabilities and the Seller Professional Fees.

ARTICLE III

SALE AND PURCHASE OF SHARES

3.1     Sale and Purchase of Shares. Upon the terms contained herein, on the Closing Date, effective immediately prior to the Effective Time of the Merger, the Seller hereby sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases from the Seller, the Shares, in exchange for the cancellation of the Cancelled Debentures and Warrants as set forth in Section 4.1.

ARTICLE IV

DEBENTURE AND WARRANT CANCELLATION; RELEASE

4.1     Debenture and Warrant Cancellation. In consideration of this Agreement and the transactions contemplated hereunder, including the transfer of the Shares, the Purchaser will cancel the Cancelled Debentures and Warrants. On the Closing Date, effective immediately prior to the Effective Time of the Merger, notwithstanding anything to the contrary in the Cancelled Debentures and the Warrants, each of the Cancelled Debentures and Warrants held by the Purchaser, by virtue of this Agreement, automatically and without any action on the part of the Purchaser or the Seller, is hereby cancelled and immediately ceases to be outstanding. At such time, all past, current or future obligations of the Seller under the Cancelled Debentures and the Warrants shall be extinguished. At the Closing, the Purchaser shall mark the Cancelled Debentures and the Warrants “Cancelled” and surrender the original Cancelled Debentures and Warrants to the Seller.

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4.2     Release.

(a)     In consideration of the mutual covenants and agreements contained in this Agreement, each of the Purchaser and the Seller hereby releases, waives and forever discharges the other party and each of its affiliates and their respective members, shareholders, officers, directors, and employees (collectively, “Representatives”), from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation obligation, damages (including exemplary or punitive damages), benefits, obligation, liability, costs and/or expenses, including attorneys’ fees (collectively, “Claims”), that such party has, may have, or may be entitled to against the other party, whether legal, equitable or administrative, whether known or unknown, whether past, current or future, which arise directly or indirectly out of, or are related in any way to, the Cancelled Debentures, the Transferred Debentures or the Warrants, except for any Claims arising under this Agreement or any agreement or instrument executed in connection herewith. This Section 4.2(a) is intended as a general release, representing a full and complete disposition and satisfaction of such parties’ real or alleged legal obligations to each other relating to, arising from or in connection with the Cancelled Debentures, the Transferred Debentures and the Warrants, except for any Claims arising under this Agreement or any agreement or instrument executed in connection herewith.

(b)     In consideration of the mutual covenants and agreements contained in this Agreement, each of the Seller, on the one hand, and the Company and the Company Subsidiaries, on the other hand, hereby releases, waives and forever discharges the other, from any and every Claim arising from, or relating to, any fact, circumstance, action or omission existing or occurring (or not occurring in the case of an omission) at any time prior to the Closing, that such party has, may have, or may be entitled to against the other, whether legal, equitable or administrative, whether known or unknown, whether past, current or future, except for any Claims arising under this Agreement or any agreement or instrument executed in connection herewith. This Section 4.2(b) is intended as a general release, representing a full and complete disposition and satisfaction of such parties’ real or alleged legal obligations to each other, except for any Claims arising under this Agreement or any agreement or instrument executed in connection herewith.

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ARTICLE V

CLOSING

5.1     Closing Date. The closing of the Reorganization shall take place by electronic communication effective immediately prior to the Effective Time of the Merger on the Closing Date (the “Closing”).

5.2     Deliveries on the Closing Date. At the Closing,

(a)     The Seller and the Company shall execute and deliver the Bill of Sale and Assignment in substantially the form attached hereto as Exhibit A;

(b)     The Seller and the Company shall execute and deliver the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B;

(c)     The Seller shall transfer to the Company all the books, records, files and other data (or copies thereof) within the possession of the Seller related to the Acquired Assets and reasonably necessary for the continued operation of the RenalGuard Business by the Company;

(d)     The Seller shall deliver to the Purchaser a stock certificate representing the Shares, duly endorsed in blank with all requisite stock transfer tax stamps attached and otherwise sufficient to transfer the Shares to Purchaser;

(e)     The Purchaser shall deliver all instruments and documents necessary to release any and all Liens held by the Purchaser encumbering the Seller and the Company and their respective assets, including (i) appropriate UCC financing statement amendments terminating such Liens and (ii) such other termination statements, releases or agreements as the Seller may reasonably request in connection with the Purchaser’s above-described termination of all such Liens granted to the Purchaser by the Seller. The Seller shall deliver, or cause to be delivered, all instruments and documents necessary to release any and all Liens relating to the indebtedness or other obligations of the Seller, if any, encumbering the Company, its subsidiaries, and their respective assets on the date hereof (other than any such Liens relating to the Transferred Debentures), including (i) appropriate UCC financing statement amendments terminating such Liens and (ii) such other termination statements, releases or agreements as the Purchaser may reasonably request in connection with the Seller’s above-described termination of all such Liens;

(f)     The Purchaser shall deliver to the Seller the original Cancelled Debentures, marked “Cancelled,” and the original Warrants, marked “Cancelled;”

(g)     The Seller shall deliver to the Company the Transferred Debentures; and

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(h)     The Seller, the Company and the Purchaser shall each execute and deliver such other instruments as any such other party may reasonably request in order to effect the transactions contemplated by this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the corresponding sections of the Seller Disclosure Schedules and the Seller SEC Filings (other than any risk factors set forth therein), the Seller hereby represents and warrants to the Purchaser as follows:

6.1     Organization and Qualification. The Seller (a) is and on the Closing Date will be a legal entity duly incorporated, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of its jurisdiction of incorporation, (b) has, and on the Closing Date will have, the requisite corporate power to carry on its business as now conducted, and (c) is qualified to do business and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller. The Seller has heretofore made available to Purchaser accurate and complete copies of its Articles of Continuance and By-Law No. 1, each as amended and in effect as of the date of this Agreement (the “Seller Organization Documents”). The Seller is not in violation of any Seller Organization Document.

6.2     Authority Relative to this Agreement; Non-Contravention. The Seller has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Seller, and the consummation by the Seller of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of the Seller. Subject only to the adoption of the Seller Voting Matters by the affirmative vote of such number of votes of those who attend in person or by proxy and vote at the Seller Shareholder Meeting necessary to approve each of the Seller Voting Matters obtained prior to Closing, no further corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement or will otherwise be sought by the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming it is a valid and binding obligation of the Company and the Purchaser, constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Seller or the Company for the consummation by the Seller of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or the Company, or adversely affect the consummation of the transactions contemplated by this Agreement.

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6.3     No Conflicts. Except as set forth in Seller Disclosure Schedule 6.3, the Seller is not subject to, or obligated under, any provision of (a) the Seller Organization Documents, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement by the Seller or the Company or the consummation of the transactions contemplated by this Agreement, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Seller or the Company.

6.4     Ownership of Company Common Stock. The Shares are owned by the Seller and, immediately prior to the Closing, will be owned by the Seller free and clear of all Liens, except as set forth in Seller Disclosure Schedule 6.4(a).

6.5     Government Approvals. Except for compliance with the applicable requirements of the Exchange Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated by this Agreement, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement or to execute, deliver and perform its obligations pursuant hereto.

6.6     Litigation. There are no actions, suits, proceedings, orders or investigations (a “Legal Proceeding”) pending or, to the Knowledge of the Seller, threatened that are reasonably likely to prohibit or restrain the ability of the Seller to enter into this Agreement or consummate the transactions contemplated by this Agreement.

6.7     Solvency. As of the Closing, assuming satisfaction of the conditions to the Seller’s obligation to consummate the Merger as set forth in the Merger Agreement, assuming that the representations and warranties of Viveve under Article III of the Merger Agreement are true and correct in all material respects, assuming that the representations and warranties of the Purchaser under Article VIII of this Agreement are true and correct in all material respects, and after giving effect to all of the transactions contemplated by this Agreement, the Private Placement and the Merger Agreement, and payment of all related fees and expenses, the Seller will be Solvent.

6.8     No Other Information. The Seller acknowledges that the Company and the Purchaser make no representations or warranties as to any matter whatsoever except as expressly set forth in Article VII and Article VIII, respectively. The representations and warranties set forth in Article VII and Article VIII are made solely by the Company and the Purchaser, respectively, and no Representative of the Company or the Purchaser shall have any responsibility or liability related thereto.

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6.9     No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article VI (as modified by the Schedules hereto), neither the Seller, nor any other Person makes any other express or implied representation or warranty with respect to the transactions contemplated by this Agreement, and the Seller disclaims any other representations or warranties, whether made by the Seller, the Company or any of their respective Affiliates, or Representatives. Except for the representations and warranties contained in Article VI hereof (as modified by the Schedules hereto as supplemented or amended), the Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Purchaser, the Company or their Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Purchaser or the Company by any director, officer, employee, agent, consultant, or Representative of the Seller or any of their respective Affiliates). The Seller makes no representations or warranties to the Company or the Purchaser regarding the probable success or profitability of the Company following Closing. The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding sections of the Company Disclosure Schedules, the Company hereby represents and warrants to the Purchaser as follows:

7.1     Organization and Qualification. The Company (a) is and on the Closing Date will be a legal entity duly incorporated, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of its jurisdiction of incorporation, (b) on the Closing Date will have, the requisite corporate power to carry on the its business, and (c) is qualified to do business and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore made available to the Purchaser accurate and complete copies of its certificate of incorporation and bylaws, each as amended to date and as currently in effect (the “Company Organization Documents”). The Company is not in violation of any Company Organization Documents.

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7.2     Authority Relative to this Agreement; Non-Contravention. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of the Company. No further corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement or will otherwise be sought by the Company. This Agreement has been duly executed and delivered by the Company and assuming it is a valid and binding obligation of the Seller, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company or for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or adversely affect the consummation of the transactions contemplated by this Agreement.

7.3     No Conflicts. Except as set forth in Company Disclosure Schedule 7.3, the Company is not subject to, or obligated under, any provision of (a) the Company Organization Documents, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its respective assets would be created, by the execution, delivery or performance of this Agreement by the Seller or the Company or the consummation of the transactions contemplated by this Agreement, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

7.4     Capitalization; Subsidiaries.

(a)     The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $0.001 per share, all of which are, and at the Closing will be, issued and outstanding. The Shares are owned by the Seller and, at the Closing, will be owned by the Seller free and clear of all Liens, except as set forth in Seller Disclosure Schedule 7.4(a). The issued and outstanding shares of capital stock of the Company are, and at the Closing will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights or any applicable law or regulation, and are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind, and there will not be any such agreements prior to or at the Closing. The Company has not at any time granted any stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards. There are, and at the Closing, there will be, no commitments, agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

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(b)     The Company owns all of the issued and outstanding capital stock of PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais (collectively, the “Company Subsidiaries”), and, at the Closing, the Company will own all of the issued and outstanding capital stock of the Company Subsidiaries free and clear of all Liens, except as set forth in Seller Disclosure Schedule 7.4(b), and free of any other restriction (including preemptive rights, rights of first offer, rights of first refusal and any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Attached hereto as Exhibit C is a true and complete copy of the [Stock Transfer Agreement] pursuant to which the Seller transferred and assigned to the Company all of its right, title and interest in and to such capital stock of the Company Subsidiaries. Other than the Company Subsidiaries, the Company does not have any other Subsidiaries or own or hold, directly or indirectly, any equity or other security interest, or has not made any investment, in any other person. All the outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company.

7.5     Government Approvals. Except for compliance with the applicable requirements of the Exchange Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or to execute, deliver and perform its obligations pursuant hereto.

7.6     Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened that are reasonably likely to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated by this Agreement.

7.7     Solvency. As of the Closing, assuming satisfaction of the conditions to the Seller’s obligation to consummate the Merger as set forth in the Merger Agreement, assuming that the representations and warranties of Viveve under Article III of the Merger Agreement are true and correct in all material respects, assuming that the representations and warranties of the Purchaser under Article VIII of this Agreement are true and correct in all material respects, and after giving effect to all of the transactions contemplated by this Agreement, the Private Placement and the Merger Agreement, and payment of all related fees and expenses, the Company will be Solvent.

7.8     No Other Information. The Company acknowledges that the Seller and the Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article VI and Article VIII, respectively. The representations and warranties set forth in Article VI and Article VIII are made solely by the Seller and the Purchaser, respectively, and no Representative of the Seller or the Purchaser shall have any responsibility or liability related thereto.

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7.9     No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article VII (as modified by the Schedules hereto), neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Subsidiaries of the Company or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Seller, or any of its respective Affiliates, or Representatives. Except for the representations and warranties contained in Article VII hereof (as modified by the Schedules hereto as supplemented or amended), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Purchaser or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Seller or the Purchaser by any director, officer, employee, agent, consultant, or Representative of the Company or Seller or any of their respective Affiliates). The Company makes no representations or warranties to the Purchaser regarding the probable success or profitability of the Company. The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE purchaser

The Purchaser hereby represents and warrants to the Seller and the Company that:

8.1     Organization and Qualification. The Purchaser is, and on the Closing Date will be, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its properties and to carry on its business.

8.2     Authorization of Agreement. The execution and delivery of this Agreement the by Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all required limited liability action and, no other limited liability proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Purchaser and, assuming it is a valid and binding obligation of the Seller and the Company, constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies, generally. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Purchaser for the consummation by the Purchaser of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser or adversely affect the consummation of the transactions contemplated by this Agreement.

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8.3     No Conflicts. The Purchaser is not subject to, or obligated under, any provision of (a) its certificate of formation or other organizational and governing documents, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any Law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated by this Agreement, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, would not reasonably be expected to prevent or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement or to execute, deliver and perform its obligations pursuant hereto.

8.4     Government Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the purchase of the Shares and the other transactions contemplated by this Agreement, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement or to execute, deliver and perform its obligations pursuant hereto.

8.5     Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Purchaser, threatened against the Purchaser that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated by this Agreement.

8.6     Solvency. As of the Closing, (X) assuming the representations and warranties of Viveve under Article III of the Merger Agreement, of the Seller under Article IV of the Merger Agreement, of the Seller under Article VI of this Agreement, and of the Company under Article VII of this Agreement are true and correct in all material respects, and (Y) after giving effect to all of the transactions contemplated by this Agreement, the Private Placement and the Merger Agreement, and payment of all related fees and expenses, the Purchaser will be Solvent.

8.7     No Other Information. The Purchaser acknowledges that the Seller and the Company make no representations or warranties as to any matter whatsoever except as expressly set forth in Articles VI and VII, respectively. The representations and warranties set forth in Articles VI and VII are made solely by the Seller and the Company, respectively, and no Representative of the Seller or the Company shall have any responsibility or liability related thereto.

16

8.8     Access to Information; Disclaimer. The Purchaser acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Seller and the Company, (b) has had reasonable access to the books and records of the Company and its Subsidiaries, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Seller and the Company and (d) has conducted its own independent investigation of the Seller, the Company and any of their respective Subsidiaries, as applicable, their respective businesses and the transactions contemplated by this Agreement, and has not relied on any representation, warranty or other statement by any Person on behalf of the Seller, the Company or any of their Subsidiaries, other than the representations and warranties of the Seller and the Company expressly contained in Articles VI and VII, respectively, of this Agreement and that all other representations and warranties are specifically disclaimed.

8.9     No Other Outstanding Debt. The Purchaser hereby represents that, other than the Debentures, it has no other credit arrangements with, loans outstanding to, guaranties by, or interests or Liens against, the Seller or any of the Seller’s personal or real property.

ARTICLE IX

COVENANTS

9.1     Survival of Representations and Warranties. The respective representations, warranties, obligations, covenants, and agreements of the parties shall not survive the Closing, except for Section 4.2, this Section 9.1, Section 8.9, Section 7.4(b), Article X, Article XI and those other covenants and agreements that by their terms are to be performed in whole or in part after the Closing.

9.2     Tax Matters. The Purchaser, the Company, and the Seller shall cooperate, and shall cause each of their respective Representatives to cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns, including in respect of the Company, and any audit, litigation or other Legal Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other Legal Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

ARTICLE X

INDEMNIFICATION

10.1     Indemnification by the Company. From and after the Closing, the Company shall indemnify the Seller and its Subsidiaries in respect of, and hold the Seller and its Subsidiaries harmless against, any and all liabilities, monetary damages, fines, fees, penalties, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) (collectively, the “Damages”) incurred or suffered by the Seller, its Subsidiaries or any Affiliate thereof resulting from or constituting any Assumed Liabilities.

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10.2     Indemnification by the Seller. From and after the Closing, the Seller shall indemnify the Company and its Subsidiaries in respect of, and hold the Company and its Subsidiaries harmless against, any and all Damages incurred or suffered by the Company, its Subsidiaries or any Affiliate thereof resulting from or constituting any Excluded Liabilities.

10.3     Exclusive Remedy. Subject to Section 9.1, from and after the Closing, the sole and exclusive remedy for any breach, or alleged breach, of this Agreement, shall be indemnification in accordance with this Article X. In furtherance of the foregoing, each of the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Seller, the Company or Purchaser, as the case may be, arising under or based upon any federal, state or local Law.

ARTICLE XI

GENERAL PROVISIONS

11.1     Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by overnight delivery service for next Business Day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to the Purchaser:

GCP IV LLC
61 Paine Avenue
New Rochelle, NY 10804
Facsimile:
Telephone:
Attn:

If to the Seller:

PLC Systems, Inc.
459 Fortune Boulevard
Milford, Massachusetts 01757
Facsimile: (508) 541-7990
Telephone: (508) 541-8800
Attn: Chief Executive Officer

If to the Company:

RenalGuard Solutions, Inc.
c/o PLC Systems, Inc.
459 Fortune Boulevard
Milford, Massachusetts 01757
Facsimile: (508) 541-7990
Telephone: (508) 541-8800
Attn: Chief Executive Officer

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All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if telecopied, on the day of transmission or, if that day is not a Business Day, on the next Business Day; and the next Business Day delivery after being timely delivered to a recognized overnight delivery service.

11.2     Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

11.3     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

11.4     Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

11.5     Waiver. At any time prior to the Closing Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto or (ii) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

11.6     Miscellaneous. This Agreement (together with all other agreements, instruments, schedules and documents referred to herein): (i) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

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11.7     Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email of a PDF, which facsimile or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

11.8     Third Party Beneficiaries. Except for Viveve, which is an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be entitled to enforce the provisions hereof, each party hereto intends that this Agreement, except as expressly provided herein (including in Sections 4.1 and 11.9), shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto. The representations and warranties set forth in Articles VI, VII, and VIII have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Schedules, which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the parties hereto. The parties hereto hereby acknowledge that the consummation of the transactions contemplated hereunder by the parties hereto is a condition to Viveve’s obligation to consummate the transactions contemplated by the Merger Agreement.

11.9     Governing Law. This Agreement is governed by the internal laws of the State of Delaware without regard to such State’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

11.10     Enforcement; Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.1. Nothing in this Section 11.10, however, affects the right of any party to serve legal process in any other manner permitted by law.

11.11     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.12     Disclosure in Schedules. For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto with respect to any Section hereof in such a way as to make its relevance to the information called for by another Section hereof or any other Schedule, as the case may be, reasonably apparent, such matter shall be deemed to have been disclosed in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that each of the Seller, the Company and the Purchaser hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections of this Agreement and Schedules hereto.

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11.13     Expenses. To the extent such fees and expenses are not paid by Viveve pursuant to the terms of the Merger Agreement, each party shall be responsible for and pay its own fees and expenses, including the fees of any professional service providers incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the transactions contemplated by this Agreement.

11.14     Non-Recourse. Notwithstanding anything to the contrary herein, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of any party hereto or its affiliates shall have any liability to any other party for any obligations or liabilities of the first such party under this Agreement, the transactions contemplated hereby, any agreement or instrument executed in connection herewith, or the Subject Transactions.

[Remainder of Page Left Intentionally Blank]

 21

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

GCP IV LLC

By:
Name:
Title:

RENALGUARD SOLUTIONS, INC.

By:
Name:
Title:

PLC SYSTEMS, INC.

By:
Name:
Title:

PLC MEDICAL SYSTEMS, INC., for purposes of, and
limited to, Section 7.4(b) only

By:
Name:
Title:

PLC SYSTEMAS MEDICOS INTERNACIONAIS, for purposes of, and
limited to, Section 7.4(b) only

By:
Name:
Title:

22

EXHIBIT A

FORM OF BILL OF SALE AND ASSIGNMENT

 23

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

 24

EXHIBIT C

[STOCK TRANSFER AGREEMENT]

 25

ANNEX C

 BUSINESS CORPORATIONS ACT (YUKON)

(Section 30 or 179)

Form 5-01

ARTICLES OF AMENDMENT

1.	Name of Corporation: PLC SYSTEMS INC. (the "Corporation")

2.	Corporate Access Number: 27034

3.	The Articles of Incorporation of the Corporation are amended pursuant to a Court Order:

YES __________	NO X

4.

The Articles of Continuance of the Corporation filed on March 12, 1999 and amended by Articles of Amendment filed on June 17, 2002 (the “Articles of Amendment”) be further amended as follows pursuant to a Special Resolution of the Corporation’s Shareholders dated as at June ●, 2014:

(a)

the Corporation consolidate all of its issued and outstanding Common Shares on the basis that One Hundred (100) issued and outstanding Common Shares shall be consolidated into one (1) issued and outstanding Common Share; and

(i)

no fractional Common Shares of the Corporation shall be issued in connection with the consolidation and in the event that the resultant number of shares held by any shareholder is not a whole number, then the number of Common Shares to be received by a shareholder shall be rounded up or down to the nearest whole number of Common Shares; and

(ii)	For greater certainty, the maximum number of Common Shares that the Corporation is authorized to issue shall remain at an unlimited number of Common Shares.

(b)	the name of the Corporation is changed to VIVEVE MEDICAL, INC.

(c)	Paragraphs (3), (4) and (5) of Appendix 2 attached to the Corporation’s Articles of Continuance, as amended by the Articles of Amendment, be deleted in their entirety.

C-1

ANNEX C

(d)	the following paragraphs be added as paragraphs (3) and (4) to Appendix 2 attached to the Corporation’s Articles of Continuance:

(3)

The directors or the shareholders may fix the number of directors to be elected at an annual meeting of shareholders of the Corporation, provided that the number of directors fixed to be elected is neither greater than the maximum nor less than the minimum number of directors set out in paragraph 4 of the Articles of Continuance.

(4)

The Directors of the Corporation may, between annual meetings of the Corporation, appoint one or more additional Directors to serve until the next annual meeting but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual meeting, and in no event shall the total number of Directors exceed the maximum number of Directors fixed pursuant to paragraph 4 of the Articles of Continuance.

5.	DATE	SIGNATURE	TITLE

C-2

 ANNEX D

Proposed Transaction Special Resolution

WHEREAS, the Corporation is contemplating (i) entering into the Agreement and Plan of Merger (the “Merger Agreement”), to be entered into on or about May 9, 2014, by and among the Corporation, PLC Systems Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Corporation to be formed prior to the execution of the Merger Agreement (the “Merger Sub”), and Viveve, Inc., a Delaware corporation (“Viveve”), which provides for, among other things, the merger of Merger Sub with and into Viveve (such transaction and related transactions are referred to herein as the “Merger”), and (ii) transferring all of the assets and liabilities (other than Parent Specific Liabilities, as defined in the Merger Agreement) to a subsidiary of the Corporation and subsequently selling, directly or indirectly, all of the issued and outstanding capital stock of such subsidiary to GCP IV LLC in exchange for the cancellation by GCP IV LLC of the Corporation’s currently outstanding senior secured convertible debt to GCP IV LLC in the amount of $4,744,355 (the “Spin-Off” and together with the Merger is referred to herein as the “Proposed Transaction”); and

Whereas, the Corporation’s Board of Directors (the “Board”) believes that the Proposed Transaction is in the best interests of the Corporation and its shareholders.

NOW THEREFORE IT IS RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

After careful consideration of certain materials and information presented to the Board and other relevant inquiries, the Board hereby confirms that the terms and conditions of the proposed Proposed Transaction are fair to the Corporation, and that the proposed Proposed Transaction is in the best interests of the Corporation and all of its shareholders.

2.

The Board hereby unanimously recommends that the Proposed Transaction, the Merger Agreement and the Transaction Documents (as defined in the Merger Agreement), each be approved by the Corporation’s shareholders (the “Proposed Transaction Shareholder Approval”).

3.	The Board hereby in all respects approves, ratifies and confirms the Proposed Transaction and all of the matters relating to the Proposed Transaction.

4.

The forms, terms and provisions of each of the Merger Agreement, the Certificate of Merger to be filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”) and each of the Transaction Documents (as defined in the Merger Agreement), each substantially in the form that has been delivered to each director, together with all exhibits, annexes and attachments thereto, substantially in the forms that have been delivered to each director, are in all respects authorized and approved.

5.

The Merger Agreement provides and the Board does hereby approve, that, subject to the Proposed Transaction Shareholder Approval, at the Effective Time (as that term is defined in the Merger Agreement), the Merger Sub shall be merged with and into Viveve and the separate corporate existence of the Merger Sub shall cease to exist and Viveve shall continue as the surviving corporation of the Merger with such properties, rights, powers, debts and liabilities as shall be vested in such surviving corporation in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

6.

The Merger Agreement provides and the Board does hereby approve, that, subject to the Proposed Transaction Shareholder Approval, at the Effective Time, each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Company (as that term is defined in the Merger Agreement).

7.

Subject to the Proposed Transaction Shareholder Approval, at the Effective Time, the Certificate of Incorporation of Viveve and the Bylaws of Viveve, as each is in effect immediately prior to the Effective Time of the Merger, shall become the Certificate of Incorporation and the Bylaws of the Surviving Company until duly amended in accordance with the provisions thereof and applicable law.

8.

Subject to the Proposed Transaction Shareholder Approval, the appropriate officers of the Corporation are hereby authorized and directed to execute the Merger Agreement and take all other actions as may be necessary to consummate the Merger, including but not limited to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

9.

Subject to the Proposed Transaction Shareholder Approval, the appropriate officers of the Corporation are hereby authorized and directed to execute all necessary documents and take all other actions as may be necessary to consummate the Spin-Off.

10.

Any officer or director of the Corporation be, and is hereby authorized and directed for and on behalf of the Corporation to sign and execute all other documents and to do all other acts and things necessary or advisable in connection with and to fulfill the intent of this resolution.

11.

Notwithstanding that this resolution has been duly passed by the shareholders, the Board is hereby authorized and empowered, if it decides not to proceed with this resolution, to revoke this resolution in whole or in part at any time prior to it being given effect without further notice to, or approval of, the shareholders.

Name Change Special Resolution

NOW THEREFORE IT IS RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

Pursuant to the Business Corporations Act (Yukon) (the "YBCA"), the Articles of Continuance of the Corporation filed on March 12, 1999 and amended by Articles of Amendment filed on June 17, 2002 be further amended as follows:

(a)	the name of the Corporation is changed to VIVEVE MEDICAL, INC.

2.

Any officer or director of the Corporation be, and is hereby authorized and directed for and on behalf of the Corporation to execute, deliver and file the Articles of Amendment, in duplicate, to and with the Yukon Registrar of Corporations to give effect to the foregoing and to sign and execute all other documents and to do all other acts and things necessary or advisable in connection with and to fulfill the intent of this resolution.

3.

Notwithstanding that this resolution has been duly passed by the Shareholders, the Board is hereby authorized and empowered, if it decides not to proceed with this resolution, to revoke this resolution in whole or in part at any time prior to it being given effect without further notice to, or approval of, the Shareholders.

Board Declassification Special Resolution

NOW THEREFORE IT IS RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

Pursuant to the Business Corporations Act (Yukon) (the "YBCA"), the Articles of Continuance of the Corporation filed on March 12, 1999 and amended by Articles of Amendment filed on June 17, 2002 be further amended as follows:

(a)	Paragraphs (3), (4) and (5) of Appendix 2 attached to the Corporation’s Articles of Continuance, as amended by the Articles of Amendment, be deleted in their entirety.

(b)	the following paragraphs be added as paragraphs (3) and (4) to Appendix 2 attached to the Corporation’s Articles of Continuance:

(3)

The directors or the shareholders may fix the number of directors to be elected at an annual meeting of shareholders of the Corporation, provided that the number of directors fixed to be elected is neither greater than the maximum nor less than the minimum number of directors set out in paragraph 4 of the Articles of Continuance.

(4)

The Directors of the Corporation may, between annual meetings of the Corporation, appoint one or more additional Directors to serve until the next annual meeting but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual meeting, and in no event shall the total number of Directors exceed the maximum number of Directors fixed pursuant to paragraph 4 of the Articles of Continuance.

2.

Any officer or director of the Corporation be, and is hereby authorized and directed for and on behalf of the Corporation to execute, deliver and file the Articles of Amendment, in duplicate, to and with the Yukon Registrar of Corporations to give effect to the foregoing and to sign and execute all other documents and to do all other acts and things necessary or advisable in connection with and to fulfill the intent of this resolution.

3.

Notwithstanding that this resolution has been duly passed by the Shareholders, the Board is hereby authorized and empowered, if it decides not to proceed with this resolution, to revoke this resolution in whole or in part at any time prior to it being given effect without further notice to, or approval of, the Shareholders.

Share Consolidation Special Resolution

NOW THEREFORE IT IS RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

Pursuant to the Business Corporations Act (Yukon) (the "YBCA"), the Articles of Continuance of the Corporation filed on March 12, 1999 and amended by Articles of Amendment filed on June 17, 2002 be further amended as follows:

(a)

the Corporation consolidate all of its issued and outstanding Common Shares on the basis that One Hundred (100) issued and outstanding Common Shares shall be consolidated into one (1) issued and outstanding Common Share; and

(i)

no fractional Common Shares of the Corporation shall be issued in connection with the consolidation and in the event that the resultant number of shares held by any shareholder is not a whole number, then the number of Common Shares to be received by a shareholder shall be rounded up or down to the nearest whole number of Common Shares; and

(ii)	For greater certainty, the maximum number of Common Shares that the Corporation is authorized to issue shall remain at an unlimited number of Common Shares authorized for issuance by the Corporation.

2.

Any officer or director of the Corporation be, and is hereby authorized and directed for and on behalf of the Corporation to execute, deliver and file the Articles of Amendment, in duplicate, to and with the Yukon Registrar of Corporations to give effect to the foregoing and to sign and execute all other documents and to do all other acts and things necessary or advisable in connection with and to fulfill the intent of this resolution.

3.

Notwithstanding that this resolution has been duly passed by the Shareholders, the Board is hereby authorized and empowered, if it decides not to proceed with this resolution, to revoke this resolution in whole or in part at any time prior to it being given effect without further notice to, or approval of, the Shareholders.

ANNEX E

FIRST AMENDMENT TO THE

PLC SYSTEMS INC.

2013 STOCK OPTION AND INCENTIVE PLAN

This First Amendment to the PLC Systems Inc. 2013 Stock Option and Incentive Plan (the “Amendment”) is made effective as of          , 2014 (the “Effective Date”), by PLC Systems Inc., a Yukon Territory corporation (the “Company”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the PLC Systems Inc. 2013 Stock Option and Incentive Plan (the “Plan”) on April 22, 2013, which was approved by the shareholders on June 6, 2013.

WHEREAS, the Board now desires to further amend the Plan to increase the maximum number of shares available under the Plan.

NOW, THEREFORE, pursuant to the authority reserved in Section 15, the Plan is amended as follows:

1. Effective as of the Effective Date, the definition of “Stock” in Section 1 of the Plan is hereby amended and restated in its entirety as follows:

“Stock” means the Common Stock, no par value per share, of the Company, subject to adjustments pursuant to Section 3.

2. Effective as of the Effective Date, the first sentence of Section 3 of the Plan is hereby amended and restated in its entirety as follows:

(a) Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,111,587 shares of Stock.

3. Except as otherwise specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

Adopted by the Board of Directors on April 28, 2013

Submitted for shareholder approval on             , 2014

PLC SYSTEMS INC.

2013 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the PLC Systems Inc.2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of PLC Systems Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the Compensation Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options,

(iii) Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iv) to determine the number of shares of Stock to be covered by any Award;

(v) to determine and modify from time to time the terms and conditions, including restrictions,

(vi) not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(vii) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(viii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 11,382,600 shares of Stock. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than a grant date fair value equivalent of $1,000,000 of shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)   Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)  Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(d) Stock Appreciation Rights Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is a grant date fair value number of Shares (subject to adjustment as provided in Section 3(b) hereof) equal to $1,000,000 or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within one year of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DETACH PROXY CARD HERE

PROXY

PLC SYSTEMS INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual and Special Meeting of Shareholders —          , 2014

THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual and Special Meeting of Shareholders and Proxy Statement dated       , 2014 in connection with the Annual and Special Meeting of Shareholders (the “Meeting”) of PLC Systems Inc. (the “Company”) to be held at           a.m., Eastern time, on               , 2014 at                          , and hereby appoints Mark R. Tauscher and Gregory W. Mann, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the Meeting and at any adjournment thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, your shares will be voted in favor of each of the proposals presented at the Meeting.

The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by crossing out the names of the individuals listed above and identifying the replacement individual in the following space. Please vote, date and sign on other side and return promptly in the enclosed envelope.

(Continued and to be signed on reverse side)

PLC SYSTEMS INC.

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

The Board of Directors unanimously recommends a vote FOR the following:

1.

To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 9, 2014, as it may be amended, by and among the Company, PLC Systems Acquisition Corporation, a Delaware corporation, and Viveve, Inc., a Delaware corporation, the transactions contemplated thereby and the related change of control of the Company which will result from the merger (the “Merger”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.

To approve the sale of the Company’s RenalGuard business to GCP IV LLC, a Delaware limited liability company, pursuant to a reorganization agreement to be entered into at the closing by and between the Company, RenalGuard Solutions, Inc., certain subsidiaries of RenalGuard Solutions, Inc., and GCP IV LLC and the transactions contemplated thereby.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve and adopt an amendment to the Company’s articles of continuance to change the name of the Company to Viveve Medical, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To approve and adopt an amendment to the Company’s articles of continuance, and to confirm and ratify an amendment to our bylaws, to declassify the Company’s Board of Directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	To elect as directors of the Company to serve on the Board of Directors upon consummation of the Merger:

	FOR	WITHHOLD
All Nominees	☐	☐
Patricia Scheller	☐	☐
Brigitte Smith	☐	☐
Mark S. Colella	☐	☐
Carl Simpson	☐	☐
Daniel Janney	☐	☐

6.	To approve an amendment to the PLC Systems Inc. 2013 Stock Option and Incentive Plan (the “Plan”) to increase the number of shares available under the Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

7.

To approve and adopt an amendment to the Company’s articles of continuance to effect a share consolidation of the Company’s outstanding shares on the basis of one post-consolidation share for every 100 shares outstanding.

☐	FOR	☐	AGAINST	☐	ABSTAIN

8.

To approve the selection by the audit committee of the Company’s Board of Directors of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and to authorize the audit committee to fix the remuneration to be paid to Burr Pilger Mayer, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN

9.

To consider and vote upon an adjournment of the Annual and Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which the Board of Directors mailed it.

Signature:	Date:

Signature:	Date: